                                                                  EXECUTION COPY

CONFIDENTIAL MATERIALS HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

================================================================================

                            ACA ABS 2003-1, LIMITED,
                                     Issuer

                                       AND

                       LASALLE BANK NATIONAL ASSOCIATION,
                                     Trustee

                                    INDENTURE

                            Dated as of May 20, 2003

                         COLLATERALIZED DEBT OBLIGATIONS

================================================================================

                                                  TABLE OF CONTENTS                                             PAGE
                                                                                                                ----

      Section 2.7        Payment of Principal and Interest and Other Amounts; Principal and Interest

                                                           -i-

      Section 5.9        Unconditional Rights of Indenture Securityholders to Receive Principal and

ARTICLE VI THE TRUSTEE   138

      Section 6.1        Certain Duties and Responsibilities....................................................138

                                                            -ii-

      Section 6.14       Fiduciary for Indenture Securityholders Only; Agent Interest Rate Hedge

                                                              -iii-

                                                            -iv-

      Section 10.10      The Expense Reserve Account, the Interest Reserve Account and the Closing Date

ARTICLE XII SALE OF COLLATERAL DEBT SECURITIES; PURCHASE OF ADDITIONAL COLLATERAL DEBT
                         SECURITIES; OPTIONAL PREPAYMENTS OF AND BORROWINGS UNDER THE

                                                              -v-

                                                          -vi-

EXHIBITS

Exhibit A       Form of Class A-T Notes, Class A-R Notes, Class A-M Notes
Exhibit B       Form of Class B Notes
Exhibit C       Form of Class C Notes
Exhibit D       Form of Class D Notes
Exhibit E-1     Form of Transfer Certificates for transfers from Regulation S
                Global Security to Restricted Global Security
Exhibit E-2     Form of Transfer Certificate for transfers from Restricted
                Global Security to Regulation S Global Security
Exhibit E-3     Form of Transfer Certificate for transfers from Definitive
                Security to Regulation S Global Security
Exhibit E-4     Form of Transfer Certificate for Transfers of Definitive
                Certificates
Exhibit F       Forms of Opinions of Schulte Roth & Zabel LLP
Exhibit G       Form of Opinion of Walkers
Exhibit H       Form of Opinion of Counsel to the Portfolio Manager
Exhibit I       Form of Securityholder Certificate
Exhibit J       Form of Issuer Order-- Reinvestment
Exhibit K       Form of Issuer Order-- Disposition of Collateral Debt Securities

SCHEDULES

Schedule 1      Collateral Debt Securities
Schedule 2-A    Moody's Loss Rate Matrix
Schedule 2-B    Standard and Poor's Loss Rate Matrix
Schedule 3      Diversity Score
Schedule 4      LIBOR
Schedule 5      Eligibility Criteria
Schedule 6      Moody's Ratings
Schedule 7      Standard and Poor's Ratings
Schedule 8      Monthly Report Information
Schedule 9      Perfection Representations
Schedule 10.A   Fitch Ratings
Schedule 10.B   Fitch Applicable Recovery Rate
Schedule 10.C   Fitch Sector Score
Schedule 11     Auction Procedures

                                     -vii-

         INDENTURE, dated as of May 20, 2003, between ACA ABS 2003-1, LIMITED, an exempted company incorporated under the laws of the Cayman Islands (the
"Issuer"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (herein, together with its permitted successors in the trusts hereunder, called the
"Trustee").

                              PRELIMINARY STATEMENT

         The Issuer is duly authorized to execute and deliver this Indenture to provide for the Securities issuable as provided in this Indenture. All covenants and agreements made by the Issuer herein are for the benefit of the
Securityholders and the Trustee, as applicable. The Issuer is entering into this
Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         All things necessary to make this Indenture a valid agreement of the
Issuer in accordance with this Indenture's terms have been done.

                                 GRANTING CLAUSE

         The Issuer hereby Grants to the Trustee, for its own benefit and security and for the benefit and security of the Holders of the Notes and as agent for the Interest Rate Hedge Counterparties, all of its right, title and interest in, to and under, in each case, whether now owned or existing, or hereafter acquired or arising, (a) the Collateral Debt Securities including
Synthetic Securities (listed, as of the Closing Date, in the Schedule of
Collateral Debt Securities) which the Issuer causes to be delivered to the
Trustee (directly or through an agent or bailee) herewith, all payments thereon or with respect thereto and all related securities entitlements and all
Collateral Debt Securities which are delivered to the Trustee in the future
(directly or through an agent or bailee) pursuant to the terms hereof, all payments thereon or with respect thereto and all related securities entitlements, (b) the Payment Account, the Collection Account, the Expense
Reserve Account, the Interest Reserve Account, the Securities Account, the
Closing Date Expense Account and, in each case, Eligible Investments purchased with funds on deposit therein, and related securities entitlements and all income from the investment of any of the foregoing, (c) the Portfolio Management
Agreement, the Interest Rate Hedge Agreements, the Collateral Administration
Agreement, the Structuring Agent Agreement and each Class A-R Note Purchase
Agreement, (d) all Cash or Money delivered to the Trustee (or its bailee) in respect of the Securities or the Assets, (e) all other investment property, accounts, payment intangibles, instruments and general intangibles in which the
Issuer has an interest and (f) all proceeds with respect to the foregoing, excluding (i) the Preference Share Payment Account and all of the funds from time to time deposited in or credited to the Preference Share Payment Account and the proceeds thereof and (ii) U.S.$1,000 of ordinary share capital and
U.S.$1,000

paid to the Issuer and any further transaction fees that may be paid to it in respect of any further issuance of Securities and the bank accounts in which monies relating to such share capital and transaction fees are held (with the accounts and property described in clauses (i) and (ii) being hereafter referred to as "Excepted Property"). Such Grants are made, however, in trust, to secure the Notes equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as expressly provided in this Indenture, and to secure (i) the payment of all amounts due on the Notes in accordance with their terms, (ii) the payment of all other sums payable under this Indenture, and (iii) compliance with the provisions of this Indenture, all as provided in this Indenture. The foregoing Grants shall, for the purpose of determining the property subject to the lien of this Indenture (but not for the purpose of determining compliance with any of the Asset Quality Tests, the Standard & Poor's CDO Monitor Test or
the Coverage Tests or compliance by the Issuer with any of the other provisions hereof), be deemed to include any securities and any investments granted by or on behalf of the Issuer to the Trustee for its own benefit and security and for the benefit and security of the Holders of the Notes and as agent for the
Interest Rate Hedge Counterparties, whether or not such securities or such investments satisfy the criteria set forth in the definitions of "Collateral
Debt Security" or "Eligible Investment," as the case may be.

         The Trustee acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with, and subject to, the terms hereof, in order that the interests of the Holders of the Notes may be adequately and effectively protected in accordance with this Indenture.

         Each of the Holders of the Notes hereby agrees and acknowledges that it shall not have any claim on the funds and property from time to time deposited or credited to the Preference Share Payment Account and the proceeds thereof.

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions.

         Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word "including" and its variations shall mean "including without limitation." Whenever any reference is made to an amount the determination of which is governed by Section 1.2, the provisions of Section 1.2 shall be applicable to such determination or calculation, whether or not

                                      -5-

[**] CONFIDENTIAL TREATMENT REQUESTED

reference is specifically made to Section 1.2, unless some other method of calculation or determination is expressly specified in the particular provision.

         "ABS Aerospace and Defense Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from leases and subleases of aircraft, vessels and telecommunications equipment to businesses for use in the provision of goods or services to consumers, including the military or the government, generally having the following characteristics:
(1) the leases and subleases have varying contractual maturities; (2) the leases or subleases are obligations of a relatively limited number of obligors and accordingly represent an undiversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment; (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage or wear and tear; and (5) the obligations of the lessors or sublessors may be secured not only by the leased equipment but also by other assets of the lessee, sublessee or guarantees granted by third parties. ABS
Aerospace and Defense Securities include enhanced equipment trust certificates.

         "ABS Automobile Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from installment sale loans made to finance the purchase of (either as a part of a dealer's inventory or for end users), or from leases of, automobiles, generally having the following characteristics: (1) the loans or leases may have varying contractual maturities; (2) except in the case of inventory financing, the loans or leases are obligations of numerous borrowers or lessors and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such loans or leases is primarily determined by a contractual payment schedule, with early repayment on such loans or leases predominantly dependent upon the disposition of the underlying vehicle; and (4) such leases typically provide for the right of the lessee to purchase the vehicle for its stated residual value, subject to payments at the end of lease term for excess mileage or use.

         "ABS Car Rental Receivable Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset- Backed Securities) on the cash flow from leases and subleases of vehicles to car rental systems and their franchisees, generally having the following characteristics: (1) the leases and subleases have varying

                                      -6-

[**] CONFIDENTIAL TREATMENT REQUESTED

contractual maturities; (2) the subleases are obligations of numerous franchisees and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee or third party of the underlying vehicle; and (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the vehicle for its stated residual value, subject to payments at the end of lease term for excess mileage or use.

         "ABS Catastrophe Securities": Asset-Backed Securities that entitle the holders thereof to receive a fixed principal or similar amount and a specified return on such amount, generally having the following characteristics: (1) the issuer of such Asset-Backed Securities has entered into an insurance contract or similar arrangement with a counterparty pursuant to which such issuer agrees to pay amounts to the counterparty upon the occurrence of certain specified events, including but not limited to: hurricanes, earthquakes and other events; and (2)
payments on such Asset-Backed Securities depend primarily upon the occurrence and/or severity of such events.

         "ABS CBO/CLO Securities": Asset-Backed Securities (other than any other
Specified Type) that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow either from a portfolio of commercial and industrial bank loans, debt securities or asset-backed securities or any combination of the foregoing
(excluding any such loan or securities secured by real estate unless such security is not the primary source of credit for such loan or securities), or from one or more credit default swaps which reference obligors on commercial and industrial bank loans, debt securities or asset-backed securities or any combination of the foregoing ("CDS Reference Obligations"), generally having the following characteristics: (1) the bank loans, debt securities and asset-backed securities (or CDS Reference Obligations) have varying contractual maturities;
(2) the bank loans, debt securities and asset-backed securities (or CDS
Reference Obligations) are obligations of a relatively limited number of obligors or issuers and accordingly represent a relatively undiversified pool of obligor credit risk; (3) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual bank loans, debt securities and asset-backed securities depending on numerous factors specific to the particular issuers or obligors and upon whether, in the case of bank loans, debt securities and asset-backed securities bearing interest at a fixed rate, such loans or securities include an effective prepayment premium;
and (4) proceeds from such repayments or sales (or reductions in the notional amount of CDS Reference Obligations) can for a limited period and subject to compliance with certain eligibility criteria be reinvested in additional bank loans, debt securities and/or asset-backed securities (or CDS Reference
Obligations).

                                      -7-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "ABS CMBS Conduit Securities": Asset-Backed Securities (other than ABS
CMBS Credit Tenant Lease Securities and ABS CMBS Large Loan Securities) (A)
issued by a single-seller or multi-seller conduit under which the holders of such Asset-Backed Securities have recourse to a specified pool of assets (but not other assets held by the conduit that support payments on other series of securities) and (B) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of commercial mortgage loans generally having the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors (with the creditworthiness of individual obligors being less material than for ABS
CMBS Large Loan Securities and ABS CMBS Credit Tenant Lease Securities) and
accordingly represent a relatively undiversified pool of obligor credit risk;
and (4) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium.

         "ABS CMBS Credit Tenant Lease Securities": Asset-Backed Securities
(other than ABS CMBS Large Loan Securities and ABS CMBS Conduit Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties leased to corporate tenants (or on the cash flow from such leases), generally having the following characteristics: (1) the commercial mortgage loans or leases have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the leases are secured by leasehold interests; (4) the commercial mortgage loans or leases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (5) payment thereof can vary substantially from the contractual payment schedule (if any), with prepayment of individual loans or termination of leases depending on numerous factors specific to the particular obligors or lessees and upon whether, in the case of loans bearing interest at a fixed rate, such loans include an effective prepayment premium; and (6) the creditworthiness of such corporate tenants is the primary factor in any decision to invest in these securities.

         "ABS CMBS Large Loan Securities": Asset-Backed Securities (other than
ABS CMBS Conduit Securities and ABS CMBS Credit Tenant Lease Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the

                                      -8-

[**] CONFIDENTIAL TREATMENT REQUESTED

servicing or timely distribution of proceeds to holders of the Asset-Backed
Securities) on the cash flow from a pool of commercial mortgage loans made to finance the acquisition, construction and improvement of properties, generally having the following characteristics: (1) the commercial mortgage loans have varying contractual maturities; (2) the commercial mortgage loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the commercial mortgage loans are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk;
(4) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (5) the valuation of individual properties securing the commercial mortgage loans is the primary factor in any decision to invest in these securities.

         "ABS Credit Card Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from balances outstanding under revolving consumer credit card accounts, generally having the following characteristics: (1) the accounts have standardized payment terms and require minimum monthly payments; (2) the balances are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (3) the repayment stream on such balances does not depend upon a contractual payment schedule, with early repayment depending primarily on interest rates, availability of credit against a maximum credit limit and general economic matters.

         "ABS Equipment Leasing Securities": Asset-Backed Securities (other than
ABS Healthcare, Education and Childcare Equipment Securities, ABS Personal, Food
and Miscellaneous Services Securities, ABS Aerospace and Defense Securities, ABS
Franchise Receivable Securities and ABS Small Business Loan Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from loans, leases and subleases of equipment (other than automobiles, trucks, buses and planes) to commercial and industrial customers, generally having the following characteristics: (1) the loans, leases and subleases have varying contractual maturities; (2) the loans, leases or subleases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (3) the repayment stream on such loans, leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment;
and (4) in the case of leases or subleases, such leases or

                                      -9-

[**] CONFIDENTIAL TREATMENT REQUESTED

subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage.

         "ABS Franchise Receivable Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from franchise loans, generally having the following characteristics: (1) the loans represent obligations of franchisees to franchisors; (2) the loan is secured by franchisees' assets; (3) repayment thereof can vary substantially from the contractual payment schedule, with early prepayment of individual loans depending on numerous factors specific to the particular obligors; and (4) the loans represent obligations from a limited number of obligors and accordingly represent an undiversified pool of obligor credit risk.

         "ABS Healthcare, Education and Childcare Equipment Securities":
Asset-Backed Securities (other than ABS Small Business Loan Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset- Backed Securities) on the cash flow from leases and subleases of equipment to hospitals, non- hospital medical facilities, physicians and physician groups, educational facilities and facilities providing childcare services for use in the provision of healthcare, educational or childcare services, generally having the following characteristics: (1) the leases and subleases have varying contractual maturities; (2) the leases or subleases are obligations of a relatively limited number of obligors and accordingly represent an undiversified pool of obligor credit risk; (3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment; and (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage or wear and tear.

         "ABS Home Equity Loan Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from balances
(including revolving balances) outstanding under lines of credit or loans secured by (but not, upon origination, by a first priority lien on) residential real estate (single or multi-family properties) the proceeds of which lines of credit or loans are not used to purchase such real estate or to purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the balances have standardized payment terms and require minimum monthly payments; (2) the balances are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such balances does not depend upon a contractual

                                      -10-

[**] CONFIDENTIAL TREATMENT REQUESTED

payment schedule, with early repayment depending primarily on interest rates, availability of credit against a maximum line of credit and general economic matters; and (4) the line of credit or loan may be secured by residential real estate with a market value (as determined on the date of origination of such line of credit or loan) that is less than the original proceeds of such line of credit or loan.

         "ABS Hospital Receivable Securities": Asset-Backed Securities (other than ABS Healthcare, Education and Childcare Equipment Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from contracts entitling health care providers to receive payments from third party insurance programs for medical services (and any ancillary services and sales) provided, generally having the following characteristics: (1) the contracts have standardized payment terms; and (2) the contract balances are obligations of third party insurers and accordingly represent a very diversified pool of obligor credit risk.

         "ABS Manufactured Housing Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from manufactured housing (also known as mobile homes and prefabricated homes)
installment sales contracts and installment loan agreements, generally having the following characteristics: (1) the contracts and loan agreements have varying, but typically lengthy contractual maturities; (2) the contracts and loan agreements are secured by the manufactured homes and, in certain cases, by mortgages and/or deeds of trust on the real estate to which the manufactured homes are deemed permanently affixed; (3) the contracts and/or loans are obligations of a large number of obligors and accordingly represent a relatively diversified pool of obligor credit risk; (4) repayment thereof can vary substantially from the contractual payment schedule, with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium; and (5)
in some cases, obligations are fully or partially guaranteed by a governmental agency or instrumentality.

         "ABS Monoline Guaranteed Securities": Asset-Backed Securities as to
which the timely payment of interest when due, and this payment of principal no later than stated legal maturity, is unconditionally guaranteed pursuant to a financial guaranty insurance policy issued by a monoline financial insurance company whose rating may be higher than the rating of the Asset-Backed
Securities without giving effect to such policy.

         "ABS Mutual Fund Fees Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the

                                      -11-

[**] CONFIDENTIAL TREATMENT REQUESTED

servicing or timely distribution of proceeds to holders of the Asset-Backed
Securities) on the cash flow from a pool of brokerage fees and costs relating to various mutual funds, generally having the following characteristics: (1) the brokerage arrangements have standardized payment terms and require minimum payments; (2) the brokerage fees and costs arise out of numerous mutual funds and accordingly represent a very diversified pool of credit risk; and (3) the collection of brokerage fees and costs can vary substantially from the contractual payment schedule (if any), with collection depending on numerous factors specific to the particular mutual funds, interest rates and general economic matters.

         "ABS Oil and Gas Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from (a) a pool of franchise loans made to operators of franchises that provide oil and gasoline and provide other services related thereto and (b) leases or subleases of equipment to such operators for use in the provision of such goods and services, generally having the following characteristics: (1) the loans, leases or subleases have varying contractual maturities; (2) the loans are secured by real property purchased or improved with the proceeds thereof (or to refinance an outstanding loan the proceeds of which were so used); (3) the obligations of the lessors or sublessors of the equipment may be secured not only by the leased equipment but also the related real estate; (4) the loans, leases and subleases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk; (5) payment of the loans can vary substantially from the contractual payment schedule (if any), with prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans include an effective prepayment premium; (6) the repayment stream on the leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, a sublessee or third party of the underlying equipment; (7) such leases and subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of a lease term for excess usage or wear and tear; and (8) the ownership of a franchise right or other similar license and the creditworthiness of such franchise operators is the primary factor in any decision to invest in these securities.

         "ABS Personal, Food and Miscellaneous Services Securities":
Asset-Backed Securities (other than ABS Healthcare, Education and Childcare
Securities, ABS Franchise Receivable Securities and ABS Small Business Loan
Securities) that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from leases and subleases of equipment to businesses for use in the provision of goods or services (other than transportation services) to consumers, generally having the following characteristics: (1) the

                                      -12-

[**] CONFIDENTIAL TREATMENT REQUESTED

leases and subleases have varying contractual maturities; (2) the leases or subleases are obligations of a relatively limited number of obligors and accordingly represent a relatively undiversified pool of obligor credit risk;
(3) the repayment stream on such leases and subleases is primarily determined by a contractual payment schedule, with early termination of such leases and subleases predominantly dependent upon the disposition to a lessee, sublessee or third party of the underlying equipment; (4) such leases or subleases typically provide for the right of the lessee or sublessee to purchase the equipment for its stated residual value, subject to payments at the end of lease term for excess usage or wear and tear; and (5) the obligations of the lessors or sublessors may be secured not only by the leased equipment but also by related real estate.

         "ABS Project Finance Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from (1) the sale of products, such as electricity, nuclear energy, steam or water, in the utility industry by a special purpose entity formed to own the assets generating or otherwise producing such products and such assets were or are being constructed or otherwise acquired primarily with the proceeds of debt financing made available to such entity on a limited-recourse basis (including recourse to such assets and the land on which they are located) or (2) fees or other usage charges, such as tolls collected on a highway, bridge, tunnel or other infrastructure project, collected by a special purpose entity formed to own one or more such projects that were constructed or otherwise acquired primarily with the proceeds of debt financing made available to such entity on a limited-recourse basis (including recourse to the project and the land on which it is located).

         "ABS REIT Debt Securities": (1) ABS REIT Debt Securities - Diversified,
(2) ABS REIT Debt Securities - Health Care, (3) ABS REIT Debt Securities -
Hotel, (4) ABS REIT Debt Securities - Industrial, (5) ABS REIT Debt Securities -
Mortgage, (6) ABS REIT Debt Securities - Multi-Family, (7) ABS REIT Debt
Securities - Office, (8) ABS REIT Debt Securities - Retail, (9) ABS REIT Debt
Securities - Residential and (10) ABS REIT Debt Securities - Storage.

         "ABS REIT Debt Securities--Diversified": Asset-Backed Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) of a portfolio of diverse real property interests, provided that (a) any Asset-Backed Security falling within this definition shall be excluded from the definition of each other Specified ABS
Type and (b) any Asset-Backed Security falling within the other categories described in clauses (2) through (9) of the definition of ABS REIT Debt
Securities shall be excluded from this definition.

                                      -13-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "ABS REIT Debt Securities--Health Care": Asset-Backed Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) of real property interests in hospitals, clinics, sport clubs, spas and other health care facilities and other similar real property interests used in one or more similar businesses, provided that any Asset-Backed Security falling within this definition shall be excluded from the definition of each other Specified ABS Type.

         "ABS REIT Debt Securities--Hotel": Asset-Backed Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) of hotels, motels, youth hostels, bed and breakfasts and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any Asset-Backed Security falling within this definition shall be excluded from the definition of each other Specified ABS Type.

         "ABS REIT Debt Securities--Industrial": Asset-Backed Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) of factories, refinery plants, breweries and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any Asset-Backed Security falling within this definition shall be excluded from the definition of each other Specified ABS Type.

         "ABS REIT Debt Securities --Mortgage": Asset-Backed Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) of mortgages, commercial mortgage-backed securities, collateralized mortgage obligations and other similar mortgage-related securities (including Asset-Backed Securities issued by a hybrid form of such trust that invests in both commercial real estate and commercial mortgages), provided that any Asset-Backed Security falling within this definition shall be excluded from the definition of each other Specified
ABS Type.

         "ABS REIT Debt Securities--Multi-Family": Asset-Backed Securities
issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) of multi-family dwellings such as apartment blocks, condominiums and co-operative owned buildings, including assets in

                                      -14-

[**] CONFIDENTIAL TREATMENT REQUESTED

the form of mortgages on any of the foregoing, provided that any Asset-Backed
Security falling within this definition shall be excluded from the definition of each other Specified ABS Type.

         "ABS REIT Debt Securities--Office": Asset-Backed Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on office buildings, conference facilities and other similar real property interests used in the commercial real estate business, including assets in the form of mortgages on any of the foregoing, provided that any Asset-Backed Security falling within this definition shall be excluded from the definition of each other Specified ABS Type.

         "ABS REIT Debt Securities--Residential": Asset-Backed Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) of residential mortgages (other than multi-family dwellings) and other similar real property interests, provided that any Asset-Backed Security falling within this definition shall be excluded from the definition of each other Specified ABS Type.

         "ABS REIT Debt Securities--Retail": Asset-Backed Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) of retail stores, restaurants, bookstores, clothing stores and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any Asset-Backed Security falling within this definition shall be excluded from the definition of each other Specified ABS
Type.

         "ABS REIT Debt Securities--Storage": Asset-Backed Securities issued by a real estate investment trust (as defined in Section 856 of the Code or any successor provision) whose assets consist (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) of storage facilities and other similar real property interests used in one or more similar businesses, including assets in the form of mortgages on any of the foregoing, provided that any Asset-Backed
Security falling within this definition shall be excluded from the definition of each other Specified ABS Type.

         "ABS Residential A Mortgage Securities": Asset-Backed Securities (other than ABS Residential B/C Mortgage Securities and ABS Home Equity Loan
Securities) that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to

                                      -15-

[**] CONFIDENTIAL TREATMENT REQUESTED

assure the servicing or timely distribution of proceeds to holders of the
Asset-Backed Securities) on the cash flow from prime residential mortgage loans secured (primarily on a first priority basis, subject to permitted liens, easements and other encumbrances) by residential real estate (single or multi-
family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the mortgage loans have standardized payment terms and require minimum monthly payments; (2) the mortgage loans are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (3) the repayment of such mortgage loans is subject to a contractual payment schedule, with early repayment depending primarily on interest rates and the sale of the mortgaged real estate and related dwelling.

         "ABS Residential B/C Mortgage Securities": Asset-Backed Securities
(other than ABS Home Equity Loan Securities) that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the
Asset-Backed Securities) on the cash flow from subprime residential mortgage loans secured (primarily on a first priority basis, subject to permitted liens, easements and other encumbrances) by residential real estate (single or multi-family properties) the proceeds of which are used to purchase real estate and purchase or construct dwellings thereon (or to refinance indebtedness previously so used), generally having the following characteristics: (1) the mortgage loans have standardized payment terms and require minimum monthly payments; (2) the mortgage loans are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; and (3)
the repayment of such mortgage loans is subject to a contractual payment schedule, with early repayment depending primarily on interest rates and the sale of the mortgaged real estate and related dwelling.

         "ABS Small Business Loan Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from general purpose corporate loans made to "small business concerns" (generally within the meaning given to such term by regulations of the United States Small
Business Administration), including but not limited to those (a) made pursuant to Section 7(a) of the United States Small Business Act (as amended, the "Small
Business Act"), and (b) partially guaranteed by the United States Small Business
Administration. ABS Small Business Loan Securities generally have the following characteristics: (1) the loans have payment terms that comply with any applicable requirements of the Small Business Act; (2) the loans are obligations of a relatively limited number of borrowers and accordingly represent an undiversified pool of obligor credit risk; and (3) repayment thereof can vary substantially from the contractual payment schedule (if any), with early prepayment of individual loans depending on numerous

                                      -16-

[**] CONFIDENTIAL TREATMENT REQUESTED

factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium.

         "ABS Structured Settlement or Lottery Securities": Asset-Backed
Securities that entitle the holders thereof to receive payments that depend
(except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from receivables representing the right of litigation claimants to receive future scheduled payments under settlement agreements that are funded by annuity contracts or obligations to pay lottery winnings, which receivables are subject to the credit risk of the provider of such annuity, may have varying maturities and, because they represent obligations from a limited number of obligors, represent an undiversified pool of obligor credit risk.

         "ABS Student Loan Securities": Asset-Backed Securities that entitle the holders thereof to receive payments that depend (except for rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of the Asset-Backed Securities) on the cash flow from loans made to students (or their parents) to finance educational needs, generally having the following characteristics: (1) the loans have standardized terms; (2) the loans are obligations of numerous borrowers and accordingly represent a very diversified pool of obligor credit risk; (3) the repayment stream on such loans is primarily determined by a contractual payment schedule, with early repayment on such loans predominantly dependent upon interest rates and the income of borrowers following the commencement of amortization; and (4) such loans may be fully or partially insured or reinsured by the United States Department of
Education.

         "ABS Timeshare Securities": Asset-Backed Securities (other than ABS
Residential A Mortgage-Backed Securities, ABS Residential B/C Mortgage-Backed
Securities and ABS Home Equity Loan Asset-Backed Securities) that entitle the holders thereof to receive payments that depend primarily on the cash flow from residential mortgage loans (secured on a first priority basis, subject to permitted liens, easements and other encumbrances) by residential real estate the proceeds of which were used to purchase fee simple interests in timeshare estates in units in a condominium, generally having the following characteristics: (1) the mortgage loans have standardized payment terms and require minimum monthly payments; (2) the mortgage loans are obligations of numerous borrowers and, accordingly, represent a diversified pool of obligor credit risk; (3) repayment of such securities can vary substantially from their contractual payment schedules and depends entirely upon the rate at which the mortgage loans are repaid; and (4) the repayment of such mortgage loans is subject to a contractual payment schedule, with early prepayment of individual loans depending on numerous factors specific to the particular obligors and upon whether, in the case of loans bearing interest at a fixed rate, such loans or securities include an effective prepayment premium and with early repayment depending primarily on interest rates and the sale of the mortgaged real estate and related dwelling and generally no penalties for early repayment.

                                      -17-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "ABS Type Diversified Securities": (1) Each of the following Specified
ABS Types: (a) ABS Automobile Securities; (b) ABS Car Rental Receivable
Securities; (c) ABS Credit Card Securities; (d) ABS Equipment Leasing
Securities; and (e) ABS Student Loan Securities; and (2) any other type of
Asset-Backed Securities that becomes a Specified ABS Type after the Closing Date and are designated by the Portfolio Manager as "ABS Type Diversified Securities"
in connection therewith, which designations satisfy the Rating Agency Condition.

         "ABS Type Highly Diversified CBO/CLO Securities": ABS CBO/CLO
Securities with a Diversity Score of greater than 20.

         "ABS Type Less Diversified CBO/CLO Securities": ABS CBO/CLO Securities
with a Diversity Score of 20 or lower.

         "ABS Type Residential Securities": Each of the following Specified ABS
Types: (1) ABS Home Equity Loan Securities; (2) ABS Manufactured Housing
Securities; (3) ABS Residential A Mortgage Securities; (4) ABS Residential B/C
Mortgage Securities; (5) ABS Timeshare Securities; and (6) any other type of
Asset-Backed Securities that becomes a Specified ABS Type after the Closing Date that are designated by the Portfolio Manager as "ABS Type Residential
Securities" in connection therewith, which designations satisfy the Rating
Agency Condition.

         "ABS Type Undiversified Securities": (1) Each Specified ABS Type, other than (a) ABS Type Diversified Securities or (b) ABS Type Residential Securities
and (2) any other types of Asset-Backed Securities that becomes a Specified ABS
Type after the Closing Date that are designated by the Portfolio Manager as "ABS
Type Undiversified Securities" in connection therewith, which designations satisfy the Rating Agency Condition.

         "ACA Services": American Capital Access Service Corporation, a Delaware
corporation.

         "Accelerated Maturity Date" has the meaning specified in Section
5.5(a).

         "Acceptable Arrangement": An arrangement (i) entered into by a
Downgraded Alternate Investor as a consequence of the Alternate Investor becoming a Downgraded Alternate Investor pursuant to the Class A-R Note Purchase
Agreement and (ii) with respect to any other Downgraded Class A-R Investor, agreed to by the Issuer and such Downgraded Class A-R Investor pursuant to which such Downgraded Class A-R Investor cash collateralizes the Unfunded Portion of its Commitment.

         "Accountants' Certificate": A certificate of a firm of Independent certified public accountants of national reputation appointed by the Issuer pursuant to Section 10.7(a), which

                                      -18-

[**] CONFIDENTIAL TREATMENT REQUESTED

may be the firm of independent accountants that performs certain accounting services for the Issuer or the Portfolio Manager and any of its affiliates.

         "Accounts": Each of the accounts established by the Trustee pursuant to
Article X.

         "Accredited Investor": The meaning specified in Rule 501(a) under the
Securities Act.

         "Accreted Interest": Accrued interest on a Deferred Interest PIK
Security that is added to the principal amount of such security instead of being paid as it accrues.

         "Accrued Interest": With respect to Collateral Debt Securities and
Eligible Investments sold, the amount of interest accumulated but not paid between the most recent interest accrual date and the settlement date for such sale of a Collateral Debt Security or Eligible Investment, as applicable.

         "Act" or "Act of Securityholders": The meanings specified in Section
14.2.

         "Additional Collateral Debt Security": The meaning specified in Section
12.2.

         "Adjusted Overcollateralization Amount": The minimum amount, if any, necessary to cause the Adjusted Overcollateralization Test to be satisfied as of any Determination Date.

         "Adjusted Overcollateralization Percentage": As of any date of determination on or after the Closing Date, the ratio (expressed as a percentage) obtained by dividing: (a) the excess, if any of (i) the Net
Outstanding Portfolio Collateral Balance over (ii) the Adjustment Amount, by (b)
the sum of (1) the Aggregate Outstanding Amount of the Notes ,(2) the Class C
Interest Distribution Amount Shortfall, if any, and (3) the Class D Interest
Distribution Amount Shortfall, if any.

         "Adjusted Overcollateralization Test": A test that is satisfied if, as of any Determination Date after the Closing Date, the Adjusted
Overcollateralization Percentage is at least [**].

         "Adjustment Amount": As of any date of determination, an amount equal to the sum of the following:

         (x)      [**] multiplied by the portion of the Aggregate Principal
                  Balance relating to Collateral Debt Securities (other than
                  Defaulted Securities or Deferred Interest PIK Securities) with a Moody's Rating of below "Baa3" but at least equal to "Ba3"
                  that exceeds [**] of the Net Outstanding Portfolio Collateral
                  Balance; plus

                                      -19-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (y)      [**] multiplied by the Aggregate Principal Balance relating to
                  Collateral Debt Securities (other than Defaulted Securities or
                  Deferred Interest PIK Securities) with a Moody's Rating of below "Ba3" but at least equal to "B3"; plus

         (z)      [**] multiplied by the Aggregate Principal Balance relating to
                  Collateral Debt Securities (other than Defaulted Securities or
                  Deferred Interest PIK Securities) with a Moody's Rating of below "B3".

         "Administrative Expenses": Amounts due or accrued with respect to any
Payment Date and payable by the Issuer, in the following order of priority
(except as otherwise provided in the Priority of Payments), to (i) the Trustee pursuant to Section 6.7, and then to the Collateral Administrator under the
Collateral Administration Agreement, and then to the Preference Share Paying
Agent and Preference Share Transfer Agent for certain services provided to the
Issuer pursuant to the Preference Share Paying and Transfer Agency Agreement;
(ii) the Independent accountants, agents and legal counsel of the Issuer for reasonable fees and expenses, including but not limited to the Issuer's annual corporate maintenance fees payable to Walkers SPV Limited; (iii) the Rating
Agencies for fees and expenses in connection with any rating of the Class A
Notes, the Class B Notes, the Class C Notes, the Class D Notes or the Preference
Shares and any shadow ratings of any Collateral Debt Securities including periodic surveillance fees and the cost of any credit estimates performed at the request of the Portfolio Manager on any of the Collateral Debt Securities; (iv)
the Administrator for certain services provided to the Issuer pursuant to the
Administration Agreement, including acting as Share Registrar pursuant to the
Preference Share Paying and Transfer Agency Agreement; (v) the Portfolio Manager
under the Portfolio Management Agreement, other than the Management Fee, and ACA
Services under the Services Agreement, other than the Services Fee; (vi) any other Person in respect of any governmental fee, charge or tax owing by the
Issuer; and (vii) any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture, the Indenture Securities and the Preference
Shares, including any indemnity pursuant to Section 7.04 of the Class A-R Note
Purchase Agreement and any amounts due in respect of the listing of any Security on the Irish Stock Exchange or any other European stock exchange; provided, that with the exception of expenses incurred in the listing of any Class on the Irish
Stock Exchange, Administrative Expenses will not include amounts due or accrued in respect of actions taken on or prior to the Closing Date.

         "Administrator": Walkers SPV Limited, a licensed trust company incorporated in the Cayman Islands.

         "Affected Party": The meaning specified for such term is defined in the applicable Class A-R Note Purchase Agreement.

                                      -20-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Affiliate" or "Affiliated": With respect to a Person, (i) any other
Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer or employee (a) of such Person, (b) any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Persons, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For the purposes of this definition Walkers, Walkers SPV
Limited and their respective Affiliates are not affiliated with the Issuer and the Issuer is not affiliated with the Administrator or any of its Affiliates.

         "Agent": Bank of America, N.A., as agent for the Conduit Investor and
Alternate Investors, and any successor thereto or assignee thereof in such capacity.

         "Agent Members":  Members of, or participants in, a Depository.

         "Aggregate Attributable Amount": With respect to any specified
Collateral Debt Security and any Measurement Date and issuers incorporated or organized under the laws of any specified jurisdiction or jurisdictions, (a) the
Principal Balance of such Collateral Debt Security multiplied by (b) the aggregate par amount of collateral securing such Collateral Debt Security issued by issuers so incorporated or organized divided by (c) the aggregate par amount of all collateral securing such Collateral Debt Security. The Portfolio Manager shall determine the Aggregate Attributable Amount with respect to any specified
Collateral Debt Security and issuer or issuers based upon information in the most recent servicing, trustee or other similar report delivered in accordance with the related Underlying Instruments and, if no such information is available after inquiry of the relevant issuer, Servicer, Portfolio Manager or any other person or entity serving in a similar capacity, by estimating such Aggregate
Attributable Amount in good faith and using its judgment based upon all relevant information otherwise available to the Portfolio Manager.

         "Aggregate Outstanding Amount": With respect to any of (i) the Notes, the aggregate principal amount of such Notes Outstanding at the date of determination and (ii) the Preference Shares, the number of such Preference
Shares outstanding at such time multiplied by the Issue Price (as defined in the
Preference Share Paying and Transfer Agency Agreement); provided that, in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote hereunder, (x) Portfolio Manager Securities shall be disregarded and deemed not to be Outstanding with respect to any vote or consent of the
Holders on any assignment or termination of the Portfolio Management Agreement
(including the exercise of any rights to remove the Portfolio Manager or terminate the Portfolio Management Agreement), or any amendment or other modification of the Portfolio Management Agreement or this Indenture increasing the rights or decreasing the

                                      -21-

[**] CONFIDENTIAL TREATMENT REQUESTED

obligations of the Portfolio Manager, except that in determining whether the
Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or vote, only Securities that an Officer of the Trustee knows to be Portfolio Manager Securities shall be so disregarded and (y) the Aggregate Outstanding Amount of Class A-R Notes will be deemed to equal the Class A-R Facility Amount.

         "Aggregate Principal Balance": With respect to the Collateral Debt
Securities, the sum of the Principal Balances of all the Collateral Debt
Securities or the specified Collateral Debt Securities, as applicable.

         "Alternate Investor": Bank of America, N.A. or any other entity acting as an alternate purchaser of the Class A-R Notes under a Class A-R Note Purchase
Agreement.

         "Alternate Investor Rating Criteria": With respect to any Conduit
Investor and any of its Alternate Investors, the greater of (x) the ratings then required for any institution to provide liquidity to such Conduit Investor and
(y) at least "P-2" (without being on negative credit watch) by Moody's, at least
"A-2" by Standard & Poor's and at least "F2" by Fitch (if rated by Fitch) with respect to the short-term debt, deposit or similar obligations of such Alternate
Investor.

         "Alternative Debt Test": A test which is satisfied with respect to an
Alternative Debt Test Security if, on the date the Issuer acquires such
Alternative Debt Test Security, each of the following is satisfied: (a) such security is in the form of a note or other debt instrument and is treated as debt for corporate law purposes in the jurisdiction of the issuer of such security, (b) the documents pursuant to which such security was offered, if any, do not require that any holder thereof treat such security other than as debt for tax purposes, (c) such security bears interest at a fixed rate per annum or at a rate based upon a customary floating rate index plus or minus a spread and does not provide for any interest based on any other factor, such as the issuer's profits or cash flow, (d) such security had a fixed term at original issuance not in excess of 35 years, and (e) such security is rated at least
"Ba3" by Moody's or at least "BB-" by Standard & Poor's (and such rating does not include the subscript "r" or "t") as to ultimate payment of principal and interest; provided that, in the case of a security in the form of a beneficial interest in an entity that is treated (as evidenced by an opinion of counsel or a reference to an opinion of counsel in documents pursuant to which such security was offered) as a grantor trust for U.S. Federal income tax purposes
(and not as a partnership or association taxable as a corporation), any of the conditions specified in clause (a), (b), (c) and (d) may be satisfied by reference to each asset held pursuant to such grantor trust arrangement rather than by reference to such beneficial ownership interests.

         "Alternative Debt Test Security": A security that is eligible to be a
Collateral Debt Security by operation of clause (a)(iv)(5) of the definition of
Collateral Debt Security.

                                      -22-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Applicable Recovery Rate": With respect to any Collateral Debt
Security, the lesser of the Moody's Applicable Recovery Rate for such Collateral
Debt Security, the Standard & Poor's Applicable Recovery Rate for such
Collateral Debt Security and the Fitch Applicable Recovery Rate for such
Collateral Debt Security.

         "Asset Funding Facility": With respect to any Conduit Investor, collectively a committed facility entered into by Alternate Investors having an initial term of 364 days subject to extension (at the sole discretion of the relevant Alternate Investor party thereto) for additional terms, and subject to the applicable Class A-R Note Purchase Agreement.

         "Asset Quality Tests": The Fitch Sector Score Test, the Fitch Weighted
Average Rating Factor Test, the Fitch Minimum Weighted Average Recovery Rate
Test, the Diversity Test, the Moody's Average Portfolio Rating Test, the
Weighted Average Coupon Test, the Weighted Average Spread Test, the Minimum
Weighted Average Recovery Test, the Weighted Average Life Test and the Standard
& Poor's CDO Monitor Test.

         "Asset-Backed Security": A structured security issued by an issuer in which repayment relies upon the cash flow stream generated by the underlying collateral which consists of assets such as credit card receivables, home equity loans, leases or commercial mortgage loans, originated by banks, credit card companies or other providers of credit or other financial assets; it being understood that (i) the issuer of which may have an ownership or security interest in such assets or (ii) the issuer of which may have only a contractual right via a swap agreement or other agreement to receive the cash flows on a reference pool of such assets, title to which is held by another Person.

         "Assets": All Money, instruments and other property and rights subject or intended to be subject to the lien of this Indenture for the benefit of the
Holders of Notes, including all property, rights, interests and assets described in clauses (a) through (f) inclusive of the first paragraph of the Granting
Clause of this Indenture; it being understood that "Assets" does not include
Excepted Property.

         "Assumed Reinvestment Rate": With respect to any account or fund securing the Securities, LIBOR minus [**] per annum.

         "Auction":  The meaning specified in Section 9.6.

         "Auction Call Redemption":  The meaning specified in Section 9.6.

         "Auction Call Redemption Amount": The amount sufficient to pay any accrued and unpaid amounts payable (without regard to any limitations or caps included therein if, after

                                      -23-

[**] CONFIDENTIAL TREATMENT REQUESTED

giving effect to an Auction Call Redemption, no Class of Notes remains outstanding) under the Priority of Payments prior to the payment of the Notes
(including any termination payments payable by the Issuer pursuant to the
Interest Rate Hedge Agreements, and any fees and expenses incurred by the
Trustee and the Portfolio Manager in connection with such sale of Collateral
Debt Securities and any unpaid Deferred Structuring Fee), and to redeem the
Notes on the scheduled Payment Date at the applicable Redemption Prices;
provided that Holders of 100% of the Aggregate Outstanding Amount of a Class of
Notes may elect, in connection with any Auction Call Redemption, to receive less than 100% of the Redemption Price that would otherwise be payable to holders of such Class, in which case the Auction Call Redemption Amount shall be reduced accordingly for purposes of this definition.

         "Auction Date": The meaning specified in Section 9.6.

         "Auction Procedures": The meaning specified in Section 9.6.

         "Auction Purchase Agreement": The meaning specified in Schedule 11.

         "Authenticating Agent": With respect to the Securities or a Class of the Securities, the Person designated by the Trustee to authenticate such
Securities on behalf of the Trustee pursuant to Section 6.16 hereof.

         "Authorized Officer": With respect to the Issuer, any Officer (or attorney-in-fact appointed by the Issuer) who is authorized to act for the
Issuer in matters relating to, and binding upon, the Issuer. With respect to the
Portfolio Manager, any Officer, employee or agent of the Portfolio Manager who is authorized to act for the Portfolio Manager in matters relating to, and binding upon, the Portfolio Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.

         "Average Life": The quotient obtained on any Measurement Date for each
Collateral Debt Security by dividing (i) the sum of the products of (a) the number of years (rounded to the nearest one tenth thereof) from such Measurement
Date to the respective dates of each successive distribution of principal of such Collateral Debt Security (assuming that (A) no Collateral Debt Securities default or are sold after such Measurement Date, (B) prepayment of any
Collateral Debt Security during any month occurs at a rate equal to the average rate of prepayment during the period of six consecutive months immediately preceding the current month (or, with respect to any Collateral Debt Security that has not been outstanding for at least

                                      -24-

[**] CONFIDENTIAL TREATMENT REQUESTED

six consecutive calendar months, at the rate of prepayment assumed at the time of issuance of such Collateral Debt Security) and (C) any optional redemption of the Collateral Debt Securities occurs in accordance with their respective terms), and (b) the respective amounts of principal of such scheduled distributions by (ii) the sum of all successive scheduled distributions of principal on each such Collateral Debt Security (determined in accordance with the foregoing assumptions).

         "Balance": On any date, with respect to Cash or Eligible Investments in any account, the aggregate (i) current balance of Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest bearing corporate and government securities, securities in a money market account, repurchase obligations and Reinvestment Agreements; and (iii)
Purchase Price (but not greater than the face amount) of non- interest bearing government and corporate securities and commercial paper.

         "Banc of America Securities": Banc of America Securities LLC and its
successors or assigns, as placement agent with respect to the Class A-R Notes and as initial purchaser of the Class A-T Notes, the Class A-M Notes, the Class
B Notes, the Class C Notes and the Class D Notes.

         "Bank": LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States, in its individual capacity and not as trustee.

         "Bank of America, N.A.": Bank of America, N.A., and its successors or assigns.

         "Bankruptcy Code": The Federal Bankruptcy Code, Title 11 of the United
States Code, as amended.

         "Base Rate": A fluctuating rate of interest determined by the LIBOR
Calculation Agent as being the rate of interest most recently announced by Bank of America, N.A. as its base rate, prime rate, reference rate or similar rate for Dollar loans. The LIBOR Calculation Agent shall ask the Agent for the current Base Rate, and the Base Rate shall be the rate determined by the Agent.
Changes in the Base Rate will take effect on the same Business Day with each change in the underlying rate. The "prime rate," "base rate," "reference rate"
or similar rate is a rate set by Bank of America, N.A. based upon various factors including Bank of America, N.A.'s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

         "Benefit Plan Investor": The meaning specified in paragraph (f) of the
Plan Asset Regulation.

                                      -25-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Board of Directors": With respect to the Issuer, the directors of the
Issuer duly appointed by the subscribers or shareholders of the Issuer or existing Board of Directors, as the case may be.

         "Board Resolution": With respect to the Issuer, a resolution of the
Board of Directors of the Issuer.

         "Borrowing": With respect to a Class A-R Note, a separate borrowing drawn by the Issuer thereunder pursuant to the terms of this Indenture and the
Class A-R Note Purchase Agreement.

         "Borrowing Date":  The meaning specified in Section 12.4(a).

         "Borrowing Request": The meaning specified in the Class A-R Note
Purchase Agreement.

         "Business Day": Any day other than (i) Saturday or Sunday or (ii) a day on which commercial banks in New York, New York, the Cayman Islands (or such other jurisdiction in which the Issuer may be incorporated), Charlotte, North
Carolina or the city in which the Corporate Trust Office or the applicable office of the Paying Agent or Preference Share Paying Agent, as the case may be, is located or, for final payment of principal, in the relevant place of presentation of the Securities for payment, are authorized or required by applicable law, regulation or executive order to close.

         "Calculation Agent": The CP Calculation Agent or the LIBOR Calculation
Agent, as applicable.

         "Calculation Amount": With respect to any Deferred Interest PIK
Security, (a) if such Deferred Interest PIK Security has a Standard & Poor's
Rating of at least "BBB-" or a Moody's Rating of at least "Baa3", if interest on such Deferred Interest PIK Security has been deferred continuously for the lesser of (i) one year and (ii) two scheduled payment periods for such Deferred
Interest PIK Security and (b) otherwise, if interest payments on such Deferred
Interest PIK Security have been deferred continuously for the lesser of (i) six months and (ii) for one scheduled payment period for such Deferred Interest PIK
Security, the lesser of the Market Value and the Applicable Recovery Rate multiplied by the Principal Balance of such Deferred Interest PIK Security.

         "Cash": Such coin or currency of the United States of America as at the time shall be legal tender for payment of all public and private debts.

                                      -26-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Certificate of Authentication":  The meaning specified in Section 2.1.

         "Class": Each of the Class A Notes, the Class B Notes, the Class C
Notes, the Class D Notes or any class of Securities issued after the Closing
Date pursuant to Article VIII.

         "Class A Interest Distribution Amount": The sum of the Class A-T
Interest Distribution Amount, the Class A-R Interest Distribution Amount and the
Class A-M Interest Distribution Amount.

         "Class A LIBOR Rate": For any Interest Accrual Period, the per annum rate at which the Class A-T Notes and any Borrowings under the Class A-R Notes that are not CP Funded Borrowings will bear interest, which shall be equal to
LIBOR for three month Dollar deposits (or a Dollar deposit for such other period described in paragraph (3) of the definition of LIBOR) plus 0.75%.

         "Class A Note Interest Amount": The Class A-T Note Interest Amount, the
Class A-M Note Interest Amount and the Class A-R Note Interest Amount.

         "Class A Notes": Each of the Class A-T Notes, the Class A-R Notes, the
Class A-M Notes and any other Class A Notes issued by the Issuer pursuant to this Indenture. Except as otherwise provided herein, the Class A Notes shall vote together as a single class.

         "Class A Senior Notes":  The Class A-T Notes and the Class A-R Notes.

         "Class A/B Interest Coverage Percentage": As of any Measurement Date on
or after the Closing Date, the percentage derived from dividing:

                  (i) without duplication, Interest Proceeds received and the scheduled interest payments due (in each case regardless of whether the applicable Due Date has yet occurred) in the Collection Period in which such Measurement Date occurs on the Collateral Debt Securities and the
         Eligible Investments held in the Collection Account and any amount scheduled to be received by the Issuer on or before the following
         Payment Date from any Interest Rate Hedge Counterparty under any
         Interest Rate Hedge Agreement, less amounts payable on the Payment Date immediately following such Measurement Date pursuant to clauses (A),
         (C), (D), (E) and (F) of Section 11.1(a)(i); by

                  (ii) the sum of the Class A Interest Distribution Amount
         (estimated, solely for the purposes of this definition and with respect to the Class A-R Notes, using the Class A LIBOR Rate then in effect), the estimated Commitment Fee, if any, and the Class B

                                      -27-

[**] CONFIDENTIAL TREATMENT REQUESTED

          Interest Distribution Amount, in each case on the Payment Date immediately following such Measurement Date;

provided, that for the purposes of calculating the Class A/B Interest Coverage
Percentage, scheduled interest payments will not include (x) any scheduled interest payments as to which the Issuer or the Portfolio Manager has knowledge that such payment will not be made or in the Portfolio Manager's reasonable business judgment will not be made, (y) any scheduled interest payments on
Defaulted Securities or (z) scheduled interest payments or interest payments due on Deferred Interest PIK Securities.

         "Class A/B Interest Coverage Test": A test that is satisfied if, as of any Measurement Date on or after the Closing Date, the Class A/B Interest
Coverage Percentage is at least [**].

         "Class A/B Overcollateralization Percentage": As of any Measurement
Date on or after the Closing Date, the percentage derived from dividing the following amounts, each calculated as of the Measurement Date:

         (a) the Net Outstanding Portfolio Collateral Balance; by

         (b) the Aggregate Outstanding Amount of the Class A Notes and the Class
B Notes.

         "Class A/B Overcollateralization Test": A test that is satisfied if, as of any Measurement Date on or after the Closing Date, the Class A/B
Overcollateralization Percentage is at least [**].

         "Class A-M Interest Distribution Amount": With respect to any Payment
Date, the sum of (i) the product of (a) the Aggregate Outstanding Amount of the
Class A-M Notes with respect to the related Interest Accrual Period, (b) the actual number of days in such Interest Accrual Period divided by 360 and (c) the
Class A-M Rate and (ii) the Class A-M Interest Distribution Amount Shortfall, if
any, with respect to such Payment Date plus, to the extent lawful, interest accrued thereon at the Class A-M Rate.

         "Class A-M Interest Distribution Amount Shortfall": With respect to any
Payment Date, an amount equal to the interest accrued and unpaid on the Class
A-M Notes for prior Payment Dates.

         "Class A-M Note Interest Amount": For each Interest Accrual Period, the
Class A-M Interest Distribution Amount for such Interest Accrual Period payable in respect of each U.S.$100,000 principal amount of Class A-M Notes.

         "Class A-M Notes": The Class A-M Floating Rate Term Notes, Due 2038,
issued by the Issuer pursuant to this Indenture.

                                      -28-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Class A-M Rate": For each Interest Accrual Period, the per annum rate at which the Class A-M Notes will bear interest, which shall be equal to (a)
LIBOR for three month Dollar deposits (or a Dollar deposit for such other period described in paragraph (3) of the definition of LIBOR) plus (b) 1.10%.

         "Class A-R Additional Interest": On any Payment Date, the amount, if any, by which (a) the amount of interest the CP Funded Borrowings would have been entitled to receive on such Payment Date based on the Cost of Funds Rate plus the applicable margin as described in the Class A-R Note Purchase Agreement exceeds (b) the amount of interest payable on the CP Funded Borrowings at the
Class A LIBOR Rate for such Payment Date.

         "Class A-R Facility Amount": The maximum Aggregate Outstanding Amount at any time for the Class A-R Notes, which shall be equal to [**] as of the
Closing Date, as such amount may be subject to reduction pursuant to Sections
9.1, 9.5(b), 12.4(f) and 12.5 hereof and Sections 2.05 and 2.13 of the Class A-R
Note Purchase Agreement.

         "Class A-R Facility Termination Time": The time when the Commitments have been terminated or the Class A-R Facility Amount has been permanently reduced to zero.

         "Class A-R Holder Rating Criteria": With respect to any Holder of Class
A-R Notes (a) if such Holder is not a Conduit Facility Investor, ratings of at least "P-2" (without being on negative credit watch) by Moody's and at least
"A-2" by Standard & Poor's with respect to the short-term debt, deposit or similar obligations of such Holder, or (b) if such Holder is a Conduit Facility
Investor, the applicable Conduit Investor has an Asset Funding Facility with one or more Alternate Investors, each of which meets the Alternate Investor Rating
Criteria.

         "Class A-R Increased Cost Amount": Certain increased costs due to additional reserves, capital requirements, taxes, breakage costs and other indemnities that the Issuer is required to pay to the Agent for the benefit of each Affected Party, pursuant to Sections 2.03(d)(ii), 5.02, 5.03, 5.05 and 7.04 of the Class A-R Note Purchase Agreement, as reported to the Trustee in writing.

         "Class A-R Interest Distribution Amount": With respect to any Class A-R
Interest Payment Date, the sum of (i) the sum of the following products calculated as to each Borrowing under the Class A-R Notes outstanding and having an Interest Accrual Period ending on and including the day prior to such Payment
Date: the product of (a) the weighted average outstanding principal amount of such Borrowing during the related Interest Accrual Period, (b) the actual number of days in such Interest Accrual Period for such Borrowing divided by 360 and
(c) the Class A-R Rate, and (ii) the Class A-R Interest Distribution Amount
Shortfall, if any,

                                      -29-

[**] CONFIDENTIAL TREATMENT REQUESTED

with respect to such Class A-R Interest Payment Date plus, to the extent lawful, interest accrued thereon at the applicable Class A-R Rate.

         "Class A-R Interest Distribution Amount Shortfall": With respect to any
Payment Date, an amount equal to the interest accrued and unpaid on the Class
A-R Notes for prior Payment Dates.

         "Class A-R Interest Payment Date": Such date for any Borrowing shall be each Payment Date after the related Borrowing Date unless otherwise specified in the related Borrowing Request.

         "Class A-R Note Exchange": The issuance of a Class A-T Note in exchange for a Class A-R Note (or portion thereof) pursuant to Section 12.5 hereof.

         "Class A-R Note Interest Amount": For each Interest Accrual Period, the sum of the Class A-R Interest Distribution Amount, and the Commitment Fee, if
any, for such Interest Accrual Period payable in respect of each U.S.$100,000 principal amount of Class A-R Notes.

         "Class A-R Note Purchase Agreement": The Class A-R Note Purchase
Agreement, dated as of May 20, 2003, among the Issuer, the initial Conduit
Investor, Bank of America, N.A., as initial Agent, Administrator and as an
Alternate Investor and the other Alternate Investors from time to time parties thereto and their respective successors and assigns, as modified and supplemented and in effect from time to time, and any other agreement entered into in the future pursuant to which a Person purchases all or a portion of the
Class A-R Notes.

         "Class A-R Notes": The Class A-R Floating Rate Revolving Notes, Due
2038, issued by the Issuer pursuant to this Indenture.

         "Class A-R Rate": With respect to the Interest Accrual Period for each
Borrowing under a Class A-R Note, the per annum rate at which the Class A-R
Notes will bear interest, which shall be equal to (a) with respect to any CP
Funded Borrowing, the lesser of (i) the Cost of Funds Rate plus 0.75% and (ii)
the Class A LIBOR Rate and (b) with respect to all other Borrowings under any
Class A-R Notes, the Class A LIBOR Rate.

         "Class A-R Rating Downgrade Amount": With respect to any Payment Date on which the current rating of the Class A-R Notes is less than "AA" by Standard
& Poor's or less than "Aa2" by Moody's (each such specified rating, a "Downgrade
Level"), the amount equal to the sum of the following products calculated as to each Borrowing under the Class A-R Notes outstanding as of such Payment Date:
(i) the weighted average outstanding principal amount of such Borrowing during the related Interest Accrual Period, (ii) the actual number of days in the

                                      -30-

[**] CONFIDENTIAL TREATMENT REQUESTED

related Interest Accrual Period during which the Class A-R Notes were rated below the applicable Downgrade Level by any Rating Agency divided by 360 and
(iii) [**].

         "Class A-T Interest Distribution Amount": With respect to any Payment
Date, the sum of (i) the product of (a) the Aggregate Outstanding Amount of the
Class A-T Notes with respect to the related Interest Accrual Period, (b) the actual number of days in such Interest Accrual Period divided by 360 and (c) the
Class A LIBOR Rate and (ii) the Class A-T Interest Distribution Amount
Shortfall, if any, with respect to such Payment Date plus, to the extent lawful, interest accrued thereon at the Class A LIBOR Rate. Notwithstanding the foregoing, provisions regarding the accrual of interest for the initial Interest
Accrual Period for any Class A-T Notes issued in connection with the Class A-R
Note Exchange are set forth in Section 2.7.

         "Class A-T Interest Distribution Amount Shortfall": With respect to any
Payment Date, an amount equal to the interest accrued and unpaid on the Class
A-T Notes for prior Payment Dates.

         "Class A-T Note Interest Amount": For each Interest Accrual Period, the
Class A-T Interest Distribution Amount for such Interest Accrual Period payable in respect of each U.S. $100,000 principal amount of Class A-T Notes.

         "Class A-T Notes": Each of the Class A-T Floating Rate Term Notes, Due
2038, issued by the Issuer pursuant to this Indenture.

         "Class B Interest Distribution Amount": With respect to any Payment
Date, the sum of (i) the product of (a) the outstanding principal amount of the
Class B Notes with respect to the related Interest Accrual Period, (b) the actual number of days in such Interest Accrual Period divided by 360 and (c) the
Class B Rate and (ii) the Class B Interest Distribution Amount Shortfall, if
any, with respect to such Payment Date plus, to extent lawful, interest accrued thereon at the Class B Rate.

         "Class B Interest Distribution Amount Shortfall": For any Payment Date,
an amount equal to the interest accrued and unpaid on the Class B Notes on prior
Payment Dates.

         "Class B Note Interest Amount": For each Interest Accrual Period, the
Class B Interest Distribution Amount for such Interest Accrual Period payable in respect of each U.S.$100,000 principal amount of Class B Notes.

         "Class B Notes": Each of the Class B Floating Rate Term Notes, Due
2038, issued by the Issuer pursuant to this Indenture.

                                      -31-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Class B Rate": For each Interest Accrual Period, the per annum rate at which the Class B Notes will bear interest, which shall be equal to (a) LIBOR for three month Dollar deposits (or a Dollar deposit for such other period described in paragraph (3) of the definition of LIBOR) plus (b) 1.50%.

         "Class C Interest Coverage Percentage": As of any Measurement Date on
or after the Closing Date, the percentage derived from dividing:

                  (i) without duplication, Interest Proceeds received and the scheduled interest payments due (in each case regardless of whether the applicable Due Date has yet occurred) in the Collection Period in which such Measurement Date occurs on the Collateral Debt Securities and the
         Eligible Investments held in the Collection Account and any amount scheduled to be received by the Issuer on or before the following
         Payment Date from any Interest Rate Hedge Counterparty under any
         Interest Rate Hedge Agreement, less amounts payable on the Payment Date immediately following such Measurement Date pursuant to clauses (A),
         (C), (D), (E) and (F) of Section 11.1(a)(i); by

                  (ii) the sum of the Class A Interest Distribution Amount
         (estimated, solely for the purposes of this definition and with respect to the Class A-R Notes, using the Class A LIBOR Rate then in effect), the estimated Commitment Fee, if any, amounts payable pursuant to clause (I) of Section 11.1(a)(i), the Class B Interest Distribution
         Amount and the Class C Interest Distribution Amount (excluding the
         Class C Interest Distribution Amount Shortfall), in each case on the
         Payment Date immediately following such Measurement Date;

provided, that for the purposes of calculating the Class C Interest Coverage
Percentage, scheduled interest payments will not include (x) any scheduled interest payments as to which the Issuer or the Portfolio Manager has knowledge that such payment will not be made or in the Portfolio Manager's reasonable business judgment will not be made, (y) any scheduled interest payments on
Defaulted Securities or (z) scheduled interest payments or interest payments due on Deferred Interest PIK Securities.

         "Class C Interest Coverage Test": A test satisfied if, as of any
Measurement Date on or after the Closing Date, the Class C Interest Coverage
Percentage is at least [**].

         "Class C Interest Distribution Amount": With respect to any Payment
Date, the sum of (i) the product of (a) the Aggregate Outstanding Amount of the
Class C Notes with respect to the related Interest Accrual Period, (b) the actual number of days in such Interest Accrual Period divided by 360 and (c) the
Class C Rate and (ii) the Class C Interest Distribution Amount

                                      -32-

[**] CONFIDENTIAL TREATMENT REQUESTED

Shortfall, if any, with respect to such Payment Date plus, to extent lawful, interest accrued thereon at the Class C Rate.

         "Class C Interest Distribution Amount Shortfall": For any Payment Date,
an amount equal to the interest accrued and unpaid on the Class C Notes for prior Payment Dates.

         "Class C Note Interest Amount": For each Interest Accrual Period, the
Class C Interest Distribution Amount for such Interest Accrual Period payable in respect of each U.S.$100,000 principal amount of Class C Notes.

         "Class C Notes": Each of the Class C Floating Rate Deferrable Interest
Term Notes, Due 2038, issued by the Issuer pursuant to this Indenture.

         "Class C Overcollateralization Percentage": As of any Measurement Date
on or after the Closing Date, the percentage derived from dividing the following amounts, each calculated as of the Measurement Date:

          (a)  the Net Outstanding Portfolio Collateral Balance; by

          (b)  the sum of (1) the Aggregate Outstanding Amount of the Class A
               Notes, Class B Notes and Class C Notes outstanding and (2) the
               Class C Interest Distribution Amount Shortfall, if any.

         "Class C Overcollateralization Test": A test that is satisfied if, as of any Measurement Date on or after the Closing Date, the Class C
Overcollateralization Percentage is at least [**].

         "Class C Rate": For each Interest Accrual Period, the per annum rate at which the Class C Notes will bear interest, which shall be equal to (a) LIBOR for three month Dollar deposits (or a Dollar deposit for such other period described in paragraph (3) of the definition of LIBOR) plus (b) 2.25%.

         "Class D Additional Overcollateralization Test": A test satisfied if, on any Measurement Date on or after the Closing Date, the Class D
Overcollateralization Percentage is not less than [**].

         "Class D Interest Coverage Percentage": As of any Measurement Date on
or after the Closing Date, the percentage derived from dividing:

                  (i) without duplication, Interest Proceeds received and the scheduled interest payments due (in each case regardless of whether the applicable Due Date has yet occurred) in the Collection Period in which such Measurement Date occurs on the

                                      -33-

[**] CONFIDENTIAL TREATMENT REQUESTED

         Collateral Debt Securities and the Eligible Investments held in the
         Collection Account and any amount scheduled to be received by the
         Issuer on or before the following Payment Date from any Interest Rate
         Hedge Counterparty under any Interest Rate Hedge Agreement, less amounts payable on the Payment Date immediately following such
         Measurement Date pursuant to clauses (A), (C), (D), (E) and (F) of
         Section 11.1(a)(i); by

                  (ii) the sum of the Class A Interest Distribution Amount
         (estimated, solely for the purposes of this definition and with respect to the Class A-R Notes, using the Class A LIBOR Rate then in effect), the estimated Commitment Fee, if any, amounts payable pursuant to clauses (I) and (K) of Section 11.1(a)(i), the Class B Interest
         Distribution Amount, Class C Interest Distribution Amount (excluding the Class C Interest Distribution Amount Shortfall) and the Class D
         Interest Distribution Amount (excluding the Class D Interest
         Distribution Amount Shortfall), in each case, to be paid on the Payment
         Date immediately following such Measurement Date;

provided that, for the purposes of calculating the Class D Interest Coverage
Percentage, scheduled interest payments will not include (x) any scheduled interest payments as to which the Issuer or the Portfolio Manager has knowledge that such payment will not be made or in the Portfolio Manager's reasonable business judgment will not be made, (y) any scheduled interest payments on
Defaulted Securities or (z) scheduled interest payments or interest payments due on Deferred Interest PIK Securities.

         "Class D Interest Coverage Test": A test satisfied if, as of any
Measurement Date on or after the Closing Date, the Class D Interest Coverage
Percentage is at least [**].

         "Class D Overcollateralization Percentage": As of any Measurement Date
on or after the Closing Date, the percentage derived from dividing the following amounts, each calculated as of the Measurement Date:

          (a)  the Net Outstanding Portfolio Collateral Balance; by

          (b)  the sum of (1) the Aggregate Outstanding Amount of the Notes, (2)
               the Class C Interest Distribution Amount Shortfall, if any, and
               (3) the Class D Interest Distribution Amount Shortfall, if any.

         "Class D Overcollateralization Test": A test that is satisfied if, as of any Measurement Date on or after the Closing Date, the Class D
Overcollateralization Percentage is at least [**].

         "Class D Interest Distribution Amount": With respect to any Payment
Date, the sum of (i) the product of (a) the Aggregate Outstanding Amount of the
Class D Notes with respect to the

                                      -34-

[**] CONFIDENTIAL TREATMENT REQUESTED

related Interest Accrual Period, (b) the actual number of days in such Interest
Accrual Period divided by 360 and (c) the Class D Rate and (ii) the Class D
Interest Distribution Amount Shortfall, if any, with respect to such Payment
Date plus, to the extent lawful, interest accrued thereon at the Class D Rate.

         "Class D Interest Distribution Amount Shortfall": For any Payment Date,
an amount equal to the interest accrued and unpaid on the Class D Notes for prior Payment Dates.

         "Class D Note Interest Amount": For each Interest Accrual Period, the
Class D Interest Distribution Amount for such Interest Accrual Period payable in respect of each U.S.$100,000 principal amount of Class D Notes.

         "Class D Notes": Each of the Class D Floating Rate Deferrable Interest
Term Notes, Due 2038, issued by the Issuer pursuant to this Indenture.

         "Class D Rate": For each Interest Accrual Period, the per annum rate at which the Class D Notes will bear interest, which shall be equal to (a) LIBOR for three month Dollar deposits (or a Dollar deposit for such other period described in paragraph (3) of the definition of LIBOR) plus (b) 4.50%.

         "Clearing Agency": An organization registered as a "clearing agency"
pursuant to Section 17A of the Exchange Act.

         "Clearing Agency Participant": A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing
Agency.

         "Clearing Corporation Security": A security registered in the name of a clearing corporation (as defined in Section 8-102(a)(15) of the UCC) or its nominee.

         "Clearstream": Clearstream Banking, societe anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

         "Closing Date":  May 20, 2003.

         "Closing Date Expense Account": The account designated as such in and established pursuant to Section 10.10.

         "Code":  The United States Internal Revenue Code of 1986, as amended.

                                      -35-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Collateral Administration Agreement": The Collateral Administration
Agreement dated as of the Closing Date, by and among the Issuer, the Portfolio
Manager and the Bank relating to certain functions to be performed by the Bank for the Issuer and the Portfolio Manager with respect to this Indenture and the
Assets, as amended from time to time.

         "Collateral Administrator": LaSalle Bank National Association, as
Collateral Administrator pursuant to the Collateral Administration Agreement, unless a successor Person shall have become Collateral Administrator pursuant to the Collateral Administration Agreement, and thereafter Collateral Administrator shall mean such successor Person.

         "Collateral Assignment of Interest Rate Hedge Agreement": Each
Collateral Assignment of Interest Rate Hedge Agreement, dated the date that the
Issuer enters into an Interest Rate Hedge Agreement, among the Issuer, the
Trustee and the relevant Interest Rate Hedge Counterparty.

         "Collateral Debt Security":  A security that is:

         (a)  an Asset-Backed Security issued by an issuer incorporated or organized under the laws of the United States or a Qualifying Tax Jurisdiction, by a Qualifying Foreign Obligor or by a Non-Specified Foreign Obligor or a
Corporate Debt Security issued by an issuer incorporated or organized under the laws of the United States or by a Qualifying Foreign Obligor; provided that all of the following conditions are met:

               (i) it is Dollar-denominated, and it is not convertible into, or payable in, any other currency;

               (ii) in the case of an Asset-Backed Security, it is one of a
          Specified ABS Type;

               (iii) it has a Moody's Rating, a Standard & Poor's Rating and a
          Fitch Rating and, unless the Rating Agency Condition as to Standard &
          Poor's is satisfied with respect to such Collateral Debt Security, the
          Standard & Poor's Rating does not include the subscript "r" or "t";

               (iv) any of: (1) the Issuer has received an opinion of counsel to the effect that the ownership of such security will not subject the
          Issuer to net income tax or cause the Issuer to be treated as engaged in a trade or business within the United States for U.S. Federal income tax purposes; (2) (x) the Issuer has received an opinion of counsel to the effect that the issuer of the Collateral Debt Security will be treated as a corporation for U.S. Federal income tax purposes or (y) it is the obligation of a single issuer either

                                      -36-

[**] CONFIDENTIAL TREATMENT REQUESTED

          incorporated as a corporation under the state or Federal laws of the
          United States or identified as a corporation for United States Federal income tax purposes by Treasury Regulation Section 301.7701-2(b)(8);
          (3) the Issuer has received an opinion of counsel rendered at the issuance of such security to the effect that such security will be treated as debt for U.S. Federal income tax purposes; (4) the Issuer has received an opinion of counsel that for U.S. Federal income tax purposes (A) the issuer of the Collateral Debt Security is a grantor trust and (B) all the assets of the trust are regular interests in a
          REMIC or FASIT or interest rate floors, caps, swaps, or other notional principal contracts (within the meaning of Treasury Regulations), the payments under which are determined solely by reference to interest rates; or (5) the Alternative Debt Test is satisfied; provided that
          (x) for purposes of this clause, an opinion of counsel that the issuer of a Collateral Debt Security will be treated as a REMIC or FASIT for
          U.S. Federal income tax purposes shall be treated as an opinion of counsel that the Collateral Debt Security will be treated as debt for
          U.S. Federal income tax purposes (unless the Collateral Debt Security is the residual interest in the REMIC or the ownership interest in the
          FASIT), (y) if there has been no change in the terms of a Collateral
          Debt Security prior to its acquisition, the Issuer shall be treated as having received an opinion that it will or should be treated as debt if the Issuer either has obtained a tax opinion to that effect rendered at the issuance of such Collateral Debt Security or has received offering documents pursuant to which such Collateral Debt
          Security was offered that include a tax opinion to such effect or state that an opinion of counsel to such effect has been rendered, and
          (z) provided that there has been no change in any of the
          organizational documents of an entity issuing a Collateral Debt
          Security since its issuance, the Issuer shall be treated as having received an opinion that such entity will be treated as a corporation, grantor trust, REMIC or FASIT (as the case may be) for U.S. Federal income tax purposes if the Issuer either has obtained a tax opinion to that effect rendered at the time of the issuance of the Collateral
          Debt Security or has obtained offering documents that include an opinion of counsel to such effect or state that an opinion of counsel to such effect has been rendered;

               (v) the payments on such security are not subject to withholding tax unless the issuer thereof or other obligor thereon is required under the terms of its Underlying Instruments to make additional payments sufficient to cover any withholding tax imposed at any time on payments made to the Issuer with respect thereto;

               (vi) it was issued after July 18, 1984 and is in registered form for purposes of the Code ("Registered");

               (vii) the terms of such security (and any security held by a grantor trust referred to in clause (iv) above) were fixed prior to the time that the Issuer is committed to acquire such security;

                                      -37-

[**] CONFIDENTIAL TREATMENT REQUESTED

               (viii) its acquisition would not cause the Issuer or the Assets to be required to register as an investment company under the
          Investment Company Act; and if the issuer of such Collateral Debt
          Security is exempted from the definition of an "investment company"
          solely by reason of Section 3(c)(1) or 3(c)(7) of the Investment
          Company Act, then either (x) such Collateral Debt Security does not constitute a "voting security" for purposes of the Investment Company
          Act or (y) the aggregate amount of such Collateral Debt Security held by the Issuer is less than 10% of all "voting securities" in such
          Issue of such Collateral Debt Security;

               (ix) it is not a security that is not eligible under its
          Underlying Instruments to be purchased by the Issuer and assigned to the Trustee;

               (x) [**]

               (xi) [**]

         (b) a Synthetic Security whose Reference Obligation is a Collateral
Debt Security under clause (a) and as to which such acquisition has satisfied the Rating Agency Condition; and

         (c) if purchased, or committed to be purchased, on the Closing Date, shall satisfy the Eligibility Criteria.

         "Collection Account": The trust account established pursuant to Section
10.2.

         "Collection Period": With respect to any Payment Date, the period commencing on the day after the Determination Date next preceding the
Determination Date for such Payment Date (or on the Closing Date, in the case of the Collection Period relating to the first Payment Date) and ending on and including the Determination Date for such Payment Date (or, in the case of a
Collection Period that is applicable to the Payment Date relating to the Stated
Maturity or Redemption Date of any Note, ending on and including the day preceding such Payment Date).

         "Commitment": At any time in respect of any Class A-R Note, the maximum aggregate outstanding amount of advances (whether at the time funded or unfunded) that the Holder of such Class A-R Note is (or if any such holder is a
Conduit Investor that elects not to fund at its discretion, its Alternate
Investors are in the aggregate) obligated from time to time under the Class A-R
Note Purchase Agreements to make to the Issuer; provided that in no event shall the aggregate Commitments of all Holders of Class A-R Notes be greater than the
Class A-R Facility Amount.

                                      -38-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Commitment Fee": A fee accruing from the Closing Date through the last day of the Reinvestment Period, due and payable in arrears on each Payment Date for each day occurring during the Reinvestment Period since the preceding
Payment Date (or, in the case of the initial Payment Date, since the Closing
Date) for the account of the Class A-R Noteholders in the amount equal to: the product of (i) the per annum rate of [**], (ii) the remainder, if any, of the weighted average Maximum Net Investment (as defined in the Class A-R Note
Purchase Agreement) during the related Interest Accrual Period minus the weighted average Aggregate Outstanding Amount of the Class A-R Notes during the related Interest Accrual Period and (iii) the actual number of days during such
Interest Accrual Period divided by 360.

         "Conduit Facility Investor": (a) a Conduit Investor, (b) an Alternate
Investor, or (c) an Agent acting on behalf of a Conduit Investor and its applicable Alternate Investors.

         "Conduit Investor": Receivables Capital Corporation, and any successors thereto and permitted assignees thereof, pursuant to the Class A-R Note Purchase
Agreement.

         "Controlling Class": The Class A Senior Notes, so long as any Class A
Senior Notes are Outstanding, then the Class A-M Notes, so long as any Class A-M
Notes are Outstanding, then the Class B Notes, so long as any Class B Notes are
Outstanding, then the Class C Notes, so long as any Class C Notes are
Outstanding, then the Class D Notes.

         "Corporate Debt Obligor": A corporation organized under the laws of the
United States or any state thereof or a Qualifying Foreign Obligor (other than an issuer of Asset-Backed Securities or of ABS REIT Debt Securities).

         "Corporate Debt Security": A senior debt security issued or guaranteed by a corporation organized under the laws of the United States or any state thereof or any Qualifying Foreign Obligor, which is not an Asset-Backed Security or an ABS REIT Debt Security.

         "Corporate Trust Office": The principal corporate trust office of the
Trustee, currently located at 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: CDO Trust Services Group--ACA ABS 2003-1, Limited,
telephone number 312-904-2498, or such other address as the Trustee may designate from time to time by notice to the Noteholders, the Portfolio Manager, the Agent, Moody's, Standard & Poor's and the Issuer or the principal corporate trust office of any successor Trustee.

         "Cost of Funds Rate": The meaning specified in the Class A-R Note
Purchase Agreement.

                                      -39-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Coverage Tests": The Class A/B Overcollateralization Test, the Class
A/B Interest Coverage Test, the Class C Overcollateralization Test, the Class C
Interest Coverage Test and the Class D Overcollateralization Test and the Class
D Interest Coverage Test.

         "CP Calculation Agent":  The meaning specified in Section 7.16.

         "CP Funded Borrowing": Any Borrowing under any Class A-R Note owned by or on behalf of a Conduit Investor that is funded for all or a portion of any
Interest Accrual Period at the CP Rate.

         "CP Rate": The meaning specified in the Class A-R Note Purchase
Agreement.

         "Credit Improved Security": A Collateral Debt Security (or in the case of a Collateral Debt Security that is a Synthetic Security, the underlying
Reference Obligation) that, as of any date of determination (i) in the Portfolio
Manager's reasonable business judgment (which shall not be called into question solely as a result of subsequent events) has significantly improved in credit quality at any time since such Collateral Debt Security was purchased or (ii) if the rating assigned on the Closing Date to (a) the Class A Notes or the Class B
Notes by Moody's has on such date of determination been withdrawn or downgraded by one or more rating subcategory since the Closing Date (and such rating has not been restored to the rating assigned to the Class A Notes or the Class B
Notes on the Closing Date) or (b) the Class C Notes or the Class D Notes have on such Determination Date been withdrawn or downgraded by two or more rating subcategories since the Closing Date (and such rating has not been restored or reinstated to a rating that is not lower than one rating subcategory below the rating assigned to the Class C Notes or the Class D Notes on the Closing Date),
then the rating of such Collateral Debt Security must have been placed on watch list for possible upgrade or upgraded by at least one rating subcategory by any
Rating Agency from the rating in effect at the time such Collateral Debt
Security was acquired by the Issuer.

         "Credit Risk Security": A Collateral Debt Security (or in the case of a
Collateral Debt Security that is a Synthetic Security, the underlying Reference
Obligation) that, or any other security included in the Collateral that, as of any date of determination (i) in the Portfolio Manager's reasonable business judgment (which shall not be called into question solely as a result of subsequent events) has a significant risk of declining in credit quality and with the lapse of time, becoming a Defaulted Security (but excluding any
Collateral Debt Security which has become a Defaulted Security) or (ii) if the rating assigned by Moody's on the Closing Date to (a) the Class A Notes or the
Class B Notes have as of such Determination Date been withdrawn or downgraded by one or more rating subcategory since the Closing Date (and such rating has not been reinstated or restored to the rating assigned to the Class A Notes or the
Class B Notes on the Closing Date) or (b) the Class C Notes or the Class D Notes
have as of such

                                      -40-

[**] CONFIDENTIAL TREATMENT REQUESTED

Determination Date been withdrawn or downgraded by two or more rating subcategories since the Closing Date (and such rating has not been reinstated or restored to a rating that is not lower than one subcategory below the rating assigned to the Class C Notes or the Class D Notes on the Closing Date), such
Collateral Debt Security must have been withdrawn or downgraded by at least one rating subcategory or placed on watch list for downgrade by any Rating Agency from the rating in effect at the time such Collateral Debt Security was acquired by the Issuer.

         "Custodial Securities Intermediary": The meaning specified in Section
3.3(a).

         "Debt Security": A debt security (other than a Treasury Security)
together with a swap agreement pursuant to which the holder of the debt security has agreed to pay the counterparty all or part of the interest, if any, due on such debt security.

         "Default": With respect to the Securities, any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an
Event of Default.

         "Defaulted Security": Any Collateral Debt Security or any other security included in the Assets:

                  (i) with respect to which, or with respect to which other
         indebtedness that ranks pari passu with or subordinate to any other material indebtedness for borrowed money owing by the issuer of such security (for purposes hereof "Other Indebtedness") as to which there has occurred and is continuing a payment default thereunder (without giving effect to any applicable grace period or waiver); provided, that a payment default of up to three Business Days with respect to which the portfolio manager certifies to the Trustee in writing, in its reasonable business judgment, is due to non-credit and non-fraud related reasons shall not cause a Collateral Debt Security to be classified as a Defaulted Security; provided, further, that a security shall no longer be considered a "Defaulted Security" pursuant to this paragraph (i) if such security has paid in full any past due interest and has resumed full current payments of interest in cash (whether or not any waiver or restructuring has been effected);

                  (ii) with respect to which there has occurred a default (other than any payment default) which entitles the holders thereof, with the giving of notice or passage of time or both, to accelerate the maturity of all of a portion of the principal amount of such obligation, and such default has not been cured or waived;

                  (iii) as to which a bankruptcy, insolvency, or receivership proceeding has been initiated and is continuing with respect to the issuer of such Collateral Debt Security, or there has been proposed or effected any distressed exchange or other debt restructuring

                                      -41-

[**] CONFIDENTIAL TREATMENT REQUESTED

         where the issuer of such Collateral Debt Security has offered the holders thereof a new security or package of securities that, in the reasonable business judgment of the Portfolio Manager, either (x)
         amounts to a diminished financial obligation or (y) has the purpose of helping the borrower to avoid default, except that a Collateral Debt
         Security shall not constitute a "Defaulted Security" under this clause
         (iii) if such Collateral Debt Security was acquired in a distress exchange or other debt restructuring and satisfies the requirements of the definition of a "Collateral Debt Security";

                  (iv) as to which the Portfolio Manager knows the issuer
         thereof is (or is reasonably expected by the Portfolio Manager to be, as of the next scheduled payment date) in default (without giving effect to any applicable grace period or waiver) as to payment of principal and/or interest on another obligation (and such default has not been cured or waived) which is senior or pari passu in right of payment to such Collateral Debt Security;

                  (v) (x) that is rated "D" or "SD" or "CC" by Standard & Poor's or, after having been assigned such a rating by Standard & Poor's,
         Standard & Poor's withdraws its rating with respect to such Collateral
         Debt Security or (y) that is rated "C" or "Ca" by Moody's or, after having been assigned such rating by Moody's, Moody's withdraws its rating with respect to such Collateral Debt Security;

                  (vi) that is a Synthetic Security referencing a Reference
         Obligation that would, if such Reference Obligation were a Collateral
         Debt Security, constitute a "Defaulted Security" under paragraphs (i),
         (iii), (iv) or (v) of this definition;

                  (vii) that is a Synthetic Security (other than a Synthetic
         Security in paragraph (iv) above) with respect to which (a) the long-term debt obligations of such Synthetic Security Counterparty are rated "D" or "SD" by Standard & Poor's, or such ratings are withdrawn for credit related reasons by Standard & Poor's, (b) as to which a bankruptcy, insolvency, or receivership proceeding has been initiated and is continuing with respect to such Synthetic Security Counterparty, or (c) the Synthetic Security Counterparty has defaulted in the performance of any of its payment obligations under the Synthetic
         Security (a "Synthetic Security Counterparty Defaulted Obligation");

                  (viii) that is a debt obligation delivered to the Issuer upon the occurrence of a "credit-event" under a Synthetic Security that would not be eligible for purchase by the Issuer in accordance with the
         Eligibility Criteria.

Notwithstanding the foregoing, the Portfolio Manager may, but is not required to, declare any Collateral Debt Security to be a Defaulted Security if, in the
Portfolio Manager's reasonable

                                      -42-

[**] CONFIDENTIAL TREATMENT REQUESTED

business judgment, the credit quality of the issuer of such Collateral Debt
Security has significantly deteriorated such that there is a reasonable expectation of payment default as of the next payment date with respect to such
Collateral Debt Security.

         "Defaulted Security Amount": With respect to each Defaulted Security, the lesser of (i) the Market Value of such Defaulted Security determined by the
Portfolio Manager at any date of determination and (ii) the Principal Balance of such Defaulted Security multiplied by its Applicable Recovery Rate.

         "Deferred Interest PIK Security": A PIK Security if any interest thereon has been deferred and capitalized for at least one payment date (until payment of interest on such PIK Security has resumed and all capitalized and deferred interest has been paid in accordance with the terms of the Underlying
Instruments).

         "Deferred Structuring Fee": The quarterly fee payable to the
Structuring Agent pursuant to the Structuring Agent Agreement for its services performed prior to the Closing Date, to the extent of funds available for such purpose in accordance with the Priority of Payments, equal to a rate per annum of [**] of the sum of (i) the Aggregate Principal Balance of Collateral Debt
Securities and Eligible Investments outstanding at the beginning of the
Collection Period related to such Payment Date and (ii) all Cash held by the
Trustee on behalf of the Issuer at the beginning of such Collection Period, excluding amounts distributed as Interest Proceeds or Principal Proceeds on the
prior Payment Date. Any unpaid Deferred Structuring Fee that is deferred due to the operation of the Priority of Payments shall accrue interest at LIBOR in effect for the current Interest Accrual Period. The Deferred Structuring Fee
shall continue to accrue until the Preference Share Redemption Date and be payable by the Issuer on each Payment Date notwithstanding the termination or resignation of ACA Management, L.L.C. as the Portfolio Manager.

         "Definitive Indenture Security": The meaning specified in Section
2.2(c).

         "Deposit": Any Cash or Money deposited with the Trustee by the Issuer on the Closing Date for inclusion as Assets and deposited by the Trustee in the
Collection Account on the Closing Date, which shall be equal to the proceeds of the sale of the Securities, less amounts used (i) in payment of applicable fees and expenses of the Offering and (ii) to purchase Collateral Debt Securities on the Closing Date.

         "Depository": With respect to the Notes issued in the form of one or more Global Notes, the Person designated as Depository pursuant to Section 2.2 or any successor thereto appointed pursuant to the applicable provision of this
Indenture.

                                      -43-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Determination Date": The date which is five Business Days prior to the related Payment Date.

         "Discretionary Sale": The meaning specified in Section 12.1(b)(v).

         "Disqualified Transferee": The meaning specified in Section 2.5(n).

         "Distribution": Any payment of principal, interest or fee or any dividend or premium payment made on, or any other distribution in respect of, an obligation or a security, as applicable.

         "Diversity Score": A single number that is calculated as described in
Schedule 3 hereto.

         "Diversity Test": A test satisfied as of any Measurement Date on or after the Closing Date if the Diversity Score is equal to or greater than [**].

         "Dividend Yield": As of any Payment Date, (a) the aggregate amount distributed to the Preference Share Paying Agent for payment to the Holders of the Preference Shares on such Payment Date pursuant to clause (S) under Section
11.1(a)(i) divided by (b) the aggregate Stated Value of all Preference Shares on such Payment Date (prior to giving effect to any distribution in respect of
Preference Shares on such Payment Date) as reported to the Trustee by the
Administrator multiplied by (c) 360 divided by (d) the number of days during the related Interest Accrual Period (calculated on the basis of a year of 360 days and twelve 30-day months).

         "Dollar" or "$": A dollar or other equivalent unit in such coin or currency of the United States of America that, at the time shall be legal tender for all debts, public and private.

         "Downgraded Alternate Investor": Any Alternate Investor who fails
(after any applicable grace or notice period) to maintain the Alternate Investor
Rating Criteria at any time prior to the Class A-R Facility Termination Time.

         "Downgraded Class A-R Investor": Any holder (other than a Conduit
Facility Investor) of Class A-R Notes who fails (after any applicable grace or notice period) to maintain the Class A-R Holder Rating Criteria at any time prior to the Class A-R Facility Termination Time.

         "DTC":  The Depository Trust Company, a New York corporation.

         "Due Date": Each date on which a Distribution is due on a Pledged
Obligation.

         "Eligibility Criteria": With respect to any Collateral Debt Security, as of the date of the acquisition of such Collateral Debt Security, shall be as set forth in Schedule 5 hereto.

                                      -44-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Eligible Investments": Any Dollar-denominated investment that, at the time it is Granted to the Trustee (directly or through a Securities Intermediary or bailee), is one or more of the following obligations or securities:

                  (i) Cash;

                  (ii) direct Registered obligations of, and Registered
         obligations the timely payment of principal of and interest on which is fully and expressly guaranteed by, the United States of America or any agency, instrumentality or government sponsored entity of the United
         States of America;

                  (iii) demand and time deposits in, certificates of deposit of, bankers' acceptances payable within 183 days of issuance issued by, or
         Federal funds sold by, any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by Federal and/or state banking authorities so long as the commercial paper and/or the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) at the time of such investment or contractual commitment providing for such investment have a credit rating of not less than "Aaa" by Moody's, "AAA" by Standard &
         Poor's and "AAA" by Fitch (if rated by Fitch), in the case of long-term debt obligations, or "P-1" by Moody's, "A-1" by Standard & Poor's and
         "F1" by Fitch (if rated by Fitch), in the case of commercial paper and short-term debt obligations; provided that in the case of commercial paper and short-term debt obligations with a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "Aaa" by Moody's, "AAA" by
         Standard & Poor's and "AAA" by Fitch (if rated by Fitch);

                  (iv) unleveraged repurchase obligations (if treated as debt for tax purposes by the issuer) with respect to (a) any security described in clause (ii) above or (b) any other Registered security issued or guaranteed by an agency or instrumentality of the United
         States of America (in each case without regard to the stated maturity of such security), in either case entered into with a U.S. Federal or state depository institution or trust company (acting as principal)
         described in clause (iii) above or entered into with a corporation
         (acting as principal) whose long-term rating is not less than "Aaa" by
         Moody's, not less than "AAA" by Standard & Poor's and not less than
         "AAA" by Fitch (if rated by Fitch) or whose short-term credit rating is
         "P-1" by Moody's, "A-1+" by Standard & Poor's and "F1+" by Fitch (if
         rated by Fitch) at the time of such investment; provided that if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than

                                      -45-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Aaa" by Moody's, "AAA" by Standard & Poor's and not less than "AAA"
         by Fitch (if rated by Fitch);

                  (v) Registered debt securities (other than mortgage-backed securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that have a credit rating of not less than "Aaa"
         by Moody's, not less than "AAA" by Standard & Poor's and not less than
         "AAA" by Fitch (if rated by Fitch) at the time of such investment or contractual commitment providing for such investment; provided that the amount of Eligible Investments of the type referred to in this paragraph (v) issued by any single corporation or its Affiliates shall not at any time exceed the greater of (i) [**] of the aggregate amount of Eligible Investments at such time and (ii) [**];

                  (vi) commercial paper or other short-term obligations with a maturity of not more than 183 days from the date of issuance and having at the time of such investment a credit rating of "P-1" by Moody's,
         "A-1+" by Standard & Poor's and "F1+" by Fitch (if rated by Fitch);
         provided that if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "Aaa" by Moody's, "AAA" by
         Standard & Poor's and not less than "AAA" by Fitch (if rated by Fitch);

                  (vii) Reinvestment Agreements (so long as payments under any such Reinvestment Agreement are not subject to withholding taxes)
         issued by any bank or other institution (if treated as a deposit by such bank or other institution), or a Registered Reinvestment Agreement issued by any insurance company or other corporation or entity organized under the laws of the United States of America or any state thereof, in each case, that has a credit rating of not less than "P-1"
         by Moody's, "A-1+" by Standard & Poor's and "F1+" by Fitch (if rated by
         Fitch); provided that if such security has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long-term credit rating of not less than "Aaa" by Moody's, "AA+" by
         Standard & Poor's and not less than "AAA" by Fitch (if rated by Fitch);

                  (viii) any money market fund or similar investment vehicle having at the time of investment therein a credit rating of "P-1" by
         Moody's, "A-1" by Standard & Poor's and "F-1" by Fitch (if rated by
         Fitch); provided that (x) if such investment has a maturity of longer than 91 days, the issuer thereof must also have at the time of such investment a long term credit rating of not less than "Aaa" by Moody's and "AAA" by Standard & Poor's and (y) no amount earned by the Issuer with respect to such investment will be subject to withholding tax; and

                                      -46-

[**] CONFIDENTIAL TREATMENT REQUESTED

                  (ix) any other investment similar to those described in
         clauses (i) through (viii) above which (a) each of the Rating Agencies has confirmed in writing may be included as an Eligible Investment without resulting in a qualification, downgrade or withdrawal of any of its then current ratings on the Notes and (b) has, in the case of an investment with a maturity of longer than 183 days, a long-term credit rating of not less than "Aaa" by Moody's and "AAA" by Standard & Poor's or, in the case of an investment with a maturity of 91 days or less, a credit rating of not less than "P-1" by Moody's and "A-1" by Standard &
         Poor's;

and, in each case (other than clause (i)), with a stated maturity (giving effect to any applicable grace period) no later than the Business Day immediately preceding the Payment Date next following the Collection Period in which the date of investment occurs; provided that Eligible Investments shall not include
(a) any mortgage-backed security, Interest Only Security, principal only security, Deferred Interest PIK Security, (b) any security purchased at a price in excess of 100% of the par value thereof, (c) any investment the income from or proceeds of disposition of which is or will be subject to deduction or withholding for or on account of any withholding or similar tax or the acquisition (including the manner of acquisition), ownership, enforcement or disposition of which will subject the Issuer to net income tax in any jurisdiction, (d) any security whose repayment is subject to substantial non-credit related risk as determined in the sole judgment of the Portfolio
Manager, (e) any security the rating of which by Standard & Poor's includes the subscript "r" or "t," (f) any mortgage-backed security or (g) any floating rate security whose interest rate is inversely or otherwise not proportionately related to an interest rate index or is calculated as other than the sum of an interest rate index plus a spread. Eligible Investments may include, without limitation, investments in the Trustee or an Affiliate of the Trustee or those investments for which the Trustee or an Affiliate of the Trustee provides services and, in each case, that otherwise fall within the foregoing provisions of this definition. Eligible Investments may not include (1) any security subject to U.S. withholding tax or foreign withholding tax unless the obligor of the security is required to make "gross- up" payments for the full amount of such tax and (2) an obligation or security that has a rating by Standard &
Poor's that includes the symbol "r" or "t".

         "Entitlement Holder": The meaning specified in Section 8-102(a)(7) of the UCC.

         "Entitlement Order": A notification communicated to a Securities
Intermediary directing transfer or redemption of a Financial Asset to which the
Entitlement Holder has a Security Entitlement.

         "Equity Security": Any equity security acquired by the Issuer as a result of the exercise of any right to purchase or as a result of the conversion of Collateral Debt Securities in

                                      -47-

[**] CONFIDENTIAL TREATMENT REQUESTED

conjunction with the purchase of Collateral Debt Securities or in exchange for a
Defaulted Security.

         "ERISA": The United States Employee Retirement Income Security Act of
1974, as amended.

         "Euroclear": Euroclear Bank S.A./N.V., as operator of the Euroclear system.

         "Event of Default":  The meaning specified in Section 5.1.

         "Excepted Property":  The meaning specified in the Granting Clause.

         "Excess Amounts": The Excess Interest Proceeds and the Excess Principal
Proceeds.

         "Excess Interest Proceeds": Amounts payable in respect of Preference
Shares pursuant to clause (W) of Section 11.1(a)(i).

         "Excess Principal Proceeds": Amounts payable in respect of Preference
Shares pursuant to clause (M) of Section 11.1(a)(ii).

         "Exchange Act": The United States Securities Exchange Act of 1934, as
amended.

         "Exchanged Commitment": With respect to (i) any Funded Class A-R Note
Exchange, the portion of the Specified Class A-R Investor's Specified Commitment
equal to the Prior Funded Portion, or (ii) any Full Class A-R Note Exchange, the
Specified Class A-R Investor's Specified Commitment.

         "Expense Reserve Account": The account established as such pursuant to
Section 10.10.

         "Expense Reserve Account Required Amount": On the Closing Date an
amount equal to [**]. With respect to each Payment Date, an amount equal to, and such amount not to exceed, the sum of (a) [**] and (b) [**] of the Net
Outstanding Portfolio Collateral Balance and the Aggregate Principal Balance of
Eligible Investments representing Principal Proceeds, each as of the related
Determination Date.

         "Financial Asset": Except as otherwise provided in Section 8-103 of the
UCC, (a) a Security, (b) an obligation of a Person or a share, participation or other interest in a Person or in property or an enterprise of a Person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment or (c) any property that is held by a Securities Intermediary for another Person in a

                                      -48-

[**] CONFIDENTIAL TREATMENT REQUESTED

Securities Account if the Securities Intermediary has expressly agreed with the other Person that the property is to be treated as a financial asset under
Article 8 of the UCC.

         "Financing Statements": Financing statements relating to the Assets naming the Issuer as debtor and the Trustee on behalf of itself and the Holders of the Notes as the secured party.

         "Fitch":  Fitch, Inc., and any successor or successors thereto.

         "Fitch Applicable Recovery Rate": With respect to any Collateral Debt
Security, an amount equal to the percentage for such Collateral Debt Security set forth in the Fitch recovery rate matrix set forth in Schedule 10.B hereto in
(x) the applicable table therein and (y) the row in such table opposite the
Fitch Rating of such Collateral Debt Security on the Closing Date.

         "Fitch Maximum Rating Distribution": The number determined on any
Measurement Date by dividing (i) the summation of the series of products obtained (a) for any Collateral Debt Security that is not a Defaulted Security, by multiplying (1) the Principal Balance on such Measurement Date of each such
Collateral Debt Security by (2) its respective Fitch Rating Factor on such
Measurement Date and (b) for any Defaulted Security, by multiplying (1) the
Fitch Applicable Recovery Rate for such Defaulted Security by (2) the Principal
Balance on such Measurement Date of each such Defaulted Security by (3) its respective Fitch Rating Factor on such Measurement Date by (ii) the sum of (a)
the Aggregate Principal Balance on such Measurement Date of all Collateral Debt
Securities that are not Defaulted Securities plus (b) the summation of the series of products obtained by multiplying (1) the Fitch Applicable Recovery
Rate for each Defaulted Security by (2) the Principal Balance on such
Measurement Date of such Defaulted Security, and rounding the result up to the nearest whole number. For purposes of the Fitch Weighted Average Rating Factor
Test, the Principal Balance of a Defaulted Security will be deemed to be equal to its outstanding principal amount.

         "Fitch Minimum Weighted Average Recovery Rate Test": A test that will be satisfied on any Measurement Date on or after the Closing Date if the Fitch
Weighted Average Recovery Rate is greater than or equal to (w) with respect to the Class A Senior Notes or Class A-M Notes, [**], (x) with respect to the Class
B Notes, [**] (y) with respect to the Class C Notes, [**] and (z) with respect to the Class D Notes, [**].

         "Fitch Rating": The Fitch Rating of any Collateral Debt Security shall be determined as described in Schedule 10.A hereto.

         "Fitch Rating Factor": For purposes of calculating the Fitch Weighted
Average Rating Factor Test, with respect to any Collateral Debt Security the number set forth in the table below opposite the Fitch Rating of such Collateral
Debt Security:

                                      -49-

[**] CONFIDENTIAL TREATMENT REQUESTED

--------------------------------------------------------------------------------
      FITCH              FITCH               FITCH                 FITCH
     RATING          RATING FACTOR           RATING            RATING FACTOR
--------------------------------------------------------------------------------
       AAA               1.30                  BBB-                20.00
--------------------------------------------------------------------------------
       AA+               2.00                  BB+                 37.00
--------------------------------------------------------------------------------
       AA                2.30                  BB                  43.50
--------------------------------------------------------------------------------
       AA-               3.30                  BB-                 46.50
--------------------------------------------------------------------------------
       A+                4.00                   B+                 50.00
--------------------------------------------------------------------------------
       A                 5.00                   B                  52.20
--------------------------------------------------------------------------------
       A-                7.50                   B-                 65.00
--------------------------------------------------------------------------------
      BBB+              10.00                 CCC+                 90.00
--------------------------------------------------------------------------------
      BBB               14.00                 CCC                 100.00
--------------------------------------------------------------------------------

        "Fitch Sector Score": A single number (calculated in accordance with the methodology prescribed by Fitch and more fully described in Schedule 10.C hereto) that measures concentrations among the Collateral Debt Securities in terms of sectors (i.e., CMBS Securities, RMBS Securities, consumer Asset-Backed
Securities and commercial Asset-Backed Securities).

         "Fitch Sector Score Test": A test that will be satisfied if the Fitch
Sector Score is equal to or greater than [**] on any Measurement Date on or after the Closing Date.

         "Fitch Weighted Average Rating Factor Test": A test that will be satisfied if the Fitch Maximum Rating Distribution of the Collateral Debt
Securities does not exceed 16.0 on any Measurement Date on or after the Closing
Date.

         "Fitch Weighted Average Recovery Rate": The number obtained by summing the products obtained by multiplying the Principal Balance of each Collateral
Debt Security by its Fitch Applicable Recovery Rate, dividing such sum by the
Aggregate Principal Balance of all such Collateral Debt Securities, multiplying the result by 100 and rounding up to the first decimal place. For purposes of the Fitch Weighted Average Recovery Rate, the Principal Balance of a Defaulted
Security will be deemed to be equal to its outstanding principal amount.

         "Fixed Rate Excess": As of any Measurement Date shall equal a fraction
(expressed as a percentage) the numerator of which is equal to the product of
(a) the greater of zero and the

                                      -50-

[**] CONFIDENTIAL TREATMENT REQUESTED

excess, if any, of the Weighted Average Coupon for such Measurement Date over the Weighted Average Coupon required to satisfy the Weighted Average Coupon Test for such Measurement Date and (b) the Aggregate Principal Balance of all
Collateral Debt Securities that are fixed rate securities (other than a
Defaulted Security or a Deferred Interest PIK Security) and the denominator of which is the Aggregate Principal Balance of all Collateral Debt Securities that are floating rate securities (excluding all Defaulted Securities and Deferred
Interest PIK Securities). In computing the Fixed Rate Excess on any Measurement
Date, the Weighted Average Coupon for such Measurement Date shall be computed as if the Spread Excess were equal to zero.

         "Flow-Through Investment Vehicle": Any entity (i) that would be an investment company but for the exception in Section 3(c)(1) or Section 3(c)(7)
of the Investment Company Act and the amount of whose investment in the
Securities exceeds 40% of its total assets (determined on a consolidated basis with its subsidiaries), (ii) as to which no Person owning any equity or similar interest in the entity has the ability to control any investment decision of such entity or to determine, on an investment-by-investment basis, the amount of such Person's contribution to any investment made by such entity, (iii) that was not organized or reorganized for the specific purpose of acquiring a Security or
(iv) as to which no Person owning an equity or similar interest therein was specifically solicited to make additional capital or similar contributions for the purpose of enabling such entity to purchase a Security.

         "Full Class A-R Note Exchange": An exchange of Class A-R Notes for
Class A-T Notes in the amount of the full (funded and unfunded) Commitment of a
Specified Class A-R Investor.

         "Funded Class A-R Note Exchange": An exchange of Class A-R Notes for
Class A-T Notes in the amount of the Prior Funded Portion of a Specified Class
A-R Investor's Specified Commitment.

         "Funding Affiliate": An Affiliate of the Portfolio Manager which is expected to acquire all of the Preference Shares on the Closing Date.

         "Funding Noteholder": Any holder of the Funding Notes.

         "Funding Notes": The notes issued by the Funding Affiliate to finance its acquisition of Preference Shares.

         "Global Indenture Securities": The meaning specified in Section 2.2(d).

         "Grant": To grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off

                                      -51-

[**] CONFIDENTIAL TREATMENT REQUESTED

against, deposit, set over and confirm. A Grant of the Pledged Obligations or of any other security or instrument, shall include all rights, powers and options
(but none of the obligations) of the granting party thereunder, including without limitation the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Pledged
Obligations (or any other security or instrument), and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring
Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         "Guaranteed Debt Security": An Asset-Backed Security or a Corporate
Debt Security guaranteed as to ultimate or timely payment of principal or interest or a related Synthetic Security which would satisfy the Eligibility
Criteria.

         "Hedge Due Amount": With respect to any Interest Rate Hedge Agreement at any time, the amount of any net payment then due and payable thereunder by the Issuer to the Interest Rate Hedge Counterparty.

         "Highest Auction Price": With respect to an Auction Call Redemption, the greater of (a) the highest price bid by any Listed Bidder for all of the
Collateral Debt Securities and (b) the sum of the highest prices bid by one or more Listed Bidders for each Subpool. In each case, the price bid by a Listed
Bidder shall be the Dollar amount which the Portfolio Manager certifies to the
Trustee based on the Portfolio Manager's review of the bids, which certification shall be binding and conclusive.

         "Holdback Account":  The meaning specified in Section 12.5(e).

         "Holder", "Indenture Securityholder", "Noteholder", "Preference
Shareholder" or "Securityholder": With respect to any Security, the Person in whose name such Security is registered in the Indenture Security Register or
Share Register, as applicable.

         "Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended. All references in this instrument to designated "Articles," "Sections,"
"Subsections" and other subdivisions are to the designated Articles, Sections,
Subsections and other subdivisions of this instrument as originally executed.
The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section,
Subsection or other subdivision.

                                      -52-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Indenture Securities": The Securities other than the Preference
Shares.

         "Indenture Security Register" and "Indenture Security Registrar": The
respective meanings specified in Section 2.5(a).

         "Independent": As to any Person, any other Person (including, in the case of an accountant, or lawyer, a firm of accountants or lawyers and any member thereof or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such
Person within the meaning of Rule 101 of the Code of Ethics of the American
Institute of Certified Public Accountants.

         Whenever any Independent Person's opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof

         "Initial Counterparty Rating": (a) with respect to Moody's (i) if no short-term debt rating exists, then a long-term senior unsecured debt rating or issuer credit rating of at least "Aa3" (without being on negative credit watch)
or (ii) if a short-term senior unsecured debt rating and a long-term senior unsecured debt rating exist, then a short-term senior unsecured debt rating of
"P-1" (without being on negative credit watch) and a long-term senior unsecured debt rating of at least "A1" (without being on negative credit watch), (b) with respect to Standard & Poor's, either a short-term senior unsecured debt rating of at least "A-1" or a long-term senior unsecured debt rating of at least "A+",
(c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty or such transferee are rated at least "A" by Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such counterparty or such transferee are rated at least "F1" by Fitch (or, for each of (a), (b) and (c), with respect to any counterparty not so rated, which will nonetheless be deemed to have the Initial
Counterparty Rating if its obligations in respect of the Interest Rate Hedge
Agreement are absolutely and unconditionally guaranteed by an affiliate of such counterparty, so long as such affiliate's long-term debt and short-term obligations are so rated) or (d) such other ratings as meet the Rating Agency
Condition with respect to the applicable Rating Agency.

         "Initial Purchase Agreement": The purchase agreement dated as of May
20, 2003 between the Issuer and Banc of America Securities LLC, as amended from time to time in accordance with the terms thereof.

                                      -53-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Initial Transaction Fee": The initial transaction fee paid to the
Issuer on or about the Closing Date in an amount equal to $1,000.

         "Instruction": The meaning specified in Section 8-102(a)(12) of the
UCC.

         "Interest Accrual Period": With respect to the Class A-R Notes and each
Borrowing under the Class A-R Notes, an "Interest Accrual Period" will be the period (a) commencing either (i) in the case of the initial Interest Accrual
Period for such Borrowing, on and including the related Borrowing Date or (ii)
after the first Class A-R Interest Payment Date for such Borrowing, on and including the prior Class A-R Interest Payment Date, and (b) ending on, but excluding, the next Payment Date. In connection with the Borrowing under the
Class A-R Notes on the Closing Date, the initial Interest Accrual Period shall begin on the Closing Date. With respect to the Class A-T Notes, the Class B
Notes, and the Class C Notes, an "Interest Accrual Period" will be the period from and including the Closing Date to but excluding the first Payment Date, and each successive period from and including each Payment Date to but excluding the following Payment Date until the principal of such Class is paid or made available for payment. With respect to any other Class, the first Interest
Accrual Period will be the period from and including the Closing Date to but excluding the first Payment Date, and, thereafter, the Interest Accrual Period will be each successive period from and including each Payment Date to, but excluding, the following Payment Date until the principal of such Class is paid or made available for payment. Provisions regarding payments of accrued and unpaid interest and the initial Interest Accrual Period of Class A-T Notes issued in a Class A-R Note Exchange are set forth in Section 2.7.

         "Interest Coverage Tests": The Class A/B Interest Coverage Test, the
Class C Interest Coverage Test and the Class D Interest Coverage Test.

         "Interest Only Security": Any Asset-Backed Security that does not provide for the repayment of a stated principal amount in one or more installments.

         "Interest Proceeds": With respect to any Determination Date without duplication is the sum of: (i) all payments of interest received, including
Accrued Interest received upon the sale of a Collateral Debt Security during the related Collection Period on the Collateral Debt Securities and Eligible
Investments (including all proceeds from the sale or other disposition of Assets which are not Principal Proceeds and including cash payments of Accreted
Interest on any PIK Security which are not included in Principal Proceeds), (ii)
all amounts, if any, payable to the Issuer by any Interest Rate Hedge
Counterparty under any Interest Rate Hedge Agreement on the applicable Payment
Date or during such Collection Period excluding any termination payments received thereunder, (iii) amounts transferred from the Expense Reserve Account into the Collection Account at the direction of the Portfolio Manager in accordance with Section

                                      -54-

[**] CONFIDENTIAL TREATMENT REQUESTED

10.10(e) during the related Collection Period, (iv) all principal payments on
Eligible Investments purchased with any amount specified in clause (i) above, and (v) amounts withdrawn from the Interest Reserve Account for application as
Interest Proceeds on such date.

         "Interest Rate Hedge Agreement": An interest rate protection agreement to be entered into between the Issuer and any Interest Rate Hedge Counterparty as of the Closing Date or to be entered into between the Issuer and any Interest
Rate Hedge Counterparty after the Closing Date, in each case for the sole purpose of hedging interest rate risk between the portfolio of Collateral Debt
Securities and the Securities, as amended from time to time and any replacement interest rate hedge agreement entered into pursuant to Article XVI (so long as such Interest Rate Hedge Agreement shall provide that any amount payable to the
Interest Rate Hedge Counterparty thereunder shall be subject to the Priority of
Payments and that any amount payable upon the earlier termination or liquidation thereof shall be payable only on a Payment Date).

         "Interest Rate Hedge Counterparty": A counterparty or any permitted assignee or successor under the relevant Interest Rate Hedge Agreement which has the Initial Counterparty Rating on the date of entering into such Interest Rate
Hedge Agreement or the date of assignment or succession, as the case may be.

         "Interest Reserve Account": The account established as such pursuant to
Section 10.10.

         "Interest Reserve Account Deposit": With respect to the Closing Date and each Payment Date (other than the Scheduled Preference Shares Redemption
Date), an amount equal to the lesser of (1) the excess, if any, of (x) the amount of interest scheduled to be paid on the Notes on the current and the next subsequent Payment Date over the (y) amount of Interest Proceeds that the
Portfolio Manager in its reasonable business judgment believes will be received and available to make such interest payments on such Payment Dates and (2) the sum of (x) the amount of accrued interest on Collateral Debt Securities that pay interest semi-annually that would have been scheduled to be included in Interest
Proceeds on such quarterly Payment Dates, if any, but for the fact that interest is payable only every six months plus (y) the amount of interest that would have been scheduled to be included as Interest Proceeds on any Deferred Interest PIK
Securities during the period through such subsequent Payment Date if interest on such Deferred Interest PIK Security were not being deferred.

         "Investment Company Act": The United States Investment Company Act of
1940, as amended.

         "Irish Stock Exchange":  The meaning specified in Section 7.2.

                                      -55-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Issue": Collateral Debt Securities issued by the same issuer and secured by the same collateral pool.

         "Issuer": ACA ABS 2003-1, Limited, a company incorporated under the laws of the Cayman Islands, until a successor Person shall have become the
Issuer pursuant to the applicable provisions of this Indenture, and thereafter
"Issuer" shall mean such successor Person.

         "Issuer Charter": The Memorandum and Articles of Association of the
Issuer filed under the Companies Law (2002 Revision) of the Cayman Islands.

         "Issuer Order" and "Issuer Request": A written order or request (which may be in the form of standing instructions), as the case may be, dated and signed in the name of the Issuer by an Authorized Officer of the Issuer, or by
an Authorized Officer of the Portfolio Manager pursuant to the Portfolio
Management Agreement.

         "LIBOR":  The meaning set forth in Schedule 4 hereto.

         "LIBOR Calculation Agent":  The meaning specified in Section 7.16.

         "LIBOR Determination Date": The meaning set forth in Schedule 4 hereto.

         "Listed Bidder":  The meaning specified in Schedule 11.

         "Listed Classes":  The meaning specified in Section 7.2.

         "London Business Day":  The meaning specified in Section 7.16(b).

         "Majority": With respect to any Class of the Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class
(including in the case of the Class A-R Notes, the unfunded committed amount thereunder). In determining a Majority of a Class of Notes, the calculation shall exclude any Notes owned by the Issuer, any Disqualified Transferees and any Portfolio Manager Securities, and such Securities shall be deemed not to be
Outstanding for such calculation.

         "Management Fee": The Primary Management Fee and the Secondary
Management Fee.

         "Mandatory Redemption": A redemption of the Notes pursuant to Section
9.5.

         "Margin Stock": "Margin Stock" as defined under Regulation U issued by the Board of Governors of the Federal Reserve System.

                                      -56-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Market Value": The value of a Collateral Debt Security determined by the Portfolio Manager, based upon the average of two bid side quotes or, if not available, mid-market valuations, obtained by the Portfolio Manager. Such bid side quotes or mid-market valuations will be obtained from Independent broker/dealers making a market in such Collateral Debt Security and the
Portfolio Manager will calculate the average of such bids. The Portfolio Manager shall report (i) the Market Value of the Collateral Debt Security, (2) the
identity of the broker/dealer from which the Portfolio Manager received such quotes or valuations and (iii) the quotes that the Portfolio Manager received with respect to each Collateral Debt Security to the Trustee on each date of determination. The Trustee shall verify (i) the bid side quotes and/or the mid-market valuations with the respective broker/dealer and (ii) the arithmetic calculation used by the Portfolio Manager to derive the Market Value(s). In the event of a discrepancy between the information reported to the Trustee by the
Portfolio Manager and the calculations made by the Trustee based on such information and the results of its verification thereof, the Market Value of the applicable Collateral Debt Security shall be based on the calculations of the
Trustee and not the Portfolio Manager.

         "Maturity": With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

         "Measurement Date": Any of the following: (i) the Closing Date, (ii)
any day on which the Issuer acquires or disposes of any Collateral Debt
Security, (iii) any date on which a Collateral Debt Security becomes a Defaulted
Security, (iv) each Determination Date, (v) three Business Days prior to any
Borrowing Date, (vi) the 10th day of each calendar month (excluding any month with a Determination Date) and (vii) with reasonable notice, any Business Day requested by any Rating Agency or by the Holders of at least 66-2/3% of the
Aggregate Outstanding Amount of any Class of Notes (and if no Notes are
outstanding, any other Business Day requested by holders of 66-2/3% of
Preference Shares); provided that, if any such date would otherwise fall on a day that is not a Business Day, the relevant Measurement Date shall be the immediately preceding Business Day.

         "Minimum Weighted Average Recovery Test": A test that is satisfied as of any Measurement Date on or after the Closing Date, if the Moody's Weighted
Average Recovery Rate is greater than or equal to, [**] and the Standard &
Poor's Weighted Average Recovery Rate is greater than or equal to (w) with respect to the Class A Notes, [**], (x) with respect to the Class B Notes, [**],
(y) with respect to the Class C Notes, [**]] and (z) with respect to the Class D
Notes, [**] or in any case, such other percentage as determined by the Portfolio
Manager; provided, that such determination satisfies the Rating Agency
Condition.

         "Money":  The meaning specified in Section 1-201(24) of the UCC.

                                      -57-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Monthly Report":  The meaning specified in Section 10.5(a).

         "Moody's": Moody's Investors Service, Inc., and its successors in interest.

         "Moody's Applicable Recovery Rate": With respect to any Collateral Debt
Security, an amount equal to (i) 100% minus (ii) the percentage for such
Collateral Debt Security set forth in the Loss Rate Matrix attached hereto as
Schedule 2-A in (x) the table corresponding to the relevant Specified ABS Type,
(y) the column in such table setting forth the Moody's Rating of such Collateral
Debt Security on the date on which such Collateral Debt Security was initially issued and (z) the row in such table opposite the percentage of the initial par amount of the tranche of which such Collateral Debt Security is a part relative to the total capitalization of (including both debt and equity securities issued
by) the relevant issuer of or obligor on such Collateral Debt Security determined on the date on which such Collateral Debt Security was originally issued.

         "Moody's Average Portfolio Rating Test": The test that is satisfied on any Measurement Date on or after the Closing Date, if the Moody's Maximum Rating
Distribution is equal to 400 or less.

         "Moody's Collateral Posting Threshold Rating": (a) with respect to
Moody's (i) if no short-term senior unsecured debt rating exists, then a long-term senior unsecured debt rating or issuer credit rating of at least "Aa3"
by Moody's (without being on negative credit watch) or (ii) if a short-term senior unsecured debt rating and a long-term senior unsecured debt rating exist, then a short-term senior unsecured debt rating of "P-1" (without being on negative credit watch) and a long-term senior unsecured debt rating of at least
"Al" (without being on negative credit watch) or (b) such other ratings as meet the Rating Agency Condition by Moody's.

         "Moody's Maximum Rating Distribution": A number determined, on any
Measurement Date, equal to the number determined by dividing:

         (i)      the summation of the series of products obtained for any
                  Collateral Debt Security that is not a Defaulted Security, by multiplying the Principal Balance on such Measurement Date of each such Collateral Debt Security by its respective Moody's
                  Rating Factor on such Measurement Date; by

         (ii)     the sum of the Aggregate Principal Balance on such Measurement
                  Date of all Collateral Debt Securities that are not Defaulted
                  Securities.

         "Moody's Rating": The Moody's Rating of any Collateral Debt Security
shall be determined as described in Schedule 6 hereto.

                                      -58-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Moody's Rating Factor": For purposes of computing the Moody's Average
Portfolio Rating Test, with respect to any Collateral Debt Security, the number set forth in the table below opposite the Moody's Rating related to such
Collateral Debt Security; provided, however, that if Moody's rates such
Collateral Debt Security and (x) if Moody's has placed such Collateral Debt
Security on credit watch for possible downgrade, the Moody's Rating shall be deemed to be one rating subcategory below such rating or, if the actual rating by Moody's of any ABS CBO/CLO Security is below "A3", two subcategories below such rating and (y) if Moody's has placed such Collateral Debt Security on credit watch for possible upgrade, the Moody's Rating shall be deemed to be one rating subcategory above such rating.

                        Moody's Rating                            Moody's Rating
   Moody's Rating           Factor           Moody's Rating           Factor
   --------------       --------------       --------------       --------------
       "Aaa"                   1                 "Ba1"                    940
       "Aa1"                  10                 "Ba2"                  1,350
       "Aa2"                  20                 "Ba3"                  1,780
       "Aa3"                  40                  "B1"                  2,220
        "A1"                  70                  "B2"                  2,720
        "A2"                  120                 "B3"                  3,490
        "A3"                  180                "Caa1"                 4,770
       "Baa1"                 260                "Caa2"                 6,500
       "Baa2"                 360                "Caa3"                 8,070
       "Baa3"                 610            "Ca" or lower             10,000

         "Moody's Weighted Average Recovery Rate": A number obtained by adding the products obtained by multiplying the Principal Balance of each Collateral
Debt Security that is not a Defaulted Security by its Moody's Applicable
Recovery Rate, dividing such sum by the Aggregate Principal Balance of all such
Collateral Debt Securities, and multiplying the result by 100 and rounding up to the first decimal place. For purposes of the Weighted Average Recovery Rate, the
Principal Balance of a Deferred Interest PIK Security will be deemed to be equal to its outstanding principal amount.

         "Net Outstanding Portfolio Collateral Balance": On any Measurement Date
an amount equal to (a) the Aggregate Principal Balance on such Measurement Date of all Collateral Debt Securities plus (b) the Aggregate Principal Balance of all Principal Proceeds held as cash, all Eligible Investments purchased with
Principal Proceeds and any amount on deposit at such a time in the Collection
Account (without duplication) minus (c) the Aggregate Principal Balance on such
Measurement Date of all Collateral Debt Securities that are Defaulted Securities or Deferred Interest PIK Securities plus (d) for each Deferred Interest PIK
Security, the Calculation Amount with respect to such Deferred Interest PIK
Security plus (e) for each Defaulted Security,

                                      -59-

[**] CONFIDENTIAL TREATMENT REQUESTED

the Defaulted Security Amount with respect to such Defaulted Security. For purposes of this definition, the Aggregate Principal Balance of Equity
Securities will be deemed to be zero.

         "New Funded Portion": With respect to any Class A-T Note issued in a
Full Class A Note Exchange, the principal portion of such Class A-T Note corresponding to the Unfunded Portion.

         "Non-Call Period": The period from and after the Closing Date to and including the Payment Date in June, 2007.

         "Non-Renewing Alternate Investor": Any Alternate Investor who does not elect to renew its funding commitment under the applicable Asset Funding
Facility.

         "Non-Specified Foreign Obligor": A sovereign or non-sovereign issuer organized under the law of a country that is in Latin America, Asia, Africa,
Eastern Europe or the Caribbean or in a country the Dollar-denominated obligations of which are rated lower than "Aa2" by Moody's and the unguaranteed, unsecured and otherwise unsupported foreign currency issuer credit rating of which are rated lower than "AA" by Standard & Poor's; provided, that an issuer of Asset-Backed Securities organized under the law of the Bahamas, Bermuda, the
Cayman Islands, the Channel Islands, the Netherlands Antilles or any other similar jurisdiction generally imposing either no or nominal taxes on the income of companies organized under the law of such jurisdiction shall not be a
Non-Specified Foreign Obligor for purposes hereof if the underlying collateral of such Asset-Backed Securities does not consist of any obligation of obligors located outside of the United States.

         "Noteholder":  See the definition of "Holder".

         "Note Interest Rate": With respect to the Class A-T Notes, the Class
A-R Notes, the Class A-M Notes, the Class B Notes, the Class C Notes and the
Class D Notes, respectively, the Class A-T Rate, the Class A-R Rate, the Class
A-M Rate, the Class B Rate, the Class C Rate and the Class D Rate, respectively, and with respect to any other Class of Securities issued pursuant to Section
8.1, the Note Interest Rate, if any, shall be stated in the applicable supplemental indenture.

         "Note Valuation Report":  The meaning specified in Section 10.5(b).

         "Notes": The Class A Notes, the Class B Notes, the Class C Notes and
the Class D Notes.

                                      -60-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Offer": With respect to any security, (i) any offer by the issuer of such security or by any other Person made to all of the holders of such security to purchase or otherwise acquire such security (other than pursuant to any redemption in accordance with the terms of the related Underlying Instruments)
or to convert or exchange such security into or for cash, securities or any other type of consideration or (ii) any solicitation by the issuer of such security or any other Person to amend, modify or waive any provision of such security or any related Underlying Instrument.

         "Offering": The initial offering of the Notes and the Preference
Shares.

         "Offering Memorandum": The Offering Memorandum, dated as of May 16,
2003, prepared in connection with the Offering.

         "Officer": With respect to the Issuer and any corporation or other entity (other than a partnership or the Trustee), any Director, the Chairman of the Board of Directors, the President, any Vice President, the Secretary, an
Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity;
with respect to any partnership, any general partner thereof, and with respect to the Trustee, any Trust Officer.

         "Opinion of Counsel": A written opinion addressed to the Trustee and each Rating Agency, in form and substance reasonably satisfactory to the
Trustee, of an attorney at law admitted to practice before the highest court of the jurisdiction(s) applicable to the subject matter and the governing law(s) of the relevant document(s) (as may be reasonably determined by the party requesting or entitled to such opinion), which attorney may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer, and which attorney shall be reasonably satisfactory to the Trustee. Whenever an Opinion of
Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory which opinions of other counsel shall accompany such Opinion of Counsel and shall either be addressed to the Trustee and each Rating Agency or shall state that the Trustee and each
Rating Agency shall be entitled to rely thereon.

         "Optional Redemption": A redemption of the Notes pursuant to Section
9.1.

         "Ordinary Shares": The authorised ordinary share capital of the Issuer, which consists of 1,000 Ordinary Shares, U.S.$1.00 par value per Ordinary Share, all of which Ordinary Shares have been issued to Walkers SPV Limited, a licensed trust company incorporated in the Cayman Islands, which holds all of the outstanding Ordinary Shares of the Issuer under the terms of a declaration of trust.

                                      -61-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Outstanding": (a) With respect to the Indenture Securities, as of any date of determination, all of the Indenture Securities theretofore authenticated and delivered under this Indenture except:

                  (i) Indenture Securities theretofore canceled by the Indenture
         Security Registrar or delivered to the Indenture Security Registrar for cancellation;

                  (ii) Indenture Securities or portions thereof for whose
         payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Indenture Securities pursuant to
         Section 4.1(a)(ii); provided that, if such Indenture Securities or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Notes in exchange for or in lieu of which other
         Indenture Securities have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Indenture Securities are held by a holder in due course;

                  (iv) Indenture Securities alleged to have been mutilated,
         destroyed, lost or stolen for which replacement Indenture Securities have been issued as provided in Section 2.6;

                  (v) with reference to the Class A-R Notes, "Outstanding" means only the aggregate principal amount outstanding thereunder and does not include any unutilized portion of the Class A-R Facility Amount;
         provided that, in determining whether the Holders of the requisite
         Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent, waiver or vote hereunder, the Aggregate Outstanding Amount of Class A-R Notes will be deemed to equal the Class A-R Facility Amount;

                  (vi) Disqualified Transferees; and

         (b) With respect to the Preference Shares, as of any date of determination, all of the Preference Shares then issued and which have not theretofore been redeemed and are not Disqualified Transferees.

         "Patriot Act" means the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub.
L. No. 107-56 (2001).

                                      -62-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Paying Agent": Any Person authorized by the Issuer to pay the principal of or interest on any Indenture Securities on behalf of the Issuer as specified in Section 7.2.

         "Payment Account": The payment account of the Trustee in respect of the
Securities established pursuant to Section 10.3(a).

         "Payment Date": September 10, 2003 and quarterly on the 10th day of each December, March, June and September thereafter, and at the Stated Maturity or Redemption Date with respect to the Notes, and with respect to payments to the Preference Share Paying Agent for distribution to the Holders of the
Preference Shares, the Scheduled Preference Shares Redemption Date or earlier
Preference Share Redemption Date, or if any such date is not a Business Day, the immediately following Business Day; it being understood that with respect to the payment of interest on the Class A-R Notes, the initial Payment Date with respect to any Borrowing shall be the Payment Date specified in the related
Borrowing Request; provided that such Payment Date shall be either the first or second Payment Date to occur after such Borrowing.

         "Perfection Representations": The representations, warranties and covenants of the Issuer set forth in Schedule 9 attached hereto.

         "Permanent Regulation S Global Indenture Security": The meaning specified in Section 2.2(b)(ii).

         "Person": An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.

         "PFIC Annual Information Statement": A "PFIC Annual Information
Statement" as described in Treasury Regulations Section 1.1295-1 (or any successor U.S. Internal Revenue Service release or Treasury Regulation).

         "PIK Security": Any Collateral Debt Security that, pursuant to the terms of the related Underlying Instruments, permits the payment of interest thereon to be deferred and capitalized as additional principal thereof or that issues identical securities in place of payments of interest in Cash, either (a)
without the consent of the holder or holders of such Collateral Debt Security or
(b) at the option of holders of securities secured by the same collateral pool but on a senior basis following a default or event of default with respect to such senior securities.

                                      -63-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Plan Asset Regulation": The Plan Asset Regulation of the U.S.
Department of Labor, 29 C.F.R. Section 2510.3-101.

         "Pledged Obligations": On any date of determination, the Collateral
Debt Securities, the Eligible Investments that have been Granted to the Trustee and the Interest Rate Hedge Counterparty and any Equity Security which forms part of the Assets.

         "Portfolio Management Agreement": The Portfolio Management Agreement,
dated as of the Closing Date, between the Issuer and the Portfolio Manager relating to the Securities and the Assets, as amended from time to time in accordance with the terms hereof and thereof.

         "Portfolio Manager": ACA Management, L.L.C., a Delaware limited liability company, unless a successor Person shall have become the portfolio manager pursuant to the provisions of the Portfolio Management Agreement, and thereafter "Portfolio Manager" shall mean such successor Person.

         "Portfolio Manager Securities": All Securities beneficially owned by, or subject to the discretionary voting authority of the Portfolio Manager or any
Affiliate thereof or by an account or fund for which the Portfolio Manager or an
Affiliate thereof acts as the investment advisor (with discretionary authority), provided that Preference Shares owned by the Funding Affiliate shall not be
Portfolio Manager Securities on any matter as to which the Funding Noteholders
(other than the Portfolio Manager, an Affiliate thereof or an account or fund for which the Portfolio Manager or an Affiliate thereof acts as investment advisor with discretionary authority) have the right to direct the voting of such Preference Shares.

         "Preference Share Documents": The Preference Share Paying and Transfer
Agency Agreement and the Issuer Charter.

         "Preference Share Paying Agent": LaSalle Bank National Association,
solely in its capacity as Preference Share Paying Agent under the Preference
Share Paying and Transfer Agency Agreement, unless a successor Person shall have become the Preference Share Paying Agent pursuant to the applicable provisions of the Preference Share Paying and Transfer Agency Agreement, and thereafter, the Preference Share Paying Agent shall mean such successor Person.

         "Preference Share Paying and Transfer Agency Agreement": The Preference
Share Paying and Transfer Agency Agreement, dated as of the Closing Date, between the Issuer and LaSalle Bank National Association, as Preference Share
Paying Agent and Preference Share Transfer Agent and Walkers SPV Limited, as
Share Registrar.

                                      -64-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Preference Share Payment Account": A segregated bank account established by the Preference Share Paying Agent pursuant to the Preference
Share Paying and Transfer Agency Agreement into which the Preference Share
Paying Agent will deposit all amounts distributable to the holders of the
Preference Shares under the Priority of Payments.

         "Preference Share Placement Agent": ACA Securities, L.L.C., and its
successors or assigns.

         "Preference Share Placement Agreement": The agreement, dated as of the
Closing Date, between the Issuer and the Preference Share Placement Agent.

         "Preference Share Redemption Date": The Scheduled Preference Share
Redemption Date or any earlier Redemption Date in respect of the Preference
Shares.

         "Preference Share Redemption Price": The price paid to redeem each
Preference Share, which is determined by dividing (a) the amount of the proceeds of the Assets remaining after giving effect to redemption of the Notes and the payment of all other amounts payable prior to payments to the Preference Share
Paying Agent to redeem the Preference Shares pursuant to the Priority of
Payments by (b) the number of Preference Shares outstanding.

         "Preference Share Transfer Agent": LaSalle Bank National Association,
solely in its capacity as Preference Share Transfer Agent under the Preference
Share Paying and Transfer Agency Agreement, unless a successor Person shall have become the Preference Share Transfer Agent pursuant to the applicable provisions of the Preference Share Paying and Transfer Agency Agreement, and thereafter, the Preference Share Transfer Agent shall mean such successor Person.

         "Preference Shareholder":  The meaning set forth under "Holder" above.

         "Preference Shares" means the Preference Shares, par value $0.01 per
Preference Share, authorized, allotted and issued by the Issuer pursuant to the
Preference Share Documents.

         "Premiums": All call premiums and other amounts payable by the obligor of a Collateral Debt Security due to the retirement or tender of a Collateral
Debt Security prior to its scheduled maturity received by the Issuer.

         "Prepayment": Any payment on the Class A-R Notes from Principal
Proceeds or Interest Proceeds made on a Prepayment Date pursuant to Section
12.4.

         "Prepayment Date": Any Payment Date on which the Class A-R Notes are repaid pursuant to Section 12.4.

                                      -65-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Primary Management Fee": The fee payable to the Portfolio Manager on each Payment Date for its services under the Portfolio Management Agreement in the amount of [**] per annum (or, from and after any date after the date on which the Primary Services Fee ceases to accrue, [**] per annum) of the sum of
(i) the Aggregate Principal Balance of Collateral Debt Securities and Eligible
Investments outstanding at the beginning of the Collection Period related to such Payment Date and (ii) all Cash held by the Trustee on behalf of the Issuer at the beginning of such Collection Period, excluding amounts distributed as
Interest Proceeds or Principal Proceeds on the prior Payment Date, calculated in accordance with the Portfolio Management Agreement. The Primary Management Fee
shall accrue from the Closing Date. Any unpaid Primary Management Fee that is deferred due to the operation of the Priority of Payments will not accrue interest.

         "Primary Services Fee": The fee payable to ACA Services on each Payment
Date for its services performed for the Portfolio Manager under the Services
Agreement in the amount of [**] per annum of the sum of (i) the Aggregate
Principal Balance of Collateral Debt Securities and Eligible Investments
outstanding at the beginning of the Collection Period related to such Payment
Date and (ii) all Cash held by the Trustee on behalf of the Issuer at the beginning of such Collection Period, excluding amounts distributed as Interest
Proceeds or Principal Proceeds on the prior Payment Date, calculated in accordance with the Services Agreement. The Primary Services Fee shall accrue from the Closing Date. Any unpaid Primary Services Fee that is deferred due to the operation of the Priority of Payments will not accrue interest. The Primary
Services Fee will cease to accrue on the date on which the termination or resignation of ACA Management, L.L.C. as the Portfolio Manager becomes effective
(unless the successor Portfolio Manager notifies the Trustee and the Issuer that the Services Agreement will be maintained in effect).

         "Principal Balance" or "par": With respect to any Pledged Obligation, as of any date of determination, the outstanding principal amount of such
Pledged Obligation; provided that:

         (a) the Principal Balance of a Collateral Debt Security received upon acceptance of an Offer for another Collateral Debt Security if in the Portfolio
Manager's judgment (or according to the stated terms of such Offer) the failure to accept such Offer may result in a default under the Underlying Instruments, shall be deemed to be the lesser of:

               (i) the Market Value of such received Collateral Debt Security determined by the Portfolio Manager at any date of determination; and

               (ii) the outstanding principal amount of such received Collateral
          Debt Security multiplied by its Applicable Recovery Rate.

                                      -66-

[**] CONFIDENTIAL TREATMENT REQUESTED

         until such time as payment in full of all amounts payable on three consecutive scheduled payment dates after acquisition thereof has been made with respect to such other Collateral Debt Security;

         (b) for all purposes, the Principal Balance of any Equity Security shall be deemed to be zero;

         (c) for any Deferred Interest PIK Security, the Principal Balance of
such Deferred Interest PIK Security shall not include any Accreted Interest with respect thereto;

         (d) the Principal Balance of a Synthetic Security shall be equal to the principal component of the amount of the repayment obligation (as it may be written down from time to time) of the Synthetic Security Counterparty to the
Issuer at maturity of such Synthetic Security; and

         (e) the Principal Balance of any Collateral Debt Security shall be reduced to the extent the outstanding principal amount of such Collateral Debt
Security is reduced (i) as a result of a "realized loss", "collateral support deficit", "additional trust fund expense" or other event (other than the payment thereon) that under the terms of its Underlying Instruments results in a writedown of Principal Balance or (ii) any "appraisal reduction" applicable to such Collateral Debt Security under the terms of its Underlying Instruments.

         "Principal Proceeds": With respect to any Determination Date, without duplication, the sum of (i) the aggregate principal payments on the Collateral
Debt Securities (including such amounts reinvested in Eligible Investments and
Purchased Accrued Interest) received during the related Collection Period
(including Premiums, payments at maturity, upon liquidation or pursuant to optional or mandatory redemption or sinking fund provisions and recoveries of interest, principal and fees on Defaulted Securities and Deferred Interest PIK
Securities up to the original principal amount thereof) and, during the
Reinvestment Period, not reinvested in Additional Collateral Debt Securities prior to such Determination Date), (ii) Sale Proceeds in the Collection Account
as of such Determination Date, (iii) fees and commissions received by the Issuer during such Collection Period in connection with the purchase of Collateral Debt
Securities, (iv) all amendment and waiver fees and all other fees and commissions received during such Collection Period in connection with the
Collateral Debt Securities, Eligible Investments purchased with Principal
Proceeds, (v) any distributions waived by, or contributions or capital contributions received from, the Holders of the Preference Shares pursuant to
Section 5.7 of the Preference Share Paying and Transfer Agency Agreement, (vi)
proceeds from the termination and liquidation of any Interest Rate Hedge
Agreement, to the extent such proceeds exceed the cost of entering into replacement Interest Rate Hedge Agreements in accordance with the requirements set forth herein, (vii) all principal payments on Eligible Investments purchased

                                      -67-

[**] CONFIDENTIAL TREATMENT REQUESTED

with the amounts set forth in clauses (i) through (iii) above and (viii) any other amounts not included in Interest Proceeds.

         "Prior Funded Portion": With respect to any Specified Class A-R
Investor and any Class A-R Note Exchange, the principal portion of the related
Class A-T Note (immediately after the Class A-R Note Exchange) corresponding to the funded portion of the applicable Specified Commitment immediately prior to the Class A-R Note Exchange.

         "Priority of Payments": The meaning specified in Section 11.1(a).

         "Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.

         "Protected Purchaser": The meaning specified in Section 8-303 of the
UCC.

         "Purchase Price": The net price paid by the Issuer in purchasing a
Collateral Debt Security, taking into account up front fees, assignment fees or any other costs or fees paid or received.

         "Purchased Accrued Interest": With respect to Collateral Debt
Securities and Eligible Investments purchased, the amount of interest accumulated but not paid from the most recent interest accrual date to the related settlement date of such Collateral Debt Security or Eligible Investment.

         "Qualified Accredited Investor": An "accredited investor" under the
Securities Act (as defined in Rule 501(a)(1), (2), (3) or (7) under the
Securities Act), except for a Knowledgeable Employee (as defined in the
Preference Share Paying and Transfer Agency Agreement), who may be an
"accredited investor" under Rule 501(a)(5) or (6) of the Securities Act.

         "Qualified Bidder List": A list of not less than three Persons prepared by the Portfolio Manager and delivered to the Trustee at least three Business
Days prior to the first Auction, as may be amended and supplemented by the
Portfolio Manager from time to time upon written notice to the Trustee, provided that any such notice shall only be effective on any Auction Date if it was received by the Trustee at least two Business Days prior to such Auction Date.

         "Qualified Bidders": The Persons, which may include the Portfolio
Manager or an Affiliate of the Portfolio Manager, whose names appear from time to time on the Qualified Bidder List.

         "QIB" or "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

                                      -68-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Qualified Purchaser": When used (a) in reference to purchasers of any
Class of Indenture Securities, the meaning specified in Section 2(a)(51) of the
Investment Company Act, Rule 2A- 51 under the Investment Company Act or any other applicable rule under the Investment Company Act and a company beneficially owned exclusively by one or more such purchasers and (b) in reference to purchasers of any Preference Shares, shall include Knowledgeable
Employees (as defined under the Preference Share Paying and Transfer Agency
Agreement) and a company beneficially owned exclusively by one or more purchasers described in clause (a) hereof or Knowledgeable Employees.

         "Qualifying Foreign Obligor": A corporation, partnership or other entity organized or incorporated in Australia, Austria, Belgium, Canada,
Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy,
Liechtenstein, Luxembourg, The Netherlands, New Zealand, Norway, Portugal,
Spain, Sweden, Switzerland or the United Kingdom.

         "Qualifying Hedge Substitute Arrangement": With respect to any Interest
Rate Hedge Counterparty any substitute arrangement that satisfies the Rating
Agency Condition, including, but not limited to, collateral, letters of credit or guarantees.

         "Qualifying Investment Vehicle": An entity as to which all of the beneficial owners of any securities issued by such entity have made, and as to which (in accordance with the document pursuant to which such entity was organized or the agreement of other document governing such securities) each such beneficial owner must require any transferee of any such security to make, to the Issuer and the registrar each of the representations set forth in the final Offering Memorandum and in this Indenture or the Preference Share
Documents, as applicable, required to be made upon transfer of any of the
Securities (with modifications to such representations satisfactory to the
Portfolio Manager and the Issuer to reflect the indirect nature of the interests of such beneficial owners in such Securities, including any modification permitting an initial beneficial owner of securities issued by such entity to represent that it is a Qualified Purchaser and a Qualified Institutional Buyer).

         "Qualifying Tax Jurisdiction": A jurisdiction other than the United
States, currently including the Bahamas, Bermuda, the Cayman Islands, the
Channel Islands and the Netherlands Antilles, so long as such jurisdiction imposes either no or nominal taxes on the companies organized under the laws of such jurisdiction, as determined by the Portfolio Manager subject, in the case of any subsequently included jurisdiction, to satisfaction of the Rating Agency
Condition.

         "Rating Agencies":  Moody's, Standard & Poor's and Fitch.

                                      -69-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Rating Agency Condition": With respect to any action taken or to be taken hereunder, a condition that is satisfied when each of the Rating Agencies shall have notified the Portfolio Manager and the Trustee in writing that such action will not result in the immediate reduction or withdrawal with respect to any then-current rating of any Class of the Notes.

         "Record Date": The date on which the Holders of Securities entitled to receive a payment in respect of principal or interest or Excess Amounts, as the case may be, on the succeeding Payment Date are determined, such date as to any
Payment Date being the 15th day (whether or not a Business Day) prior to the applicable Payment Date.

         "Redemption Date": Any Payment Date specified for a redemption of
Indenture Securities pursuant to Article IX.

         "Redemption Date Statement": The meaning specified in Section 10.5(e).

         "Redemption Price": When used with respect to (i) any Class A Senior
Note, without duplication, an amount calculated on the related Determination
Date equal to 100% of the outstanding principal amount of such redeemed Note, together with the Class A-T Note Interest Distribution Amount and Class A-R Note
Interest Distribution Amount, the Commitment Fee, if any, the Class A-R
Increased Cost Amount, if any, the Class A-R Rating Downgrade Amount, if any,
and the Class A-R Additional Interest, if any, allocable to such Note and due on the Redemption Date, (ii) any Class A-M Note, an amount calculated on the related Determination Date equal to 100% of the Aggregate Outstanding Amount of such redeemed Note, together with the Class A-M Interest Distribution Amount due on the Redemption Date, (iii) any Class B Note, an amount calculated on the related Determination Date equal to 100% of the Aggregate Outstanding Amount of such redeemed Note, together with the Class B Interest Distribution Amount due on the Redemption Date, (iv) any Class C Note, an amount calculated on the related Determination Date equal to 100% of the Aggregate Outstanding Amount of such redeemed Note, together with the Class C Interest Distribution Amount due on the Redemption Date, (v) any Class D Note, an amount calculated on the related Determination Date equal to 100% of the Aggregate Outstanding Amount of such redeemed Note, together with the Class D Interest Distribution Amount due on the Redemption Date, and (vi) with respect to any Preference Share, the
Preference Share Redemption Price.

         "Reference Banks": The meaning specified in Schedule 4 hereto.

         "Reference Obligation": With respect to any Synthetic Security, an
Asset-Backed Security or Corporate Debt Security by reference to which payments under such Synthetic Security are to be determined.

                                      -70-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Reference Obligor": With respect to a Reference Obligation, the obligor thereunder.

         "Registered": With respect to any debt obligation, a debt obligation that is issued after July 18, 1984 and that is in registered form for purposes of the Code.

         "Registered Holder": With respect to any Indenture Security, the Person whose name appears on the Indenture Security Register as the registered Holder of such Note. With respect to any Preference Share, the Person whose name appears in the Share Register as the registered owner of such Preference Share.

         "Registered Office": The principal office of the Issuer, which shall be located outside of the United States.

         "Regulation S": Regulation S under the Securities Act.

         "Regulatory Determination Date": The date on which the Issuer, the
Trustee or the Portfolio Manager has been advised in writing by counsel or by the SEC that either the Issuer or the pool of Assets is required to register under the Investment Company Act.

         "Reimbursement Direction": Any Issuer Order or any written direction by the person whose title is at least that of Vice President of Banc of America
Securities (with written approval from the Portfolio Manager) to the Trustee, directing the Trustee to pay from the funds available in the Closing Date
Expense Account a fee or expense incurred in connection with the issuance of the
Indenture Securities on or prior to the Closing Date which direction shall include payment amount and payment instructions.

         "Reinvestment Agreement": A guaranteed reinvestment agreement from a bank, insurance company or other corporation or entity; provided that such agreement provides that it is terminable by the purchaser, without penalty, in the event that the rating assigned to such agreement by any Rating Agency is at any time lower than the rating required pursuant to the terms of this Indenture to be assigned to such agreement in order to permit the purchase thereof.

         "Reinvestment Criteria":  The criteria specified in Section 12.2.

         "Reinvestment Diversion Amount": The amount specified as such in
Section 11.1(a).

         "Reinvestment Period": The period commencing on and including the
Closing Date to but excluding the Payment Date in June, 2007.

         "Replacement Counterparty Rating": (a) with respect to Moody's (i) if no short-term debt rating exists, then a long-term senior unsecured debt rating or issuer credit rating of higher than

                                      -71-

[**] CONFIDENTIAL TREATMENT REQUESTED

"A2" and (ii) if a short-term senior unsecured debt rating and a long-term senior unsecured debt rating exist, then a short-term senior unsecured debt rating of higher than "P-2" and a long-term senior unsecured debt rating of higher than "A3," (b) with respect to Standard & Poor's, either a short-term senior unsecured debt rating of at least "A-1" or a long-term senior unsecured debt rating of at least "A+", (c) with respect to Fitch, either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such counterparty or such transferee are rated at least "A" by
Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such counterparty or such transferee are rated at least "F1"
by Fitch, (or, for each of (a), (b) and (c), with respect to any counterparty not so rated, which will nonetheless be deemed to have the Replacement
Counterparty Rating if its obligations in respect of the Interest Rate Hedge
Agreement are absolutely and unconditionally guaranteed by an affiliate of such counterparty, so long as such affiliate's long-term debt and short-term obligations are so rated) or (d) such other ratings as meet the Rating Agency
Condition with respect to the applicable Rating Agency.

         "Restricted Global Indenture Security": The meaning specified in
Section 2.2(b).

         "Rule l44A":  Rule l44A under the Securities Act.

         "Rule 144A Information":  The meaning specified in Section 7.15.

         "Sale":  The meaning specified in Section 5.17.

         "Sale Proceeds": On any date during a Collection Period, the balance of
(a) all proceeds (excluding Accrued Interest) which are not otherwise included in the definition of Interest Proceeds received during the related Collection
Period with respect to the Assets as a result of sales or other dispositions of the Assets less (b) any reasonable amounts expended by the Portfolio Manager or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales or other dispositions less (c) during the
Reinvestment Period, the amount of such proceeds which have been reinvested in
Additional Collateral Debt Securities during such Collection Period prior to such date pursuant to the Reinvestment Criteria.

         "Schedule of Collateral Debt Securities": The Collateral Debt
Securities listed on Schedule 1 hereto, which Schedule shall include the following items for each Collateral Debt Security so listed:

         (a) the issuer;

         (b) the CUSIP;

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[**] CONFIDENTIAL TREATMENT REQUESTED

         (c) the domicile of the issuer and underlying obligors thereof;

         (d) the Purchase Price;

         (e) the coupon or spread as applicable;

         (f) the Principal Balance;

         (g) the Stated Maturity;

         (h) if it is an Asset-Backed Security, the Specified ABS Type and
whether it is an ABS Type Diversified Security, an ABS Type Residential
Security, or an ABS Type Undiversified Security;

         (i) the published rating of each Collateral Debt Security from Moody's,
Standard & Poor's or Fitch, Inc.;

         (j) the Moody's Rating;

         (k) the Standard & Poor's Rating; and

         (l) the Fitch Rating.

as amended from time to time to reflect the release of Collateral Debt
Securities pursuant to Article X hereof and the inclusion of Additional
Collateral Debt Securities as provided in Section 12.2 hereof.

         "Scheduled Distribution": With respect to any Pledged Obligation, for each Due Date, the scheduled payment of principal and/or interest due on such
Due Date with respect to such Pledged Obligation, determined in accordance with the assumptions specified in Section 1.2 hereof

         "Scheduled Preference Share Redemption Date": The Payment Date in June,
2038.

         "SEC":  The United States Securities and Exchange Commission.

         "Secondary Management Fee": The fee payable to the Portfolio Manager on each Payment Date for its services under the Portfolio Management Agreement in the amount of [**] per annum (or, from and after any date after the date on which the Secondary Services Fee ceases to accrue, [**] per annum) of the sum of
(i) the Aggregate Principal Balance of all Collateral Debt Securities and all
Eligible Investments outstanding at the beginning of the Collection

                                      -73-

[**] CONFIDENTIAL TREATMENT REQUESTED

Period related to such Payment Date and (ii) all Cash held by the Issuer at the beginning of such Collection Period, excluding amounts distributed as Interest
Proceeds or Principal Proceeds on the prior Payment Date, calculated in accordance with the Portfolio Management Agreement. The Secondary Management Fee
shall accrue from the Closing Date. Any unpaid Secondary Management Fee that is deferred due to the operation of the Priority of Payments shall accrue interest at LIBOR in effect for the current Interest Accrual Period.

         "Secondary Services Fee": The fee payable to ACA Services on each
Payment Date for its services to the Portfolio Manager under the Services
Agreement in the amount of [**] per annum of the sum of (i) the Aggregate
Principal Balance of all Collateral Debt Securities and all Eligible Investments
outstanding at the beginning of the Collection Period related to such Payment
Date and (ii) all Cash held by the Issuer at the beginning of such Collection
Period, excluding amounts distributed as Interest Proceeds or Principal Proceeds on the prior Payment Date, calculated in accordance with the Services Agreement.
The Secondary Services Fee shall accrue from the Closing Date. Any unpaid
Secondary Services Fee that is deferred due to the operation of the Priority of
Payments shall accrue interest at LIBOR in effect for the current Interest
Accrual Period. The Secondary Services Fee will cease to accrue on the date on which the termination or resignation of ACA Management, L.L.C. as the Portfolio
Manager becomes effective (unless the successor Portfolio Manager notifies the
Trustee and the Issuer that the Services Agreement will be maintained in effect).

         "Securities": The Class A-T Notes, the Class A-R Notes, the Class A-M
Notes, the Class B Notes, the Class C Notes, the Class D Notes and the
Preference Shares.

         "Securities Account": The Securities Account established in the name of the Trustee for the benefit of the Holders of the Notes.

         "Securities Act": The United States Securities Act of 1933, as amended.

         "Securities Intermediary": The meaning specified in Section
8-102(a)(14) of the UCC.

         "Security Entitlement": The meaning specified in Section 8-102(a)(17)
of the UCC.

         "Securityholder":  See the definition of "Holder."

         "Servicer": With respect to any Issue of Asset Backed Securities, the entity that, absent any default, event of default or similar condition (however described), is primarily responsible for monitoring and otherwise administering the cash flows from which payments to investors in such Asset Backed Securities are made; it being understood that an entity that is a portfolio or

                                      -74-

[**] CONFIDENTIAL TREATMENT REQUESTED

investment manager for an ABS CBO/CLO Security is not considered a Servicer for purposes of the Eligibility Criteria.

         "Services Agreement": The Services Agreement, dated as of the Closing
Date, between ACA Services and the Portfolio Manager, as amended from time to time in accordance with the terms thereof.

         "Services Fee": The Primary Services Fee and the Secondary Services
Fee.

         "Share Register" means the register maintained by the Share Registrar pursuant to the Preference Share Paying and Transfer Agency Agreement for the
registration of the Preference Shares and Ordinary Shares and the registration of transfers of Preference Shares.

         "Share Registrar" means Walkers SPV Limited, solely in its capacity as
Share Registrar under the Preference Share Paying and Transfer Agency Agreement,
unless a successor Person shall have become the Share Registrar pursuant to the applicable provisions of the Preference Share Paying and Transfer Agency
Agreement, and thereafter, the Share Registrar shall mean such successor Person.

         "Specified ABS Type": Each of the following types of Asset-Backed
Securities: ABS Aerospace and Defense Securities, ABS Automobile Securities, ABS
Car Rental Receivable Securities, ABS Catastrophe Securities, ABS CBO/CLO
Securities, ABS CMBS Conduit Securities, ABS CMBS Credit Tenant Lease
Securities, ABS CMBS Large Loan Securities, ABS Credit Card Securities, ABS
Equipment Leasing Securities, ABS Franchise Receivable Securities, ABS
Healthcare, Education and Childcare Equipment Securities, ABS Home Equity Loan
Securities, ABS Hospital Receivable Securities, ABS Manufactured Housing
Securities, ABS Monoline Guaranteed Securities, ABS Mutual Fund Fees Securities,
ABS Oil and Gas Securities, ABS Personal, Food and Miscellaneous Services
Securities, ABS Project Finance Securities, ABS REIT Debt Securities, ABS
Residential A Mortgage Securities, ABS Residential B/C Mortgage Securities, ABS
Small Business Loan Securities, ABS Student Loan Securities, ABS Timeshare
Securities, ABS Structured Settlement or Lottery Securities and any other type of Asset-Backed Security designated as a Specified ABS Type after the Closing
Date in a written notice from the Portfolio Manager to the Trustee so long as the Rating Agency Condition is satisfied with respect to such designation. If any type of Asset-Backed Security shall be so designated as an additional
Specified ABS Type, the definition of each Specified ABS Type in existence prior to such designation shall be construed to exclude such newly-designated
Specified ABS Type. Each Asset-Backed Security, including Asset-Backed
Securities designated after the Closing Date, shall be further subclassified as an ABS Type Diversified Security, an ABS Type Residential Security or an ABS
Type Undiversified Security.

                                      -75-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Specified Class A-R Investor": (i) Any Downgraded Alternate Investor
that is not replaced by an entity satisfying the Alternate Investor Rating
Criteria or does not enter into an Acceptable Arrangement, (ii) any Downgraded
Class A-R Investor that is not replaced by an entity satisfying the Class A-R
Holder Rating Criteria, or (iii) any Non-Renewing Alternate Investor that is not replaced by an entity satisfying the Alternate Investor Rating Criteria.

         "Specified Commitment": (i) With respect to any Downgraded Class A-R
Investor, the portion of the Commitments held by such Downgraded Class A-R
Investor, or (ii) with respect to any Alternate Investor that is a Downgraded
Alternate Investor or Non-Renewing Alternate Investor, its commitment (funded and unfunded) under its applicable Asset Funding Facility.

         "Specified Person":  The meaning specified in Section 2.6.

         "Spread Excess": As of any Measurement Date shall equal a fraction
(expressed as a percentage), the numerator of which is equal to the product of
(a) the greater of zero and the excess, if any, of the Weighted Average Spread for such Measurement Date over the Weighted Average Spread required to satisfy the Weighted Average Spread Test for such Measurement Date and (b) the Aggregate
Principal Balance of all Collateral Debt Securities that are floating rate securities (other than a Defaulted Security or a Deferred Interest PIK Security)
and the denominator of which is the Aggregate Principal Balance of all
Collateral Debt Securities that are fixed rate securities (excluding all
Defaulted Securities and Deferred Interest PIK Securities). In computing the
Spread Excess on any Measurement Date, the Weighted Average Spread for such
Measurement Date shall be computed as if the Fixed Rate Excess were equal to zero.

         "Standard & Poor's": Standard & Poor's Ratings Services, a division of
The McGraw-Hill Companies, Inc., and its successors.

         "Standard & Poor's Applicable Recovery Rate": With respect to any
Collateral Debt Security on any Measurement Date, an amount equal to the percentage for such Collateral Debt Security set forth in the Standard & Poor's recovery rate matrix set forth in Schedule 2-B hereto in (x) the table applicable to the ratings assigned, on the Closing Date, to each rated Class of
Notes then rated by Standard & Poor's and (y) the row in such table opposite the actual rating by Standard & Poor's of such Collateral Debt Security on such
Measurement Date.

         "Standard & Poor's Break-even Default Rate": At any time, means the maximum percentage of defaults which the Standard & Poor's Current Portfolio or the Standard & Poor's Proposed Portfolio, as applicable, can sustain (as determined by the Standard & Poor's CDO Monitor), which after giving effect to
Standard & Poor's assumptions on recoveries and timing and to the Priority of
Payments will result in sufficient funds remaining for the payment of the Class
A Notes, the Class B Notes, the Class C Notes or the Class D Notes in full by their Stated

                                      -76-

[**] CONFIDENTIAL TREATMENT REQUESTED

Maturity and the timely payment of interest on the Class A Notes, the Class B
Notes, the Class C Notes or the Class D Notes, as determined by Standard &
Poor's.

         "Standard & Poor's CDO Monitor": A dynamic, analytical computer system developed by Standard & Poor's, used to estimate default risk of Collateral Debt
Securities, and provided by Standard & Poor's to the Portfolio Manager and the
Issuer, as it may be modified by Standard & Poor's from time to time.

         "Standard & Poor's CDO Monitor Test": A test that will be maintained if, after giving effect to the purchase or sale of a Collateral Debt Security
(or both), as the case may be, (i) the Standard & Poor's Loss Differential of the Standard & Poor's Proposed Portfolio is positive or (ii) the Standard &
Poor's Loss Differential of the Standard & Poor's Proposed Portfolio is greater than the Standard & Poor's Loss Differential of the Standard & Poor's Current
Portfolio.

         "Standard & Poor's Current Portfolio": The portfolio (measured by
Principal Balance) of Collateral Debt Securities and the proceeds of the disposition thereof held as cash and Eligible Investments purchased with the proceeds of the disposition of Collateral Debt Securities, existing immediately prior to the sale, maturity or other disposition of a Collateral Debt Security or immediately prior to the acquisition of a Collateral Debt Security, as the case may be.

         "Standard & Poor's Loss Differential": At any time, means the rate calculated by subtracting the Standard & Poor's Scenario Loss Rate from the
Standard & Poor's Break-even Loss Default at such time.

         "Standard & Poor's Proposed Portfolio": The portfolio (measured by
Principal Balance) of Collateral Debt Securities and the proceeds of the disposition thereof held as cash and Eligible Investments purchased with the proceeds of the disposition of Collateral Debt Securities resulting from the sale, maturity or other disposition of an item of Portfolio Collateral or a proposed purchase of an item of Portfolio Collateral, as the case may be.

         "Standard & Poor's Rating": The Standard & Poor's Rating of any
Collateral Debt Security shall be determined as described in Schedule 7 hereto.

         "Standard & Poor's Scenario Loss Rate": At any time, means an estimate of the cumulative default rate for the Standard & Poor's Current Portfolio or the Standard & Poor's Proposed Portfolio, as applicable, consistent with each of a "AAA," "AA," "A" and "BBB" rating, respectively, by Standard & Poor's with respect to the Class A Notes, the Class B Notes, the Class C Notes or the Class
D Notes, respectively, determined by application of the Standard & Poor's CDO
Monitor at such time.

                                      -77-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Standard & Poor's Weighted Average Recovery Rate": The number obtained by adding the products obtained by multiplying the Principal Balance of each
Collateral Debt Security by its Standard & Poor's Applicable Recovery Rate,
dividing such sum by the Aggregate Principal Balance of all such Collateral Debt
Securities, and multiplying the result by 100 and rounding up to the first decimal place.

         "Stated Maturity": With respect to any Collateral Debt Security, the maturity date specified in such security or applicable Collateral Instrument;
with respect to any Class A Note, Class B Note, Class C Note and Class D Note,
the Payment Date in June, 2038.

         "Stated Value":  With respect to each Preference Share, U.S. $1,000.

         "Step-Down Bond": A security which by the terms of the related
Underlying Instruments provides for a decrease, in the case of a fixed rate security, in the per annum interest rate on such security or, in the case of a floating rate security, in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that a Step-Down
Bond shall not include any such security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer. In calculating any Asset Quality Test defined herein by reference to the spread (in the case of a floating rate Step-Down Bond) or coupon (in the case of a fixed rate Step-Down Bond), the spread or coupon on any date shall be deemed to be the lowest spread or coupon, respectively, stated to be payable in Cash.

         "Step-Up Bond": A security which by the terms of its Underlying
Instruments provides for an increase in the per annum interest rate on such security solely as a function of the passage of time; provided that a Step-Up
Bond will not include any such security providing for payment of a constant rate of interest at all times after the date of purchase thereof by the Issuer. In calculating any Asset Quality Test by reference to the spread or coupon of a
Step-Up Bond, the spread or coupon on any date will be deemed to be the spread or coupon stated to be payable in Cash and in effect on such date.

         "Structuring Agent": ACA Services, an Affiliate of the Portfolio
Manager.

         "Structuring Agent Agreement": The Structuring Agent Agreement, dated as of May 20, 2003, between the Issuer and the Structuring Agent, as amended from time to time in accordance with the terms hereof and thereof.

         "Structuring Fee": The fee payable to the Structuring Agent equal to
[**] of the aggregate principal amount of the Notes and the Stated Value of the
Preference Shares on the Closing Date.

                                      -78-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Subordinate Interests": The meaning specified in Section 13.1(a), (b),
(c) or (d), as applicable.

         "Subpool": Each of the groups of Collateral Debt Securities designated by the Portfolio Manager in accordance with the Auction Procedures on which
Listed Bidders may provide a separate bid in an Auction.

         "Subsequent Delivery Date": Any date fixed by the Issuer for the delivery of an Additional Collateral Debt Security to be pledged to the Trustee.

         "Synthetic Security": Any swap transaction, structured bond investment or other investment purchased from, or entered into by, the Issuer with a
Synthetic Security Counterparty which investment contains a probability of default, recovery upon default (or a specific percentage of par not less than the Principal Balance thereof multiplied by the recovery rate therefor) and expected loss characteristics closely correlated to a Reference Obligation, but which may provide for a different maturity, interest rate or other non-credit characteristics than such Reference Obligation; provided that (a) holding such
Synthetic Security will not subject the Issuer to U.S. net income tax or cause the Issuer to be treated as engaged in a trade or business within the United
States for U.S. federal income tax purposes, (b) no amounts receivable by the
Issuer from the Synthetic Security Counterparty will be subject to withholding tax, unless the issuer thereof or other obligor thereon is required to make additional payments sufficient to cover any withholding tax imposed at any time on payments made to the Issuer with respect thereto, (c) such Synthetic Security shall not provide for any payment by the Issuer after the date on which it is pledged to the Trustee, (d) such Synthetic Security terminates upon the redemption or repayment in full of the Reference Obligation; and (e) such
Synthetic Security has a rating and in the case of Moody's only, a rating factor, and a recovery rate assigned by each of the Rating Agencies.

         "Synthetic Security Counterparty": A Person required to make payments on a Synthetic Security to the extent that a Reference Obligor makes payments on a related Reference Obligation.

         "Target Par Amount": [**] in principal amount of Collateral Debt
Securities.

         "Total Redemption Amount":  The meaning specified in Section 9.1(b).

         "Transfer Agent": With respect to the Indenture Securities, the Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes, and, with respect to the Preference Shares, the
Preference Share Transfer Agent.

                                      -79-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Treasury Security": A U.S. Treasury security, which may or may not bear interest.

         "Trust Officer": When used with respect to the Trustee, any officer within the CDO Trust Services Group of the Corporate Trust Office (or any
successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the CDO Trust
Services Group of the Corporate Trust Office because of his knowledge of and familiarity with the particular subject.

         "Trustee": LaSalle Bank National Association, a national banking association organized and existing under the laws of the United States, unless a successor Person shall have become the Trustee pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor
Person.

         "Trustee Fee": With respect to each Payment Date, the fee payable to the Trustee as compensation for its services rendered hereunder pursuant to the fee letter originally dated October 11, 2002 and as revised December 22, 2002, between the Trustee and American Capital Access Service Corporation.

         "UCC": The Uniform Commercial Code as in effect in the State of New
York.

         "Underlying Instruments": The indenture or other agreement pursuant to which a Pledged Obligation has been issued or created and each other agreement that governs the terms of, or secures the obligations represented by, such
Pledged Obligation or of which holders of such Pledged Obligation are the beneficiaries.

         "Unfunded Portion": With respect to any Specified Class A-R Investor and any Class A-R Note Exchange, the unfunded portion of its Specified
Commitment immediately prior to such Class A-R Note Exchange.

         "Uninvested Principal Proceeds": The meaning specified in Section
3.3(f).

         "Unregistered Securities": The meaning specified in Section 5.17(c).

         "U.S. Person": (i) a citizen or resident of the United States who is a natural person, (ii) a corporation or a partnership (including any entity treated as a corporation or partnership for U.S. federal income tax purposes)
created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership,
Treasury regulations are adopted that provide otherwise), (iii) an estate the income of which is subject to

                                      -80-

[**] CONFIDENTIAL TREATMENT REQUESTED

the U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as such term is defined in the Code and Treasury regulations) have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on
August 20, 1996 and treated as United States persons prior to such date that elect to be treated as United States persons shall also be considered "U.S.
Persons."

         "Weighted Average Coupon": As of any Measurement Date on or after the
Closing Date, shall equal a fraction (expressed as a percentage) equal to the sum of (a) the amount obtained by (i) multiplying the Principal Balance of each
Collateral Debt Security that is a fixed rate security (excluding all Defaulted
Securities and Deferred Interest PIK Securities) by the current per annum rate at which it pays interest, (ii) summing the amounts determined pursuant to clause (i) for all Collateral Debt Securities that are fixed rate securities
(excluding all Defaulted Securities and Deferred Interest PIK Securities) and
(iii) dividing such sum by the Aggregate Principal Balance of all Collateral
Debt Securities that are fixed rate securities (excluding all Defaulted
Securities and Deferred Interest PIK Securities) and rounding the amount obtained in (a) up to the next 0.001% and (b) if such sum would not satisfy the
Weighted Average Coupon Test for such Measurement Date, adding to such sum the amount of Spread Excess, if any as of such Measurement Date (but only to the extent necessary to cause the Weighted Average Coupon Test to be satisfied).

         "Weighted Average Coupon Test": A test that is satisfied, as of any
Measurement Date on or after the Closing Date if the Weighted Average Coupon as of such Measurement Date is greater than or equal to [**], or such other per annum rate as designated by the Portfolio Manager which designation has satisfied the Rating Agency Condition.

         "Weighted Average Life": The number obtained on any Measurement Date on or after the Closing Date by performing the following calculation with respect to all Collateral Debt Securities that are not Defaulted Securities (i) summing the products obtained by multiplying (a) the Average Life at such time of such
Collateral Debt Security by (b) the Principal Balance of such Collateral Debt
Security and (ii) dividing such sum by the Aggregate Principal Balance at such time of all Collateral Debt Securities.

         "Weighted Average Life Test": A test that is satisfied, as of any
Measurement Date with respect to all Collateral Debt Securities that are not
Defaulted Securities on or after the Closing Date during any period set forth below if the Weighted Average Life of all Collateral Debt Securities that are not Defaulted Securities as of such Measurement Date is less than or equal to the number of years set forth in the table below (or such other number as determined by the

                                      -81-

[**] CONFIDENTIAL TREATMENT REQUESTED

Portfolio Manager subject to satisfaction of the Rating Agency Condition)
opposite the period during which such Measurement Date occurs.

--------------------------------------------------------------------------------
                                                                       Weighted
                                                                        Average
                                                                         Life
   As of any Measurement Date occurring during the Period below       (in years)
--------------------------------------------------------------------------------
On the Closing Date to and including the Payment Date in June, 2004      [**]
--------------------------------------------------------------------------------
Thereafter to and including the Payment Date in December, 2004           [**]
--------------------------------------------------------------------------------
Thereafter to and including the Payment Date in June, 2005               [**]
--------------------------------------------------------------------------------
Thereafter to and including the Payment Date in December, 2005           [**]
--------------------------------------------------------------------------------
Thereafter to and including the Payment Date in June, 2006               [**]
--------------------------------------------------------------------------------
Thereafter to and including the Payment Date in December, 2006           [**]
--------------------------------------------------------------------------------
Thereafter to and including the Payment Date in June, 2007               [**]
--------------------------------------------------------------------------------

         "Weighted Average Spread": As of any Measurement Date on or after the
Closing Date, shall equal a fraction (expressed as a percentage) equal to the sum of (a) the amount obtained by (i) multiplying (x) the Principal Balance of each Collateral Debt Security that is a floating rate security (excluding all
Defaulted Securities and Deferred Interest PIK Securities) by (y) the stated
spread above LIBOR at which interest accrues on such Collateral Debt Security,
(ii) summing the amounts determined pursuant to clause (i) for all Collateral
Debt Securities that are floating rate securities (excluding all Defaulted
Securities and Deferred Interest PIK Securities) and (iii) dividing such sum by the Aggregate Principal Balance of all Collateral Debt Securities that are floating rate securities (excluding all Defaulted Securities and Deferred
Interest PIK Securities) and rounding the amount obtained in (a) up to the next
0.001% and (b) if such sum would not satisfy the Weighted Average Spread Test for such Measurement Date, adding to such sum the amount of Fixed Rate Excess, if any as of such Measurement Date (but only to the extent necessary to cause the Weighted Average Spread Test to be satisfied).

         "Weighted Average Spread Test": A test that is satisfied, as of any
Measurement Date on or after the Closing Date, if the Weighted Average Spread as of such Measurement Date is greater than or equal to [**] or such other per annum rate as designated by the Portfolio Manager which designation has satisfied the Rating Agency Condition.

         "Withholding Tax Event":  The meaning specified in Section 9.1(c).

                                      -82-

[**] CONFIDENTIAL TREATMENT REQUESTED

         "Zero Coupon Bond": A Collateral Debt Security (other than a PIK
Security) which, as of the date of determination, by its terms, provides for the total deferral of interest (at a fixed rate of interest) until the final maturity of such Zero Coupon Bond.

         Section 1.2 Assumptions as to Pledged Obligations.

         (a) In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Pledged
Obligation, or any payments on any other assets included in the Assets, and with respect to the income that can be earned on Scheduled Distributions on such
Pledged Obligations and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.2 shall be applied.

         (b) All calculations with respect to Scheduled Distributions on the
Pledged Obligations securing the Indenture Securities shall be made on the basis of information as to the terms of each such Pledged Obligation and upon report of payments, if any, received on such Pledged Obligation that are furnished by or on behalf of the issuer of such Pledged Obligation and, to the extent they are not manifestly in error, such information or report may be conclusively relied upon in making such calculations. Unless otherwise specified herein, all calculations with respect to the determination of a percentage will be rounded to the nearest ten-thousandth and all calculations with respect to the determination of a number will be rounded to the nearest one-hundredth.

         (c) For each Collection Period, the Scheduled Distributions on any
Pledged Obligation (other than a Defaulted Security and a Deferred Interest PIK
Security, which shall be assumed to have a Scheduled Distribution of zero) shall be the sum of (i) the total amount of payments and collections in respect of such Pledged Obligation (including the proceeds of the sale of such Pledged
Obligation received during the Collection Period and not reinvested in
Additional Collateral Debt Securities or Eligible Investments retained in the
Collection Account for subsequent reinvestment pursuant to Section 12.2 and giving effect to paragraph (d) below), and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date, that, if paid as scheduled, will be available for payment on the Securities and for payment of other amounts payable pursuant to this Indenture in the
Collection Account at the end of the related Collection Period.

         (d) Each Scheduled Distribution receivable with respect to a Pledged
Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the
Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in

                                      -83-

[**] CONFIDENTIAL TREATMENT REQUESTED

accordance with the terms hereof, to payments of principal of or interest on the
Securities or other amounts payable pursuant to this Indenture.

         Section 1.3 Calculation Conventions.

         All calculations of interest hereunder that are made with respect to the Notes shall be made on the basis of the actual number of days during the related Interest Accrual Period divided by 360. With respect to any other Class of Indenture Securities issued pursuant to a supplemental indenture in accordance with Section 8.1, the method of calculating interest shall be set forth in the applicable supplemental indenture. All calculations with respect to
Scheduled Distributions on the Pledged Obligations and any determination of the
Average Life of any Collateral Debt Security, and any determination of the rate at which interest accrues on any Pledged Obligation, shall be made by the
Portfolio Manager using (in the case of the Collateral Debt Securities) the assumptions that (i) no Pledged Obligation defaults or is sold, (ii) prepayment of any Pledged Obligation during any month occurs at a rate equal to the average rate of prepayment (expressed as a percentage of the applicable pricing prepayment curve calculated as of the last Determination Date) during the period of six consecutive months immediately preceding the current month (or, with respect to any Pledged Obligation that has not been outstanding for at least six consecutive calendar months, at the rate of prepayment assumed at the time of issuance of such Pledged Obligation), (iii) any clean-up call with respect to a
Pledged Obligation will be exercised when economic to the Person or Persons entitled to exercise such call and (iv) no other optional redemption of any
Pledged Obligation will occur except for those that have actually occurred or as to which irrevocable notice thereof shall have been given (and, with respect to each of clauses (i) - (iv), to the extent they are not manifestly in error, such information or report (received by the Portfolio Manager or Issuer with respect to a Collateral Debt Security) may be conclusively relied upon in making such calculations). Any reference in the definition of "Trustee Fee," "Primary
Management Fee," "Secondary Management Fee," "Primary Services Fee," "Secondary
Services Fee," or "Deferred Structuring Fee" in Section 1.1 to an amount calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months.

                                   ARTICLE II
                                    THE NOTES

         Section 2.1 Forms Generally.

         The Indenture Securities and the Trustee's or Authenticating Agent's
certificate of authentication thereon (the "Certificate of Authentication")
shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or

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[**] CONFIDENTIAL TREATMENT REQUESTED

other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the
Issuer executing such Indenture Securities as evidenced by their execution of such Indenture Securities. Any portion of the text of any Indenture Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Indenture Security.

         Section 2.2 Forms of Indenture Securities and Certificate of
Authentication.

         (a) The form of each of the Class A-T Notes, the Class A-R Notes, the
Class A-M Notes, the Class B Notes, the Class C Notes and the Class D Notes,
including the Certificate of Authentication, shall be substantially as set forth respectively as Exhibits A, B, C and D hereto.

         (b) Global Indenture Securities.

               (i) The Class A-T Notes, the Class A-M Notes, the Class B Notes,
          the Class C Notes and the Class D Notes that are not sold in offshore transactions in reliance on Regulation S under the Securities Act shall be offered and sold in reliance on the exemption from registration under Rule 144A (except for any sale directly from the
          Issuer) and, except as set forth in Sections 2.2(c) and 2.2(f), shall be issued initially in the form of one or more permanent global notes in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibits A, B, C and D hereto, respectively, added to the form of such Notes (each, a "Restricted
          Global Indenture Security"), which shall be registered in the name of the nominee of the Depository and deposited with the Trustee, as custodian for the Depository. The aggregate principal amount of the
          Restricted Global Indenture Securities may from time to time be increased or decreased by adjustments made on the records of the
          Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

               (ii) The Class A-T Notes, the Class A-M Notes, the Class B Notes,
          the Class C Notes and the Class D Notes sold in offshore transactions in reliance on Regulation S under the Securities Act shall be represented by one or more permanent global securities in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibits A, B, C and D hereto, respectively, added to the form of such Notes (each, a "Permanent Regulation S
          Global Indenture Security") to be held by the Depository and registered in the name of a nominee of the Depository or its custodian for the respective accounts of Euroclear and Citibank, N.A. as depository for Clearstream, duly executed by the issuer and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Regulation S Global Indenture Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         (c) Definitive Indenture Securities. The Class A-R Notes shall be issued in the form, respectively, of one or more certificated securities in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto, added to the form of such Securities
(each, a "Definitive Indenture Security"), which shall be registered in the name of the Holder or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Subject to Section 2.10, the Notes may also be issued in the form of one or more certificated notes in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibits A, B, C and D hereto, respectively.

         (d) Book-Entry Provisions. This Section 2.2(d) shall apply only to securities in global form (the "Global Indenture Securities") deposited with or on behalf of the Depository.

         The Issuer shall execute and the Trustee shall, in accordance with this
Section 2.2(d), authenticate and deliver initially one or more Global Indenture
Securities that (i) shall be registered in the name of the nominee of the
Depository for such Global Indenture Security or Global Indenture Securities and
(ii) shall be delivered by the Trustee to such Depository or pursuant to such
Depository's instructions or held by the Trustee's agent as custodian for the
Depository.

         Agent Members shall have no rights under this Indenture with respect to any Global Indenture Security held on their behalf by the Trustee, as custodian for the Depository, or under the Global Indenture Security, and the Depository may be treated by the Issuer, the Trustee, and any agent of the Issuer or the
Trustee as the absolute owner of such Global Indenture Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the
Issuer, the Trustee, or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Indenture Security.

         (e) Physical Delivery. Except as provided in Section 2.2(c) and Section
2.10, owners of beneficial interests in a Class of Global Indenture Securities will not be entitled to receive physical delivery of certificated Indenture
Securities representing such Class of Global Indenture Securities.

         (f) Interests in a Restricted Global Indenture Security deposited with or on behalf of the Depositary shall be transferred (A) to the owners of such interests in definitive form only if such transfer otherwise complies with
Section 2.5 and (1) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for the Indenture Securities, (2) the
Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor Depositary is not appointed by the Issuer within 90 days of such notice, (3) if the transferee of an interest in a

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[**] CONFIDENTIAL TREATMENT REQUESTED

Restricted Indenture Security is required by law to take physical delivery of securities in definitive form or (4) if the transferee is unable to pledge its interest in a Restricted Global Indenture Security or (B) to the purchaser thereof in definitive form in accordance with the provisions of Section 2.5. If interests in any Restricted Global Indenture Security are to be transferred to the Beneficial Owners thereof in definitive form such Restricted Global
Indenture Security shall be surrendered by the Depositary, or its custodian on its behalf, to the Corporate Trust Office, and the Trustee shall authenticate and deliver without charge, upon such transfer of interests in such Restricted
Global Indenture Security, an equal Aggregate Outstanding Amount of Indenture
Securities of authorized denominations in definitive form. The Indenture
Securities so transferred shall be executed, authenticated and delivered only in the denominations specified in Section 2.3 and registered in such names as the
Depositary shall direct in writing.

         Section 2.3 Authorized Amount; Note Interest Rate; Stated Maturity;
Denominations.

         The aggregate principal amount of Indenture Securities that may be authenticated and delivered under this Indenture is limited to $382,000,000, except for Indenture Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Indenture Securities pursuant to Section 2.5, 2.6, 3.5 or 8.5 of this Indenture or any Class A-R Note
Exchange and Indenture Securities issued pursuant to supplemental indentures in accordance with Article VIII.

         Such Indenture Securities shall be divided into four Classes having designations and aggregate original principal amounts as follows:

                                                          Original Principal
                            Designation                         Amount
                            -----------                         ------
         Class A-T Floating Rate
         Term Notes, Due 2038*........................       $210,000,000

         Class A-R Floating Rate
         Revolving Notes, Due 2038*...................        $80,000,000

         Class A-M Floating Rate
         Term Notes, Due 2038*........................        $30,000,000

         Class B Floating Rate

--------
*  The Class A-T Notes, the Class A-R Notes and the Class A-M Notes
   collectively form a single Class, the Class A Notes.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                                                          Original Principal
                            Designation                         Amount
                            -----------                         ------

         Term Notes, Due 2038.........................        $15,000,000

         Class C Floating Rate Deferrable Interest
         Term Notes, Due 2038.........................        $29,000,000

         Class D Floating Rate Deferrable Interest
         Term Notes, Due 2038*........................        $18,000,000

         The Class A-T Notes, the Class A-M Notes, Class B Notes, the Class C
Notes and the Class D Notes shall be issuable in minimum denominations of
$500,000 and integral multiples of $50,000 in excess thereof, provided that
Class A-T Notes issued in a Class A-R Note Exchange may fail to meet such denomination requirements. The Class A-R Notes shall be issuable in minimum denominations of $1,000,000 and integral multiples of $50,000 in excess thereof
(plus any residual amount).

         The maximum Aggregate Outstanding Amount of the Class A-R Notes shall be the Class A-R Facility Amount in effect from time to time, which shall be
$80,000,000 as of the Closing Date. The Aggregate Outstanding Amount of the
Class A-R Notes may be increased or decreased in accordance with Sections 9.1,
9.5(b), 12.4(f) and 12.5 hereof and Sections 2.05 and 2.13 of the Class A-R Note
Purchase Agreement. After the Closing Date, additional Class A-T Notes may be issued in a Class A-R Note Exchange; provided that the Class A-R Notes (or principal portions thereof) in the same aggregate principal amount are cancelled although the physical surrender thereof may occur within the time period provided herein.

         Section 2.4 Execution, Authentication, Delivery and Dating.

         The Indenture Securities shall be executed on behalf of the Issuer by one of the Authorized Officers of the Issuer. The signature of such Authorized
Officer on the Indenture Securities may be manual or facsimile.

         Indenture Securities bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Issuer shall bind the Issuer, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Indenture Securities or did not hold such offices at the date of issuance of such Indenture Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Indenture Securities executed by the
Issuer to the Trustee or the

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[**] CONFIDENTIAL TREATMENT REQUESTED

Authenticating Agent for authentication and the Trustee or the Authenticating
Agent, upon Issuer Order, shall authenticate and deliver such Indenture
Securities as provided in this Indenture and not otherwise.

         Each Indenture Security authenticated and delivered by the Trustee or the Authenticating Agent to or upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Indenture Securities that are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication.

         Indenture Securities issued upon transfer, exchange or replacement of other Indenture Securities shall be issued in authorized denominations reflecting the original aggregate principal amount of the Indenture Securities so transferred, exchanged or replaced, but shall represent only the current outstanding principal amount of the Indenture Securities so transferred, exchanged or replaced. In the event that any Indenture Security is divided into more than one Indenture Security in accordance with this Article 2, the original principal amount of such Indenture Security shall be proportionately divided among the Indenture Securities delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued
Indenture Securities.

         No Indenture Security shall be entitled to any benefit under this
Indenture or be valid or obligatory for any purpose, unless there appears on such Indenture Security a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate upon any Indenture Security shall be conclusive evidence, and the only evidence, that such security has been duly authenticated and delivered hereunder.

         Upon the issuance of Class A-T Notes in a Class A-R Note Exchange pursuant to Section 12.5 hereof, the Issuer shall execute, and the Trustee shall authenticate and deliver in the name of the applicable Holder specified in
Section 12.5, new Class A-T Notes of the denomination and principal amount specified in Section 12.5 and within 30 days of the completion of the Class A-R
Note Exchange, such Holders shall surrender their Class A-R Notes, and, if applicable, receive new Class A-R Notes in the denomination and in the reduced principal amount set forth in Section 12.5. The amount of any such reduction of such Class A-R Note reflected in the records of the Indenture Security Registrar shall be dispositive.

         Section 2.5 Registration, Registration of Transfer and Exchange.

         (a) The Issuer shall cause to be kept a register at the Registered
Office and may keep a duplicate copy in the United States (the "Indenture
Security Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of

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[**] CONFIDENTIAL TREATMENT REQUESTED

Indenture Securities and the registration of transfers of Securities. The
Trustee is hereby initially appointed "Indenture Security Registrar" for the purpose of registering Indenture Securities and transfers of such Indenture
Securities with respect to any duplicate copy of the Security Register kept in the United States as herein provided. Upon any resignation or removal of the
Indenture Security Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Indenture Security
Registrar.

         If a Person other than the Trustee is appointed by the Issuer as
Indenture Security Registrar, the Issuer will give the Trustee prompt written notice of the appointment of an Indenture Security Registrar and of the location, and any change in the location, of the Indenture Security Registrar, and the Trustee shall have the right to inspect the Indenture Security Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Indenture
Security Registrar by an Officer thereof as to the names and addresses of the
Holders of the Securities and the principal amounts and numbers of such
Securities.

         Subject to this Section 2.5, upon surrender for registration of transfer of any Indenture Securities at the Corporate Trust Office, the Issuer
shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Indenture Securities of any authorized denomination and of a like aggregate principal amount.

         Subject to the provisions of this Section 2.5, at the option of the
Holder, Indenture Securities may be exchanged for Indenture Securities of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Indenture Securities to be exchanged at such office or agency. Whenever any Indenture Security is surrendered for exchange, the Issuer shall execute and the Trustee shall authenticate and deliver the Indenture
Securities that the Indenture Securityholder making the exchange is entitled to receive.

         All Indenture Securities issued and authenticated upon any registration of transfer or exchange of Indenture Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Indenture Securities surrendered upon such registration of transfer or exchange.

         Every Indenture Security presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Indenture
Security Registrar duly executed by the Holder thereof or his attorney duly authorized in writing.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         No service charge shall be made to a Holder for any registration of transfer or exchange of Indenture Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Neither the Indenture Security Registrar nor the Issuer shall be required (i) to issue, register the transfer of or exchange any Indenture
Security during a period beginning at the opening of business 15 days before any selection of Indenture Securities to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (ii)
to register the transfer of or exchange any Indenture Security so selected for redemption.

         (b) No Indenture Security may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause the Issuer to become subject to the requirement that it register as an investment company under the Investment Company Act.

         No Indenture Security may be offered, sold or delivered within the
United States or to, or for the benefit of, U.S. Persons except in the case of all Classes of Indenture Securities, to QIBs purchasing for their own account or for the accounts of one or more QIBs, for which the purchaser is acting as fiduciary or agent in accordance with Rule 144A each of which purchasers and accounts must be a Qualified Purchaser. The Indenture Securities may be sold or resold, as the case may be, in offshore transactions to non-U.S. persons in reliance on Regulation S under the Securities Act. None of the Issuer, the
Trustee or any other person may register the Indenture Securities under the
Securities Act or any state securities laws.

         (c) For so long as any of the Indenture Securities are Outstanding, the
Issuer shall not transfer any Ordinary Shares of the Issuer to U.S. Persons.

         (d) Upon final payment due on the Maturity of an Indenture Security, the Holder thereof shall present and surrender such Indenture Security at the
Corporate Trust Office of the Trustee or at the office of any Paying Agent
(outside of the United States if then required by applicable law in the case of a Definitive Indenture Security issued in exchange for a beneficial interest in the Regulation S Global Indenture Security pursuant to Sections 2.5(e)(ii) and
2.10); provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless
(an unsecured indemnity agreement delivered to the Issuer and Trustee by an institutional investor with a net worth of at least $200,000,000 being deemed sufficient to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the
Issuer or the Trustee that the applicable Indenture Security has been acquired by a Protected Purchaser, such final payment shall be made without presentation or surrender.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         (e) Notwithstanding any provision to the contrary herein, so long as a
Global Indenture Security remains outstanding and is held by or on behalf of the
Depository, transfers of a Global Indenture Security, in whole or in part, shall only be made in accordance with Section 2.2(d) and this Section 2.5(e).

               (i) Subject to clauses (ii) through (iv) of this Section 2.5(e), transfers of a Global Indenture Security shall be limited to transfers of such Global Indenture Security in whole, but not in part, to a nominee of the Depository or to a successor of the Depository or such successor's nominee.

               (ii) Regulation S Global Indenture Security to Restricted Global
          Indenture Security. If a holder of a beneficial interest in a
          Regulation S Global Indenture Security wishes to transfer all or a part of its interest in such Regulation S Global Indenture Security to a Person who wishes to take delivery thereof in the form of a
          Restricted Global Indenture Security, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream or the Depository, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted
          Global Indenture Security of the same Class. Upon receipt by the
          Indenture Security Registrar, of (A) instructions from Euroclear,
          Clearstream or the Depository, as the case may be, directing the
          Trustee, as Indenture Security Registrar, to cause such Restricted
          Global Indenture Security to be increased by an amount equal to such beneficial interest in such Regulation S Global Indenture Security but not less than the minimum denomination applicable to the related Class of Indenture Securities, (B) a certificate substantially in the form of Exhibit E-1 hereto given by the prospective transferee of such beneficial interest and stating, among other things, that such transferee acquiring such interest in a Restricted Global Indenture
          Security is a QIB and a Qualified Purchaser, is obtaining such beneficial interest in a transaction pursuant to Rule 144A and in accordance with any applicable securities laws of any state of the
          United States or any other applicable jurisdiction and that such
          Person acquiring such Restricted Global Indenture Security is a "U.S.
          person" as defined in Regulation S under the Securities Act, and (C) a certificate substantially in the form of Exhibit B-1 hereto given by the prospective transferor of such beneficial interest, then
          Euroclear, Clearstream or the Trustee, as Indenture Security
          Registrar, as the case may be, will instruct the Depository to reduce such Regulation S Global Indenture Security by the aggregate principal amount of the interest in such Regulation S Global Indenture Security to be transferred, increase the Restricted Global Indenture Security specified in such instructions by an Aggregate Outstanding Amount equal to such reduction in such principal amount of the Regulation S
          Global Indenture Security and make the corresponding adjustments to the applicable participants' accounts.

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (iii) Restricted Global Indenture Security to Regulation S Global
          Indenture Security. If a holder of a beneficial interest in a
          Restricted Global Indenture Security wishes to transfer all or a part of its interest in such Restricted Global Indenture Security to a
          Person who wishes to take delivery thereof in the form of a Regulation
          S Global Indenture Security, such holder may, subject to the terms hereof and the rules and procedures of Euroclear, Clearstream or the
          Depository, as the case may be, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Regulation S
          Global Indenture Security of the same Class. Upon receipt by the
          Trustee, as Security Registrar, of (A) instructions from Euroclear,
          Clearstream or the Depository, as the case may be, directing the
          Trustee, as Indenture Security Registrar, to cause such Regulation S
          Global Indenture Security to be increased by an amount equal to the beneficial interest in such Restricted Global Indenture Security but not less than the minimum denomination applicable to the related Class of Indenture Securities to be exchanged, and (B) a certificate substantially in the form of Exhibit E-2 hereto given by the prospective transferee of such beneficial interest and stating, among other things, that such transferee acquiring such interest in a
          Regulation S Global Indenture Security is a non-U.S. person located outside the United States and such transfer is being made pursuant to
          Rule 903 or 904 under Regulation S of the Securities Act, then
          Euroclear, Clearstream or the Trustee, as Indenture Security
          Registrar, as the case may be, will instruct the Depository to reduce such Restricted Global Indenture Security by the aggregate principal amount of the interest in such Restricted Global Indenture Security to be transferred, increase the Regulation S Global Indenture Security specified in such instructions by an Aggregate Outstanding Amount equal to such reduction in the principal amount of the Restricted
          Global Indenture Security and make the corresponding adjustments to the applicable participants' accounts.

               (iv) Other Exchanges. In the event that a Global Indenture
          Security is exchanged for one or more Definitive Indenture Securities pursuant to Section 2.10, such Indenture Securities may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A or are to non-U.S. persons, or otherwise comply with Regulation S under the Securities Act, as the case may be) and as may be from time to time adopted by the Issuer and the Trustee.

               (f) Transfers of Definitive Indenture Securities, in whole or in part, shall only be made in accordance with this Section 2.5(f).

               (i) Definitive Indenture Security to Regulation S Global
          Indenture Security. If a holder of a beneficial interest in one or more Definitive Indenture Securities of a

                                      -93-

[**] CONFIDENTIAL TREATMENT REQUESTED

          Class for which there exists a Regulation S Global Indenture Security wishes at any time to exchange its interest in such Definitive
          Indenture Security for an interest in a Regulation S Global Indenture
          Security of the same Class, or to transfer its interest in such
          Definitive Indenture Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Indenture
          Security of the same Class, such holder, provided such holder is not a
          U.S. person (as defined under Regulation S of the Securities Act), may exchange or cause the exchange of such interest, or may so transfer such interest, as the case may be, for an equivalent beneficial interest in a Regulation S Global Indenture Security, pursuant to the terms of this Section 2.5(f)(i). Upon receipt by the Trustee, as
          Indenture Security Registrar, of (A) such Definitive Indenture
          Security properly endorsed for such transfer to the transferee and written instructions from the Holder of such Definitive Indenture
          Security directing the Trustee, as Indenture Security Registrar, to cause the Regulation S Global Security to be increased by an amount equal to the beneficial interest in the Definitive Indenture Security
          (but not less than the minimum denomination applicable to the
          Indenture Securities of such Class), to be exchanged or transferred,
          (B) a written order containing information regarding the Euroclear or
          Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit E-3 hereto given by the prospective transferee of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Regulation S Global Indenture
          Securities, including that the transferee is not a U.S. person (as defined under Regulation S of the Securities Act), and pursuant to
          Rule 903 or 904 of Regulation S, the Trustee, as Security Registrar,
          shall cancel such Definitive Indenture Security in accordance with
          Section 2.9, record the transfer in the Indenture Security Register in accordance with Section 2.5(a) and increase the principal amount of the Regulation S Global Indenture Security of the same Class by the
          Aggregate Outstanding Amount of the beneficial interest in the
          Definitive Indenture Security being exchanged or transferred, and instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Regulation S Global Indenture Security equal to such amount.

               (ii) Transfer of Definitive Indenture Securities. If a holder of a beneficial interest in a Definitive Indenture Security wishes at any time to transfer its interest in such Definitive Indenture Security, such holder may transfer or cause the transfer of such interest for an equivalent beneficial interest in one or more Definitive Indenture
          Securities of the same Class as provided below. Upon receipt by the
          Trustee, as Indenture Security Registrar, of (A) such holder's
          Definitive Indenture Security properly endorsed for assignment to the transferee and (B) a certificate in the form of Exhibit E-4 hereto given by the prospective transferee of such beneficial interest stating that the

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[**] CONFIDENTIAL TREATMENT REQUESTED

          transfer of such interest has been made in accordance with the applicable restrictions in this Indenture, including that the transferee (x) if such Indenture Security is being offered, sold or delivered within the United States or to, or for the benefit of, U.S.
          persons (as defined under Regulation S of the Securities Act), such transferee is either a QIB and a Qualified Purchaser or (y) if such
          Security is being offered and sold in reliance on Regulation S of the
          Securities Act, such transferee is not a U.S. person (as defined under
          Regulation S of the Securities Act) and is located outside of the
          United States, then the Trustee, as Indenture Security Registrar, shall cancel such Definitive Indenture Security in accordance with
          Section 2.9, record the transfer in the Indenture Security Register in accordance with Section 2.5(a) and the Issuer shall execute and the
          Trustee shall authenticate and deliver one or more Definitive
          Indenture Securities of the same Class, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such amounts being equal to the beneficial interest in the Definitive
          Indenture Securities surrendered by the transferor), which shall not be less than the minimum denomination for the related Class.

               (iii) Exchange of Definitive Indenture Securities. If a holder of a beneficial interest in one or more Definitive Indenture Securities wishes at any time to exchange such Definitive Indenture Securities for one or more Definitive Indenture Securities of different principal amounts of the same Class (but not less than the minimum authorized denomination applicable thereto) that will be beneficially owned by such holder, such holder may exchange or cause the exchange of such interest for an equivalent beneficial interest in Definitive Indenture
          Securities of the same Class as provided below. Upon receipt by the
          Trustee, as Indenture Security Registrar, of (A) such holder's
          Definitive Indenture Securities properly endorsed for such exchange and (B) written instructions from the Holder (or such beneficial holder, as identified by the Holder) of such Definitive Security designating the number and principal amounts of the Definitive
          Indenture Securities to be exchanged (the aggregate of such principal amounts being equal to the aggregate principal amount of the
          Definitive Indenture Securities surrendered for exchange) and certifying that such exchange does not represent a change in beneficial ownership, then the Trustee, as Indenture Security
          Registrar, shall cancel such Definitive Indenture Security in accordance with Section 2.9, record the exchange in the Indenture
          Security Register in accordance with Section 2.5(a) and authenticate and deliver one or more Definitive Indenture Securities of the same
          Class, registered in the same names as the Definitive Indenture
          Securities surrendered by such holder or such different names as are specified in the endorsement described in clause (A) above, in principal amounts designated by such Holder (the aggregate of such amounts being equal to the beneficial interest in the Definitive
          Indenture Securities surrendered by such holder).

                                      -95-

[**] CONFIDENTIAL TREATMENT REQUESTED

               (iv) Notwithstanding the foregoing and provided that the transfer provisions set forth in the Class A-R Note Purchase Agreement as in effect on the Closing Date are satisfied in connection with a transfer, none of the provisions of this Section 2.5(f) need to be satisfied in connection with a transfer of beneficial ownership in a
          Class A-R Note to an Alternate Investor pursuant to the Class A-R Note
          Purchase Agreement as in effect on the Closing Date or by a Conduit
          Investor to a financial institution which is an Alternate Investor pursuant to any liquidity support agreement for a Conduit Investor.

          The Class A-R Note Purchase Agreement contains restrictions similar to the restrictions set forth in this Section 2.5.

     (g) If Indenture Securities are issued upon the transfer, exchange or replacement of Securities bearing the applicable legends set forth in Exhibits
A, B, C and D hereto or in any supplemental indenture pursuant to which such
Indenture Securities are issued, respectively, and if a request is made to remove such applicable legend on such Indenture Securities, the Indenture
Securities so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Issuer such satisfactory evidence, which shall include an Opinion of Counsel licensed to practice law in the State of New York (and addressed to the Issuer and the Trustee), as may be reasonably required by the Issuer to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or the Investment Company Act, ERISA or the Code, as
applicable. Upon provision of such satisfactory evidence, as confirmed in writing by the Issuer to the Trustee, the Trustee, at the direction of the
Issuer, shall authenticate and deliver Indenture Securities that do not bear such applicable legend.

     (h) Each beneficial owner of Definitive Indenture Securities shall be required to represent and agree as follows and each beneficial owner of
Restricted Global Indenture Securities will be deemed to represent and agree as follows (terms used in this paragraph that are defined in Rule 144A or
Regulation S under the Securities Act are used herein as defined therein):

          (i) The owner either (A) (1) is a QIB and a Qualified Purchaser, (2)
     is aware that the sale of the Indenture Securities to it (other than the initial sale by the Issuer) is being made in reliance on the exemption from registration provided by Rule l44A under the Securities Act and (3) is acquiring the Indenture Securities for its own account or for one or more accounts, each of which is a QIB and a Qualified Purchaser, and as to each of which the owner exercises sole investment discretion, and in a principal amount of not less than $1,000,000 in the case of the Class A-R Notes and not less than $500,000 in the case of the Class A-T Notes, the Class A-M
     Notes, the Class B Notes, the Class C Notes

                                      -96-

[**] CONFIDENTIAL TREATMENT REQUESTED

     and the Class D Notes, in each case for the purchaser or for each such account, as the case may be, or (B)(1) is not a U.S. person (as defined under Regulation S of the Securities Act) and (2) is purchasing the
     Indenture Securities pursuant to Rule 903 or 904, in the case of all
     Indenture Securities, of Regulation S of the Securities Act. The owner has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the
     Indenture Securities, and the owner and any accounts for which it is acting are each able to bear the economic risk of the owner's or its investment.
     The owner understands that in the event that at any time the Issuer or the
     Trustee determines that such purchaser was in breach, at the time given, of any of the representations or agreements set forth in this clause (i), upon direction from the Issuer the Trustee shall consider the acquisition of the related Indenture Security void and require that the related Indenture
     Security, as applicable, be transferred to a person designated by the
     Issuer.

          (ii) The owner understands that the Indenture Securities are being offered only in a transaction not involving any public offering in the
     United States within the meaning of the Securities Act, the Indenture
     Securities have not been and will not be registered under the Securities
     Act, and, if in the future the owner decides to offer, resell, pledge or otherwise transfer the Indenture Securities, such Indenture Securities may be offered, resold, pledged or otherwise transferred in accordance with this Indenture and the applicable legend on such Indenture Securities set forth in Exhibit A, B, C or D hereto or any supplemental indenture pursuant to which such Indenture Securities are issued, as applicable. The owner acknowledges that no representation is made by the Issuer or Banc of
     America Securities, as the case may be, as to the availability of any exemption under the Securities Act or any State securities laws for resale of the Indenture Securities.

          (iii) The owner is not purchasing the Indenture Securities with a view to the resale, distribution or other disposition thereof in violation of the Securities Act. The owner understands that an investment in the
     Indenture Securities involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances.
     The owner has had access to such financial and other information concerning the Issuer and the Indenture Securities as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of the Indenture Securities, including an opportunity to ask questions of and request information from the Portfolio Manager and the
     Issuer.

          (iv) In connection with the purchase of the Indenture Securities
     (provided that no such representations are made with respect to the
     Portfolio Manager by any Affiliate of the Portfolio Manager): (A) none of the Issuer, Banc of America Securities, the Portfolio Manager, the
     Preference Share Placement Agent or the Trustee (except to the

                                      -97-

[**] CONFIDENTIAL TREATMENT REQUESTED

     extent of its capacity as indenture trustee under the Indenture) is acting as a fiduciary or financial or investment adviser for the owner; (B) the owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Issuer, Banc of America Securities, the Portfolio Manager, the
     Preference Share Placement Agent or the Trustee other than, in the case of the Issuer, in a current offering memorandum for such Indenture Securities and any representations expressly set forth in a written agreement with such party; (C) none of the Issuer, Banc of America Securities, the
     Portfolio Manager, the Preference Share Placement Agent or the Trustee has
     given to the owner (directly or indirectly through any other person) any assurance, guarantee, or representation whatsoever as to the expected or projected success, profitability, return, performance, result, effect, consequence, or benefit (including legal, regulatory, tax, financial, accounting, or otherwise) of its purchase, (D) the owner has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisers to the extent it has deemed necessary, and it has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisers as it has deemed necessary and not upon any view expressed by the Issuer, Banc of America Securities, the
     Portfolio Manager, the Preference Share Placement Agent or the Trustee; and
     (E) the owner is purchasing the Indenture Securities with a full understanding of all of the terms, conditions and risks thereof (economic and otherwise), and is capable of assuming and willing to assume
     (financially and otherwise) these risks.

          (v) Neither the owner nor such account was formed for the purpose of acquiring any Indenture Securities (unless (x) each beneficial owner of securities issued by such owner is a Qualified Purchaser or (y) the Issuer, in its sole discretion and with the advice of counsel in respect of U.S.
     securities laws, expressly otherwise permits). The owner and each such account agrees that it shall not hold such Indenture Securities for the benefit of any other person and shall be the sole beneficial owner thereof for all purposes and that it shall not sell participation interests in the
     Indenture Securities or enter into any other arrangement pursuant to which any other person shall be entitled to a beneficial interest in the distributions on the Indenture Securities; provided that the Conduit
     Investors may transfer interests to Alternate Investors in accordance with the Class A-R Note Purchase Agreement and to liquidity providers in accordance with the related liquidity agreements if at the time of such transfer such Alternate Investors and liquidity providers, as applicable, make the representations and warranties set forth in this Section 2.5(h)
     and are able to make the representations and warranties applicable to them in the Class A-R Note Purchase Agreement. The owner understands and agrees that any purported transfer of the Securities to an owner that does not comply with the

                                      -98-

[**] CONFIDENTIAL TREATMENT REQUESTED

     requirements of this clause (v) shall be null and void ab initio. The owner understands that in the event that at any time the Trustee has determined, or the Issuer notifies the Trustee that the Issuer has determined, that such purchaser was in breach, at the time given, of any of the representations or agreements set forth in clause (i) above, then the
     Trustee shall consider the acquisition of the related Indenture Security void and require that the related Indenture Securities be transferred to a
     Person designated by the Issuer.

          (vi) The owner understands that the Indenture Securities will bear the applicable legend set forth in Exhibit A, B, C or D hereto or any supplemental indenture pursuant to which such Indenture Securities are issued, as applicable. The Indenture Securities may not at any time be held by or on behalf of any U.S. Person that (i) is not both a QIB and a
     Qualified Purchaser or (ii) solely in the case of the Preference Shares, is not both a Qualified Accredited Investor and a Qualified Purchaser. Before
     any interest in a Definitive Security may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of an interest in a Global Indenture Security, or vice versa, the prospective transferee will be required to provide the Trustee with a written certification substantially in the form of Exhibit E-3, hereto as to compliance with the transfer restrictions. The owner must inform a prospective transferee of the transfer restrictions.

          (vii) In the case of the Notes, either (i) the owner is not acquiring such Indenture Security with the assets of an "employee benefit plan"
     subject to ERISA or any "plan" described in Section 4975(e)(i) of the Code;
     any entity deemed to hold "plan assets" of any of the foregoing by reason of an employee benefit plan's or other plan's investment in such entity; or
     a governmental plan subject to applicable law that is substantially similar to the fiduciary responsibility provisions of ERISA or Section 4975 of the
     Code or (ii) the acquisition and holding of such Indenture Security by the owner, throughout the period that it holds such Indenture Security, will not result in a nonexempt prohibited transaction under ERISA or Section
     4975 of the Code (or, in the case of a governmental plan, any substantially similar applicable law).

          (viii) The owner will not, at any time, offer to buy or offer to sell the Securities by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or at a seminar or meeting whose attendees have been invited by general solicitations or advertising.

          (ix) The purchaser is not a member of the public in the Cayman
     Islands.

                                      -99-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (i) Each Person who becomes a beneficial owner of the Indenture
Securities represented by an interest in a Regulation S Global Indenture
Security will be deemed to have made the representations set forth in clauses
(iv), (vi), (vii) and (viii) of Section 2.5(h) and to have further represented and agreed as follows:

               (1) The owner is aware that the sale of such Indenture Securities to it is being made in reliance on the exemption from registration provided by Regulation S and understands that the Indenture Securities offered in reliance on Regulation S under the Securities Act will bear the appropriate legend set forth in Exhibit A, B, C and D, as applicable, and be represented by one or more Regulation S Global
          Indenture Securities. The Indenture Securities so represented may not at any time be held by or on behalf of U.S. persons as defined in
          Regulation S. Each of the owner and the related Holder is not, and will not be, a U.S. person as defined in Regulation S or a U.S.
          resident for purposes of the Investment Company Act. Before any interest in a Regulation S Global Indenture Security may be offered, resold, pledged or otherwise transferred to a person who takes delivery in the form of an interest in a Definitive Indenture
          Security, the Temporary Regulation S Global Indenture Securities or a
          Restricted Global Indenture Security, the transferor and the prospective transferee will be required to provide the Trustee with a written certification substantially in the form of Exhibit E-1, E-2 or
          E-3, as applicable, hereto as to compliance with the transfer restrictions.

               (2) The owner understands that an investment in such Indenture
          Securities involves certain risks, including the risk of loss of a substantial part of its investment under certain circumstances. The owner has had access to such financial and other information concerning the Issuer and such Indenture Securities as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of such Indenture Securities, including an opportunity to ask questions of and request information from the Issuer.

         (j) Class A-R Note Exchange. A Class A-R Note Exchange shall be made upon satisfaction of the conditions set forth in this Section 2.5(j). If a
Holder of any Class A-R Note is required at any time to consummate a Class A-R
Note Exchange pursuant to this Indenture and Section 2.13 of the Class A-R Note
Purchase Agreement or any comparable provision of any Asset Funding Facility, such Holder shall be required to consummate such Class A-R Note Exchange subject to satisfaction of the following:

                                     -100-

[**] CONFIDENTIAL TREATMENT REQUESTED

          (i) in the case of a Funded Class A-R Note Exchange, there shall be no conditions required to be satisfied, and

          (ii) in the case of a Full Class A-R Note Exchange (which includes a
     New Funded Portion), all the conditions to a Borrowing specified in the applicable Class A-R Note Purchase Agreement shall be required to be satisfied, unless waived by the applicable Specified Class A-R Investor.

         The Issuer shall provide each Rating Agency written notice of any Class
A-R Note Exchange within five Business Days of the conclusion of such Class A-R
Note Exchange.

         (k) Any purported transfer of an Indenture Security of the Issuer not in accordance with this Section 2.5 shall be null and void and shall not be given effect for any purpose hereunder.

         (l) [Reserved].

         (m) Notwithstanding anything contained in this Indenture to the contrary, neither the Trustee nor the Indenture Security Registrar (nor any
other Transfer Agent) shall be responsible or liable for compliance with applicable federal or state securities laws (including, without limitation, the
Securities Act or Rule 144A or Regulation S promulgated thereunder), the
Investment Company Act, ERISA or the Code (or any applicable regulations thereunder); provided that if a specified transfer certificate or opinion of counsel is required by the express terms of this Section 2.5 to be delivered to the Trustee or Indenture Security Registrar prior to registration of transfer of an Indenture Security, the Trustee and/or Indenture Security Registrar, as
applicable, shall be under a duty to receive such certificate or opinion of counsel and to examine the same to determine whether it conforms on its face to the requirements hereof (and the Trustee or Indenture Security Registrar, as the
case may be, shall promptly notify the party delivering the same if it determines that such certificate or opinion does not so conform).

         (n) If the Trustee determines or is notified by the Issuer, the
Portfolio Manager or Banc of America Securities that (i) a transfer or attempted or purported transfer of any interest in any Security was not consummated in compliance with the provisions of this Section 2.5 on the basis of an incorrect form or certification from the transferee or purported transferee, (ii) a transferee failed to deliver to the Trustee any form or certificate required to be delivered hereunder, (iii) the holder of any interest in an Indenture
Security is in breach of any representation or agreement set forth in any certificate or any deemed representation or agreement of such holder or (iv)
such transfer would have the effect of causing the Assets of the Issuer to be deemed to be "plan assets" for purposes of ERISA, the Trustee will not register such attempted or purported transfer and if a transfer has been registered, such transfer shall be

                                     -101-

[**] CONFIDENTIAL TREATMENT REQUESTED

absolutely null and void ab initio and shall vest no rights in the purported transferee (such purported transferee, a "Disqualified Transferee") and the last preceding holder of such interest in such Indenture Security that was not a
Disqualified Transferee shall be restored to all rights as a Holder thereof retroactively to the date of transfer of such Indenture Security by such Holder.
The purported transferor of such Indenture Securities or beneficial interest therein shall be required to cause the purported transferee to surrender the
Indenture Securities or any beneficial interest therein in return for a refund of the consideration paid therefor by such transferee (together with interest thereon) or to cause the purported transferee to dispose of such Notes or beneficial interest promptly in one or more open market sales to one or more persons each of whom satisfies the requirements of this Indenture and the legends on the Notes, and such purported transferor shall take, and shall cause such transferee to take, all further action necessary or desirable, in the judgment of the Trustee, to ensure that such Indenture Securities or any beneficial interest therein are held by persons in compliance therewith.

         In addition, the Issuer may require that the interest in the Security referred to in (i), (ii) or (iii) in the preceding paragraph be transferred to any person designated by the Issuer, the Portfolio Manager or Banc of America
Securities at a price determined by the Issuer, the Portfolio Manager or Banc of
America Securities, as applicable, based upon its estimation of the prevailing price of such interest and each Holder, by acceptance of an interest in a
Security, authorizes the Issuer to take such action. In any case, neither the
Issuer, the Trustee, the Portfolio Manager or Banc of America Securities will be held responsible, other than the Trustee, to the extent of its obligations under
Section 2.5(m) (but subject to Article VI), for any losses that may be incurred as a result of any required transfer under this Section 2.5(n).

         (o) To the extent applicable to the Issuer, the Issuer shall comply with the Patriot Act, the Proceeds of Criminal Conduct Law (2001 Revision), The
Money Laundering Regulations, 2000 (enacted in the Cayman Islands) and any other similar applicable laws or regulations. To the extent applicable to the Issuer, the Issuer shall impose additional transfer restrictions to comply with the
Patriot Act, the Proceeds of Criminal Conduct Law, The Money Laundering
Regulations, 2000 (enacted in the Cayman Islands) and any other similar applicable laws or regulations, and each Holder agrees to comply with such transfer restrictions. The Issuer shall notify the Trustee and the Indenture
Security Registrar of the imposition of any such transfer restrictions, and the
Trustee shall give notice to all Holders of such transfer restrictions.

         Section 2.6 Mutilated, Defaced, Destroyed, Lost or Stolen Indenture
Security.

         If (a) any mutilated or defaced Indenture Security is surrendered to a
Transfer Agent, or if there shall be delivered to the Issuer, the Trustee and the relevant Transfer Agent (each, a "Specified Person") evidence to their reasonable satisfaction of the destruction, loss or theft of any Indenture
Security, and (b) there is delivered to the Specified Person such security or

                                     -102-

[**] CONFIDENTIAL TREATMENT REQUESTED

indemnity as may be required by each Specified Person to save each of them and any agent of any of them harmless, (an unsecured indemnity agreement delivered to the applicable Specified Person by an institutional investor with a net worth of at least $200,000,000 being deemed sufficient to satisfy such security or indemnity requirement), then, in the absence of notice to the Specified Persons that such Indenture Security has been acquired by a bona fide purchaser, the
Issuer shall execute and, upon Issuer Request, the Trustee shall authenticate and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen
Indenture Security, a new Indenture Security, of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen
Indenture Security and bearing a number not contemporaneously outstanding.

         If, after delivery of such new Indenture Security, a Protected
Purchaser of the predecessor Security presents for payment, transfer or exchange such predecessor Indenture Security, any Specified Person shall be entitled to recover such new Indenture Security from the Person to whom it was delivered or any Person taking therefrom, and each Specified Person shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by such Specified Person in connection therewith.

         In case any such mutilated, defaced, destroyed, lost or stolen
Indenture Security has become due and payable, the Issuer in its discretion may, instead of issuing a new Indenture Security, pay such Indenture Security without requiring surrender thereof except that any mutilated or defaced Indenture
Security shall be surrendered.

         Upon the issuance of any new Indenture Security under this Section 2.6, the Issuer may require the payment by the Registered Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the
Trustee) connected therewith.

         Every new Indenture Security issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Indenture Security shall constitute an original additional contractual obligation of the Issuer and such new Indenture Security shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Indenture
Securities.

                                     -103-

[**] CONFIDENTIAL TREATMENT REQUESTED

         Section 2.7 Payment of Principal and Interest and Other Amounts;
Principal and Interest Rights Preserved.

         (a) The Class A Senior Notes shall accrue interest, and during the
Reinvestment Period the Class A-R Notes shall accrue Commitment Fee, in each case, as provided herein and in the applicable form of Class A-T Note or Class
A-R Note attached hereto, as applicable, which shall be payable, except as provided below, on each applicable Class A Senior Note in the proportion that the Aggregate Outstanding Amount of such Class A Senior Note bears to the
Aggregate Outstanding Amount of such applicable Class A Senior Notes. Interest on the Class A Senior Notes shall accrue during each applicable Interest Accrual
Period and be due and payable on the Payment Date or Class A-R Interest Payment
Date, as applicable, related to an Interest Accrual Period. The Commitment Fee, if any, with respect to the Class A-R Notes shall be due and payable in arrears on each Payment Date for each day since the preceding Payment Date (or, in the case of the initial Payment Date or a Class A-R Interest Payment Date, as
applicable, the Closing Date). Notwithstanding anything to the contrary: (i) in the case of any Class A-T Note issued in a Class A-R Note Exchange that occurs on a date other than the first day of each Interest Accrual Period relating to the exchanged Class A-R Note, (A) the Prior Funded Portion of such Class A-T
Note (or if applicable, portions of the Prior Funded Portion) will accrue interest from the respective first day(s) of the Interest Accrual Period(s)
corresponding to the Class A-R Notes with respect to which such Class A-R Note
Exchange occurs or if later and if applicable, the Payment Date as to which accrued and unpaid interest on the applicable Borrowing was due and paid to and excluding the date of the Class A-R Note Exchange (the principal amount of such
Prior Funded Portion corresponding to any such Interest Accrual Period shall be in the same proportions as are the outstanding Borrowings under the Class A-R
Notes on the date of the Class A-R Note Exchange (other than any new Borrowings on such date)) and (B) the New Funded Portion of such Class A-T Note will accrue interest from and including the date of the Class A-R Note Exchange to but excluding the first Payment Date following the end of the Collection Period in which such Class A-R Note Exchange occurs and accrued and unpaid interest on such New Funded Portion for such initial Interest Accrual Period will be payable on such Payment Date and (ii) the amounts of the outstanding principal portion(s) of the Class A-T Notes constituting the corresponding reduction in the Class A-R Notes in such Class A-R Note Exchange will cease to accrue interest on the respective date(s) described in clause (i)(A) of this sentence on which the applicable Class A-T Note starts to accrue interest.

         The Class A-M Notes shall accrue interest during each Interest Accrual
Period at the Class A-M Rate. Interest on the Class A-M Notes shall be due and payable on each Payment Date immediately following the related Interest Accrual
Period; provided that payment of interest (including delinquent interest, if any) on the Class A-M Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Senior Notes

                                     -104-

[**] CONFIDENTIAL TREATMENT REQUESTED

(including delinquent interest, if any), the Commitment Fee, if any, and other amounts in accordance with the Priority of Payments.

         The Class B Notes shall accrue interest during each Interest Accrual
Period at the Class B Rate. Interest on the Class B Notes shall be due and payable on each Payment Date immediately following the related Interest Accrual
Period; provided that payment of interest (including delinquent interest, if any) on the Class B Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including delinquent interest, if any), the Commitment Fee, if any, and other amounts in accordance with the Priority of Payments.

         The Class C Notes shall accrue interest during each Interest Accrual
Period at the Class C Rate. Interest on the Class C Notes shall be due and payable on each Payment Date immediately following the related Interest Accrual
Period; provided that payment of interest (including delinquent interest, if any) on the Class C Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including delinquent interest, if any), the Class B Notes (including delinquent interest, if any), the Commitment Fee, if any, and other amounts in accordance with the Priority of
Payments. So long as any Class A Notes or Class B Notes are Outstanding, any
payment of interest due on the Class C Notes which is not available to be paid in accordance with the Priority of Payments on any Payment Date shall not be considered "due and payable" for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the Payment Date on which funds are available to pay such interest in accordance with the Priority of Payments.

         The Class D Notes shall accrue interest during each Interest Accrual
Period at the Class D Rate. Interest on the Class D Notes shall be due and payable on each Payment Date immediately following the related Interest Accrual
Period; provided that payment of interest (including delinquent interest, if any) on the Class D Notes is subordinated to the payment on each Payment Date of the interest due and payable on the Class A Notes (including delinquent interest, if any), the Class B Notes (including delinquent interest, if any), the Class C Notes (including delinquent interest, if any), the Commitment Fee, if any, and other amounts in accordance with the Priority of Payments. So long as any Class A Notes, Class B Notes or Class C Notes are Outstanding, any
payment of interest due on the Class D Notes which is not available to be paid in accordance with the Priority of Payments on any Payment Date shall not be considered "due and payable" for the purposes of Section 5.1(a) (and the failure to pay such interest shall not be an Event of Default) until the Payment Date on which funds are available to pay such interest in accordance with the Priority of Payments.

         Payments under the Priority of Payments to the Preference Share Paying
Agent for payment to Holders of the Preference Shares are subordinated to the payment on each Payment Date of the interest due and payable on the Class A
Notes (including delinquent interest, if any),

                                     -105-

[**] CONFIDENTIAL TREATMENT REQUESTED

the Class B Notes (including delinquent interest, if any), the Class C Notes
(including delinquent interest, if any), the Class D Notes (including delinquent interest, if any), payment of the Commitment Fee, if any, with respect to the
Class A-R Notes, any Class A-R Increased Cost Amount, any Class A-R Rating
Downgrade Amount, any Class A-R Additional Interest and payment of other amounts in accordance with the Priority of Payments. So long as any Class A Notes, Class
B Notes, Class C Notes or Class D Notes are Outstanding, the Preference Shares
will receive payments out of Interest Proceeds of only the amount available pursuant to clauses (S) and (V) of Section 11.1(a)(i). The failure to make payments to the Preference Share Paying Agent for payment to Holders of the
Preference Shares in accordance with the Priority of Payments on any Payment
Date shall not be an Event of Default.

         Interest will cease to accrue on each Class A Note, Class B Note, Class
C Note and Class D Note, or in the case of a partial repayment, on such part, from the date of repayment or Stated Maturity unless payment of principal is improperly withheld or unless Default is otherwise made with respect to such payments of principal.

         (b) The principal of each Class A Note, Class B Note, Class C Note and
Class D Note matures at par and is due and payable on the Stated Maturity, unless the unpaid principal of such Indenture Security becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise (including in connection with the failure of a Coverage Test);
provided that the payment of principal of the Class A-M Notes (other than payment of principal pursuant to Section 9.5) may only occur after the principal of the Class A Senior Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Senior Notes, the Commitment Fee, if any, and other amounts in accordance with the Priority of Payments and any payment of principal of the
Class A-M Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered "due and payable" for purposes of
Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Senior Notes have been paid in full; provided that the payment of principal of the Class B Notes
(other than payment of principal pursuant to Section 9.5) may only occur after the principal of the Class A Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due

                                     -106-

[**] CONFIDENTIAL TREATMENT REQUESTED

and payable on the Class A Notes, the Commitment Fee, if any, and other amounts in accordance with the Priority of Payments and any payment of principal of the
Class B Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered "due and payable" for purposes of
Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the Class A Notes have been paid in full; provided that the payment of principal of the Class C Notes (other than payment of principal pursuant to Section 9.5) may only occur after the principal of the Class A Notes and the Class B Notes has been paid in full and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes, the Commitment
Fee, if any, and other amounts in accordance with the Priority of Payments and any payment of principal of the Class C Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered "due and payable" for purposes of Section 5.1(b) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all of the
Class A Notes and the Class B Notes have been paid in full; provided that the payment of principal of the Class D Notes (other than payment of principal pursuant to Section 9.5) may only occur after principal of the Class A Notes, the Class B Notes and the Class C Notes has been paid in full, and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B Notes and the Class C Notes,
the Commitment Fee, if any, and other amounts in accordance with the Priority of
Payments; and any payment of principal of the Class D Notes which is not paid, in accordance with the Priority of Payments, on any Payment Date shall not be considered "due and payable" for purposes of Section 5.1(b) until the Payment
Date on which such principal may be paid in accordance with the Priority of
Payments or all of the Class A Notes, the Class B Notes and the Class C Notes
have been paid in full; provided that the payment of Excess Principal Proceeds to the holders of the Preference Shares may only occur after principal of the
Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes has
been paid in full, and is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Class A Notes, the Class B
Notes, the Class C Notes, the Class D Notes, the Commitment Fee, if any, the
Class A-R Increased Cost Amount, if any, the Class A-R Rating Downgrade Amount,
if any, the Class A-R Additional Interest, if any, and other amounts in accordance with the Priority of Payments; and any payment of Excess Principal
Proceeds to the holders of the Preference Shares which is not paid, in accordance with the Priority of Payments, on any Payment Date shall not be considered "due and payable" for purposes of Section 5.1(b) until the Payment
Date on which such principal may be paid in accordance with the Priority of
Payments or all of the Class A Notes, the Class B Notes, the Class C Notes and
the Class D Notes have been paid in full. Notwithstanding the foregoing, (i) on the Payment Date occurring on or after the June, 2013 Payment Date, Interest
Proceeds that would otherwise be distributed to the Preference Share Paying
Agent for payment to the Holders of the Preference Shares will instead be applied in accordance with the Priority of Payments to redeem, first, the Class
D Notes, second, the Class C Notes, third, the Class B Notes, fourth, the Class
A-M Notes and, fifth, the Class A Senior Notes, (ii) if the Class D Additional
Overcollateralization Test is not met on any Payment Date, Interest Proceeds
will be applied in accordance with the Priority of Payments to redeem the Class
D Notes until the Class D Additional Overcollateralization Test is satisfied, and (iii) on any Payment Date occurring after the first Payment Date and during the Reinvestment Period, if Holders of the Preference Shares have received distributions on the Preference Shares sufficient to achieve a Dividend Yield of
[**] on such Payment Date, any remaining Interest Proceeds will, unless the
Portfolio Manager determines in its discretion to use such remaining Interest
Proceeds to purchase

                                     -107-

[**] CONFIDENTIAL TREATMENT REQUESTED

Additional Collateral Debt Securities, be applied to redeem the Class D Notes until the Class D Notes have been paid in full.

         (c) [Reserved].

         (d) Principal and interest payments on the Securities will be made in accordance with the Priority of Payments.

         (e) As a precondition to the payment of principal of and interest on any Indenture Security without the imposition of U.S. withholding tax, the
Issuer shall require previous delivery of properly completed and signed applicable U.S. Federal income tax certifications (generally, an Internal
Revenue Service Form W-9 (or applicable successor form) in the case of a person that is a "United States person" within the meaning of Section 7701(a)(30) of the Code or an Internal Revenue Service Form W-8 (or applicable successor form)
in the case of a person that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code) and any other certification acceptable to it to enable the Issuer, the Trustee and any Paying Agent to determine their duties and liabilities with respect to any taxes or other charges that they may be required to deduct or withhold from payments in respect of such Indenture
Security under any present or future law or regulation of the United States or any present or future law or regulation of any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation.

         (f) Payments in respect of interest on and principal of the Indenture
Securities, and payments to the Preference Share Paying Agent of Excess Amounts
for distribution to the Holders of the Preference Shares, shall be payable by wire in immediately available funds to a Dollar account maintained by the Holder or its nominee; provided that the Holder has provided wiring instructions to the
Trustee on or before the related Record Date or, if wire transfer cannot be effected, by a Dollar check drawn on a bank in the United States of America, or by a Dollar check mailed to the Holder at its address in the Indenture Security
Register. It is herein acknowledged that transfer of funds by the Trustee from the Payment Account (located within the United States) to, or for further credit to, a U.S. dollar account of a Paying Agent outside the United States shall be permitted under the preceding sentence (and it is acknowledged that any payment by wire transfer of U.S. dollars outside the United States is subject to applicable banking procedures and limitations applicable to wire transfer of
U.S. dollars). The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal or interest in respect of a Global Indenture
Security held by the Depository or its nominee, will immediately credit the applicable Agent Members' accounts with payments in amounts proportionate to the respective beneficial interests in such Global Indenture Security as shown on the records of the Depository or its nominee. The Issuer also expects that payments by Agent Members to owners of beneficial interests in such Global
Indenture Security held through Agent Members will be

                                     -108-

[**] CONFIDENTIAL TREATMENT REQUESTED

governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of the
Agent Members. Upon final payment due on the Maturity of an Indenture Security, the Holder thereof shall present and surrender such Indenture Security at the
Corporate Trust Office of the Trustee or at the office of any Paying Agent
(outside of the United States if then required by applicable law in the case of a Definitive Indenture Security issued in exchange for a beneficial interest in the Regulation S Global Indenture Security) on or prior to such Maturity;
provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Issuer or the Trustee that the applicable Indenture Security has been acquired by a bona fide purchaser, such final payment shall be made without presentation or surrender. None of the Issuer, the Trustee or any Paying Agent
will have any responsibility or liability for any aspects of the records maintained by the Depository or its nominee or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a
Restricted Global Indenture Security or a Regulation S Global Indenture
Security. None of the Issuer, the Trustee or the Paying Agent will have any responsibility or liability with respect to any records maintained by the Holder of any Indenture Security with respect to the beneficial holders thereof or payments made thereby on account of beneficial interests held therein. In the case where any final payment of principal and interest is to be made on any
Indenture Security (other than on the Stated Maturity thereof) the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Issuer shall, not more than 30 nor fewer than ten days prior to the date on which such payment is to be made, mail to the Persons entitled thereto at their addresses appearing on the Indenture Security Register, a notice which shall state the date on which such payment will be made and the amount of such payment per
$100,000 initial principal amount of Securities and shall specify the place where such Indenture Securities may be presented and surrendered for such payment.

         (g) Subject to the provisions of Sections 2.7(a) and (b), the Holders of Class A Notes as of the Record Date in respect of a Payment Date or a Class
A-R Interest Payment Date, as applicable, shall be entitled to the interest accrued and payable (and with respect to the Class A-R Notes, the Commitment
Fee, if any, the Class A-R Increased Cost Amount, if any, the Class A-R Rating
Downgrade Amount, if any, and the Class A-R Additional Interest, if any) in
accordance with the Priority of Payments and principal payable in accordance with the Priority of Payments on such Payment Date or a Class A-R Interest
Payment Date, as applicable. All such payments that are mailed or wired and returned to the Paying Agent shall be held for payment as herein provided at the office or agency of the Issuer to be maintained as provided in Section 7.2 (or returned to the Trustee).

                                     -109-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (h) Interest on any Indenture Security which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the
Person in whose name that Indenture Security (or one or more predecessor
Indenture Securities) is registered at the close of business on the Record Date for such interest.

         (i) Payments of principal to Holders of the Indenture Securities of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Indenture Securities of such Class registered in the name of each such
Holder on such Record Date bears to the Aggregate Outstanding Amount of all
Indenture Securities of such Class on such Record Date.

         (j) Interest accrued with respect to the Class A Notes shall be calculated as described in the applicable form of Class A Note attached hereto.
Interest accrued with respect to the Class B Notes shall be calculated as described in the form of Class B Note attached hereto. Interest accrued on the
Class C Notes shall be calculated as described in the Form of Class C Note attached hereto. Interest accrued on the Class D Notes shall be calculated as described in the Form of Class D Note attached hereto.

         (k) All reductions in the principal amount of an Indenture Security (or one or more predecessor Indenture Securities) effected by payments of installments of principal made in accordance with the Priority of Payments on any Payment Date (including any Redemption Date), shall be binding upon all future Holders of such Indenture Security and of any Indenture Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Security.

         (l) The obligations of the Issuer under the Indenture Securities and this Indenture are limited obligations of the Issuer payable solely from the
Assets, and following realization of the Assets and their reduction to zero, any claims of the Indenture Securityholders against the Issuer shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Indenture Securities against any Officer, director, employee, shareholder or incorporator of the Issuer or successors or assigns for any amounts payable under the Securities or this Indenture. It is understood that the foregoing provisions of this paragraph (l) shall not (i)
prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Indenture Securities or secured by this Indenture (to the extent it relates to the obligation to make payments on the Securities) until such Assets have been realized and reduced to zero, whereupon any outstanding indebtedness or obligation in respect of the Indenture Securities shall be extinguished. It is further understood that the foregoing provisions of this paragraph (1) shall not limit the right of any person to name the Issuer as a party defendant in any
Proceeding or in the exercise of any other remedy under the Indenture Securities or this Indenture, so long as no judgment in the nature of a deficiency

                                     -110-

[**] CONFIDENTIAL TREATMENT REQUESTED

judgment or seeking personal liability shall be asked for or (if obtained)
enforced against any such person or entity or is contrary to the non-petition covenants of Section 5.4(d).

         (m) Subject to the foregoing provisions of this Section 2.7, each
Indenture Security delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Indenture Security shall carry the rights of unpaid interest and principal that were carried by such other Indenture Security.

         (n) Notwithstanding any of the foregoing provisions with respect to payments of principal of and interest on the Indenture Securities, if the
Indenture Securities have become or been declared due and payable following an
Event of Default and such acceleration of maturity and its consequences have not been rescinded and annulled and the provisions of Section 5.5 are not applicable, then payments of principal of and interest on such Securities shall be made in accordance with Section 5.7.

         (o) For so long as any of the Indenture Securities are listed on the
Irish Stock Exchange, the Issuer or, upon Issuer Request, the Trustee, in the name and at the expense of the Issuer will (i) communicate to the Irish Paying
Agent the Aggregate Outstanding Amount of each such listed Class following each
Payment Date and inform the Irish Stock Exchange if any such listed Class did not receive scheduled payments of principal or interest on such Payment Date;
(ii) inform the Irish Paying Agent if the ratings assigned to any listed Class are reduced or withdrawn and (iii) inform the Irish Paying Agent, in advance, of the Principal Proceeds available and Interest Proceeds available for any such
Class (in accordance with Section 10.5(b)), as well as the exact date of the following Payment Date.

         (p) The Issuer shall not be obligated to pay any additional amounts to the Holders of any Indenture Security (other than the Class A-R Notes) as a result of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental changes with respect to the Indenture
Securities.

         Section 2.8 Persons Deemed Owners.

         The Issuer, the Trustee, the Indenture Security Registrar and any agent of the Issuer, the Trustee or the Indenture Security Registrar may treat as the owner of an Indenture Security the Person in whose name such Indenture Security is registered on the Indenture Security Register on the applicable Record Date for the purpose of receiving payments of principal and interest and other amounts on such Indenture Security and on any other date for all other purposes whatsoever (whether or not such Indenture Security is overdue), and neither the
Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary; provided that the Depository, or its nominee, shall be deemed the owner of the Global Indenture

                                     -111-

[**] CONFIDENTIAL TREATMENT REQUESTED

Securities, and owners of beneficial interests in Global Indenture Securities will not be considered the owners of any Securities for the purpose of receiving notices.

         Section 2.9 Cancellation.

         All Indenture Securities surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and shall be promptly canceled by the Trustee and may not be reissued or resold.
No Indenture Securities shall be authenticated in lieu of or in exchange for any
Indenture Securities canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Securities held by the
Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Issuer shall direct by an Issuer Order that they be returned to it. Any Indenture Securities purchased by the Issuer pursuant to Section 7.13 shall be immediately delivered to the Trustee for cancellation.

         Section 2.10 Global Indenture Securities; Temporary Indenture
Securities.

         (a) A Global Indenture Security deposited with the Depository or its custodian pursuant to Section 2.2 shall be transferred to the beneficial owners thereof only if (x) such transfer complies with Section 2.5 and (y) the
Depository notifies the Issuer that it is unwilling or unable to continue as
Depository for such Global Indenture Security or if at any time such Depository ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depository is not appointed by the Issuer within 90 days of such notice.

         (b) Any Global Indenture Security that is transferable to the beneficial owners thereof pursuant to Section 2.10(a) shall be surrendered by the Depository to the Trustee's Corporate Trust Office together with (i)
necessary instruction for the registration and delivery of Definitive Indenture
Securities to the beneficial owners (or such owner's nominee) holding the ownership interests in such Global Indenture Security, and (ii) a transfer certificate substantially in the form of Exhibit E-3 hereto from such beneficial owner. Any such transfer shall be made, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global
Indenture Security, an equal aggregate principal amount of Indenture Securities of the same Class and authorized denominations. Any Definitive Indenture
Security delivered in exchange for an interest in a Global Indenture Security shall bear, except as otherwise provided by Section 2.5(g), the applicable legend set forth in Exhibit A, B, C or D hereto and shall be subject to the transfer restrictions referred to in such applicable legends. The holder of such a registered individual Indenture Security may transfer such Indenture Security by surrendering it at the Corporate Trust Office of the Trustee or at the office of any Paying Agent.

                                     -112-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (c) Subject to the provisions of Section 2.10(b), the Registered Holder of a Global Indenture Security may grant proxies and otherwise authorize any
Person, including Agent Members and Persons that may hold interests through
Agent Members, to take any action which a Holder is entitled to take under this
Indenture or the Indenture Securities.

         (d) In the event of the occurrence of either of the events specified in paragraph (a) of this Section 2.10, the Issuer will promptly make available to the Trustee a reasonable supply of Indenture Securities in definitive, fully registered form without interest coupons.

         Section 2.11 Alternate Investors' Credit Ratings.

         If at any time during the Reinvestment Period the senior, unsecured short-term debt or deposit rating of an Alternate Investor is less than the
Class A-R Holder Rating Criteria, then the Issuer shall use commercially reasonable efforts to find a purchaser for the Class A-R Notes beneficially owned by such Alternate Investor and, if Class A-R Notes are owned by the
Conduit Investor for which such Alternate Investor provides liquidity pursuant to the Class A-R Note Purchase Agreement, such Conduit Investor, which meets such rating requirements and, in accordance with the Class A-R Note Purchase
Agreement, to cause such transferee(s) to assume the related obligations of such
Alternate Investor and, if applicable, such Conduit Investor under the Class A-R
Note Purchase Agreement.

         Section 2.12 U.S. Tax Treatment of Securities.

         (a) The Issuer intends that for U.S. federal income tax purposes and applicable U.S. state income and franchise tax purposes the Class A Notes, the
Class B Notes, the Class C Notes and the Class D Notes will be treated as debt.
Each prospective purchaser and any subsequent transferee of a Class A Note,
Class B Note, Class C Note, Class D Note or any interest therein will, by virtue of their purchase or other acquisition of such Note or interest therein, be deemed to have agreed to treat such Note as debt for U.S. federal income tax purposes and applicable U.S. state income and franchise tax purposes.

         (b) Each Holder acknowledges that it is its intent and that it understands it is the intent of the Issuer that, for U.S. federal income tax purposes and applicable state income and franchise tax purposes, the Issuer will be treated as an association taxable as a corporation. Neither the Issuer nor any Indenture Securityholder will elect to treat the Issuer as a partnership for
U.S. federal income tax purposes or applicable state income and franchise tax purposes.

         (c) The Issuer agrees to provide, or to engage the Independent
Accountant to provide, each holder of a beneficial interest in, a Preference
Share with a PFIC Annual Information

                                     -113-

[**] CONFIDENTIAL TREATMENT REQUESTED

Statement, signed by the Issuer or its authorized representative, on an annual basis that contains the following information:

          (i) the first and last days of the taxable year of the Issuer to which the PFIC Annual Information Statement applies;

          (ii) sufficient information to enable each Holder of, or owner of a beneficial interest in, a Preference Share to calculate its pro rata share of the Issuer's ordinary earnings and net capital gains for that taxable year;

          (iii) the amount of cash and the fair market value of other property distributed or deemed distributed to the Holders, or owner of a beneficial interest in, of the Preference Share during the taxable year of the Issuer to which the PFIC Annual Information Statement pertains; and

          (iv) a statement that the Issuer will permit the Holder, or owner of a beneficial interest in, of the Preference Share to inspect and copy the
     Issuer's permanent books of account, records and such other documents as may be maintained by the Issuer to establish that the Issuer's ordinary earnings and net capital gain are computed in accordance with U.S. income tax principles and to verify these amounts and the shareholder's pro rata shares thereof

         (d) The Issuer will account for the aforementioned Indenture Securities and prepare any reports to Indenture Securityholders and tax authorities, including without limitation the report specified in paragraph (f), consistent with the intentions expressed in Sections 2.12(a) and (b) above.

         Section 2.13 No Gross Up. The Issuer shall not be obligated to pay any additional amounts to the Holders of the Notes (other than the Class A-R Notes)
as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or government charges with respect to the
Notes.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

         Section 3.1 General Provisions.

         The Indenture Securities to be issued on the Closing Date shall be executed by the Issuer upon compliance with Section 3.2 and shall be delivered to the Trustee for authentication and

                                     -114-

[**] CONFIDENTIAL TREATMENT REQUESTED

thereupon the same shall be authenticated and delivered by the Trustee upon
Issuer Order and upon receipt by the Trustee of the following items described in clauses (a) - (j) below:

         (a) an Officer's certificate of the Issuer (A) evidencing the authorization by Board Resolution of the execution and delivery of this
Indenture, the Portfolio Management Agreement, the Structuring Agent Agreement,
the Collateral Administration Agreement, the Class A-R Note Purchase Agreement,
each Interest Rate Hedge Agreement, the Preference Share Paying and Transfer
Agency Agreement and related transaction documents and the execution, authentication and delivery of the Indenture Securities and specifying the
Stated Maturity of each Class, the principal amount of each Class and the applicable Note Interest Rate of the Class A Notes, Class B Notes, Class C Notes
and Class D Notes to be authenticated and delivered, and the issuance of the
Preference Shares specifying the number of Preference Shares to be issued and
(B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

         (b) either (A) a certificate of the Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an
Opinion of Counsel of the Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of such
Indenture Securities, or (B) an Opinion of Counsel of the Issuer reasonably satisfactory in form and substance to the Trustee that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Indenture Securities except as may have been given;

         (c) opinions of Schulte Roth & Zabel LLP, special U.S. counsel to the
Issuer (which opinions shall be limited to the laws of the State of New York and the federal law of the United States and may assume, among other things, the correctness of the representations and warranties made or deemed made by the owners of Indenture Securities pursuant to Sections 2.5(h) and (i)), dated the
Closing Date, substantially in the form of Exhibit F attached hereto;

         (d) (i) an opinion of Walkers, Cayman Islands counsel to the Issuer
(which opinion shall be limited to the laws of the Cayman Islands), dated the
Closing Date, substantially in the form of Exhibit G attached hereto and (ii) an opinion of internal counsel to the Portfolio Manager (which opinion shall be limited to the laws of the States of Delaware and New York and the federal law of the United States), dated the Closing Date, substantially in the form of
Exhibit H attached hereto;

                                     -115-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (e) an Officer's certificate stating that the Issuer is not in Default under this Indenture and that the issuance of the Indenture Securities will not result in a breach of any of the terms, conditions or provisions of, or constitute a Default under, the Memorandum of Association or Articles of
Association of the Issuer, any indenture or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; that all of the representations and warranties contained herein of the Issuer are true and correct as of the Closing Date; that all conditions precedent provided in this
Indenture relating to the authentication and delivery of the Indenture
Securities applied for have been complied with; and that all expenses due or accrued with respect to the Offering or relating to actions taken on or in connection with the Closing Date have been paid or will be paid out of the proceeds of the offering (including proceeds deposited into the Closing Date
Expense Account);

         (f) an Accountants' Certificate (i) confirming the information with respect to each Collateral Debt Security set forth on the Schedule of Collateral
Debt Securities attached hereto as Schedule 1 and specifying the procedures undertaken by them to review data and computations relating to this subsection
(f)(i); (ii) confirming that each Collateral Debt Security set forth on the
Schedule of Collateral Debt Securities meets the definition (other than clauses
(a)(iv), (a)(v), (a)(vii), (a)(viii), (a)(ix), (a)(xi) and clause (b)) of a
Collateral Debt Security, by reference to such sources as shall be specified therein, (iii) confirming that the Collateral Debt Securities included in the
Assets on the Closing Date as listed in the Schedule of Collateral Debt
Securities satisfies the requirements of Section 3.2(c) and specifying the procedures undertaken by them to review data and computations relating to this subsection (f)(iii); and (iv) stating that the Collateral Debt Securities which the Issuer has purchased, or entered into agreements to purchase, as of the
Closing Date equal or exceed the Target Par Amount and satisfy the Asset Quality
Tests and Coverage Tests, it being understood that the Trustee shall have no responsibility as to the form, content or sufficiency of such Accountant's
Certificate;

         (g) executed counterparts of the Portfolio Management Agreement, the
Collateral Administration Agreement and the Preference Share Paying and Transfer
Agency Agreement;

         (h) an executed copy of the Class A-R Note Purchase Agreement;

         (i) a certificate from the Issuer stating that, as of the Closing Date,
[**] Preference Shares were issued, and a certificate from the Trustee stating that it has received gross proceeds from the issuance of the Preference Shares of at least [**]; and

         (j) any other information that may be reasonably requested by the
Trustee.

                                     -116-

[**] CONFIDENTIAL TREATMENT REQUESTED

         Section 3.2 Security for the Notes.

         Prior to the issuance of the Indenture Securities on the Closing Date, the Issuer shall cause the following conditions to be satisfied:

         (a) Grant of Collateral Debt Securities. The Grant pursuant to the
Granting Clause of this Indenture of all of the Issuer's right, title and interest in and to the Collateral Debt Securities and any Deposit pledged to the
Trustee for inclusion in the Assets on the Closing Date securing the Notes (such
Grant to be evidenced by the Issuer's execution and delivery of the Indenture)
and delivery of the Collateral Debt Securities listed on the Schedule of
Collateral Debt Securities to the Trustee or its nominee.

         (b) [Reserved].

         (c) Issuer's Purchase of Collateral Debt Securities. On the Closing
Date, the Issuer shall have purchased or entered into agreements to purchase (as evidenced by a trade confirmation provided by the Portfolio Manager to the
Trustee) Collateral Debt Securities having an Aggregate Principal Balance equal to or greater than 100% of the Target Par Amount and such Collateral Debt
Securities shall be specified in the Schedule of Collateral Debt Securities.
Such purchase or agreement to purchase is to be evidenced to the Trustee by the
Issuer's certificate described in Section 3.2(d) below.

         (d) Certificate of the Issuer. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, delivered to the Trustee, to the effect that, in the case of each Collateral Debt Security and any Deposit pledged to the Trustee for inclusion in the Assets on the Closing Date, and immediately prior to the delivery thereof on the Closing Date:

          (i) the Issuer is the owner of such Collateral Debt Security and any
     Deposit free and clear of any liens, claims or encumbrances of any nature whatsoever except for those which are being released on the Closing Date or those Granted pursuant to this Indenture;

          (ii) the Issuer has acquired its ownership in such Collateral Debt
     Security or Deposit in good faith without notice of any adverse claim, except as described in paragraph (i) above and will treat the acquisition of such Collateral Debt Security as a purchase for tax, accounting and financial statement purposes;

          (iii) the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Debt Security or Deposit (or, if any such interest has been assigned,

                                     -117-

[**] CONFIDENTIAL TREATMENT REQUESTED

     pledged or otherwise encumbered, it has been released) other than interests
     Granted pursuant to this Indenture;

          (iv) the Issuer has full right to Grant a Security interest in and assign and pledge such Collateral Debt Security to the Trustee, except for which may require the consent of the borrower and/or agent bank for such pledgee and for which the Issuer has not yet received such consent;
     provided, that (A) any such Underlying Instruments that expressly require such consent also provide that such consent may not be unreasonably withheld and (B) the Issuer shall continue after the Closing Date to diligently seek consents;

          (v) the Underlying Instrument with respect to such Collateral Debt
     Security does not prohibit the Issuer from Granting a security interest in and assigning and pledging such Collateral Debt Security to the Trustee;

          (vi) the information set forth with respect to such Collateral Debt
     Security in the Schedule of Collateral Debt Securities is correct;

          (vii) the Collateral Debt Securities included in the Assets satisfy the requirements of the definition of Collateral Debt Securities and are not Defaulted Securities and, together with any Deposit, the requirements of Section 3.2(a); and

          (viii) the Grant pursuant to the Granting Clause of this Indenture shall result in a first priority perfected security interest in favor of the Trustee for the benefit of the Holders of the Notes in all of the
     Issuer's right, title and interest in and to the Collateral Debt Securities and any Deposit pledged to the Trustee for inclusion in the Assets on the
     Closing Date.

         (e) Deposits to Collection Account and Expense Reserve Account. On the
Closing Date, the Issuer shall have delivered to the Trustee, in immediately available funds, the gross proceeds from the issuance of the Securities and a payment under the Interest Rate Hedge Agreement, as described in a certificate of the Issuer delivered pursuant to this Section 3.2(e) (the "Funding
Certificate"), and shall have allocated (i) into the Collection Account, (ii)
into the Expense Reserve Account and (iii) into the Closing Date Expense
Account, the amounts set forth in the Funding Certificate to be deposited into each such account. Amounts in the Closing Date Expense Account will be utilized to pay the closing and organizational expenses of the Issuer incurred on or prior to the Closing Date, including certain Administrative Expenses and the
Initial Transaction Fee, in accordance with any Reimbursement Direction.

                                     -118-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (f) Rating Letters. A true and correct copy of a letter signed by each
Rating Agency, as applicable, confirming that (i) the Class A Notes have been rated "AAA" by Standard & Poor's, "Aaa" by Moody's and "AAA" by Fitch, (ii) the
Class B Notes have been rated at least "AA" by Standard & Poor's, at least "Aa2"
by Moody's and at least "AA" by Fitch, (iii) the Class C Notes have been rated at least "A" by Standard & Poor's, at least "A2" by Moody's and at least "A" by
Fitch, and (iv) the Class D Notes have been rated at least "BBB" by Standard &
Poor's, at least "Baa2" by Moody's and at least "BBB" by Fitch, and that such ratings are in full force and effect on the Closing Date.

         (g) Accounts. Evidence of the establishment of the Collection Account, the Securities Account, the Expense Reserve Account, the Interest Reserve
Account, the Closing Date Expense Account and the Payment Account.

         Section 3.3 Transfer of Collateral Debt Securities and Eligible
Investments.

         (a) On or before the Closing Date the Issuer shall appoint a financial institution (the "Custodial Securities Intermediary") to act as Securities
Intermediary as provided in this Section 3.3. Such Custodial Securities
Intermediary shall be rated at least "Baa3" by Moody's and "BBB" by Standard &
Poor's. Initially, the Custodial Securities Intermediary shall be LaSalle Bank
National Association. Any successor Custodial Securities Intermediary shall be a state or national bank or trust company which is not an Affiliate of the Issuer and has capital and surplus of at least $200,000,000. On or before the Closing
Date, the Issuer shall cause the Custodial Securities Intermediary to create an account to which financial assets may be credited (the "Securities Account").
The securities intermediary jurisdiction, as defined in Section 8-110(e) of the
UCC, shall be New York.

         (b) Each Collateral Debt Security and each Eligible Investment relating thereto or made with funds of the Issuer shall be delivered to the Trustee by causing the Custodial Securities Intermediary to create a Security Entitlement in the Securities Account in favor of the Trustee with respect to such
Collateral Debt Security or Eligible Investment by indicating by book-entry that such Collateral Debt Security or Eligible Investment has been credited to the
Securities Account.

         (c) The Issuer shall direct the Trustee to only invest in Eligible
Investments which the applicable Securities Intermediary agrees to credit to the applicable account.

         (d) For purposes of perfecting the security interest of the Trustee in any property that for any reason does not create a Security Entitlement at any time now or hereafter held in or credited to the Securities Account, the
Custodial Securities Intermediary hereby acknowledges that it holds and will hold such property as Assets for the benefit of the Trustee.

                                     -119-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (e) The Securities Account, the Collection Account, the Payment
Account, the Interest Reserve Account, the Closing Date Expense Account and the
Expense Reserve Account, and all subaccounts thereof, shall each constitute a
"security account", within the meaning of the applicable Uniform Commercial
Code, to which financial assets may be credited.

         (f) Proceeds from the sale of the Offered Securities that are not used to purchase Collateral Debt Securities on the Closing Date ("Uninvested
Principal Proceeds"), but which will be used after the Closing Date to purchase the Collateral Debt Securities which the Issuer has committed to purchase as of the Closing Date, will be invested in Eligible Investments until they are used for such purpose.

         Section 3.4 Reserved.

         Section 3.5 Subsequent Issuance of Additional Indenture Securities.

         With respect to any other Class of Indenture Securities issued pursuant to Section 8.1, such additional Indenture Securities shall be prepared and executed by the Issuer, and upon Issuer Order shall be authenticated and delivered by the Trustee; provided that the Trustee shall be entitled to receive in connection therewith and prior to such authentication an Opinion of Counsel in accordance with Section 8.3 with regard to the related supplemental indenture, stating that in such counsel's opinion the issuance of such Indenture
Securities is permitted under the terms of the Indenture and the form and terms of such additional Indenture Securities are in accordance with the terms of the
Indenture and the applicable terms of the related supplemental indenture.

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

         Section 4.1 Satisfaction and Discharge of Indenture.

         This Indenture shall be discharged and shall cease to be of further effect with respect to the Assets securing the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Indenture Securities, (iii) rights of Indenture
Securityholders to receive payments of principal thereof and interest thereon or
Excess Interest Proceeds payable in respect thereof, as provided herein, (iv)
the rights, obligations and immunities of the Trustee on their behalf hereunder and (v) the rights of Indenture Securityholders as beneficiaries hereof with respect to the property deposited with the Trustee on their behalf and payable to all or any of them; and the Trustee, on demand of and at the expense of the
Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

                                     -120-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (a) either:

               (i) all Indenture Securities theretofore authenticated and delivered (other than (A) Securities which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Indenture Securities for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or

               (ii) all Indenture Securities not theretofore delivered to the
          Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or
          (C) are to be called for redemption pursuant to Section 9.1 under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Issuer pursuant to Section 9.3 and the Issuer, in the case of clauses (A), (B) or (C) of this subsection (ii), has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the
          United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated "Aaa" by Moody's or "AAA" by Standard
          & Poor's in an amount sufficient, as verified by a firm of certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness (including, in the case of a redemption pursuant to Section 9.1, the Redemption Price) on such
          Indenture Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit
          (in the case of Indenture Securities which have become due and payable), or to the Stated Maturity or the Redemption Date, as the
          case may be; provided, further, that any such deposit of funds with the Trustee in satisfaction of the Indenture shall be subject to written confirmation from each Rating Agency that such action will not result in a downgrade of the then current ratings of the Notes;
          provided, however, that in the case of the Indenture Securities, this subsection (ii) shall not apply if an election to act in accordance with the provisions of Section 5.5(a) shall have been made and not rescinded;

         (b) the Issuer has paid or caused to be paid or provided for (to the satisfaction of the Person entitled thereto, including the payments to the
Preference Share Paying Agent of Excess Amounts for distribution to Holders of the Preference Shares) all other sums payable hereunder and under the Class A-R
Note Purchase Agreement, each agreement entered into by the Issuer with a purchaser or placement agent for any Indenture Securities hereunder, the
Portfolio Management Agreement, the Structuring Agent Agreement, the Collateral
Administration Agreement, each Interest Rate Hedge Agreement and the
Administration Agreement dated May 20, 2003, between the Issuer and Walkers SPV
Limited; and

                                     -121-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (c) the Issuer has delivered to the Trustee an Officer's certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Issuer, the Trustee and, if applicable, the Indenture
Securityholders, as the case maybe, under Sections 2.7, 4.2, 5.9, 5.18, 6.3,
6.7, 7.1 and 7.3 shall survive.

         Section 4.2 Application of Trust Money.

         All Monies deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the
Securities and this Indenture to the payment of principal and interest or Excess
Amounts, either directly or through any Paying Agent or the Preference Share
Paying Agent, as the Trustee may determine, to the Person entitled thereto of the principal, interest or Excess Amounts for whose payment such Money has been deposited with the Trustee; but such Money need not be segregated from other funds except to the extent required herein or required by law. Except as specifically provided herein, the Trustee shall not be responsible for the interest upon any Money deposited with it.

         Section 4.3 Repayment of Monies Held by Paying Agent.

         In connection with the satisfaction and discharge of this Indenture with respect to the Indenture Securities, all Monies then held by any Paying
Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee to be held and applied pursuant to
Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.

                                   ARTICLE V
                                    REMEDIES

         Section 5.1 Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) a default in the payment on any Payment Date of any Class A
Interest Distribution Amount, any Commitment Fee, any Class B Interest
Distribution Amount or, if there are no

                                     -122-

[**] CONFIDENTIAL TREATMENT REQUESTED

Class A Notes or Class B Notes Outstanding, a default in the payment on any
Payment Date of any interest on any Class C Note, or, if there are no Class A
Notes, Class B Notes or Class C Notes Outstanding, a default in the payment on any Payment Date of any interest on any Class D Note and, in each such case, the continuation of such default for three Business Days (or, in the case of a payment default resulting solely from an administrative error or omission by the
Trustee, the Administrator or a Paying Agent (other than the Preference Share
Paying Agent), seven days); provided that a nonpayment of any Class A-R Rating
Downgrade Amount, Class A-R Increased Cost Amount or Class A-R Additional
Interest, if funds are not available therefor in accordance with the Priority of
Payments, is not an Event of Default; or

         (b) a default in the payment of principal on any Note at the Stated
Maturity or any date set for redemption (or, in the case of a payment default resulting solely from an administrative error or omission by the Trustee, the
Administrator or a Paying Agent (other than the Preference Share Paying Agent), the continuation of such default for seven days); or

         (c) the failure by the Trustee on any Payment Date to disburse amounts available in the Payment Account in accordance with the Priority of Payments
(other than a default in payment described in clauses (a) and (b) above) and a continuation of such failure for five Business Days (or, in the case of a failure resulting solely from an administrative error or omission by the
Trustee, the Administrator or a Paying Agent (other than the Preference Share
Paying Agent), seven days) after any of the Issuer or the Portfolio Manager has knowledge thereof or after notice thereof to the Issuer and the Portfolio
Manager by the Trustee, or to the Issuer, Portfolio Manager and Trustee by
holders of at least 25% in aggregate outstanding principal amount of Notes of the Controlling Class or any Interest Rate Hedge Counterparty; or

         (d) either the Issuer or the Assets becomes an investment company required to be registered under the Investment Company Act and such condition continues for a period of 90 days after the Regulatory Determination Date; or

         (e) a default in the performance, or breach, of any other material covenant, including Section 7.5, warranty or other agreement of the Issuer in this Indenture or the Class A-R Note Purchase Agreement which has an adverse effect on Holders of the Indenture Securities (other than a covenant, warranty or other agreement a Default in the performance or breach of which is addressed elsewhere in this Section 5.1) or in Article VII specifically dealt with (it being understood, without limiting the generality of the foregoing, that any failure to meet any Asset Quality Test, the Standard & Poor's CDO Monitor Test,
the Adjusted Overcollateralization Test, the Class D Additional
Overcollateralization Test and the Coverage Tests is not an Event of Default))
or if any representation or warranty of the Issuer made in this Indenture or the
Class A-R Note Purchase Agreement or in any certificate or writing delivered pursuant hereto proves to be incorrect in any material respect when made and such Default has an adverse effect on the

                                     -123-

[**] CONFIDENTIAL TREATMENT REQUESTED

holders of the Indenture Securities, and such Default or breach or misrepresentation continues for a period of 45 days (or, if such Default, breach or misrepresentation has an adverse effect on the validity, perfection or priority of the security interest granted under this Indenture, 15 days) after written notice thereof shall have been given by registered or certified mail or overnight courier, to the Issuer and the Portfolio Manager by the Trustee (after the Trustee has actual knowledge thereof) or to the Issuer, the Portfolio
Manager and the Trustee in writing by the Holders of at least 25% of the
Aggregate Outstanding Amount of the Indenture Securities of the Controlling
Class specifying such Default, breach or misrepresentation and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (f) the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Companies Law (2002
Revision) or any other applicable law, including the Bankruptcy Code or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of
60 consecutive days;

         (g) the institution by the Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other similar applicable law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, respectively, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of any action by the
Issuer in furtherance of any such action; or

         (h) the failure of the Issuer to cause the Trustee to have a first priority perfected security interest with respect to any Collateral Debt
Securities, Eligible Investments and Cash (including any Securities Entitlements with respect thereto) having, collectively, an aggregate principal amount which exceeds [**] of the Assets, and the continuation of such failure for a period of
15 days after written notice thereof has been given to the Issuer and the
Portfolio Manager by the Trustee (after the Trustee has actual knowledge thereof) or after the Issuer, the Portfolio Manager and the Trustee have been so notified in writing by an Indenture Securityholder unless the Rating Agency
Condition is satisfied with respect to such failure.

         Upon the occurrence of an Event of Default, the Issuer shall promptly notify the Trustee, the Portfolio Manager, the Securityholders, each Rating
Agency and each Interest Rate Hedge

                                     -124-

[**] CONFIDENTIAL TREATMENT REQUESTED

Counterparty in writing. Notwithstanding the provisions of Section 5.1(h) above, the Issuer shall comply with all other provisions of this Indenture relating to perfection of the Assets, the breach of which will be governed by Section
5.1(e).

         Section 5.2 Acceleration of Maturity; Rescission and Annulment.

         (a) If an Event of Default shall occur and be continuing (other than the Events of Default specified in Section 5.1(f) or 5.1(g)), with the consent of the Holders of at least a Majority of the Controlling Class, the Trustee, shall by notice to the Issuer and the Portfolio Manager, declare the principal of all the Indenture Securities to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon (and in the case of the Class A-R Notes, the Class A-R Rating Downgrade
Amount, if any, the Class A-R Increased Cost Amount, if any, the Class A-R
Additional Interest, if any, and the Commitment Fee, if any), and other amounts payable hereunder in accordance with the Priority of Payments, shall become immediately due and payable. Notwithstanding the preceding sentence, if an Event of Default specified in Section 5.1(b) occurs and is continuing solely with respect to a Default in the payment of any principal on any Class A-M Note when the same becomes due and payable as provided herein so long as the Class A
Senior Notes are Outstanding, or solely with respect to a Default in the payment of principal on any Class B Note when the same becomes due and payable as provided herein so long as the Class A Senior Notes and the Class A-M Notes are
Outstanding, or solely with respect to a Default in the payment of principal on any Class C Note when the same becomes due and payable as provided herein so long as the Class A Notes and the Class B Notes are Outstanding, or solely with respect to a Default in the payment of principal on any Class D Note when the same becomes due and payable as provided herein so long as the Class A Notes, the Class B Notes and the Class C Notes are Outstanding, neither the Trustee nor the Holders of any Class of Indenture Securities shall have the right to declare the Securities to be immediately due and payable. If an Event of Default specified in Section 5.1(f) or (g) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Indenture Securities, and other amounts payable hereunder in accordance with the Priority of Payments, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Indenture Securityholder.

         (b) At any time after such a declaration of acceleration of Maturity of the Indenture Securities has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, the Holders of not less than a Majority of the
Controlling Class of Outstanding Notes, by written notice to the Issuer and the
Trustee, may rescind and annul such declaration and its consequences if the
Issuer has paid or deposited with the Trustee a sum sufficient to pay:

                                     -125-

[**] CONFIDENTIAL TREATMENT REQUESTED

              (i) all unpaid installments of interest on, including to the extent that payment is lawful, interest on any delinquent interest payment as described in this Indenture, and principal of the Indenture
         Securities, other than the interest on or principal of Indenture
         Securities that has become due solely by such acceleration, all past due Commitment Fees, the Class A-R Increased Cost Amount, if any, the
         Class A-R Rating Downgrade Amount, if any, and the Class A-R Additional
         Interest, if any;

              (ii) all unpaid taxes and government fees of the Issuer and
         Administrative Expenses and other sums paid or advanced by the Trustee hereunder;

              (iii) with respect to any Interest Rate Hedge Agreement, any Hedge
         Due Amount then due; and

              (iv) the Trustee has determined, based upon a certificate from the
         Portfolio Manager, that all Events of Default, other than the non-payment of the interest on or principal of Indenture Securities that has become due solely by such acceleration, have been cured and the Holders of not less than a Majority of the Controlling Class), by written notice to the Trustee have agreed with such determination
         (which agreement shall not be unreasonably withheld) or waived as provided in Section 5.14.

         At any such time, the Trustee shall rescind and annul such declaration and its consequences if the Trustee is required to preserve the Assets in accordance with the provisions of Section 5.5 with respect to the Event of
Default that gave rise to such declaration; provided that if such preservation of the Assets is rescinded pursuant to Section 5.5, the Indenture Securities may be accelerated pursuant to the first paragraph of this Section 5.2, notwithstanding any previous rescission and annulment of a declaration of acceleration pursuant to this paragraph.

         No such rescission shall affect any subsequent Default or impair any right consequent thereon.

         Section 5.3 Collection of Indebtedness and Suits for Enforcement by
Trustee.

         The Issuer covenants that if a Default shall occur in respect of the payment of any principal of or interest on any Class A Senior Note or the
Commitment Fee with respect to the Class A-R Notes, the payment of principal of or interest on any Class A-M Note (but only after the Class A Senior Notes and all interest and Commitment Fees accrued on the Class A-R Notes have been paid in full), the payment of principal of or interest on any Class B Note (but only after the Class A Senior Notes and the Class A-M Notes, all interest accrued thereon, and any accrued and unpaid Commitment Fees accrued on the Class A-R
Notes have been paid in full),

                                     -126-

[**] CONFIDENTIAL TREATMENT REQUESTED

the payment of principal of or interest on any Class C Note (but only after the
Class A Notes and the Class B Notes, all interest accrued thereon, and any accrued and unpaid Commitment Fees accrued on the Class A-R Notes have been paid in full), and the payment of principal of or interest on any Class D Note (but only after the Class A Notes, the Class B Notes and the Class C Notes, all
interest accrued thereon, and any accrued and unpaid Commitment Fees accrued on the Class A-R Notes have been paid in full), then the Issuer will, upon demand by the Trustee on behalf of any affected Indenture Securityholder, pay to the
Trustee, for the benefit of the Holder of such Indenture Security, the whole amount, if any, then due and payable on such Indenture Security for principal and interest or other payment amount (and in the case of the Class A-R Notes, such Commitment Fees, Class A-R Increased Cost Amount, Class A-R Rating
Downgrade Amount and Class A-R Additional Interest) with interest on the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Note
Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and such Indenture Securityholder and their respective agents and counsel.

         If the Issuer fails to pay such amounts forthwith upon such demand, the
Trustee, in its own name and as Trustee of an express trust, may institute a
Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Indenture Securities and collect the
Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.

         If an Event of Default occurs and is continuing and the Indenture
Securities have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Trustee may in its discretion after written notice to the Securityholders, and shall, upon the written direction of Holders of not less than a Majority of the Controlling
Class, proceed to protect and enforce its rights and the rights of the Indenture
Securityholders by such appropriate Proceedings, in its own name and as Trustee of an express trust, as the Trustee shall deem most effectual (if no direction by the Holders of not less than a Majority of the Controlling Class is received by the Trustee) or as the Trustee may be directed by the Holders of not less than a Majority of the Controlling Class, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the
Trustee by this Indenture or by law. The reasonable compensation, cost, expense, disbursements and advances incurred or paid by the Trustee, and its agent and counsel, in connection with any Proceeding, including, without limitation, the exercise of any remedies pursuant to Section 5.4 hereof, shall be reimbursed to the Trustee pursuant to Section 5.7 hereof

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[**] CONFIDENTIAL TREATMENT REQUESTED

         In case there shall be pending Proceedings relative to the Issuer or any other obligor upon the Indenture Securities under the Bankruptcy Law (1997
Revision), the Companies Law (2002 Revision) or any other applicable bankruptcy, insolvency or other similar law, including the Bankruptcy Code, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer or other obligor upon the Indenture Securities, or the creditors or property of the
Issuer or such other obligor, the Trustee, regardless of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, upon receipt of notice of such Proceedings, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

         (a) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Indenture Securities and, with respect to the Class A-R Notes, the Commitment Fee, the Class A-R
Increased Cost Amount, the Class A-R Rating Downgrade Amount and the Class A-R
Additional Interest, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Indenture Securityholders allowed in any Proceedings relative to the Issuer or other obligor upon the Indenture Securities or to the creditors or property of the Issuer or such other obligor;

         (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Indenture Securities in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

         (c) to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Indenture Securityholders and of the Trustee on
their behalf, and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Indenture Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Indenture Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any
Indenture Securityholder, any plan of reorganization, arrangement, adjustment or composition affecting the Indenture Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any
Indenture Securityholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

         All rights of action and of asserting claims under this Indenture, or under any of the Indenture Securities, may be enforced by the Trustee without the possession of any of the Indenture Securities or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, shall be applied as set forth in
Section 5.7.

         In any Proceedings brought by the Trustee on behalf of the Holders, the
Trustee shall be held to represent all the Holders of the Indenture Securities.

         Notwithstanding anything in this Section 5.3 to the contrary, the
Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 unless either of the conditions specified in Section 5.5(a) is met.

         Section 5.4 Remedies.

         (a) If an Event of Default shall have occurred and be continuing, and the Indenture Securities have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Trustee may, after notice to the Indenture Securityholders and to each
Rating Agency, and shall, upon direction by the Holders of not less than a
Majority of the Controlling Class, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

               (i) institute Proceedings for the collection of all amounts then payable on the Indenture Securities or otherwise payable under this
          Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;

               (ii) sell all or a portion of the Assets or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17;

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (iii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;

               (iv) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Indenture
          Securities hereunder; and

               (v) exercise any other rights and remedies that may be available at law or in equity;

provided that the Trustee may not sell or liquidate the Assets, any portion thereof or any rights or interests therein, or institute Proceedings in furtherance thereof pursuant to this Section 5.4 unless either of the conditions specified in Section 5.5(a) is met.

         The Trustee may, but need not, obtain and rely upon an opinion of an
Independent investment banking firm of national reputation with demonstrated capabilities in structuring and distributing notes or certificates similar to the Indenture Securities as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Indenture Securities and other amounts payable hereunder, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

         (b) If an Event of Default as described in Section 5.1(e) hereof shall have occurred and be continuing, the Trustee may, after written notice to the
Indenture Securityholders, and at the request of the Holders of not less than
25% of the Aggregate Outstanding Amount of the Controlling Class shall, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the
Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.

         (c) Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, any Indenture Securityholder or Indenture
Securityholders may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of Sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability; and any purchaser at any such sale may, in paying the purchase money, turn in any of the
Indenture Securities in lieu of cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Indenture
Securities so turned in by such Holder (taking into account the Class of such
Indenture Securities). Such Indenture Securities, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the
Holders thereof after proper notation has been made thereon to show partial payment.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         Upon any Sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase money, and such purchaser or purchasers shall not be obliged to see to the application thereof

         Any such Sale, whether under any power of sale hereby given or by virtue of judicial proceedings, shall bind the Issuer, the Trustee and the
Indenture Securityholders, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.

         (d) Notwithstanding any other provision of this Indenture, the Trustee, and the Holders of the Notes may not, prior to the date which is one year and one day after the payment in full of all Indenture Securities, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws. Nothing in this Section 5.4 shall preclude, or be deemed to stop, the
Trustee (i) from taking any action prior to the expiration of the aforementioned one year and one day period in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Trustee, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceeding.

         Section 5.5 Optional Preservation of Assets.

         (a) Notwithstanding anything to the contrary herein, if an Event of
Default shall have occurred and be continuing, the Trustee shall retain the
Assets securing the Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Indenture Securities in accordance with the Priority of Payments and the provisions of Article X and Article XII unless:

               (i) the Trustee, pursuant to Section 5.5(c), determines (which determination may be based upon a certificate from the Portfolio
          Manager) that the anticipated proceeds of a sale or liquidation of the
          Assets (after deducting the reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due and unpaid on the Notes for principal and interest, any Commitment
          Fee, any Class A-R Rating Downgrade Amount, any Class A-R Increased
          Cost Amount, any Class A-R Additional Interest and amounts payable pursuant to clauses (A), (B), (C), (D), (E) and (F) of

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[**] CONFIDENTIAL TREATMENT REQUESTED

          Section 11.1(a)(i) and a Majority of the Controlling Class agrees with such determination; or

               (ii) Holders of at least 66-2/3% of the Aggregate Outstanding
          Amount of each Class of Notes voting as a separate Class with respect to each Event of Default, direct the sale and liquidation of the
          Assets.

         The Trustee shall give written notice of the retention of the Assets to the Issuer. So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) above exist. If either (i) or (ii) occurs, the
Trustee shall use commercially reasonable efforts to liquidate the Assets and, on the second Business Day (the "Accelerated Maturity Date") following the
Business Day on which the Trustee determines, or the Issuer (or the Portfolio
Manager on its behalf) notifies the Trustee, that such liquidation is completed, apply the proceeds thereof in accordance with the Priority of Payments.

         (b) Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Indenture Securities if the conditions set forth in Section 5.5(a) are not satisfied. Nothing contained in
Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Indenture Securities if prohibited by applicable law or if the
Trustee is directed by Holders of at least 66-2/3% of the Aggregate Outstanding
Amount of the Controlling Class pursuant to Section 5.5(a)(ii).

         (c) In determining whether the condition specified in Section 5.5(a)(i)
exists, the Trustee shall obtain a bid price from two or more nationally recognized dealers (Independent of the Portfolio Manager and its affiliates) for each Pledged Obligation contained in the Assets. Such dealers with respect to each Pledged Obligation shall be specified by the Portfolio Manager in writing to be making a market in such Pledged Obligations. The Trustee shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such Pledged Obligation. In addition, for the purposes of determining issues relating to the market value of the Pledged Obligations and the execution of a sale or other liquidation thereof, the Trustee may, but need not, retain and rely on an opinion of an Independent investment banking firm of national reputation in connection with a determination (notwithstanding that such opinion will not be the basis for such determination) as to whether the condition specified in Section 5.5(a)(i) exists.

The Trustee shall promptly deliver to the Securityholders a report stating the results of any determination required pursuant to Section 5.5(a)(i). The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after an Event of Default and at the request of a Majority of the Controlling Class at any time during which the Trustee retains the Assets

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[**] CONFIDENTIAL TREATMENT REQUESTED

pursuant to Section 5.5(a)(i). In the case of each calculation made by the
Trustee pursuant to Section 5.5(a)(i), the Trustee shall obtain a letter of an
Independent certified public accountant confirming the accuracy of the computations of the Trustee and certifying their conformity to the requirements of the Indenture.

         Section 5.6 Trustee May Enforce Claims Without Possession of Indenture
Securities.

         All rights of action and claims under this Indenture or under any of the Indenture Securities may be prosecuted and enforced by the Trustee without the possession of any of the Indenture Securities or the production thereof in any trial or other Proceeding relating thereto, and any such action or
Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment in respect of the Indenture
Securities shall be applied as set forth in Section 5.7 hereof.

         In any Proceedings brought by the Trustee (and any Proceedings involving the interpretation of any provision of this Indenture to which the
Trustee shall be a party), in respect of the Indenture Securities, the Trustee shall be held to represent all the Holders of the Indenture Securities.

         Section 5.7 Application of Money Collected.

         Any Money collected by the Trustee with respect to the Indenture
Securities pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Indenture Securities hereunder shall be applied subject to Section 13.1 and in accordance with the provisions of Section 11.1, at the date or dates fixed by the Trustee.

         Section 5.8 Limitation on Suits.

         No Holder of any Indenture Security shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (a) such Holder has previously given to the Trustee written notice of an Event of Default;

         (b) except as otherwise provided in Section 5.9, the Holders of at least 25% of the then Aggregate Outstanding Amount of the Indenture Securities
of the Controlling Class shall have made written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as
Trustee hereunder and such Holder or Holders have offered to the

                                     -133-

[**] CONFIDENTIAL TREATMENT REQUESTED

Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (c) the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

         (d) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a Majority of the
Controlling Class; it being understood and intended that no one or more Holders of Indenture Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Indenture Securities of the same
Class or to obtain or to seek to obtain priority or preference over any other
Holders of the Indenture Securities of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Indenture Securities of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.

         In the event the Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of the Controlling
Class, each representing less than a Majority of the Controlling Class, the
Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         The provisions of this Section 5.8 are subject to the non-petition covenants of Section 14.1.

         Section 5.9 Unconditional Rights of Indenture Securityholders to
Receive Principal and Interest.

         (a) Notwithstanding any other provision in this Indenture, the Holder of any Class A Note, Class B Note, Class C Note or Class D Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Class A Note (and, in the case of the Class A-R Notes, any Commitment Fee, any Class A-R Increased Cost Amount, any Class A-R Rating
Downgrade Amount, and any Class A-R Additional Interest), Class B Note, Class C
Note or Class D Note, as the case may be, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and, in the case of the Class B Notes, Class C Notes or Class D Notes, in accordance with Section 13.1, and, subject to the provisions of Section 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         (b) For so long as any of the Class A Senior Notes are outstanding, the
Class A-M Notes shall not be entitled to any payment on a claim against the
Issuer unless there are sufficient

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[**] CONFIDENTIAL TREATMENT REQUESTED

funds to make payments on the Class A-M Notes in accordance with the Priority of
Payments. For so long as any of the Class A Notes are outstanding, the Class B
Notes shall not be entitled to any payment on a claim against the Issuer unless there are sufficient funds to make payments on the Class B Notes in accordance with the Priority of Payments. For so long as any of the Class A Notes or Class
B Notes are outstanding, the Class C Notes shall not be entitled to any payment on a claim against the Issuer unless there are sufficient funds to make payments on the Class C Notes in accordance with the Priority of Payments. For so long as any of the Class A Notes, Class B Notes or Class C Notes are outstanding, the
Class D Notes shall not be entitled to any payment on a claim against the Issuer unless there are sufficient funds to make payments on the Class D Notes in accordance with the Priority of Payments.

         Section 5.10 Restoration of Rights and Remedies.

         If the Trustee or any Indenture Securityholder has instituted any
Proceeding to enforce any right or remedy under this Indenture and such
Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Indenture Securityholder, then and in every such case the Issuer, the Trustee and the Indenture Securityholder
shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Indenture Securityholders shall continue as though no such Proceeding had been instituted.

         Section 5.11 Rights and Remedies Cumulative.

         No right or remedy herein conferred upon or reserved to the Trustee or to the Indenture Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.12 Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Indenture Securityholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or a waiver of a subsequent Event of Default. Every right and remedy given by this Article 5 or by law to the Trustee or to the
Indenture Securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Indenture Securityholders, as
the case may be.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         Section 5.13 Control by the Controlling Class.

         Notwithstanding any other provision of this Indenture, the Holders of a
Majority of the Controlling Class shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee for exercising any trust, right, remedy or power conferred on the Trustee in respect of the Indenture Securities; provided that:

         (a) such direction shall not conflict with any rule of law or with this
Indenture;

         (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that, subject to Section
6.1, the Trustee need not take any action that it determines might involve it in liability (unless the Trustee has received satisfactory indemnity against such liability as set forth below) and during the continuance of an Event of Default that has not been cured, the Trustee shall, prior to receipt of directions, if any, from the Holders of a Majority of the Controlling Class, exercise such rights and powers expressly vested in it by this Indenture and use the same degree of care and skill in their exercise with respect to such Event of Default as is required by Section 6.1(b) hereof;

         (c) the Trustee shall have been provided with indemnity satisfactory to it; and

         (d) any direction to the Trustee to undertake a Sale of the Assets shall be by the Holders of Indenture Securities secured thereby representing the percentage of the Aggregate Outstanding Amount of Indenture Securities specified in Section 5.5.

         Section 5.14 Waiver of Past Defaults.

         Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article 5, the Holders of a
Majority of the Controlling Class may on behalf of the Holders of all the
Indenture Securities waive any past Default in respect of the Indenture
Securities and its consequences, except a Default:

         (a) in the payment of the principal of any Security or in the payment of interest (or Commitment Fee, with respect to the Class A-R Notes) on the
Indenture Securities of the Controlling Class;

         (b) in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Indenture Security adversely affected thereby; or

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[**] CONFIDENTIAL TREATMENT REQUESTED

         (c) in respect of any covenant or provision hereof for the individual protection or benefit of the Trustee (without the Trustee's express written consent thereto).

         In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Portfolio Manager and each
Indenture Securityholder.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

         Section 5.15 Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Indenture
Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys'
fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the
Trustee, to any suit instituted by any Indenture Securityholder, or group of
Indenture Securityholders, holding in the aggregate more than 10% in Aggregate
Outstanding Amount of the Controlling Class, or to any suit instituted by any
Indenture Securityholder for the enforcement of the payment of the principal of or interest on any Indenture Security or any other amount payable hereunder on or after the Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).

         Section 5.16 Waiver of Stay or Extension Laws.

         The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         Section 5.17 Sale of Assets.

         (a) The power to effect any sale (a "Sale") of any portion of the
Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon giving notice on behalf of the Issuer to the Securityholders, and shall, upon direction of a Majority of the Controlling Class, from time to time postpone any Sale by public announcement made at the time and place of such Sale; provided that if the Sale is rescheduled for a date more than three Business Days after the date of the determination by the Trustee pursuant to Section 5.5, such Sale shall not occur unless and until the Trustee has again made the determination required by
Section 5.5. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7.

         (b) The Trustee may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and may pay all or part of the purchase price by crediting against amounts owing on the Indenture Securities or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses incurred by the
Trustee in connection with such Sale notwithstanding the provisions of Section
6.7. The Indenture Securities need not be produced in order to complete any such
Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Indenture Securities. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.

         (c) If any portion of the Assets consists of securities issued without registration under the Securities Act ("Unregistered Securities"), the Trustee
may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of the Controlling Party, seek a no-action position from the Securities and Exchange Commission or any other relevant federal or state regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities. In no event shall the Trustee be required to register or cause the registration of Unregistered Securities under the Securities Act.

         (d) The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof. In addition, the Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a Sale

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shall be bound to ascertain the Trustee's authority, to inquire into the satisfaction of any conditions precedent or see to the application of any
Monies.

         Section 5.18 Action on the Indenture Securities.

         The Trustee's right to seek and recover judgment on the Indenture
Securities or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this
Indenture. Neither the lien of this Indenture nor any rights or remedies of the
Trustee or the Indenture Securityholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer.

                                   ARTICLE VI
                                   THE TRUSTEE

         Section 6.1 Certain Duties and Responsibilities.

         (a) Except during the continuance of an Event of Default:

               (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the
          Trustee; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer's certificate furnished by the Portfolio Manager, notify the party delivering the same if such certificate or opinion does not conform.
          If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Indenture Securityholders.

         (b) In case an Event of Default known to a Trust Officer of the Trustee has occurred and is continuing, the Trustee shall, except in the case of the receipt of directions with respect to a matter from Holders of the requisite percentage (as specified in this Indenture) of the Controlling Class in accordance with the terms of this Indenture, in the case of an Event of

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Default, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (c) No provision of this Indenture shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or the Portfolio Manager in accordance with this Indenture and/or the Holders of the requisite percentage (as specified in this Indenture) of the Controlling Class relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under this Indenture;

               (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (if the amount of such funds or risk or liability does not exceed the amount payable to the Trustee pursuant to Section 11.1(a)(i)(B) net of the amounts specified in Section
          6.7(a)(i), the Trustee shall be deemed to be reasonably assured of such repayment) unless such risk or liability relates to its ordinary services, including ordinary services under any Article, under this
          Indenture; and

               (v) the Trustee shall not be liable to the Indenture
          Securityholders for any action taken or omitted by it at the direction of the Issuer, the Portfolio Manager, the Holders of the requisite percentage (as specified in the Indenture) of the Controlling Class under circumstances in which such direction is required or permitted by the terms of this Indenture.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         (d) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default described in Section
5.1(d), 5.1(f) or 5.1(g) or any Default described in Section 5.1(e) unless a
Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an
Event of Default or Default is received by the Trustee at the Corporate Trust
Office, and such notice references, as applicable, the Indenture Securities generally, the Issuer, the Assets or this Indenture. For purposes of determining the Trustee's responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the
Trustee is deemed to have notice as described in this Section 6.1.

         (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 6.1 and Section 6.3.

         (f) The Trustee shall, upon receipt of reasonable (but no less than three Business Days') prior written notice to the Trustee, permit any representative of a Holder of an Indenture Security, during the Trustee's normal business hours at the Corporate Trust Office, to examine all books of account, records, reports and other papers of the Trustee relating to the Indenture
Securities (other than those protected by attorney-client privilege), to make copies and extracts therefrom (the reasonable out-of-pocket expenses incurred in making any such copies or extracts to be reimbursed to the Trustee by such
Holder) and to discuss the Trustee's actions, as such actions relate to the
Trustee's duties with respect to the Indenture Securities, with the Trustee's officers and employees responsible for carrying out the Trustee's duties with respect to the Indenture Securities.

         Section 6.2 Notice of Default.

         Promptly (and in no event later than two Business Days) after the occurrence of any Default known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2 or 5.19, the Trustee shall transmit (a) by mail or facsimile to the Portfolio Manager, each Rating Agency (for so long as any of the Notes are
Outstanding and rated by a Rating Agency) and to all Holders of Indenture
Securities and (b) as their names and addresses appear on the Indenture Security
Register, and, upon written request therefor in the form of Exhibit I attached hereto certifying that it is an Indenture Securityholder, to any Indenture
Securityholder, notice of all Defaults hereunder known to any Officer of the
Trustee, unless such Default shall have been cured or waived.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         Section 6.3 Certain Rights of Trustee.

         Except as otherwise provided in Section 6.1:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;

         (c) whenever in the administration of this Indenture the Trustee shall
(i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's certificate or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants, investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;

         (d) as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Indenture Securityholders pursuant to this Indenture, unless such Indenture Securityholders shall have offered to the Trustee reasonable security or indemnity against all costs, expenses and liabilities which might reasonably be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper documents, but the Trustee, in its discretion, may and, upon the written direction of Holders of a Majority of the Controlling Class or any Rating
Agency, shall make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and, the Trustee shall be entitled, on reasonable prior notice to the Issuer or the Portfolio Manager, as applicable, to examine the books and records relating to the

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[**] CONFIDENTIAL TREATMENT REQUESTED

Securities and the Assets, at the premises of the Issuer and the Portfolio
Manager, personally or by agent or attorney during the Issuer's, or the
Portfolio Manager's normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i)
to the extent disclosure may be required by law by any regulatory authority and
(ii) except to the extent that the Trustee, in its sole judgment, may determine that such disclosure is consistent with its obligations hereunder;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed and supervised, or attorney appointed, with due care by it hereunder;

         (h) the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably and, after the occurrence and during the continuation of an Event of Default, subject to Section 6.1(b), prudently believes to be authorized or within its rights or powers hereunder;

         (i) the Trustee shall not be responsible for the accuracy of the books or records of, or for any acts or omissions of, the Depository, any Transfer
Agent (other than the Trustee itself acting in that capacity), Clearstream,
Euroclear, any Calculation Agent (other than the Trustee itself acting in that capacity) or any Paying Agent (other than the Trustee itself acting in that capacity); and

         (j) The Trustee shall not be liable for the actions or omissions of the
Portfolio Manager; and without limiting the foregoing, the Trustee shall not
(except to the extent, if at all, otherwise expressly stated in this Indenture)
be under any obligation to monitor, evaluate or verify compliance by the
Portfolio Manager with the terms hereof or the Portfolio Management Agreement, or to verify or independently determine the accuracy of information received by it from the Portfolio Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Collateral Debt Securities.

         Section 6.4 Not Responsible for Recitals or Issuance of Indenture
Securities.

         The recitals contained herein and in the Indenture Securities, other than the Certificate of Authentication thereon, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness.
The Trustee makes no representation as to the validity or sufficiency of this
Indenture (except as may be made with respect to the validity of the Trustee's obligations hereunder), the Assets or the Indenture Securities. The Trustee
shall not be accountable for the use or application by the Issuer of the
Indenture Securities or the proceeds thereof or any Money paid to the Issuer pursuant to the provisions hereof.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         Section 6.5 May Hold Securities.

         The Trustee, any Paying Agent, Indenture Security Registrar or any
other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Indenture Securities and may otherwise deal with the
Issuer or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

         Section 6.6 Money Held in Trust.

         Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except as otherwise agreed upon with the
Issuer and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity and income or other gain actually received by the Trustee on Eligible
Investments.

         Section 6.7 Compensation and Reimbursement.

         (a) The Issuer agrees:

               (i) to pay the Trustee on each Payment Date in accordance with the Priority of Payments the Trustee Fee as compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (ii) except as otherwise expressly provided herein, to reimburse the Trustee (subject to any written agreement between the Issuer and the Trustee) in a timely manner upon its request, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including securities transaction charges to the extent not waived, and the reasonable compensation, expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 5.17, 10.5 or
          10.7, except any such expense, disbursement or advance as may be attributable to its negligent, willful misconduct or bad faith);
          provided that the securities transaction charges referred to above shall, in the case of certain Eligible Investments specified by the
          Portfolio Manager, be waived to the extent of any amounts received by the Trustee during a Collection Period from a financial institution in consideration of purchasing such Eligible Investments;

               (iii) to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without

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[**] CONFIDENTIAL TREATMENT REQUESTED

          negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder; and

               (iv) to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection action taken pursuant to Section 6.13.

         (b) The Issuer may remit payment for such fees and expenses to the
Trustee or, in the absence thereof, the Trustee may from time to time deduct payment of its fees and expenses hereunder from Monies on deposit in the Payment
Account for the Indenture Securities in accordance with the Priority of
Payments.

         (c) The Trustee hereby agrees not to cause the filing of a petition in bankruptcy against the Issuer for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year and one day after the payment in full of all Indenture Securities issued under this Indenture.

         (d) The Trustee agrees that the payment of all amounts to which it is entitled pursuant to subsections 6.7(a)(i), (a)(ii), (a)(iii) and (a)(iv) shall be subject to the Priority of Payments and shall be payable only to the extent funds are available in accordance with such Priority of Payments.

         Fees shall be accrued on the actual number of days in the related
Interest Accrual Period. The Trustee shall receive amounts pursuant to this
Section 6.7 and Sections 11.1(a)(i) and (ii) only to the extent that such payment is made in accordance with the Priority of Payments and the failure to pay such amounts to the Trustee will not, by itself, constitute an Event of
Default. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder. No direction by a Majority of the Controlling
Class shall affect the right of the Trustee to collect amounts owed to it under this Indenture.

         If on any Payment Date when any amount shall be payable to the Trustee pursuant to this Indenture is not paid because there are insufficient funds available for the payment thereof, all or any portion of such amount not so paid shall be deferred and payable on any later Payment Date on which a fee shall be payable and sufficient funds are available therefor in accordance with the
Priority of Payments.

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         Section 6.8 Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States of America or of any State thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $200,000,000, subject to supervision or examination by federal or
State authority, having a rating of at least "Baa2" by Moody's and "BBB" by
Standard & Poor's and having an office within the United States. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

         Section 6.9 Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10. The indemnification in favor of a resigning or removed Trustee in Section 6.7 hereof shall survive any resignation and removal (to the extent of any indemnified liabilities, costs, expenses and other amounts arising or incurred prior to, or arising out of actions or omissions occurring prior to, such resignation or removal).

         (b) The Trustee may resign at any time by giving written notice thereof to the Issuer, the Portfolio Manager, the Securityholders and each Rating
Agency. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees, together with a copy to each Securityholder and the Portfolio Manager;
provided that such successor trustee shall be appointed only upon the written consent of a Majority of the Securities or, at any time when an Event of Default shall have occurred and be continuing, by Act of a Majority the Controlling
Class. If no successor trustee shall have been appointed and an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning
Trustee or any Holder of a Security, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         (c) The Trustee may be removed (x) at any time other than when an Event of Default shall have occurred and be continuing, by Act of a Majority of the
Controlling Class or Holders of a Majority of the Indenture Securities and (y)
at any time when an Event of Default shall have occurred and be continuing, by
Act of a Majority of the Controlling Class, delivered to the Trustee and to the
Issuer.

         (d) If at any time:

               (i) the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Issuer or by any Holder; or

               (ii) the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the
          Trustee or of its property shall be appointed or any public Officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (subject to Section 6.9(a)), (A)
          the Issuer, by Issuer Order, may remove the Trustee, or (B) subject to
          Section 5.15, a Majority of the Controlling Class or any Holder may,
          on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason, the Issuer, by Issuer Order, shall promptly appoint a successor Trustee. If the
Issuer shall fail to appoint a successor Trustee within 60 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by Act of a Majority of the Controlling Class delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the
Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to each
Rating Agency and to the Holders of the Indenture Securities as their names and addresses appear in the Indenture Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
If the Issuer fails to mail such notice within ten days after acceptance of appointment by the

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successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

         Section 6.10 Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor
Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee;
but, on request of the Issuer or a Majority of the Controlling Class or the
successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 6.7(b). Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article 6 and each Rating Agency has confirmed in writing that the employment of such successor would not adversely affect the rating on the Notes.

         Section 6.11 Merger, Conversion, Consolidation or Succession to
Business of Trustee.

         Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the
Trustee, shall be the successor of the Trustee hereunder, provided such corporation or banking association shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the
Securities has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

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         Section 6.12 Co-Trustees.

         At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Issuer and the Trustee shall have power to appoint one or more Persons to act as co-trustee, jointly with the Trustee of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 and to make such claims and enforce such rights of action on behalf of the Holders of the Notes subject to the other provisions of this
Section 6.12.

         The Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Issuer does not join in such appointment within 15 days after the receipt by it of a request to do so, the Trustee shall have power to make such appointment.

         Should any written instrument from the Issuer be required by any co-trustee so appointed for more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer. The Issuer agrees to pay
(subject to the Priority of Payments), to the extent funds are available therefor under Section 11.1(a)(i)(B), any reasonable fees and expenses in connection with such appointment.

         Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

         (a) the Indenture Securities shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;

         (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly, as shall be provided in the instrument appointing such co-trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the
Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by a co-trustee;

         (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred

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[**] CONFIDENTIAL TREATMENT REQUESTED

and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Issuer. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;

         (d) no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee or any other co-trustee hereunder;

         (e) the Trustee shall not be liable by reason of any act or omission of a co-trustee; and

         (f) any Act of Securityholders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.

         Section 6.13 Certain Duties of Trustee Related to Delayed Payment of
Proceeds.

         In the event that in any month the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Portfolio Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if longer) after such notice such payment shall have been received by the Trustee, or the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a)), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall request the obligor of such Asset, the trustee or servicer under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment as soon as practicable after such request but in no event later than three Business Days after the date of such request.
In the event that such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Portfolio Manager reasonably shall direct in writing. Any such action shall be without prejudice to any right to claim a Default or Event of
Default under this Indenture. In the event that the Issuer or the Portfolio
Manager requests a release of a Pledged Obligation and/or delivers an Additional
Collateral Debt Security in connection with any such action under the Portfolio
Management Agreement, such release and/or substitution shall be subject to
Section 10.6 and Article XII of this Indenture, as the case may be.
Notwithstanding any other provision hereof, the Trustee shall deliver to the
Issuer or its designee any payment with respect to any Pledged Obligation or any
Additional Collateral Debt Security received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.

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         Section 6.14 Fiduciary for Indenture Securityholders Only; Agent
Interest Rate Hedge Counterparty.

         With respect to the security interests created hereunder, the pledge of any item of Assets to the Trustee is to the Trustee for its own benefit, as representative of the Holders of the Notes and as agent for each Interest Rate
Hedge Counterparty. In furtherance of the foregoing, the possession by the
Trustee of any item of Assets are all undertaken by the Trustee in its capacity as representative of the Holders of the Notes. The Trustee shall have no fiduciary duties to any Interest Rate Hedge Counterparty; provided that the foregoing shall not limit any of the express obligations of the Trustee under this Indenture.

         Section 6.15 Withholding.

         If any withholding tax is imposed on the Issuer's payment (or allocations of income) under the Indenture Securities to any Indenture
Securityholder, such tax shall reduce the amount of such payment otherwise distributable to such Indenture Securityholder. The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Indenture
Securityholder sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to any Indenture
Securityholder shall be treated as Cash distributed to such Indenture
Securityholder at the time it is withheld by the Trustee and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution, the Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.15. If any Indenture
Securityholder wishes to apply for a refund of any such withholding tax, the
Trustee shall reasonably cooperate with such Indenture Securityholder in making such claim so long as such Indenture Securityholder agrees to reimburse the
Trustee for any out-of-pocket expenses incurred. Failure of a Holder of a Note or Combination Security to provide the Trustee or any Paying Agent and the
Issuer with appropriate tax certificates may result in amounts being withheld from the payment to such Holders. Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Securities. Amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer as provided in Section 7.1.

         Section 6.16 Authenticating Agents.

         Upon the request of the Issuer, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of
Indenture Securities in connection with issuance, transfers and

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[**] CONFIDENTIAL TREATMENT REQUESTED

exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Indenture Securities. For all purposes of this Indenture, the authentication of Indenture Securities by an Authenticating
Agent pursuant to this Section 6.16 shall be deemed to be the authentication of
Indenture Securities by the Trustee.

         Any corporation or banking association into which any Authenticating
Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating
Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation. Any Authenticating
Agent may at any time resign by giving written notice of resignation to the
Trustee and the Issuer. The Trustee may at any time terminate the agency of any
Authenticating Agent by giving written notice of termination to such
Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee shall promptly appoint a successor
Authenticating Agent and shall give written notice of such appointment to the
Issuer.

         The Trustee agrees to pay to each Authenticating Agent appointed by it from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto and the Trustee shall be entitled to be reimbursed for such payments, subject to Section 6.7. The provisions of
Sections 2.9, 6.4 and 6.5 shall be applicable to any Authenticating Agent.

                                  ARTICLE VII
                                    COVENANTS

         Section 7.1 Payment of Principal and Interest.

         The Issuer will duly and punctually pay the principal of and interest on the Class A Notes, the Class B Notes, the Class C Notes and the Class D Notes
and, with respect to the Class A-R Notes, any Commitment Fee, any Class A-R
Increased Cost Amount, any Class A-R Rating Downgrade Amount, and any Class A-R
Additional Interest in accordance with the terms of such Notes and this
Indenture. Amounts properly withheld under the Code or other applicable law by any Person from a payment to any Indenture Securityholder of interest and/or principal shall be considered as having been paid by the Issuer to such
Indenture Securityholder for all purposes of this Indenture (except to the extent payable as Class A-R Increased Cost Amounts).

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[**] CONFIDENTIAL TREATMENT REQUESTED

         The Trustee hereby provides notice to each Indenture Securityholder that the failure of such Indenture Securityholder to provide the Trustee with appropriate tax certifications may result in amounts being withheld from payments to such Indenture Securityholder under this Indenture (provided that amounts withheld pursuant to applicable tax laws shall be considered as having been paid by the Issuer as provided above).

         Section 7.2 Maintenance of Office or Agency and European Listing.

         The Issuer hereby appoints the Trustee as a Paying Agent, 135 South
LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: CDO Trust
Services Group - ACA ABS 2003-1, Limited, for the payment of principal of and interest on the Securities and the Commitment Fees and the Issuer hereby appoints National Corporate Research, Ltd., 225 West 34th Street, Suite 910, New
York, New York 10122, as the Issuer's agent and for the forwarding of service of process where notices and demands to or upon the Issuer in respect of the
Securities or this Indenture may be served and where Securities may be surrendered for registration of transfer or exchange.

         The Issuer will use commercially reasonable efforts to obtain and maintain the listing of the Class A-T Notes, the Class A-M Notes, the Class B
Notes, the Class C Notes and the Class D Notes on the Irish Stock Exchange (the
"Irish Stock Exchange"). The Issuer shall notify the Irish Stock Exchange's
Company Announcements Office upon becoming aware of any major new developments which are not public knowledge and which may (i) by virtue of their effect on its assets and liabilities or financial position or on the general course of its business, lead to substantial movements in the price of the Notes listed on the
Irish Stock Exchange; or (ii) significantly affect the Issuer's ability to meet its commitments. The Issuer shall, in each calendar year commencing in 2004, request from the Irish Stock Exchange a waiver of the Irish Stock Exchange's requirement to publish annual reports and accounts. The Issuer shall submit to the Irish Stock Exchange draft copies of any proposed amendments to the Issuer
Charter or supplemental indentures which would affect the rights of the Holders of the Notes listed on the Irish Stock Exchange. The Issuer shall pay the annual fee for listing the applicable Notes on the Irish Stock Exchange, if any. All notices, documents, reports and other announcements delivered to the Irish Stock
Exchange's Company Announcements Office shall be in the English language.

         The Issuer hereby appoints Ernst & Young, as offshore Paying Agent for the payment of principal and of interest with respect to only those Classes listed on the Irish Stock Exchange and as the Issuer's agent where notices and demands to or upon the Issuer in respect of any Notes listed on the Irish Stock
Exchange may be served and where such Notes may be surrendered for registration of transfer or exchange. As of the Closing Date, applications have been made to list

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[**] CONFIDENTIAL TREATMENT REQUESTED

the Class A-T Notes, the Class A-M Notes, the Class B Notes, the Class C Notes,
the Class D Notes and the Preference Shares on the Irish Stock Exchange (the
"Listed Classes").

         The Issuer may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that the Issuer will maintain in the Borough of
Manhattan, The City of New York, an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Indenture Securities may be presented and surrendered for payment; provided, further, that no paying agent shall be appointed in a jurisdiction which subjects payments on the Securities to withholding tax; and provided, still further, that so long as any of the
Indenture Securities is listed on the Irish Stock Exchange and the rules of such stock exchange shall so require, the Issuer shall maintain in Ireland a Paying
Agent and an office or agency where notices and demands to or upon the Issuer in respect of such Listed Classes and this Indenture may be served and Indenture
Securities of such Listed Classes surrendered for registration or exchange. The
Issuer shall at all times maintain a duplicate copy of the Indenture Security
Register with respect to the Indenture Securities in the city in which the
Corporate Trust Office is located. The Issuer shall give prompt written notice to the Trustee, the Rating Agencies and the Indenture Securityholders of the
appointment or termination of any such agent and of the location and any change in the location of any such office or agency.

         If at any time the Issuer shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Issuer, and Indenture Securities may be presented and surrendered for payment to the appropriate Paying Agent at its main office and the Issuer hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

         So long as any of the Class A-T Notes, Class A-M Notes, Class B Notes,
Class C Notes or Class D Notes remain outstanding, the Issuer shall use all commercially reasonable efforts to maintain the listing of such Classes on the
Irish Stock Exchange. If, despite such efforts, such listing cannot be maintained, the Issuer shall instead use reasonable efforts to promptly obtain and thereafter maintain a listing of such Classes on any other stock exchange located within a member country of the European Union.

         Section 7.3 Money for Security Payments to be Held in Trust

         All payments of amounts due and payable with respect to any Indenture
Securities that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of

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[**] CONFIDENTIAL TREATMENT REQUESTED

the Issuer by the Trustee or a Paying Agent (in each case, from and to the extent of available funds in the Payment Account and subject to the Priority of
Payments) with respect to payments on the Indenture Securities.

         When the Issuer shall have a Paying Agent that is not also the
Indenture Security Registrar, the Issuer shall furnish, or cause the Indenture
Security Registrar to furnish, no later than the fifth calendar day after each
Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Indenture Securities held by each such Holder.

         Whenever the Issuer shall have a Paying Agent other than the Trustee, the Issuer and such Paying Agent shall, on or before the Business Day next preceding each Payment Date or Redemption Date, as the case may be, direct the
Trustee to deposit on such Payment Date with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account, and subject to the Priority of Payments), such sum to be held for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Indenture Securities with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.

         The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as the Notes are rated by the Rating Agencies and with respect to any additional or successor
Paying Agent for the Notes, either (i) such Paying Agent has a long-term debt rating of "Aa3" or higher by Moody's, "AA-" or higher by Standard & Poor's and
(if rated by Fitch) "AA-" or higher by Fitch, or a short-term debt rating of at least "P-1" by Moody's and "A-1" by Standard & Poor's and (if rated by Fitch)
"F1+" or higher by Fitch, or (ii) each Rating Agency confirms in writing that employing such Paying Agent will not adversely affect the then-current ratings of the Notes. In the event that such successor Paying Agent ceases to have a long-term debt rating of "Aa3" or higher by Moody's, "AA-" or higher by Standard
& Poor's and (if rated by Fitch) "AA-" or higher by Fitch, or a short-term debt rating of at least "P-1" by Moody's and "A-1" by Standard & Poor's and (if rated by Fitch) "F1+" or higher by Fitch, the Issuer shall promptly remove such Paying
Agent and appoint a successor Paying Agent. The Issuer shall not appoint any
Paying Agent (other than an initial Paying Agent or any Paying Agent in Ireland)
that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee

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[**] CONFIDENTIAL TREATMENT REQUESTED

(and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 7.3, that such Paying Agent will:

         (a) allocate all sums received for payment to the Holders of Indenture
Securities for which it acts as Paying Agent on each Payment Date and Redemption
Date among such Holders in the proportion specified in the Note Valuation Report or Redemption Date Statement, as the case may be, in each case to the extent permitted by applicable law;

         (b) hold all sums held by it for the payment of amounts due with respect to the Indenture Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

         (c) if such Paying Agent is not the Trustee, immediately resign as a
Paying Agent and forthwith pay to the Trustee all sums held by it for the payment of Securities if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

         (d) if such Paying Agent is not the Trustee, immediately give the
Trustee notice of any Default by the Issuer (or any other obligor upon the
Indenture Securities) in the making of any payment required to be made; and

         (e) if such Paying Agent is not the Trustee at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held by the Issuer or held by such Paying Agent for payment of the Indenture Securities, such sums to be held by the Trustee in trust for the same Indenture
Securityholders as those upon which such sums were held by the Issuer or such
Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such
Paying Agent shall be released from all further liability with respect to such
Money.

         Except as otherwise required by applicable law, any Money deposited with the Trustee in trust or deposited with any Paying Agent for the payment of the principal of or interest on any Indenture Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer on Issuer Request; and the Holder of such Indenture
Security shall thereafter, as an unsecured general creditor, look only to the
Issuer for payment of such amounts and all liability of the Trustee or such
Paying Agent with respect to

                                     -156-

[**] CONFIDENTIAL TREATMENT REQUESTED

such Money (but only to the extent of the amounts so paid to the Issuer) shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Issuer, any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Indenture Securities have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.

         Section 7.4 Existence of the Issuer; Independent Director.

         The Issuer shall maintain in full force and effect its existence and rights as a company incorporated under the laws of the Cayman Islands and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Indenture
Securities or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of incorporation from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer so long as (i) such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given by the Issuer to the Trustee and thereafter by the Trustee to the Holders and the Rating Agencies and the Rating Agency
Condition shall be satisfied and (iii) on or prior to the 15th Business Day following such notice the Trustee shall not have received written notice from a
Majority of the Controlling Class objecting to such change. The Issuer shall maintain at all times at least one director who is Independent of Bank of
America, N.A. and the Portfolio Manager.

         The Issuer shall ensure that all corporate or other formalities regarding its existence (including holding regular board of directors' and shareholders', or other similar meetings in each case, to the extent required by
Cayman Islands law) are followed. The Issuer shall not take any action or conduct its affairs in a manner that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization or other insolvency proceeding. Without limiting the foregoing, the Issuer shall not have any subsidiaries, shall not (A) have any employees (other than its directors),
(B) engage in any transaction with any holders of Ordinary Shares that would constitute a conflict of interest or (C) pay dividends other than in accordance with the terms of this Indenture and the Preference Share Documents; provided, that the foregoing shall not prohibit the Issuer from entering into transactions as contemplated by the Administration Agreement, dated May 20, 2003, between the
Issuer and Walkers SPV Limited, and as contemplated by the Preference Share
Paying and Transfer Agency Agreement.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         Section 7.5 Protection of Assets.

         (a) The Portfolio Manager shall cause the Issuer from time to time to execute and deliver all such supplements and amendments hereto and all such
Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders hereunder and to:

          (i) Grant more effectively all or any portion of the Assets;

          (ii) maintain or preserve the lien (and the priority thereof) of this
     Indenture or to carry out more effectively the purposes hereof;

          (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

          (iv) enforce any of the Pledged Obligations or other instruments or property included in the Assets;

          (v) preserve and defend title to the Assets and the rights of the
     Trustee and the Holders of the Indenture Securities in the Assets against the claims of all persons and parties;

          (vi) preserve and defend the rights of the Trustee; and

          (vii) pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.

         The Issuer hereby designates the Trustee, its agent and
attorney-in-fact and hereby authorizes the Trustee to execute any Financing
Statement, continuation statement or other pose upon the Trustee any of the obligations of the Issuer under this Section 7.5.

         (b) The Trustee shall not (i) except in accordance with Section
10.6(a), (b) or (c) and except for payments, deliveries and distributions otherwise expressly permitted under this Indenture, remove any portion of the
Assets that consists of Cash or is evidenced by an instrument, certificate or other writing (A) from the jurisdiction in which it was held at the date the most recent Opinion of Counsel was delivered pursuant to Section 7.6 hereof (or from the jurisdiction in which it was held as described in the Opinion of
Counsel delivered at the Closing Date pursuant to Section 3.1(c), if no Opinion of Counsel has yet been delivered pursuant to Section 7.6 hereof) or (B) from the possession of the Person who held it on such date or (ii)

                                     -158-

[**] CONFIDENTIAL TREATMENT REQUESTED

cause or permit the Securities Account or the Custodial Securities Intermediary
to be located in a different jurisdiction from the jurisdiction in which such securities accounts and Custodial Securities Intermediary were located on the
Closing Date, unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

         (c) The Issuer shall pay or cause to be paid taxes, if any, levied on account of the beneficial ownership by the Issuer of any Pledged Obligations that secure the Notes.

         Section 7.6 Opinions as to Assets.

         On or before January 31, in each calendar year, commencing in 2004, the
Issuer shall cause to be furnished to the Trustee and each Rating Agency, an
Opinion of Counsel stating that, in the opinion of such counsel, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remains in effect, that no further action (other than any action specified in such Opinion of Counsel) needs to be taken for the continued
effectiveness and first priority perfected status of such lien during such calendar year and confirming the matters set forth in the Opinion of Counsel, furnished pursuant to Section 3.1(c), with regard to the perfection and priority of such security interest (and such Opinion of Counsel may likewise be subject to qualifications and assumptions similar to those set forth in the Opinion of
Counsel delivered pursuant to Section 3.1(c)).

         Section 7.7 Performance of Obligations.

         (a) The Issuer shall not take any action, and will use its best effort not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Security in accordance with the provisions hereof and as otherwise required hereby.

         (b) The Issuer may, with the prior written consent of the Holders of a
Majority of the Indenture Securities (except in the case of the Portfolio
Management Agreement as initially executed), contract with other Persons, including the Portfolio Manager, for the performance of actions and obligations to be performed by the Issuer hereunder by such Persons and the performance of the actions and other obligations with respect to the Assets of the nature set forth in the Portfolio Management Agreement by the Portfolio Manager.
Notwithstanding any such arrangement, the Issuer shall remain primarily liable with respect thereto. In the event of such contract, the performance of such actions and obligations by such Persons shall be deemed to be performance of such actions and obligations by the Issuer; and the Issuer will punctually

                                     -159-

[**] CONFIDENTIAL TREATMENT REQUESTED

perform, and use its best efforts to cause the Portfolio Manager or such other
Person to perform, all of their obligations and agreements contained in the
Portfolio Management Agreement or such other agreement.

         Section 7.8 Negative Covenants.

         (a) The Issuer will not:

               (i) sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist), any part of the Assets, except as expressly permitted by this Indenture and the Portfolio Management Agreement, except as expressly permitted by this Indenture;

               (ii) claim any credit on, or make any deduction from, the
          principal or interest payable in respect of the Indenture Securities
          (other than amounts withheld in accordance with the Code or any applicable laws of the Cayman Islands) or assert any claim against any present or future Indenture Securityholder, by reason of the payment of any taxes levied or assessed upon any part of the Assets;

               (iii) (A) incur or assume or guarantee any indebtedness
          (including entering into, after the Closing Date, Interest Rate Hedge
          Agreements which provide for an up-front payment to the Issuer from the Interest Rate Hedge Counterparty except as permitted under Section
          8.2), other than the Indenture Securities and this Indenture and the transactions contemplated hereby, or (B)(1) issue any additional Class of Indenture Securities, or (2) issue any additional shares;

               (iv) (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this
          Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Securities, except as may be expressly permitted hereby, or by the Portfolio Management
          Agreement, (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this
          Indenture) to be created on or extend to or otherwise arise upon or burden the Assets or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;

               (v) commingle its funds with the funds of any other Person, except as expressly permitted by this Indenture;

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (vi) exercise any warrant received by the Issuer (it being understood that the Issuer may sell such warrant in accordance with
          Article 12); and

               (vii) except for any agreements involving the purchase and sale of Collateral Debt Securities having customary purchase or sale terms and documented with customary loan trading documentation (but not excepting any Interest Rate Hedge Agreement) and other immaterial agreements incidental to the administration of the Issuer, enter into any agreements unless such agreements contain "non-petition" and
          "limited recourse" provisions.

         (b) Notwithstanding Section 7.8(a)(iii)(B) to the contrary, the Issuer may issue and sell additional Notes of any one or more existing Classes or additional Preference Shares and use the proceeds to purchase Additional
Collateral Debt Securities and, if applicable, enter into Interest Rate Hedge
Agreements, provided the following conditions are met: (i) with respect to additional Notes, such issue is approved by the Holders of at least 66-2/3% of the Preference Shares (including Portfolio Manager Securities); (ii) such issue does not exceed 50% of the original issue amount of each applicable Class of
Indenture Securities; (iii) the terms of the Notes or Preference Shares issued are, in the case of the Notes, identical to the terms of previously issued Notes of the Class of which such Notes are a part and, in the case of the Preference
Shares, identical to the previously issued Preference Shares; and (iv) with respect to additional Notes, the ratings of the Notes must not have been reduced, suspended or withdrawn since the Closing Date and the Issuer satisfies the Rating Agency Condition with respect to such additional issue. In addition, with respect to the issuance of additional Preference Shares, 100% of the
Preference Shares (including Portfolio Manager Securities) must provide their prior written consent to such issuance.

         (c) Notwithstanding Section 7.8(a)(iii)(B) to the contrary, the Issuer may, from time to time, issue pursuant to this Indenture and a supplement or supplements hereto one or more additional Class A-T Notes in connection with a
Class A-R Note Exchange.

         (d) Neither the Issuer nor the Trustee shall sell, transfer, exchange or otherwise dispose of Assets, or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by this
Indenture and the Portfolio Management Agreement.

         Section 7.9 Statement as to Compliance.

         On or before January 31, in each calendar year, commencing in 2004 or immediately if there has been a Default in the fulfillment of an obligation under this Indenture, the Portfolio Manager on behalf of the Issuer shall deliver to the Trustee (which will deliver a copy to each Rating Agency and the
Agent) an Officer's certificate stating, as to each signer thereof, that,

                                     -161-

[**] CONFIDENTIAL TREATMENT REQUESTED

since the date of the last certificate or, in the case of the first certificate, the Closing Date, to the best of the knowledge, information and belief of such
Officer, the Issuer has fulfilled all of its obligations under this Indenture or, if there has been a Default in the fulfillment of any such obligation, specifying each such Default known to them and the nature and status thereof.

         Section 7.10 Issuer May Consolidate or Merge Only on Certain Terms.

         (a) The Issuer shall not consolidate or merge with or into any other
Person or transfer or convey all or substantially all of its assets to any
Person, unless permitted by Cayman Islands law and unless:

               (i) the Issuer shall be the surviving corporation, or the Person
          (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall be a company organized and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of the Controlling Class; provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and if the successor corporation shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Indenture
          Securityholder, the due and punctual payment of the principal of and interest on all Indenture Securities and other amounts payable hereunder and the performance and observance of every covenant of this
          Indenture on the part of the Issuer to be performed or observed, all as provided herein;

               (ii) each Rating Agency shall have been notified in writing of such consolidation or merger and the Issuer shall have received written confirmation from each Rating Agency, whether or not the
          Issuer is the surviving corporation, that the ratings issued with respect to the Notes will not be reduced or withdrawn as a result of the consummation of such transaction;

               (iii) if the Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have agreed with the Trustee (A) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its
          Affiliates as are applicable to the Issuer with respect to its
          Affiliates and (B) not to consolidate or merge with or into any other
          Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (iv) if the Issuer is not the surviving corporation, the Person formed by such consolidation or into which the Issuer is merged or to which all or substantially all of the assets of the Issuer are transferred shall have delivered to the Trustee and each Rating Agency an Officer's certificate and an Opinion of Counsel each stating that such Person shall be duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a)(i) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); that, immediately following the event which causes such Person to become the successor to the Issuer,
          (A) such Person has good and marketable title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture, to the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes or, in the case of any transfer or conveyance of the Assets securing any of the
          Indenture Securities, such Indenture Securities, (B) the Trustee continues to have a valid perfected first priority security interest in the Assets securing, in the case of a consolidation or merger of the Issuer, all of the Notes, or, in the case of any transfer or conveyance of the Assets securing any of the Indenture Securities, such Indenture Securities, and (C) such other matters as the Trustee or any Securityholder may reasonably require;

               (v) immediately after giving effect to such transaction, no
          Default or Event of Default shall have occurred and be continuing;

               (vi) the Issuer shall have delivered to the Trustee and each
          Indenture Securityholder an Officer's Certificate and an Opinion of
          Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article
          VII and that all conditions precedent in this Article VII provided for relating to such transaction have been complied with and that no adverse tax consequences will result therefrom to the Holders of the
          Indenture Securities;

               (vii) after giving effect to such transaction, the Issuer will not be required to register as an investment company under the
          Investment Company Act; and

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (viii) after giving effect to such transaction, the outstanding
          Ordinary Shares of the Issuer will not be beneficially owned within the meaning of the Investment Company Act by any U.S. Person.

         Section 7.11 Successor Substituted.

         Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer, in accordance with Section 7.10 hereof, the Person formed by or surviving such consolidation or merger (if other than the Issuer), or the Person to which such consolidation, merger, transfer or conveyance is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the "Issuer"
in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound-up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Indenture Securities and from its obligations under this Indenture.

         Section 7.12 No Other Business.

         The Issuer shall not engage in any business or activity other than issuing and selling the Indenture Securities pursuant to this Indenture and any supplements thereto, issuing and selling the Preference Shares pursuant to the
Preference Share Documents and any supplements thereto, entering into any
Interest Rate Hedge Agreements and acquiring, owning, holding, pledging and disposing of the Assets in connection with the Securities, and such other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. To the extent not precluded by Cayman Islands law, the Issuer will not amend its Memorandum of
Association or Articles of Association, without satisfying the Rating Agency
Condition with respect thereto.

         Section 7.13 Purchase of Securities.

         Notwithstanding anything contained in this Indenture to the contrary, the Issuer may acquire Indenture Securities at a price not exceeding the par value with respect to Class A Notes, Class B Notes, Class C Notes or Class D
Notes and without restrictions as to price with respect to Preference Shares;
provided (a) the Issuer shall not acquire any Class A-M Notes until such time as no Class A Senior Notes shall remain Outstanding, (b) the Issuer shall not acquire any Class B Notes until such time as no Class A Notes shall remain
Outstanding, (c) the Issuer shall not acquire any Class C Notes until such time as no Class A Notes or Class B Notes shall remain Outstanding, (d) the Issuer shall not acquire any Class D Notes until such time as no Class A

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Notes, Class B Notes or Class C Notes shall remain Outstanding, (e) the Issuer shall not acquire any Preference Shares until such time as no Notes remain
Outstanding, (f) no Notes shall be purchased unless (i) the Rating Agency
Condition shall have been satisfied with respect to such purchase, (ii) after giving effect to such purchase the Coverage Tests and the Asset Quality Tests will be satisfied or improved, as certified by the Issuer to the Trustee and confirmed in writing by the Independent accountant appointed pursuant to Section
10.7 hereof and (iii) an amount sufficient to pay (A) interest on the Class A
Senior Notes, the Commitment Fee, if any, the Class A-R Rating Downgrade Amount,
if any, the Class A-R Increased Cost Amount, if any, and the Class A-R
Additional Interest, if any, or (B) interest on the Class A-M Notes, if the
Class A Senior Notes have been paid in full, on the next Payment Date and in each case, all amounts required to be paid on such Payment Date prior to such interest in accordance with the Priority of Payments has been retained in the
Collection Account, or (C) interest on the Class B Notes, if the Class A Notes have been paid in full, on the next Payment Date and in each case, all amounts required to be paid on such Payment Date prior to such interest in accordance with the Priority of Payments has been retained in the Collection Account, or
(D) interest on the Class C Notes, if the Class A Notes and Class B Notes have been paid in full, on the next Payment Date and in each case, all amounts required to be paid on such Payment Date prior to such interest in accordance with the Priority of Payments has been retained in the Collection Account, or
(E) interest on the Class D Notes, if the Class A Notes, Class B Notes and Class
C Notes have been paid in full, on the next Payment Date and in each case, all amounts required to be paid on such Payment Date prior to such interest in accordance with the Priority of Payments has been retained in the Collection
Account, and (F) the Issuer shall use either Cash available on the date of purchase or Sale Proceeds to acquire such Indenture Securities; provided that the Issuer may not direct the Trustee to sell (and the Trustee shall not be required to release) a Collateral Debt Security pursuant to this Section 7.13 unless the Portfolio Manager certifies to the Trustee that the Sale Proceeds from the sale of one or more of the Collateral Debt Securities (based on firm commitments to purchase such Collateral Debt Securities received by the Issuer)
will be sufficient to pay the purchase price of such Indenture Securities. Any
Indenture Securities acquired by the Issuer shall be delivered to the Trustee for cancellation.

         Section 7.14 Annual Rating Review. (a) So long as any of the Notes that were rated on the Closing Date with a rating that is monitored remain
Outstanding, on or before January 31, in each year commencing in 2004, the
Issuer shall obtain and pay for an annual review of the rating of such Notes and any other Class of Notes that were rated on the Closing Date with a rating that is monitored from a Rating Agency. The Issuer shall promptly notify the Trustee in writing (which shall promptly notify the Securityholders and the Agent) if at any time the rating of any Class of Indenture Securities has been, or is known will be, changed or withdrawn or upon written request from the Agent. The cost of any rating review of the Notes and any other Class of Indenture Securities that were rated on the Closing Date with a rating that is monitored for an

                                     -165-

[**] CONFIDENTIAL TREATMENT REQUESTED

additional rating review not previously described in this Section 7.14 and requested in writing by a Holder of a Note or such other Indenture Security shall be borne in full by such Holder.

         (b) So long as any of the Notes that were assigned a rating by
Moody's on the Closing Date (which rating is monitored by Moody's) remain
Outstanding, on or before January 31 in each year commencing in 2004, the
Trustee shall request that Moody's (i) perform a review of any private rating assigned by Moody's to any Collateral Debt Security owned by the Issuer and (ii)
provide to the Issuer and the Trustee an update of such private rating. The cost of such rating review shall be borne by the Issuer as an Administrative Expense.

         (c) So long as any of the Notes that were assigned a rating by
Standard & Poor's on the Closing Date (which rating is monitored by Standard &
Poor's) remain Outstanding, on or before January 31 in each year commencing in
2004, the Trustee shall request that Standard & Poor's (i) perform a review of any private rating assigned by Standard & Poor's to any Collateral Debt Security
owned by the Issuer and (ii) provide to the Issuer and the Trustee an update of such private rating. The cost of such rating review shall be borne by the Issuer as an Administrative Expense.

         Section 7.15 Reporting.

         At any time when the Issuer is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule l2g3-2(b)
under the Exchange Act, upon the request of a Holder or beneficial owner of an
Indenture Security, the Issuer shall promptly furnish or cause to be furnished
"Rule 144A Information" (as defined below) to such holder or beneficial owner, to a prospective purchaser of such Indenture Security designated by such holder or beneficial owner or to the Trustee for delivery to such holder or beneficial owner or a prospective purchaser designated by such holder or beneficial owner, as the case may be, in order to permit compliance by such holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Indenture Security by such holder or beneficial owner. "Rule 144A
Information" shall be such information as is specified pursuant to Rule
144A(d)(4) under the Securities Act (or any successor provision thereto). The
Trustee shall reasonably cooperate with the Issuer in mailing or otherwise distributing (at the Issuer's expense) to such Indenture Securityholders or prospective purchasers, at and pursuant to the Issuer's written direction the foregoing materials prepared by or on behalf of the Issuer, provided that the
Trustee shall be entitled to prepare and affix thereto or enclose therewith reasonable disclaimers to the effect that such Rule 144A Information was not assembled by the Trustee, that the Trustee has not reviewed or verified the accuracy thereof, and that it makes no representation as to such accuracy or as to the sufficiency of such information under the requirements of Rule 144A or for any other purpose.

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         Section 7.16 Calculation Agent.

         (a) The Issuer hereby agrees that for so long as any of the Notes remain outstanding there will at all times be an agent appointed to calculate
LIBOR in respect of each Interest Accrual Period in accordance with the terms of
Schedule 4 hereto (the "LIBOR Calculation Agent") and an agent appointed to calculate the Cost of Funds Rate in accordance with the Class A-R Note Purchase
Agreement (the "CP Calculation Agent"). The Issuer has initially appointed the
Trustee as LIBOR Calculation Agent for purposes of determining LIBOR for each
Interest Accrual Period. The Issuer has initially appointed the Agent as CP
Calculation Agent for purposes of determining the Cost of Funds Rate.

         (b) The LIBOR Calculation Agent may be removed by the Issuer at any time. If the LIBOR Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, the Issuer will promptly appoint as a replacement LIBOR
Calculation Agent a leading bank which is engaged in transactions in Dollar deposits in the international Dollar market and which does not control or is not controlled by or under common control with the Issuer or their Affiliates. The
LIBOR Calculation Agent may not resign its duties without a successor having been duly appointed. The CP Calculation Agent may be removed or may resign pursuant to the Class A-R Note Purchase Agreement.

         (c) The LIBOR Calculation Agent shall be required to agree that, as soon as practicable after 11:00 a.m. (London time) on each LIBOR Determination
Date (as defined in Schedule 4 hereto), but in no event later than 11:00 a.m.
(New York time) on the London Business Day immediately following each LIBOR
Determination Date, the LIBOR Calculation Agent will calculate the Class A LIBOR
Rate, the Class B Rate, the Class C Rate and the Class D Rate for the next
Interest Accrual Period and the Class A-T Note Interest Amount, the Class A-R
Note Interest Amount, the Class A-M Note Interest Amount, Class B Note Interest
Amount, the Class C Note Interest Amount and the Class D Note Interest Amount
(in each case rounded to the nearest cent, with half a cent being rounded upward) on the related Payment Date, and will communicate such rates and amounts to the Issuer, the Trustee, each Paying Agent, if any Class of Indenture
Securities is in the form of a Regulation S Global Indenture Security, DTC,
Euroclear and Clearstream and (if any Class is listed on the Irish Stock
Exchange) the Irish Paying Agent. The LIBOR Calculation Agent will also specify to the Issuer the quotations upon which the Class A LIBOR Rate, the Class B Rate and the Class D Rate are based, and in any event the LIBOR Calculation Agent shall notify the Issuer before 7:00 p.m. (London time) on each LIBOR
Determination Date if it has not determined and is not in the process of determining such rates and amounts, together with its reasons therefor. For the sole purpose of calculating the Class A LIBOR Rate, the Class B Rate, the Class
C Rate and the Class D Rate, "London Business Day" shall be defined as a
Business Day on which banks in London, England and New York, New York are not required or authorized by law to be closed. The determination of the

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Class A LIBOR Rate, the Class B Rate, the Class C Rate, the Class D Rate, the
Class A-T Note Interest Amount, the Class A-R Note Interest Amount, the Class
A-M Note Interest Amount, the Class B Note Interest Amount, the Class C Note
Interest Amount and the Class D Note Interest Amount by the LIBOR Calculation
Agent shall, absent manifest error, be final and binding on all parties.

         (d) The CP Calculation Agent will calculate the CP Rate and the Cost of
Funds Rate in accordance with the Class A-R Note Purchase Agreement and will advise the Trustee of such calculations.

         (e) The Issuer will notify the LIBOR Calculation Agent if the Class A-T
Notes, Class B Notes, the Class C Notes or the Class D Notes are no longer listed on the Irish Stock Exchange.

         (f) On or prior to each Determination Date, the CP Calculation Agent shall calculate the Commitment Fee to be paid on the related Payment Date or
Class A-R Interest Payment Date, as applicable and shall advise the Trustee of such amount.

         Section 7.17 Perfection Representations. The Perfection Representations
shall be a part of this Indenture for all purposes.

                                  ARTICLE VIII
                             SUPPLEMENTAL INDENTURES

         Section 8.1 Supplemental Indentures without Consent of Indenture
Securityholders.

         Without the consent of the Holders of any Securities or the Interest
Rate Hedge Counterparty, the Issuer, when authorized by Board Resolutions, and the Trustee, at any time and from time to time subject to the requirement provided below in this Section 8.1 with respect to the ratings of the Notes, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

         (a) to evidence the succession of another Person to the Issuer and the assumption by any such successor Person of the covenants of the Issuer herein and in the Indenture Securities;

         (b) to add to the covenants of the Issuer or the Trustee for the benefit of the Holders of the Indenture Securities or to surrender any right or power herein conferred upon the Issuer;

         (c) to convey, translate, assign, mortgage or pledge any property to or with the Trustee, or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Indenture Securities;

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[**] CONFIDENTIAL TREATMENT REQUESTED

         (d) to evidence and provide for the acceptance of an appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of
Sections 6.9, 6.10 and 6.12;

         (e) to provide for the issuance of additional Indenture Securities to the extent permitted by Section 7.8(b) and to extend to such Indenture
Securities the benefits and provisions of this Indenture applicable to the
Securities;

         (f) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations) or to subject to the lien of this Indenture any additional property;

         (g) with the written consent of the Portfolio Manager, to modify the restrictions on and procedures for resales and other transfers of Indenture
Securities to reflect any changes in applicable law or regulation (or the interpretation thereof) including, without limitation, any rule or regulation promulgated under or in accordance with the Patriot Act or to enable the Issuer and the Trustee to rely upon any exemption from registration under the
Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder;

         (h) to accommodate the issuance, if any, of Indenture Securities in global or book-entry form through the facilities of The Depository Trust Company or otherwise;

         (i) with the written consent of the Portfolio Manager, to correct any inconsistency or mistake or clarify any ambiguity or modify the Auction
Procedures;

         (j) to make administrative and other non-material changes as the Issuer deems appropriate;

         (k) to obtain ratings on one or more Classes of Notes from any rating agency;

         (l) to avoid the imposition of tax on the net income of the Issuer or of withholding tax on any payment to the Issuer, or avoid the Issuer or the
Assets being required to register as an investment company under the Investment
Company Act or to avoid the consolidation of the Issuer with the Portfolio
Manager on the financial statements of the Portfolio Manager;

         (m) to amend or otherwise modify any Asset Quality Test;

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[**] CONFIDENTIAL TREATMENT REQUESTED

         (n) if 100% of the holders of the Preference Shares request in writing to the Issuer and the Trustee, to accommodate the listing of the Preference
Shares and/or the issuance of the Preference Shares in global form;

         (o) to correct any manifest error in any provision of the Indenture upon receipt by the Trustee of written direction from the Issuer describing in reasonable detail such error and the modification necessary to correct such error; or

         (p) to make such other changes as do not materially and adversely affect any holder of Notes, any holder of Preference Shares, and, subject to the procedures for delivery of such supplemental indentures described in Section
8.2, any Interest Rate Hedge Counterparty, the Structuring Agent, the Portfolio
Manager or ACA Services.

         The Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the
Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise, except to the extent required by law.

         Notwithstanding the foregoing, if any of the Notes are Outstanding and rated by a Rating Agency, the Trustee shall not enter into any such supplemental indenture, without satisfying the Rating Agency Condition with respect thereto.
At the cost of the Issuer, the Trustee shall provide to the Indenture
Securityholders a copy of the executed supplemental indenture after its execution. At the cost of the Issuer, for so long as any Notes shall remain
Outstanding and are rated by a Rating Agency, the Trustee shall provide to such
Rating Agency a copy of any proposed supplemental indenture at least 15 days prior to the execution thereof by the Trustee, and, for so long as such
Indenture Securities are Outstanding and so rated, request and receive written confirmation that such Rating Agency will not, as a result of such supplemental indenture, cause the rating of any such Class of Notes to be reduced or withdrawn, and, as soon as practicable after the execution by the Trustee and the Issuer of any such supplemental indenture, provide to such Rating Agency a copy of the executed supplemental indenture.

         Section 8.2 Supplemental Indentures with Consent of Indenture
Securityholders.

         With the consent of the Holders of not less than a Majority in
Aggregate Outstanding Amount of each Class of Indenture Securities adversely affected thereby and not less than a Majority of the Preference Shares, if the
Preference Shares are adversely affected thereby, by Act of said Holders delivered to the Trustee and the Issuer, the Trustee and Issuer may enter into one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the

                                     -170-

[**] CONFIDENTIAL TREATMENT REQUESTED

Holders of the Securities of such Class under this Indenture; provided that notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall, without the consent of each Holder (including each Holder that is the Portfolio Manager or an Affiliate thereof) of each Outstanding Indenture
Security of each Class adversely affected thereby and each Holder of the
Preference Shares, if the Preference Shares are adversely affected thereby
(provided, such consent shall not be required with respect to Securities held by the Issuer):

         (a) change the Stated Maturity of the principal of or the due date of any installment of interest on any Indenture Security, reduce the principal amount thereof or the Note Interest Rate thereon or the Commitment Fee, change the calculation of the Class A-R Rating Downgrade Amount, the Class A-R
Increased Cost Amount, the Class A-R Additional Interest, or the Redemption
Price with respect to any Indenture Security, or change the earliest date on which any Note may be redeemed at the option of the Issuer, change the provisions of this Indenture that apply the proceeds of any Assets to the payment of principal of or interest on Indenture Securities, change the
Scheduled Preference Share Redemption Date, change the terms for distribution or amount of Excess Interest Proceeds or Excess Principal Proceeds payable to the
Preference Shares, change the provisions of the Indenture that apply proceeds of any Assets to the payment of principal or interest on the Indenture Securities or Excess Amounts to the Preference Share Paying Agent for payment to the holders of the Preference Shares, or change any place where, or the coin or currency in which, any Indenture Security or the principal thereof or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date) or the Scheduled
Preference Share Redemption Date, as the case may be;

         (b) reduce the percentage of the Aggregate Outstanding Amount of
Holders of Indenture Securities of each Class, or percentage of outstanding
Preference Shares, whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder or their consequences provided for in this Indenture;

         (c) impair or adversely affect the Assets except as otherwise permitted in this Indenture;

         (d) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the
Holder of any Indenture Security of the security afforded to such Holder by the lien of this Indenture, provided that consent by the Interest Rate Hedge
Counterparty shall also be required for this clause (d);

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[**] CONFIDENTIAL TREATMENT REQUESTED

         (e) reduce the percentage of the Aggregate Outstanding Amount of
Holders of Indenture Securities of each Class whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee's election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;

         (f) modify any of the provisions of this Indenture with respect to supplemental indentures except to increase any such percentage of outstanding
Indenture Securities or Preference Shares whose Holder's consent is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Indenture Security affected thereby;

         (g) modify the definition of the term "Outstanding" or the Priority of
Payments set forth in Section 11.1(a) or Section 13.1;

         (h) modify any of the provisions of this Indenture relating to
Borrowings under the Class A-R Notes without the consent of each Holder of the
Class A-R Notes;

         (i) modify or amend any of the non-petition and limited recourse provisions set forth herein or in any of the related transaction documents;

         (j) modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Indenture Security on any Payment Date or to affect the rights of the
Holders of Indenture Securities to the benefit of any provisions for the redemption of such Securities contained herein; or

         (k) enter into, after the Closing Date, any Interest Rate Hedge
Agreement which provides for an up-front payment to the Issuer from the Interest
Rate Hedge Counterparty;

provided that no supplemental indenture may (i) reduce the permitted minimum denominations of the Indenture Securities or, (ii) reduce the Deferred
Structuring Fee, or postpone the payment thereof, or in any manner materially and adversely affect the rights of the Structuring Agent without the consent of the Structuring Agent and provided further that no supplemental indenture may be entered into by the Issuer that materially adversely affects the Interest Rate
Hedge Counterparty, unless the Interest Rate Hedge Counterparty has consented thereto.

         The Portfolio Manager will be bound to follow any supplement to this
Indenture (including those entered into pursuant to Section 8.1), a copy of which it has received at least ten Business Days prior to the execution and delivery of such supplement; provided that (i) with respect to any supplemental indenture which adversely affects the Portfolio Manager or ACA Services, the
Portfolio Manager or ACA Services will not be bound if it gives written notice to

                                     -172-

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the Trustee and the Issuer of its objection to such amendment at least two
Business Days prior to such execution and delivery, and (ii) the Issuer will not enter into any supplemental indenture that affects the amount, timing or priority under the Priority of Payments of any fees or other amounts payable to the Portfolio Manager or ACA Services unless the Portfolio Manager has been given prior written notice of such supplemental indenture (including any supplemental indenture affecting the amount or priority of any fees or expenses payable to ACA Services) and has consented to such supplemental indenture in writing, which consent may be withheld for any reason by the Portfolio Manager.

         The Interest Rate Hedge Counterparty will be bound to follow any supplement to this Indenture, a copy of which it has received at least ten
Business Days prior to the execution and delivery of such supplement; provided that, with respect to any supplemental indenture which materially adversely affects the Interest Rate Hedge Counterparty, the Interest Rate Hedge
Counterparty will not be bound if it gives written notice to the Trustee and the
Issuer of its objection to such amendment at least two Business Days prior to such execution and delivery.

         If any of the Notes are Outstanding and rated by a Rating Agency, the
Trustee shall not enter into any supplemental indenture without satisfying the
Rating Agency Condition with respect thereto and shall, at the cost of the
Issuer, request and receive written confirmation from each Rating Agency that such supplemental indenture shall not cause such rating reduction or withdrawal.
Unless notified by a Majority of any Class of Indenture Securities that such
Class will be adversely affected, the Trustee may, consistent with the written advice of counsel, determine whether or not the Holders of Indenture Securities would be adversely affected by such change (after giving notice of such change to the Holders of Indenture Securities). Such determination shall be conclusive and binding on all present and future Holders. The Trustee shall not be liable for any such determination made in good faith and in reliance upon an Opinion of
Counsel delivered to the Trustee as described in Section 8.3 hereof.

         It shall not be necessary for any Act of Securityholders under this
Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to this Section 8.2, the Trustee, at the expense of the Issuer, shall mail to the Holders of the Indenture Securities, the
Portfolio Manager the Interest Rate Hedge Counterparty, the Structuring Agent,
the Irish Stock Exchange and, so long as the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes are Outstanding and so rated, each Rating
Agency a copy thereof. Any failure of the Trustee to publish or mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         Notwithstanding the foregoing, the Holders of the Class A Notes shall vote as a single class on any supplemental indenture which materially and adversely affects the rights of the Class A Notes, provided, however, if a supplemental indenture materially and adversely affects the rights of Holders of any individual Class of the Class A Notes other than by affecting such Holders as part of the Class A Notes, the Holders of such Class will be entitled to vote as a separate Class on such supplemental indenture.

         Section 8.3 Execution of Supplemental Indentures.

         In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto under this Indenture have been satisfied. The
Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 8.4 Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article
VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and
every Holder of Indenture Securities theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 8.5 Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and if required by the
Trustee shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Indenture Securities, so modified as to conform in the opinion of the
Trustee and the Issuer to any such supplemental indenture, may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Indenture Securities.

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[**] CONFIDENTIAL TREATMENT REQUESTED

                                   ARTICLE IX
                               REDEMPTION OF NOTES

              Section 9.1 Redemption at the Option of the Issuer.

         (a) Each Class of the Class A Notes, the Class B Notes, the Class C
Notes and the Class D Notes shall be redeemable on any Payment Date after the end of the Non-Call Period from Principal Proceeds and all other funds in the
Collection Account and the Payment Account on the related Determination Date, in whole by Class but not in part, by the Issuer, at the direction of the Holders of at least 66-2/3% of the Preference Shares at the applicable Redemption Price
(exclusive of installments of interest and principal maturing on or prior to such date, payment of which shall have been made or duly provided for, to the
Holders of the Class A Notes, the Class B Notes, the Class C Notes and the Class
D Notes on relevant Record Dates or as otherwise provided in this Indenture);
provided that no redemption of the Class A-M Notes may occur until principal of the Class A Senior Notes has been paid in full; provided, further, that no redemption of the Class B Notes may occur until principal of the Class A Notes has been paid in full; provided, further, that no redemption of Class C Notes may occur until principal of the Class A Notes and Class B Notes have been paid in full; provided, further, that no redemption of Class D Notes may occur until principal of the Class A Notes, Class B Notes and Class C Notes have been paid in full; provided, further, that any termination payments payable on the
Interest Rate Hedge Agreements shall be made in accordance with Article XVI and the Priority of Payments (it being understood that no Interest Rate Hedge
Agreement shall be terminated in connection with an optional redemption until the direction for such optional redemption is irrevocable hereunder). Such direction must be given to the Trustee, the Issuer and the Portfolio Manager not
less than 30 days prior to the Payment Date on which such redemption is to be made. In such event, the Portfolio Manager will direct the Trustee to sell all or a portion of the Assets; provided that Sale Proceeds after such date and all other funds subject to this Indenture in the Collection Account and the Payment
Account will be at least sufficient to redeem in whole but not in part each
Class of Securities to be redeemed and to pay all amounts (without regard to any limitations or caps included therein if, after giving effect to such optional redemption, no Class of Notes remains outstanding) described in clauses (A),
(B), (C), (D), (E), (F) and (G) of Section 11.1(a)(i) prior to the payment of the Notes to be redeemed; provided, further, that such Sale Proceeds are used, to the extent necessary, to make such a redemption; and provided, still further that if the Class A-M Notes, the Class B Notes, the Class C Notes or the Class D
Notes will be Outstanding after such redemption, the Issuer shall have received written confirmation from each Rating Agency that such redemption will not cause the reduction or withdrawal of its then current rating of the Class A-M Notes, the Class B Notes, the Class C Notes or the Class D Notes (as applicable).

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[**] CONFIDENTIAL TREATMENT REQUESTED

         (b) The Issuer shall not effect an optional redemption pursuant to
Section 9.1(a) unless either:

               (i) at least four Business Days before the scheduled Redemption
          Date, the Portfolio Manager shall have furnished to the Trustee evidence (in form satisfactory to the Trustee) that the Portfolio
          Manager on behalf of the Issuer has entered into a binding agreement or agreements with one or more entities whose long-term unsecured debt obligations (other than such obligations whose rating is based on the credit of a person other than such institution) have a credit rating
          (or whose obligations are guaranteed by an entity having a credit rating) of at least "A-1" by Standard & Poor's, "P-1" by Moody's and
          (if rated by Fitch) at least "F1" by Fitch, to sell, not later than the Business Day immediately preceding the scheduled Redemption Date, all or part of the Collateral Debt Securities at a purchase price at least equal to an amount (in immediately available funds) sufficient, together with the Eligible Investments maturing on or prior to the scheduled Redemption Date and (without duplication) all Eligible
          Investments and available Cash, to pay (without regard to any limitations or caps included therein if, after giving effect to such optional redemption, no Class of Notes remains outstanding) all administrative and other fees and expenses payable under the Priority of Payments prior to the payment of the Class A Notes, the Class B
          Notes, the Class C Notes and the Class D Notes (including fees and expenses incurred by the Trustee and the Portfolio Manager in connection with such sale of Collateral Debt Securities), to redeem the Class A Notes, the Class B Notes, the Class C Notes and the Class
          D Notes, as applicable, on the scheduled Redemption Date at the applicable Redemption Prices, to pay any accrued and unpaid amounts under the Interest Rate Hedge Agreements payable by the Issuer in accordance with the Priority of Payments, together with all accrued interest to the date of redemption and other amounts payable thereon to the date of redemption (the aggregate amount required to make all such payments and to effect such redemption, the "Total Redemption
          Amount"), or

               (ii) prior to selling any Collateral Debt Securities or Eligible
          Investments in connection with an optional redemption, the Portfolio
          Manager shall certify and furnish evidence (in form and substance satisfactory to the Trustee) to the Trustee and the Rating Agencies
          (which certification and evidence shall include the relevant expected
          Market Values of each applicable Collateral Debt Security and any other information requested by any Rating Agency) that, in the
          Portfolio Manager's reasonable judgment, the expected proceeds from such sale (calculated based on the commitments described in clause (i)
          above) together with any other amounts available or expected to be available to be used for such optional redemption equal or exceed the
          Total Redemption Amount, subject to the requirement that no such evidence may be given more than 15 Business Days prior to the scheduled Redemption Date. Notwithstanding anything to the contrary,

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[**] CONFIDENTIAL TREATMENT REQUESTED

          the Trustee may rely upon such certification as being conclusive as to the facts contained therein, and the Trustee shall have no obligation to evaluate or otherwise determine the sufficiency of any evidence provided pursuant to this subsection.

         (c) Upon the occurrence and during the continuation of a Withholding
Tax Event, the Issuer, at the direction of a Majority of the Controlling Class or the Holders of at least 66-2/3% of the Preference Shares, may on any Payment
Date whether during or after the Non-Call Period redeem in whole but not in part, at the applicable Redemption Prices, the Class A Notes, the Class B Notes,
the Class C Notes and the Class D Notes; provided that the Class A Notes, the
Class B Notes, the Class C Notes and the Class D Notes shall be simultaneously redeemed. Notwithstanding the foregoing, in connection with a Withholding Tax
Event, Holders of 100% of the Aggregate Outstanding Amount of a Class of Notes
may elect (on behalf of the entire Class) to receive less than 100% of the portion of the Redemption Price that would otherwise be payable to the Holders of the Notes of such Class. In such event, the Portfolio Manager will direct the
Trustee to sell the Assets; provided that the balance of Sale Proceeds after such date and all other funds subject to this Indenture in the Collection
Account and the Payment Account will be at least sufficient to redeem in whole but not in part the Class A Notes, the Class B Notes, the Class C Notes and the
Class D Notes simultaneously in accordance with the procedures described in clause (d) below; and provided, further, that such Sale Proceeds are used, to the extent necessary, to make such a redemption.

         A "Withholding Tax Event" shall occur if (i) whether or not as a result of any change in law or interpretations, (A) any obligor is required to deduct or withhold from any payment under any Collateral Debt Security to the Issuer for or on account of any tax for whatever reason, whether or not as a result of any change in law or interpretation, and such obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred, (B) the
Issuer, an Interest Rate Hedge Counterparty or a Synthetic Security Counterparty
is required to deduct or withhold from any payment under an Interest Rate Hedge
Agreement or a Synthetic Security for or on account of any tax and such Interest
Rate Hedge Counterparty or the Synthetic Security Counterparty is not obligated to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of taxes, whether assessed against such obligor or the Issuer) will equal the full amount that the
Issuer would have received had no such deduction or withholding occurred, or the
Issuer is obligated to pay gross-up amounts to an Interest Rate Hedge
Counterparty or a Synthetic Security Counterparty or (C) any net income, profits or similar tax is imposed on the Issuer and (ii) such a tax or taxes amount, in the aggregate, to three percent or more of the aggregate interest payments on all of the Collateral Debt Securities during the related Collection Period. The occurrence of a Withholding Tax Event shall be evidenced to the Trustee by the

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[**] CONFIDENTIAL TREATMENT REQUESTED

delivery of an Issuer Order certifying that a Withholding Tax Event has occurred and describing such event in reasonable detail (on which the Trustee may conclusively rely).

         (d) Installments of interest and principal due on or prior to a
Redemption Date shall continue to be payable to the Holders of such Indenture
Securities as of the relevant Record Dates according to their terms. The election of the Issuer to redeem any Indenture Securities pursuant to this
Section 9.1 shall be evidenced by an Issuer Order from the Portfolio Manager directing the Trustee to make the payment to the Paying Agent of the Redemption
Price of all of the Indenture Securities to be redeemed from funds in the
Payment Account in accordance with the Priority of Payments. The Issuer shall deposit, or cause to be deposited, the funds required for an optional redemption in the Payment Account (including the Sale Proceeds from any sale of Assets pursuant to this Section) on or before the Business Day immediately prior to the
Redemption Date. Indenture Securities called for redemption must be surrendered at the office of any Paying Agent in order to receive the Redemption Price.

         The Issuer shall set the Redemption Date and the applicable Record Date and give notice thereof to the Trustee pursuant to Section 9.2.

         Section 9.2 Notice to Trustee of Redemption.

         In the event of any redemption pursuant to Section 9.1, the Issuer shall, at least 30 days prior to the Redemption Date (unless the Trustee shall agree to a shorter notice period), notify the Trustee, the Preference Share
Paying Agent, the Portfolio Manager and the Rating Agencies of such Redemption
Date, the applicable Record Date, the principal amount of Indenture Securities to be redeemed on such Redemption Date and the Redemption Price of such
Indenture Securities in accordance with Section 9.1.

         Any such notice of an optional redemption may be withdrawn by the
Issuer (i) up to the fourth Business Day prior to the scheduled Redemption Date by written notice to the Trustee, the Preference Share Paying Agent, the
Portfolio Manager and the Rating Agencies only if the Portfolio Manager is unable to deliver the sale agreement or agreements or certifications referred to in Section 9.1(b), as the case may be, in form satisfactory to the Trustee or
(ii) up to the tenth Business Day prior to the scheduled Redemption Date by written notice to the Trustee, the Preference Share Paying Agent, the Portfolio
Manager and the Rating Agencies only if the Issuer receives written direction to withdraw the notice of such redemption from at least the same requisite percentage of Holders of Preference Shares or the Controlling Class (if the
Controlling Class called for such redemption in connection with a Withholding
Tax Event) that originally directed such optional redemption and the Rating
Agency Condition shall be satisfied with respect to such withdrawal.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         Section 9.3 Notice of Redemption or Maturity by the Issuer.

         Notice of redemption pursuant to Section 9.1 or the Maturity of any
Class of Securities shall be given by first class mail, postage prepaid, mailed not less than ten Business Days prior to the applicable Redemption Date or
Maturity, to each Holder of Indenture Securities to be redeemed pursuant to
Section 9.1, at its address in the Indenture Security Register.

         All notices of redemption shall state:

         (a) the applicable Redemption Date;

         (b) the Redemption Price;

         (c) that all the Indenture Securities of the relevant Class are being paid in full, and that interest on such Indenture Securities shall cease to accrue on the Payment Date specified in the notice; and

         (d) the place or places where such Indenture Securities to be redeemed in whole are to be surrendered for payment of the Redemption Price which shall be the office or agency of any Paying Agent as provided in Section 7.2.

         Notice of redemption shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption, or any defect therein, to any Holder of any Indenture
Security selected for redemption shall not impair or affect the validity of the redemption of any other Indenture Securities.

         The Issuer shall have the option to withdraw the notice of redemption up to the fourth Business Day prior to the scheduled Redemption Date by written notice to the Trustee, the Preference Share Paying Agent, the Rating Agencies
and the Portfolio Manager, but only if the Portfolio Manager shall be unable to deliver the sale agreement or agreements or certifications described in Section
9.1(b). The Trustee will cause notice of such withdrawal to be delivered to the
Company Announcements Office of the Irish Stock Exchange prior to the scheduled
Redemption Date and promptly notify the Irish Stock Exchange of any such withdrawal.

         At the cost of the Issuer, the Trustee shall give notice of any withdrawal by overnight courier guaranteeing next day delivery, sent (i) not later than the fourth Business Day prior to the scheduled Redemption Date, to each Holder of Notes to be redeemed at such Holder's address in the Note
Register, and to each Interest Rate Hedge Counterparty or (ii) no later than the tenth Business Day prior to the scheduled Redemption Date if the Issuer receives written direction to withdraw the notice of such redemption from at least the same requisite percentage of the

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[**] CONFIDENTIAL TREATMENT REQUESTED

Controlling Class (if the Controlling Class called for such optional redemption in connection with a Withholding Tax Event) or holders of Preference Shares that originally directed such Optional Redemption and the Rating Agency Condition is satisfied with respect to such withdrawal.

         Section 9.4 Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Indenture
Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after the Redemption
Date (unless the Issuer shall Default in the payment of the Redemption Price and accrued interest) such Indenture Securities shall cease to bear interest (and, in the case of the Class A-R Notes, cease to accrue the Commitment Fee) on the
Redemption Date. Upon final payment on an Indenture Security to be redeemed, the
Holder shall present and surrender such Indenture Security at the place specified in the notice of redemption on or prior to such Redemption Date;
provided that if there is delivered to the Issuer and the Trustee such security or indemnity as may be required by them to save each of them harmless (an unsecured indemnity agreement delivered to the Issuer and the Trustee by an institutional investor with a net worth of at least $200,000,000 being deemed to satisfy such security or indemnity requirement) and an undertaking thereafter to surrender such Indenture Security, then, in the absence of notice to the Issuer and the Trustee that the applicable Indenture Security has been acquired by a
Protected Purchaser, such final payment shall be made without presentation or surrender. Payments of interest on Securities of a Class so to be redeemed whose
Stated Maturity is on or prior to the Redemption Date shall be payable to the
Holders of such Indenture Securities, or one or more predecessor Indenture
Securities, registered as such at the close of business on the relevant Record
Date according to the terms and provisions of Section 2.7(f).

         If any Indenture Security called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof shall, until paid, bear interest from the Redemption Date at the applicable Note Interest Rate for each successive Interest Accrual Period the Note remains Outstanding.

         Section 9.5 Mandatory Redemption.

         (a) On any Payment Date on which a Coverage Test or the Class D
Additional Overcollateralization Test on the immediately preceding Determination
Date, or, after the conclusion of the Reinvestment Period, the Adjusted
Overcollateralization Test, was not met on the immediately preceding
Determination Date, principal payments on the Notes will be made as follows:

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[**] CONFIDENTIAL TREATMENT REQUESTED

          (i) If the Class A/B Interest Coverage Test or the Class A/B
     Overcollateralization Test is not met, Principal Proceeds, net of amounts set forth in clause (A) under Section 11.1(a)(ii), shall be used to redeem, first, Class A Senior Notes, second, when the Class A Senior Notes have been redeemed in full, Class A-M Notes and, third, when the Class A Senior
     Notes and the Class A-M Notes have been redeemed in full, Class B Notes, in each case until each such Coverage Test is satisfied and, to the extent that either of such Coverage Tests is not satisfied following the application of Principal Proceeds, Interest Proceeds, net of amounts set forth in clauses (A) through (H) under Section 11.1(a)(i), shall be used to redeem, first, the Class A Senior Notes, second, when the Class A Senior
     Notes have been redeemed in full, Class A-M Notes and, third, when the
     Class A Senior Notes and the Class A-M Notes have been redeemed in full,
     Class B Notes, in each case until each such Coverage Test is satisfied.

          (ii) If the Class C Interest Coverage Test or the Class C
     Overcollateralization Test is not met, the Principal Proceeds, net of
     amounts set forth in clauses (A) and (B) under Section 11.1(a)(ii), shall be used to redeem, first, Class A Senior Notes, second, when the Class A
     Senior Notes have been redeemed in full, Class A-M Notes, third, when the
     Class A Senior Notes and the Class A-M Notes have been redeemed in full,
     Class B Notes and, fourth, when the Class A Senior Notes, Class A-M Notes and Class B Notes have been redeemed in full, Class C Notes, in each case until such Coverage Test, is satisfied and, to the extent that such
     Coverage Test is not satisfied following the application of Principal
     Proceeds, Interest Proceeds, net of amounts set forth in clauses (A)
     through (J) under Section 11.1(a)(i), shall be used to redeem, first, the
     Class A Senior Notes, second, when the Class A Senior Notes have been redeemed in full, Class A-M Notes, third, when the Class A Senior Notes and the Class A-M Notes have been redeemed in full, the Class B Notes and, fourth, when the Class A Senior Notes, Class A-M Notes and Class B Notes
     have been redeemed in full, Class C Notes, in each case until such Coverage
     Test is satisfied.

          (iii) If the Class D Interest Coverage Test or the Class D
     Overcollateralization Coverage Test or, after the conclusion of the
     Reinvestment Period, the Adjusted Overcollateralization Test, is not met,
     the Principal Proceeds, net of amounts set forth in clauses (A), (B) and
     (C) under Section 11.1(a)(ii), shall be used to redeem, first, Class A
     Senior Notes, second, when the Class A Senior Notes have been redeemed in full, Class A-M Notes, third, when the Class A Senior Notes and the Class
     A-M Notes have been redeemed in full, Class B Notes, fourth, when the Class
     A Senior Notes, Class A-M Notes and Class B Notes have been redeemed in full, Class C Notes and, fifth, when the Class A Senior Notes, Class A-M
     Notes, Class B Notes and Class C Notes have been redeemed in full, Class D
     Notes, in each case until such Coverage Test, is satisfied and, to the extent that such Coverage Test or, after the Reinvestment Period, the
     Adjusted

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[**] CONFIDENTIAL TREATMENT REQUESTED

     Overcollateralization Test is not satisfied following the application of
     Principal Proceeds, Interest Proceeds, net of amounts set forth in clauses
     (A) through (L) under Section 11.1(a)(i), will be used to redeem, first, the Class A Senior Notes, second, when the Class A Senior Notes have been redeemed in full, Class A-M Notes, third, when the Class A Senior Notes and the Class A-M Notes have been redeemed in full, the Class B Notes, fourth, when the Class A Senior Notes, Class A-M Notes and Class B Notes have been redeemed in full, Class C Notes, and, fifth, when the Class A Senior Notes, the Class A-M Notes, the Class B Notes and the Class C Notes have been redeemed in full, Class D Notes, in each case until such Coverage Test or the Adjusted Overcollateralization Test, as applicable, is satisfied.

          (iv) If the Class D Additional Overcollateralization Test was not
     satisfied, Interest Proceeds, net of amounts set forth in clauses (A)
     through (M)(i) under Section 11.1(a)(i) will be used to redeem the Class D
     Notes to the extent Interest Proceeds are available for such purpose or until the Class D Additional Overcollateralization Test is satisfied.

          (v) On any Payment Date occurring on or after the June, 2013 Payment
     Date, in accordance with clause (U) of Section 11.1(a)(i).

         (b) On any date on which the Class A-R Notes are repaid due to mandatory redemption pursuant to clauses (a)(i), (a)(ii), (a)(iii) or (a)(iv) of this Section 9.5, the Class A-R Facility Amount will be permanently reduced on the same date by an amount equal to the sum of such redemptions relating to the
Class A-R Notes.

         Section 9.6 Auction Call Redemption.

         In accordance with the procedures set forth in Schedule 11 (the
"Auction Procedures"), the Trustee shall, at the expense of the Issuer, conduct an auction (the "Auction") of the Collateral Debt Securities if, on or prior to the Payment Date occurring in June, 2013, the Notes have not been redeemed in full. The Auction shall be conducted on a date (the "Auction Date") no later than 10 Business Days prior to (1) the Payment Date occurring in or after June,
2013, and (2) if the Notes are not redeemed in full, each Payment Date thereafter until the Notes have been redeemed in full. Notwithstanding the foregoing, the Trustee shall not conduct an Auction on an Auction Date if an
Auction was conducted on the preceding Auction Date and the Portfolio Manager notifies the Trustee that, due to market conditions, an Auction on such Auction
Date is unlikely to result in the sale of the Collateral Debt Securities for a purchase price (paid in cash) which together with the balance of all Eligible
Investments and cash held by the Issuer (other than Eligible Investments and cash required to be held by the Issuer as security for obligations to any
Interest Rate Hedge Counterparty or with respect to any Synthetic Security) will be at least

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[**] CONFIDENTIAL TREATMENT REQUESTED

equal to the Auction Call Redemption Amount. Any of the Portfolio Manager, the
Preference Shareholders, the Trustee or their respective Affiliates may, but shall not be required to, bid at the Auction. The Issuer shall sell and transfer the Collateral Debt Securities (which may be divided into up to eight Subpools)
to the highest bidder therefor (or to the highest bidder for each Subpool) at the Auction; provided that:

         (a) the Auction has been conducted in accordance with the Auction
Procedures;

         (b) the Trustee has received bids from at least two Qualified Bidders
(including the winning Qualifying Bidder) for (i) the purchase of the Collateral
Debt Securities or (ii) the purchase of each Subpool;

         (c) the Portfolio Manager certifies that the Highest Auction Price would result in Sale Proceeds from the Collateral Debt Securities (or the related Subpools) which, together with the Balance of all Eligible Investments and Cash in the Accounts (other than in any Hedge Counterparty Collateral
Account, any Synthetic Security Counterparty Account and any Synthetic Security
Issuer Account) will be at least equal to the Auction Call Redemption Amount;
and

         (d) the bidder(s) who offered the Highest Auction Price for the
Collateral Debt Securities (or the related Subpools) enter(s) into a written agreement with the Issuer, in a form provided by the Portfolio Manager (which the Issuer shall execute if the conditions set forth in (a) through (c) of this
Section 9.6 are satisfied, which execution shall constitute certification by the
Issuer that such conditions have been satisfied) that obligates the highest bidder (or the highest bidder for each Subpool) to purchase all of the
Collateral Debt Securities (or the relevant Subpool) with the closing of such purchase (and full payment in cash to the Trustee) to occur on or prior to the sixth Business Day following the relevant Auction Date.

provided that all of the conditions set forth in clauses (a) through (d) of this
Section 9.6 have been met, the Issuer shall sell and transfer the Collateral
Debt Securities (or each related Subpool) to the bidder that has offered the
Highest Auction Price (or the highest bidder for each Subpool, as the case may
be) in accordance with and upon completion of the Auction Procedures.
Notwithstanding the foregoing, but subject to the satisfaction of the conditions set forth in clauses (a) through (d) of this Section 9.6, the Portfolio Manager, although it may not have been the highest bidder, will have the option to purchase the Collateral Debt Securities (or any Subpool), on its own behalf or on behalf of an Affiliate or an account or fund advised by the Portfolio Manager or its Affiliate, for a purchase price equal to the highest bid therefor. The
Trustee shall deposit the purchase price for the Collateral Debt Securities in the Collection Accounts and the Notes and, to the extent funds are available therefor, the Preference Shares,

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shall be redeemed on the Payment Date immediately following the relevant Auction
Date (such redemption, an "Auction Call Redemption").

         If any of the foregoing conditions is not met with respect to any
Auction, or if the highest bidder (or the highest bidder for any Subpool) or the
Portfolio Manager, as the case may be, fails to pay the purchase price before the sixth Business Day following the relevant Auction Date, (i) the Auction
Redemption shall not occur on the Payment Date following the relevant Auction
Date, (ii) the Trustee shall give notice of the withdrawal pursuant to Section
9.3, (iii) subject to clause (iv) below, the Trustee shall decline to consummate such sale and shall not solicit any further bids or otherwise negotiate any further sale of Collateral Debt Securities in relation to such Auction and (iv)
unless the Notes are redeemed in full prior to the next succeeding Auction Date, or the Portfolio Manager notifies the Trustee that market conditions are such that the proceeds from such Auction are unlikely to equal the Auction Call
Redemption Amount, the Trustee shall conduct another Auction on the next succeeding Auction Date.

                                   ARTICLE X
                       ACCOUNTS, ACCOUNTINGS AND RELEASES

         Section 10.1 Collection of Money.

         Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this
Indenture, including all payments due on the Pledged Obligations, in accordance with the terms and conditions of such Pledged Obligations. The Trustee shall segregate and hold all such Money and property received by it in trust for the
Holders of the Indenture Securities and shall apply it as provided in this
Indenture. The Accounts established by the Trustee pursuant to this Article X may include any number of sub-accounts deemed necessary by the Trustee for convenience in administering the Accounts.

         Section 10.2 Collection Account.

         (a) The Trustee shall, prior to the Closing Date, establish a single, segregated trust account (which may be a subaccount of the Securities Account)
and which shall be designated as the Collection Account, which shall be held in trust in the name of the Trustee for the benefit of all of the Noteholders, into which the Trustee shall from time to time deposit, in addition to the deposits required pursuant to Section 10.6(d), (i) any Deposit, (ii) funds representing a
Borrowing under the Class A-R Notes, (iii) all Sale Proceeds (unless simultaneously reinvested in Additional Collateral Debt Securities, subject to the Reinvestment Criteria, or in Eligible Investments) and (iv) all Interest
Proceeds and all Principal Proceeds. In addition, the Issuer

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[**] CONFIDENTIAL TREATMENT REQUESTED

may, but under no circumstances shall be required to, deposit from time to time such Monies in the Collection Account as it deems, in its sole discretion, to be advisable. All Monies deposited from time to time in the Collection Account pursuant to this Indenture shall be held by the Trustee as part of the Assets and shall be applied to the purposes herein provided. The Collection Account shall remain at all times with the Trustee or a financial institution having a long-term debt rating at least equal to "Baa2" by Moody's and "BBB" by Standard
& Poor's.

         (b) All Distributions in respect of the Assets, funds representing a
Borrowing under the Class A-R Notes, any net proceeds from the sale or disposition of a Collateral Debt Security and any uninvested amounts received from the issuance of Class A-T Notes issued in a Class A-R Note Exchange received by the Trustee shall be immediately deposited into the Collection
Account. Subject to Section 10.2(d), all such property, together with any securities in which funds included in such property are or will be invested or reinvested during the term of this Indenture, and any income or other gain realized from such investments, shall be held by the Trustee in the Collection
Account as part of the Assets subject to disbursement and withdrawal as provided in this Section 10.2. Subject to Section 10.2(d), by Issuer Order (which may be in the form of standing instructions), the Issuer shall at all times direct the
Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds received into the Collection Account during a Collection Period, and amounts received in prior Collection Periods and retained in the Collection
Account, as so directed in Eligible Investments having Stated Maturities no later than the Business Day immediately preceding the next Payment Date. The
Trustee, within one Business Day after receipt of any Distribution or other proceeds in respect of the Assets which is not Cash, shall so notify the Issuer and the Issuer shall, within five Business Days of receipt of such notice from the Trustee (or such later date, not to exceed ten Business Days, upon certification by the Portfolio Manager to the Trustee that the delay in the sale of such Disposition shall increase the expected proceeds from such sale), sell such Distribution or other proceeds for Cash in an arm's length transaction to a
Person which is not an Affiliate of the Issuer or the Portfolio Manager and
deposit the proceeds thereof in the Collection Account for investment pursuant to this Section 10.2; provided that the Issuer need not sell such Distributions or other proceeds if it delivers an Officer's certificate to the Trustee certifying that such Distributions or other proceeds constitute Collateral Debt
Securities or Eligible Investments.

         (c) If prior to the occurrence of an Event of Default, the Issuer shall not have given any investment directions pursuant to Section 10.2(b), the
Trustee shall seek instructions from the Issuer within three Business Days after transfer of such funds to the Collection Account. If the Trustee does not thereupon receive written instructions from the Issuer within five Business Days after transfer of such funds to the Collection Account, it shall invest and reinvest the funds held in the Collection Account in one or more Eligible
Investments of the type described in paragraph (iii) of the definition of
Eligible Investments maturing no later than the Business Day immediately preceding the next Payment Date. If after the occurrence of an Event of Default,

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[**] CONFIDENTIAL TREATMENT REQUESTED

the Issuer shall not have given investment directions to the Trustee pursuant to
Section 10.2(b) for three consecutive days, the Trustee shall invest and reinvest such Monies as fully as practicable in Eligible Investments maturing not later than the earlier of (i) 30 days after the date of such investment or
(ii) the Business Day immediately preceding the next Payment Date. All interest and other income from such investments shall be deposited in the Collection
Account, any gain realized from such investments shall be credited to the
Collection Account, and any loss resulting from such investments shall be charged to the Collection Account. The Trustee shall not in any way be held liable by reason of any insufficiency of such Collection Account resulting from any loss relating to any such investment.

         (d) During the Reinvestment Period, the Issuer may by Issuer Order in
the form of Exhibit J direct the Trustee to, and upon receipt of such Issuer
Order the Trustee shall, reinvest Sale Proceeds and other principal collections
(as included in the definition of Principal Proceeds) in Additional Collateral
Debt Securities and/or make principal payments on the Class A-R Notes, as permitted under and in accordance with the requirements of Article XII and
Article XIII and such Issuer Order.

         (e) An Authorized Officer of the Issuer shall direct the Trustee in writing to, and upon the receipt of such written instructions the Trustee shall, transfer to the Payment Account, for application pursuant to Section 11.1(a) of the Indenture, in the event such funds are required to be available in the
Collection Account on the Business Day next preceding each Payment Date pursuant to Section 10.2(b) or 10.2(c), on such Business Day, any amounts then held in the Collection Account other than (i) proceeds received after the end of the
Collection Period with respect to such Payment Date and (ii) amounts that the
Issuer is entitled to reinvest on any date during the Reinvestment Period, including the Reinvestment Diversion Amount, and are not necessary to meet payments pursuant to Section 11.l(a)(i)(A) through (E) in accordance with this
Indenture. Additionally, on any Payment Date, if the Adjusted
Overcollateralization Test shall be satisfied as of the related Determination
Date and any Reinvestment Diversion Amount shall remain on deposit in the
Collection Account, the Issuer shall direct the Trustee and upon receipt of such written directions, the Trustee shall withdraw from the Collection Account an amount equal to such Reinvestment Diversion Amount and transfer such amount to the Payment Account for application as Interest Proceeds beginning with the priority of payments specified in clause (R) of Section 11.1(a)(i).

         Section 10.3 Payment Account.

         The Trustee shall, prior to the Closing Date, establish a single, segregated trust account which shall be designated as the Payment Account, which shall be held in trust for the benefit of the Indenture Securityholders and over which the Trustee shall have exclusive control and the sole right of withdrawal.
Any and all funds at any time on deposit in, or otherwise to the credit

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[**] CONFIDENTIAL TREATMENT REQUESTED

of, the Payment Account shall be held in trust by the Trustee for the benefit of the Indenture Securityholders. Except as provided in Sections 11.1 and 11.2, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be (i) to pay the interest on and the principal of the Indenture Securities and make other payments on the
Indenture Securities in accordance with their terms and the provisions of this
Indenture, (ii) upon Issuer Order, to pay other amounts specified therein, and
(iii) otherwise to pay amounts payable pursuant to and in accordance with the terms of this Indenture, each in accordance with the Priority of Payments. The
Trustee agrees to give the Issuer immediate notice if it has knowledge that the
Payment Account or any funds on deposit therein, or otherwise to the credit of the Payment Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Issuer shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with the Priority of Payments. The Payment Account shall remain at all times with the Trustee or a financial institution having a long-term debt rating by Moody's at least equal to "Baa2", "BBB" by Standard & Poor's and (if rated by Fitch) at least "BBB" by Fitch. Amounts in the Payment Account shall not be invested.

         Section 10.4 Reports by Parties.

         The Trustee shall supply, in a timely fashion, to the Issuer and the
Portfolio Manager any information regularly maintained by the Trustee that the
Issuer or the Portfolio Manager may from time to time request in writing with respect to the Pledged Obligations, the Collection Account or the Payment
Account and provide any other information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section
10.5 or to permit the Portfolio Manager to perform its obligations under the
Portfolio Management Agreement. The Trustee shall forward to the Portfolio
Manager copies of notices and other writings received by it from the issuer of any Collateral Debt Security or from any Clearing Agency with respect to any
Collateral Debt Security advising the holders of such security of any rights that the holders might have with respect thereto (including, without limitation, notices of calls and redemptions of securities) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer. Each of the Issuer and Portfolio Manager shall promptly forward to the Trustee any information in their possession or reasonably available to them concerning any of the Pledged Obligations that the Trustee reasonably may request or that reasonably may be necessary to enable the Trustee to prepare any report or perform any duty or function on its part to be performed under the terms of this Indenture.

         Section 10.5 Accountings.

         (a) Monthly. Not later than the tenth Business Day after the tenth day of each month (excluding a month in which a Note Valuation Report is prepared), commencing in July, 2003,

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[**] CONFIDENTIAL TREATMENT REQUESTED

the Issuer shall compile and provide to the Trustee for distribution to the
Rating Agencies, the Portfolio Manager, the Agent, each Interest Rate Hedge
Counterparty and, upon written request therefor in the form of Exhibit I attached hereto certifying that it is an owner of a beneficial interest in any
Global Indenture Security, to any owner of a beneficial interest in any Global
Indenture Security (or its designee) a monthly report (the "Monthly Report"), which shall contain the information and instructions with respect to the Pledged
Obligations included in the Assets, determined as of the tenth day of the month and any other security included in the Assets excluding Eligible Investments, in each case, as set forth in Schedule 8 hereto and such other information as the
Trustee or any owner of a beneficial interest in any Global Indenture Security may reasonably request provided, that such report will not disclose any private or confidential rating assigned by any Rating Agency to any Collateral Debt
Security.

         (b) Payment Date Accounting. For each Payment Date, the Issuer shall render an accounting (the "Note Valuation Report"), determined as of the related
Determination Date, and shall deliver such Note Valuation Report to the Trustee, the Portfolio Manager, the Agent, each Interest Rate Hedge Counterparty, the
Paying Agent in Ireland, any owner of a beneficial interest in any Global
Indenture Security (or its designee) upon written request therefor in the form of Exhibit I attached hereto certifying that it is an owner of a beneficial interest in any Global Security, the Rating Agencies and the Depository (with instructions to forward it to each of its participants who are holders of Notes)
not later than one Business Day preceding the related Payment Date. Upon receipt of each Note Valuation Report, the Trustee, in the name and at the expense of the Issuer, shall notify the Irish Paying Agent of the Aggregate Outstanding
Amount of the Securities of each Class after giving effect to the principal payments, if any, on the next Payment Date. The Note Valuation Report shall have attached to it the Monthly Report for the preceding month and shall contain the following information:

          (i) Principal Proceeds available as of the related Determination Date;

          (ii) Interest Proceeds available as of the related Determination Date;

          (iii) the Aggregate Principal Balance as of the close of business on such Determination Date, after giving effect to (A) Principal Proceeds as of such Determination Date, (B) principal collections received on the
     Collateral Debt Securities during the related Collection Period and any reinvestment of such proceeds in Additional Collateral Debt Securities or
     Eligible Investments during such Collection Period and (C) the release of any Collateral Debt Securities during such Collection Period;

          (iv) the Aggregate Outstanding Amount of the Indenture Securities of
     each Class at the beginning of the Collection Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Indenture
     Securities of such Class, the

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[**] CONFIDENTIAL TREATMENT REQUESTED

     amount of principal payments to be made on the Indenture Securities of each
     Class on the next Payment Date and the Aggregate Outstanding Amount of the
     Indenture Securities of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Securities of such
     Class;

          (v) the Class A Interest Distribution Amount, the Commitment Fee, if
     any, with respect to the Class A-R Notes the Class B Interest Distribution
     Amount, the Class C Interest Distribution Amount and the Class D Interest
     Distribution Amount for such Payment Date;

          (vi) the Administrative Expenses of the Issuer payable on the next
     Payment Date on an itemized basis;

          (vii) for the Collection Account:

               (1) the Balance on deposit in the Collection Account at the end of the related Collection Period;

               (2) the amounts payable from the Collection Account to the
          Payment Account in order to make payments pursuant to clauses (A)
          through (V) of Section 11.1(a)(i) and clauses (A) through (M) of
          Section 11.1(a)(ii) on the next Payment Date (the amounts payable pursuant to such clause to be set forth and identified separately);
          and

               (3) the balance of Principal Proceeds and the balance of Interest
          Proceeds remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date.

          (viii) the items set forth in Section 10.5(a), in each case as of the close of business on the related Determination Date;

          (ix) the balance on deposit in each of the Expense Reserve Account and the Interest Reserve Account at the end of the related Collection Period;

          (x) [Reserved];

          (xi) Hedge Due Amounts pursuant to Section 16.1(b); and

          (xii) without repetition, a worksheet of disbursements on each Payment
     Date under each clause of Section 11.1(a)(i) and Section 11.1(a)(ii) and a corresponding sub-

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[**] CONFIDENTIAL TREATMENT REQUESTED

     total after each disbursement (regardless of whether such disbursement is zero), including the total distribution to the Preference Share Paying
     Agent for payment to the Holders of the Preference Shares on such Payment
     Date.

         The Note Valuation Report shall also contain the following statements prominently placed on the cover page for the report:

               "Instruction to Participant: Please send this to the beneficial owners of the Class A Notes, Class B Notes, Class C Notes and
               Class D Notes

         REMINDER TO OWNERS OF CLASS A NOTES, CLASS B NOTES, CLASS C NOTES AND
CLASS D NOTES:

         Each owner of Class A Notes, Class B Notes, Class C Notes and Class D
Notes must be a qualified institutional buyer as defined in Rule 144A under the
Securities Act of 1933 and a qualified purchaser as defined under the Investment
Company Act of 1940, who can represent as follows:

               (i) it is not a broker-dealer which owns and invests on a
          discretionary basis less than $25 million in securities of unaffiliated issuers;

               (ii) it is not a participant-directed employee plan such as a
          401(k) plan;

               (iii) it is acting for its own account or for the account of another who is a qualified institutional buyer and a qualified purchaser;

               (iv) it is not formed for the purpose of investing in the Class A
          Notes, the Class B Notes, the Class C Notes or the Class D Notes;

               (v) it, and each account for which it holds the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes will hold at least the minimum denomination therefor; and

               (vi) it will provide notice of these transfer restrictions to any transferee from it."

         In addition to the foregoing information, each Note Valuation Report shall include a statement (a "Section 3(c)(7) DTC Notice") to the following effect:

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[**] CONFIDENTIAL TREATMENT REQUESTED

         "The Investment Company Act of 1940, as amended (the "Investment
         Company Act"), requires that each holder of a Restricted Global
         Indenture Security (or any beneficial interest therein) issued by the
         Issuer that is a U.S. Person be (x) a "qualified purchaser" ("Qualified
         Purchaser") as defined in Section 2(a)(51)(A) of the Investment Company
         Act and related rules (y) a company beneficially owned exclusively by one or more Qualified Purchasers. Under the rules, the Issuer or an agent acting on its behalf must have a "reasonable belief" that each holder of its Restricted Global Indenture Securities that is a U.S.
         Person, including transferees, is a Qualified Purchaser or a company each of whose beneficial owners is a Qualified Purchaser. Consequently, each resale of a Restricted Global Indenture Security in the United
         States or to a U.S. Person must be made pursuant to Rule 144A under the
         Securities Act of 1933, as amended (the "Securities Act"), solely to a purchaser that is (I) a "qualified institutional buyer" ("Qualified
         Institutional Buyer") within the meaning of Rule 1 44A and (II) a
         Qualified Purchaser or a company each of whose beneficial owners is a
         Qualified Purchaser. Each purchaser of a Restricted Global Indenture
         Security will be deemed to represent at the time of purchase that: (i)
         the purchaser is (x) a Qualified Institutional Buyer and (y) a
         Qualified Purchaser or a company each of whose beneficial owners is a
         Qualified Purchaser; (ii) the purchaser is not a dealer described in paragraph (a)(1)(ii) of Rule 1 44A unless such purchaser owns and invests on a discretionary basis at least U.S.$25,000,000 in securities of issuers that are not Affiliated persons of the dealer; (iii) the purchaser is not a plan referred to in paragraph (a)(l)(i)(D) or
         (a)(1)(i)(E) of Rule 144A, or a trust fund referred to in paragraph
         (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, unless investment decisions with respect to the plan are made solely by the fiduciary, trustee or sponsor of such plan; (iv) the purchaser, and each account for which it is purchasing, is required to hold and transfer at least the minimum denominations of the Restricted Global
         Indenture Securities specified in this Indenture; and (v) the purchaser will provide written notice of the foregoing, and of any applicable restrictions on transfer, to any transferee.

         The Issuer directs that the recipient of this notice, and any recipient of a copy of this notice, provide a copy to any person having an interest in the Restricted Global Indenture Security as indicated on the books of DTC or on the books of a participant in DTC or on the books of an indirect participant for which such participant in DTC acts as agent.

         The Indenture provides that, if, notwithstanding the restrictions on transfer contained therein, the Issuer determines that any beneficial owner of a Restricted Global Indenture Security (or any interest therein) (A) is a U.S. Person and (B) is not a Qualified Purchaser or a
         company each of whose beneficial owners is a Qualified Purchaser, the
         Issuer may require, by notice to such Holder, that such Holder sell all of its right, title and interest to such Restricted Global Indenture
         Security (or interest therein) to a Person that is both (1)

                                     -191-

[**] CONFIDENTIAL TREATMENT REQUESTED

          a Qualified Institutional Buyer and (2) a Qualified Purchaser or a
          company each of whose beneficial owners is a Qualified Purchaser, with such sale to be effected within 30 days after notice of such sale requirement is given. If such beneficial owner fails to effect the transfer required within such 30-day period, (i) upon written direction from the Issuer, the Trustee shall, and is hereby irrevocably authorized by such beneficial owner to, cause its interest in such Restricted Global Indenture Security to be transferred in a commercially reasonable sale (conducted by the Trustee or an investment banking firm selected by the Trustee in accordance with
          Section 9-610(b) of the UCC as in effect in the State of New York as applied to securities that are sold on a recognized market or that may decline speedily in value) to a Person that certifies to the Trustee and the Issuer, in connection with such transfer, that such Person is
          (1) a Qualified Institutional Buyer and (2) a Qualified Purchaser or a
          company each of whose beneficial owners is a Qualified Purchaser and
          (ii) pending such transfer, no further payments will be made in respect of such Restricted Global Indenture Security held by such beneficial owner and the Restricted Global Indenture Security shall not be deemed to be Outstanding for the purpose of any vote or consent of the Holders. As used in this paragraph, the term "U.S. Person" has the meaning given such terms in Regulation S under the Securities
          Act."

         (c) [Reserved.]

         (d) Payment Date Instructions. Each Note Valuation Report shall contain instructions to the Trustee to transfer funds from the Collection Account to the
Payment Account pursuant to Section 10.2(e) and to withdraw on the related
Payment Date from the Payment Account and pay or transfer the amounts set forth in the Note Valuation Report in the manner specified, and in accordance with the priorities established, in Section 11.1 hereof.

         (e) Redemption Date Instructions. Not less than five Business Days after receiving an Issuer Request requesting information regarding a redemption of the Indenture Securities of a Class as of a proposed Redemption Date set forth in such Issuer Request, the Trustee shall provide the necessary information (to the extent it is available to the Trustee) to the Issuer and the
Issuer, or the Portfolio Manager on behalf of the Issuer, shall compute the following information and provide such information in a statement (the
"Redemption Date Statement") delivered to the Trustee:

               (i) the Aggregate Outstanding Amount of the Indenture Securities
          of the Class or Classes to be redeemed as of such Redemption Date;

               (ii) the amount of accrued interest due on such Indenture
          Securities as of the last day of the Interest Accrual Period immediately preceding such Redemption Date;

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (iii) the Redemption Price; and

               (iv) the amount in the Collection Account, available for
          application to the redemption of such Indenture Securities.

         Section 10.6 Release of Indenture Securities.

         (a) If no Event of Default has occurred and is continuing and subject to Article XII hereof, the Issuer may, by Issuer Order in the form of Exhibit K delivered to the Trustee at least two Business Days prior to the settlement date for any sale of one or more Pledged Obligations certifying that (i) it has sold such Pledged Obligations pursuant to and in compliance with Article XII or (ii)
in the case of a redemption pursuant to Section 9.1 on or after the end of the
Non-Call Period, the proceeds from any such sale of Collateral Debt Securities
(together with other amounts available therefor) shall be sufficient to redeem the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes
pursuant to Section 9.1(a), direct the Trustee to release such Pledged
Obligations and, upon receipt of such Issuer Order, the Trustee shall deliver any such Pledged Obligations, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Pledged Obligations are represented by a Security Entitlement, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as set forth in such Issuer Order; provided that the Trustee may deliver any such Pledged
Obligation in physical form for examination (prior to receipt of the sales proceeds) in accordance with street delivery custom.

         (b) If no Event of Default has occurred and is continuing and subject to Article XII hereof (to the extent applicable), the Issuer may, by Issuer
Order in the form of Exhibit K, delivered to the Trustee at least two Business
Days prior to the date set for redemption or payment in full of a Pledged
Obligation, certifying that such security is being redeemed or paid in full, direct the Trustee, or at the Trustee's instructions, the Custodial Securities
Intermediary, to deliver such Asset, if in physical form, duly endorsed, or, if such Asset is a Clearing Corporation Security, to cause it to be presented, to the appropriate paying agent therefor on or before the date set for redemption or payment, in each case against receipt of the redemption price or payment in full thereof.

         (c) If no Event of Default has occurred and is continuing and subject to Article XII hereof (to the extent applicable), the Issuer may, by Issuer
Order in the form of Exhibit K, delivered to the Trustee at least two Business
Days prior to the date set for an exchange, tender or sale, certifying that a
Collateral Debt Security is subject to an Offer and setting forth in reasonable detail the procedure for response to such Offer, direct the Trustee or, at the
Trustee's instructions, the Custodial Securities Intermediary, to deliver such security, if in physical form,

                                     -193-

[**] CONFIDENTIAL TREATMENT REQUESTED

duly endorsed, or, if such security is a Clearing Corporation Security, to cause it to be delivered, in accordance with such Issuer Order, in each case against receipt of payment therefor.

         (d) The Trustee shall deposit any proceeds received by it from the disposition of a Pledged Obligation in the Collection Account, unless simultaneously applied to the purchase of Additional Collateral Debt Securities or Eligible Investments or payment of principal of the Class A Notes as permitted under and in accordance with requirements of Article XI, Article XII and this Article X. Neither the Trustee nor the Custodial Securities
Intermediary shall be responsible for any loss resulting from delivery or transfer of any security prior to receipt of payment in accordance herewith.

         (e) The Trustee shall, upon receipt of an Issuer Order at such time as there are no Indenture Securities Outstanding and all obligations of the Issuer hereunder have been satisfied, release the Assets from the lien of this
Indenture.

         Section 10.7 Reports by Independent Accountants.

         (a) On or prior to the Closing Date, the Issuer shall appoint a firm of
Independent certified public accountants of recognized national reputation for purposes of preparing and delivering the reports or certificates of such accountants required by this Indenture. Upon any resignation by such firm, the
Issuer shall promptly appoint by Issuer Order delivered to the Trustee and the
Rating Agencies a successor thereto that shall also be a firm of Independent certified public accountants of recognized national reputation. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly appoint a successor firm of Independent certified public accountants of recognized national reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer, and any fees not so paid by the Issuer shall be paid by the Trustee on behalf of the Issuer, subject to the Trustee's right of reimbursement therefor pursuant to
Section 6.7 hereof and subject to the provisions of clause (iv) of Section
6.1(c) (and provided that, for purposes hereof, payment of such accountant's fees by the Trustee in the event of a failure by the Issuer to pay the same shall not be considered an ordinary service by the Trustee).

         (b) On or before two Business Days prior to each Payment Date, the
Issuer shall cause to be delivered to the Trustee and the Rating Agencies a statement from the firm of Independent certified public accountants appointed from time to time pursuant to paragraph (a) above indicating (i) that such firm has reviewed the Note Valuation Report and

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[**] CONFIDENTIAL TREATMENT REQUESTED

Redemption Date Statement(s) delivered as of the immediately preceding
Determination Date and applicable information from the Trustee, (ii) that the calculations within that Note Valuation Report and Redemption Date Statement(s)
have been performed in accordance with the applicable provisions of this
Indenture, (iii) the Aggregate Principal Balance of the Collateral Debt
Securities securing the Notes as of the immediately preceding Determination Date and (iv) if an Interest Rate Hedge Counterparty is downgraded below the Moody's
Collateral Posting Threshold Rating, a review of any collateral posted; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section
10.7, the determination by such firm of Independent public accountants shall be conclusive.

         (c) Any statement delivered to the Trustee pursuant to clause (b) above shall be delivered by the Trustee to any Indenture Securityholder upon written request therefor certifying that it is an Indenture Securityholder.

         Section 10.8 Reports to the Rating Agencies.

         (a) In addition to the information and reports specifically required to be provided to the Rating Agencies pursuant to the terms of this Indenture, the
Issuer shall provide the Rating Agencies with all information or reports delivered to the Trustee hereunder, and such additional information as any
Rating Agency may from time to time reasonably request and the Issuer determines in its sole discretion may be obtained and provided without unreasonable burden or expense. The Issuer shall promptly notify the Trustee if any Rating Agency rating of any of the Notes has been, or it is known by the Issuer that such rating will be, changed or withdrawn. Upon receipt of such notice, the Trustee, in the name and at the expense of the Issuer, shall notify the Irish Paying
Agent of any reduction or withdrawal in the rating of any Notes listed on the
Irish Stock Exchange.

         (b) All reports to be sent to the Rating Agencies shall be reviewed prior to such transmission by the Portfolio Manager.

         (c) The Portfolio Manager shall provide Fitch with a report listing the current portfolio of all Collateral Debt Securities, in electronic, and modifiable form with the fields listed in Schedule 10.D, no later than the fifteenth day of each month.

         (d) For all Collateral Debt Securities which are not rated by Fitch, the Portfolio Manager shall provide Fitch with the following:

               (i) Within 30 days after the Closing Date (and within 10 days of purchase for all such subsequently purchased Collateral Debt
          Securities), the offering memorandums and the most recent remittance reports for such Collateral Debt Securities held by the Issuer as of the Closing Date; and.

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (ii) Ongoing remittance reports for such Collateral Debt
          Securities within 10 days of receipt by the Portfolio Manager of the remittance report.

         (e) The information referenced above in clauses (c) and (d) of this
Section 10.8 should be sent via e-mail to reporting.abscdo@fitchratings.com or by courier to FitchRatings, One State Street Plaza, New York, New York 10004,
Attention: Credit Products Surveillance - Additional Reporting.

         Section 10.9 U.S. Federal Income Tax Reporting.

         (a) The Issuer shall provide information necessary for the Issuer's equityholders (including any Holders of Indenture Securities treated as equity for tax purposes hereunder) to make an election to treat the Issuer as a
Qualified Electing Fund under Section 1295 of the Code, and for the Issuer's equityholders to file returns consistent with such election as set forth in
Section 2.12(d).

         (b) Notwithstanding the foregoing, the Issuer may engage the accountants appointed pursuant to Section 10.7 to perform its obligations under this Section 10.9.

         Section 10.10 The Expense Reserve Account, the Interest Reserve Account
and the Closing Date Expense Account.

         (a) The Trustee shall, prior to the Closing Date, establish and maintain a segregated trust account which shall be designated as the Expense
Reserve Account, which account shall be used, from time to time, for the payment of expenses, including Administrative Expenses, of the Issuer that become due between Payment Dates. In addition, the Trustee shall, on or prior to the
Closing Date, establish and maintain (i) (until all amounts are disbursed therefrom) a segregated trust account which shall be designated as the Closing
Date Expense Account into which the amount specified in Section 3.2(e) shall be deposited and which shall be used for the payment of expenses accrued as of the
Closing Date pursuant to Reimbursement Directions delivered to the Trustee at any time prior to the date specified in clause (i) of paragraph (c) below and
(ii) a segregated trust account which shall be designated as the Interest
Reserve Account, which account shall be used, from time to time, for the payment of interest on the Notes to the extent of shortfalls in the amount of Interest
Proceeds available to pay such interest on any Payment Date or the Accelerated
Maturity Date. The Issuer hereby confirms that the amount of such deposit into the Closing Date Expense Account is sufficient to pay any outstanding initial fees and expenses of the Issuer related to the offering of the Indenture
Securities that were not paid on the Closing Date. On the Closing Date, the
Trustee shall deposit into the Expense Reserve Account, from gross proceeds of the offering of the Indenture Securities received by the Trustee from the Issuer pursuant to Section 3.2(e), the amount set forth in such Section.

                                     -196-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (b) The Issuer or the Portfolio Manager on behalf of the Issuer shall from time to time direct the Trustee in writing to release funds in the Expense
Reserve Account for payment of certain Administrative Expenses; provided that
(i) the Trustee shall be entitled to delay any such release until the next
Payment Date, (ii) any disbursement from the Expense Reserve Account shall be subject to the priority set forth in the definition of Administrative Expenses and (iii) subject to availability of amounts after giving effect to amounts owing as Administrative Expenses prior to Administrative Expenses payable to the
Trustee or the Collateral Administrator, the Trustee shall be entitled to release and pay any Administrative Expenses owing to the Trustee or the
Collateral Administrator at any time or times without written direction from the
Issuer or the Portfolio Manager. The Trustee shall remit such funds to the appropriate parties, as so directed. The Issuer or the Portfolio Manager on behalf of the Issuer shall from time to time direct the Trustee in writing to withdraw funds from the Interest Reserve Account for payment of interest on the
Notes to the extent that Interest Proceeds available to pay such interest on such Payment Date are insufficient to make such interest payments. The amount withdrawn from the Interest Reserve Account on any Payment Date shall be applied by the Issuer first to any unpaid Class A Interest Distribution Amount for such
Payment Date and then to any unpaid Class B Interest Distribution Amount for such Payment Date and then to any unpaid Class C Interest Distribution Amount and then to any unpaid Class D Interest Distribution Amount in accordance with the Priority of Payments.

         (c) Amounts held in the Closing Date Expense Account from time to time may be invested pursuant to written instructions from the Issuer in Eligible
Investments and any investment earnings therefrom shall be credited to (any losses therefrom shall be debited to) the Closing Date Expense Account. On the earlier of (i) the date which is 60 days after the Closing Date and (ii) the date all Closing Date expenses are paid, the Trustee shall deposit all funds remaining in the Closing Date Expense Account into the Collection Account and such deposited funds shall be deemed to be Principal Proceeds.

         (d) On each Payment Date, the Trustee shall deposit into the Expense
Reserve Account from Interest Proceeds and Principal Proceeds, as applicable, in accordance with the Priority of Payments an amount equal to the excess of the
Expense Reserve Account Required Amount over the amount on deposit in the
Expense Reserve Account on such date (after giving effect to all withdrawals therefrom). On each Payment Date, the Trustee shall deposit into the Interest
Reserve Account from Interest Proceeds in accordance with the Priority of
Payments an amount equal to the excess of the Interest Reserve Account Deposit over the amount on deposit in the Interest Reserve Account on such date (after giving effect to all withdrawals therefrom).

         (e) On any Payment Date, the Trustee, as directed in writing by the
Portfolio Manager, may withdraw from the Expense Reserve Account and deposit into the Collection Account (x) the amount (if any) by which (i) the balance in the Expense Reserve Account as of

                                     -197-

[**] CONFIDENTIAL TREATMENT REQUESTED

such date (after giving effect to all withdrawals therefrom for such Payment
Date) exceeds (ii) the Expense Reserve Account Required Amount. Such deposited funds shall be deemed to be Interest Proceeds. On any Payment Date, the Trustee,
if evidenced by the certificate of the Portfolio Manager specifying the Interest
Reserve Account Deposit for such Payment Date, shall withdraw from the Interest
Reserve Account and deposit into the Payment Account (x) the amount (if any) by which (i) the balance in the Interest Reserve Account as of such date (after giving effect to all withdrawals therefrom for such Payment Date) exceeds (ii)
the Interest Reserve Account Deposit. Such deposited funds shall be deemed to be
Interest Proceeds.

         Section 10.11 Subaccounts. The accounts established by the Trustee pursuant to this Indenture may include any number of sub-accounts for the convenience of the Trustee or as requested by the Portfolio Manager for convenience in administering the accounts.

                                   ARTICLE XI
                              APPLICATION OF MONIES

         Section 11.1 Disbursements of Monies from Payment Account.

         (a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and Section 13.1, on each Payment
Date, the Trustee shall disburse amounts transferred to the Payment Account from the Collection Account pursuant to Section 10.2 and, solely in the case of
Clause (i)(B), amounts from the Expense Reserve Account as follows and for application by the Trustee in accordance with the following priorities (the
"Priority of Payments"):

          (i) On each Payment Date, Interest Proceeds as of the related
     Determination Date and, solely in the case of Clause (i)(B), amounts from the Expense Reserve Account, shall be applied as follows in the following order of priority:

               (A) to the payment of Administrative Expenses relating to taxes, filing fees and registration fees (including, without limitation, annual return fees payable to the Cayman Islands government), if any, owed by the Issuer, as certified by an Authorized Officer of the
          Issuer to the Trustee;

               (B) to the payment of the accrued and unpaid Administrative
          Expenses not otherwise described in clause (A) above (in the order of priority set forth in the definition of Administrative Expenses) then due and payable on such Payment Date (including any accrued but unpaid
          Administrative Expenses from prior Payment Dates); provided, that payment pursuant to this clause (B) shall be made only from any funds in the Expense Reserve Account;

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[**] CONFIDENTIAL TREATMENT REQUESTED

               (C) to the deposit into the Expense Reserve Account of an amount equal to the excess, if any, of (i) the Expense Reserve Account
          Required Amount over (ii) the amount on deposit in the Expense Reserve
          Account on such Payment Date (after giving effect to any withdrawals therefrom pursuant to clause (B));

               (D) to the payment of amounts due from the Issuer to an Interest
          Rate Hedge Counterparty (the "Hedge Due Amounts") (excluding termination payments) under any Interest Rate Hedge Agreement;

               (E) to the payment of the Primary Management Fee to the Portfolio
          Manager (including any accrued but unpaid Primary Management Fee from any prior Payment Date) and to the payment of the Primary Services Fee to ACA Services (including any accrued but unpaid Primary Services Fee from any prior Payment Date), on a pro rata basis;

               (F) to the payment of termination payments (and any accrued interest thereon), including termination payments for "Illegality"
          where the Interest Rate Hedge Counterparty is the sole "Affected
          Party" (as defined in the Interest Rate Hedge Agreement), payable by the Issuer under any Interest Rate Hedge Agreement, other than amounts payable by reason of an event of default or termination event as to which the Interest Rate Hedge Counterparty thereto is the "Defaulting
          Party" (as defined in the Interest Rate Hedge Agreement) or the sole
          "Affected Party" (other than with respect to "Illegality");

               (G) (i) first, to the payment of the Class A-T Interest
          Distribution Amount, the Class A-R Interest Distribution Amount and
          accrued and unpaid Commitment Fee, if any, on a pro rata basis and
          (ii) second, to the payment of the Class A-M Interest Distribution
          Amount;

               (H) to the payment of the Class B Interest Distribution Amount;

               (I) after giving effect to the application of Principal Proceeds and the application pursuant to clause (H) above on such Payment Date, if the Class A/B Overcollateralization Test or the Class A/B Interest
          Coverage Test is not satisfied on the related Determination Date, to redeem, first, the Class A Senior Notes, in whole or in part, until the Class A Senior Notes are redeemed in full, second, to redeem the
          Class A-M Notes, in whole or in part until the Class A-M Notes are redeemed in full and, third, to redeem the Class B Notes, in whole or in part, in each case to the extent necessary to cause the Class A/B
          Overcollateralization Test or the Class A/B Interest Coverage Test, as
          applicable, to be met as of the

                                     -199-

[**] CONFIDENTIAL TREATMENT REQUESTED

          related Determination Date after giving effect to any payments to be made pursuant to this clause (I);

               (J) to the payment of the Class C Interest Distribution Amount;

               (K) after giving effect to the application of Principal Proceeds and the application pursuant to clause (J) above on such Payment Date, if the Class C Overcollateralization Test or the Class C Interest
          Coverage Test is not satisfied on the related Determination Date, to redeem, first, the Class A Senior Notes, in whole or in part, until the Class A Senior Notes are redeemed in full, second, to redeem the
          Class A-M Notes, in whole or in part, until the Class A-M Notes are redeemed in full, third, to redeem the Class B Notes, in whole or in part, until the Class B Notes are redeemed in full and, fourth, to redeem the Class C Notes, in whole or in part, in each case to the extent necessary to cause the Class C Overcollateralization Test, the
          Class C Interest Coverage Test, as applicable, to be met as of the related Determination Date after giving effect to any payments to be made pursuant to this clause (K);

               (L) to the payment of the Class D Interest Distribution Amount;

               (M) in the following order of priority, (i) first, after giving effect to the application of Principal Proceeds and the application pursuant to clause (L) above on such Payment Date, if the Class D
          Overcollateralization Test or the Class D Interest Coverage Test, or,
          after the Reinvestment Period, the Adjusted Overcollateralization
          Test, is not satisfied on the related Determination Date, to redeem, first, the Class A Senior Notes, in whole or in part, until the Class
          A Senior Notes are redeemed in full, second, to redeem the Class A-M
          Notes, in whole or in part, until the Class A-M Notes are redeemed in full, third, to redeem the Class B Notes, until the Class B Notes are redeemed in full, fourth, to redeem the Class C Notes, until the Class
          C Notes are redeemed in full and, fifth, to redeem the Class D Notes in whole or in part, in each case to the extent necessary to cause the
          Class D Overcollateralization Test, the Class D Interest Coverage Test
          or the Adjusted Overcollateralization Test, as applicable, to be met as of the related Determination Date after giving effect to any payments to be made pursuant to this clause (M)(i), then (ii) if the
          Class D Additional Overcollateralization Test is not satisfied on the related Determination Date, to redeem the Class D Notes to the extent necessary to cause the Class D Additional Overcollateralization Test to be met as of the related Determination Date after giving effect to any payments to be made pursuant to this clause (M)(ii);

                                     -200-

[**] CONFIDENTIAL TREATMENT REQUESTED

               (N) to the payment under Interest Rate Hedge Agreements of any termination payments not payable pursuant to clause (F) above;

               (O) first, to the payment (in the following order of priority) of any accrued and unpaid Class A-R Rating Downgrade Amount, Class A-R
          Increased Cost Amount, Class A-R Additional Interest and, then, to the payment of any Administrative Expenses not paid pursuant to clause (B)
          above (in the order of priority set forth in the definition of
          Administrative Expenses);

               (P) to the payment of the Secondary Management Fee to the
          Portfolio Manager, to the payment of the Secondary Services Fee to ACA
          Services, and to the payment of the Deferred Structuring Fee to the
          Structuring Agent, on a pro rata basis;

               (Q) to the payment of any accrued and unpaid Secondary Management
          Fee, Secondary Services Fee or Deferred Structuring Fee (including any such fee accrued and unpaid on prior Payment Dates, together with interest thereon) and any other amounts payable to the Portfolio
          Manager under the Portfolio Management Agreement, ACA Services under the Services Agreement or the Structuring Agent under the Structuring
          Agent Agreement, as the case may be, to the extent not previously paid under clause (P) above;

               (R) first to the deposit into the Interest Reserve Account of an amount equal to the excess, if any, of (x) the Interest Reserve
          Account Deposit over (y) the amount on deposit in the Interest Reserve
          Account, and then second, if there is an Adjusted
          Overcollateralization Amount during the Reinvestment Period on the related Determination Date, to the Collection Account for reinvestment in Additional Collateral Debt Securities, an amount equal to the lesser of (i) any remaining Interest Proceeds and (ii) the Adjusted
          Overcollateralization Amount for such Payment Date, if any (such amount, the "Reinvestment Diversion Amount");

               (S) on any Payment Date occurring after the first Payment Date and prior to the last day of the Reinvestment Period, to the
          Preference Share Paying Agent of an amount for deposit into the
          Preference Shares Payment Account for payment (subject to Section 5.4 of the Preference Share Paying and Transfer Agency Agreement) to the
          Holders of the Preference Shares as a distribution by way of dividends thereon, up to the amount necessary to achieve a Dividend Yield of
          [**] on such Payment Date;

                                     -201-

[**] CONFIDENTIAL TREATMENT REQUESTED

               (T) on any Payment Date occurring after the first Payment Date and prior to the last day of the Reinvestment Period, at the direction of the Portfolio Manager, either (y) to the Collection Account for reinvestment in Additional Collateral Debt Securities or (z) to redeem the Class D Notes until the Class D Notes have been paid in full;

               (U) on any Payment Date occurring on or after the June, 2013
          Payment Date, to the payment of principal of, first, the Class D Notes until such Class has been paid in full, second, the Class C Notes until such Class has been paid in full, third, the Class B Notes until such Class has been paid in full, fourth, the Class A-M Notes until such Class has been paid in full, and, fifth, the Class A Senior Notes until such Class has been paid in full; and

               (V) any remaining Interest Proceeds, to the payment to the
          Preference Share Paying Agent of an amount for deposit into the
          Preference Shares Payment Account for payment (subject to Section 5.4 of the Preference Share Paying and Transfer Agency Agreement) to the
          Preference Shareholder as a distribution by way of dividends thereon or upon redemption of the Preference Shares as provided in the
          Preference Share Documents.

          (ii) On each Payment Date, Principal Proceeds as of the preceding
     Determination Date shall be applied as follows in the following order of priority:

               (A) to pay in the following order of priority the amounts
          referred to in clauses (A), (C), (D), (E), (F), (G) and (H) of Section
          11.1(a)(i) above, but only to the extent not paid in full thereunder;

               (B) if the Class A/B Overcollateralization Test or the Class A/B
          Interest Coverage Test is not satisfied, after giving effect to the distributions provided for under clause (A) above, on the related
          Determination Date to redeem, first, Class A Senior Notes, in whole or in part, until the Class A Senior Notes are redeemed in full, second,
          Class A-M Notes, in whole or in part until the Class A-M Notes are redeemed in full and, third, to redeem the Class B Notes, in whole or in part, in each case to the extent necessary to cause the Class A/B
          Overcollateralization Test or the Class A/B Interest Coverage Test, as
          applicable, to be met as of the related Determination Date after giving effect to any payments to be made pursuant to this clause (B);

               (C) if the Class C Interest Coverage Test or the Class C
          Overcollateralization Test is not satisfied on the related
          Determination Date and if

                                     -202-

[**] CONFIDENTIAL TREATMENT REQUESTED

          distributions as provided under clause (B) above are insufficient to cause such test to be satisfied, to redeem, first, Class A Senior
          Notes, in whole or in part, until the Class A Senior Notes are redeemed in full, second, Class A-M Notes, in whole or in part until the Class A-M Notes are redeemed in full, third, Class B Notes, in whole or in part, until the Class B Notes are redeemed in full, fourth, to pay any Class C Interest Distribution Amount Shortfall and,
          fifth, to redeem the Class C Notes, in whole or in part, in each case to the extent necessary to cause the Class C Interest Coverage Test or the Class C Overcollateralization Test to be met as of the related
          Determination Date after giving effect to any payments to be made pursuant to this clause (C);

               (D) if the Class D Interest Coverage Test or the Class D
          Overcollateralization Test is not satisfied on the related
          Determination Date and if distributions as provided under clauses (B)
          and (C) above are insufficient to cause such tests to be satisfied, to redeem, first, Class A Senior Notes, in whole or in part, until the
          Class A Senior Notes are redeemed in full, second, Class A-M Notes, in whole or in part, until the Class A-M Notes are redeemed in full
          (including any Class A-M Interest Distribution Amount Shortfall),
          third, Class B Notes, in whole or in part, until the Class B Notes are redeemed in full, fourth, to pay any Class C Interest Distribution
          Amount Shortfall and then to redeem the Class C Notes, in whole or in part, until the Class C Notes are redeemed and, fifth, to pay any
          Class D Interest Distribution Amount Shortfall and then to redeem the
          Class D Notes, in whole or in part, in each case to the extent necessary to cause the Class D Interest Coverage Test or the Class D
          Overcollateralization Test to be met as of the related Determination
          Date after giving effect to any payments to be made pursuant to this clause (D);

               (E) (1) during the Non-Call Period, (a) at the option of the
          Portfolio Manager and subject to the Reinvestment Criteria, to invest in Eligible Investments and/or except for the last day of the Non-Call
          Period, purchase Additional Collateral Debt Securities, (b) at the option of the Portfolio Manager, to effect a Prepayment of the Class
          A-R Notes and/or (c) subject to Section 9.1(c), to effect an optional redemption arising from the occurrence of a Withholding Tax Event and
          (2) after the Non-Call Period, subject to Section 9.1, to effect an optional redemption;

               (F) after the Reinvestment Period, to pay principal of (a) first,
          Class A Senior Notes until the Class A Senior Notes have been paid in full and (b) second, to pay principal of Class A-M Notes until the
          Class A-M Notes have been paid in full;

                                     -203-

[**] CONFIDENTIAL TREATMENT REQUESTED

               (G) after the Reinvestment Period, to pay principal of Class B
          Notes, until the Class B Notes have been paid in full;

               (H) after the Reinvestment Period, to pay principal of Class C
          Notes, including any Class C Interest Distribution Amount Shortfall,
          until the Class C Notes have been paid in full;

               (I) after the Reinvestment Period, to pay principal of Class D
          Notes, including any Class D Interest Distribution Amount Shortfall,
          until the Class D Notes have been paid in full;

               (J) to the payment of any accrued and unpaid Administrative
          Expenses of the Trustee, the Preference Share Paying Agent, the
          Collateral Administrator and the Portfolio Manager (in the order of priority set forth in the definition of Administrative Expenses), but only to the extent not previously paid in full after the application on such Payment Date provided for under Section 11.1(a)(i)(B) and (O);

               (K) first, to the payment of any termination payments referred to in clause (N) of Section 11.1(a)(i), but only to the extent not paid in full thereunder and, second, to the payment of any accrued and unpaid Class A-R Increased Cost Amount, Class A-R Additional Interest
          and Class A-R Rating Downgrade Amount, but, in each case, only to the extent not paid in full after the application on such Payment Date provided for under clause (O) of Section 11.1(a)(i) above;

               (L) to pay any accrued but unpaid Secondary Management Fee,
          Secondary Services Fee and Deferred Structuring Fee, but only to the extent not paid in full after the application on such Payment Date provided for under clause (Q) of Section 11.1(a)(i) above; and

               (M) any remaining Principal Proceeds, to the payment to the
          Preference Share Paying Agent of an amount for deposit in the
          Preference Shares Payment Account for payment (subject to Section 5.4 of the Preference Share Paying and Transfer Agency Agreement) to the
          Holders of the Preference Shares as a distribution by way of dividends thereon or upon redemption of the Preference Shares as provided in the
          Preference Share Documents.

          (iii) On the earlier of the Payment Date occurring after the redemption of all Notes and the Payment Date in June, 2038, the Trustee
     shall pay the net proceeds from the liquidation of the Assets and all available Cash after the payment of all payments due

                                     -204-

[**] CONFIDENTIAL TREATMENT REQUESTED

     pursuant to clauses (A) through (M) in Section 11(a)(ii) above to the
     Preference Share Paying Agent for deposit into the Preference Share Payment
     Account for payment (subject to Section 5.4 of the Preference Share Paying and Transfer Agency Agreement) to the Holders of the Preference Shares as a
     distribution by way of redemption thereof, whereupon all of the Preference
     Shares will be cancelled. The Issuer shall, for the avoidance of doubt, be entitled to retain for its own account, U.S.$2,000 of proceeds from the issuance of the Ordinary Shares and from the Initial Transaction Fee, together in each case, with interest accrued thereon in the bank account in which such monies are held.

         (b) Intentionally Omitted.

         (c) Not later than 11:00 a.m., New York time, on or before the Business
Day prior to each Payment Date, the Issuer shall, pursuant to Section 10.2(e), remit or cause to be remitted to the Trustee for deposit in the Payment Account amounts available to pay the amounts described in Section 11.1(a) as payable on such Payment Date. Not later than 12:00 p.m., New York time, on or before the
Business Day prior to each Class A-R Interest Payment Date which is not a
Payment Date, the Issuer shall, pursuant to Section 10.2(e), remit or cause to be remitted to the Trustee for deposit in the Payment Account an amount of Cash sufficient to pay the amounts described in Section 11.1(b) required to be paid on such Class A-R Interest Payment Date.

         (d) If on any Payment Date the amount available in the Payment Account from amounts received in the related Collection Period is insufficient to make the full amount of the disbursements required by the statements furnished by the
Issuer pursuant to Section 10.5(b), the Trustee shall make the disbursements called for in the order and according to the priority set forth under Section
11.1(a) above, subject to Section 13.1, to the extent funds are available therefor.

         (e) In connection with the application of funds to pay Administrative
Expenses of the Issuer, in accordance with clauses (B), (E), (O) and (T) of
Section 11.1(a)(i) and clause (A), (J) and (L) of Section 11.1(a)(ii), the
Issuer shall remit or cause to be remitted to the Trustee such funds, to the extent available, as directed by the Issuer to the Trustee in the applicable
Note Valuation Report delivered pursuant to Section 10.5(b) or otherwise set forth in the written instructions delivered to the Trustee by the Issuer no later than the Business Day prior to the applicable Payment Date. Expenses of the Issuer that become due between Payment Dates may be paid from amounts on deposit in the Expense Reserve Account as provided in Section 10.10(c).

         (f) Notwithstanding any other provision of this Section 11.1, the
Portfolio Manager may in its sole discretion three Business Days prior to any
Payment Date direct the Issuer and the Trustee to pay all or a portion of the
Management Fees payable to it on such Payment Date to the

                                     -205-

[**] CONFIDENTIAL TREATMENT REQUESTED

Preference Share Paying Agent for payment of dividends on the Preference Shares.
Any such payment to the Preference Share Paying Agent shall be made at the same priority as such Management Fees so waived and shall not be available for any other purpose. Any Management Fees so paid to the Preference Share Paying Agent shall be deemed paid in full upon application as described above.
Notwithstanding any other provision of this Section 11.1, ACA Services may in its sole discretion three Business Days prior to any Payment Date direct the
Issuer and the Trustee to pay all or a portion of the Services Fees payable to it on such Payment Date to the Preference Share Paying Agent for payment of dividends on the Preference Shares. Any such payment to the Preference Share
Paying Agent shall be made at the same priority as such Services Fees so waived and shall not be available for any other purpose. Any Services Fees so paid to the Preference Share Paying Agent shall be deemed paid in full upon application as described above.

         (g) The proceeds of any liquidation of Assets pursuant to Section
5.5(a) shall be distributed by the Trustee in accordance with the Priority of
Payments on the Accelerated Maturity Date without regard to any limitation on distributions during the Reinvestment Period. If a redemption occurs on any
Payment Date during the Reinvestment Period due to the occurrence of a
Withholding Tax Event, distributions shall be made by the Trustee in accordance with the Priority of Payments without regard to any limitation on distributions during the Reinvestment Period.

         Section 11.2 Trust Account.

         All Monies held by, or deposited with the Trustee in the Collection
Account or the Payment Account pursuant to the provisions of this Indenture, and not invested in Collateral Debt Securities or Eligible Investments as herein provided, shall be deposited in one or more trust accounts, maintained at the
Corporate Trust Office or at a financial institution whose long-term rating is at least equal to "Baa2" by Moody's, "BBB" by Standard & Poor's and (if rated by
Fitch) "BBB" by Fitch, to be held in trust for the benefit of the Indenture
Securityholders. To the extent Monies deposited in such trust account exceed amounts insured by the Bank Insurance Fund or Savings Association Insurance Fund
administered by the Federal Deposit Insurance Corporation, or any agencies succeeding to the insurance functions thereof, and are not fully collateralized by direct obligations of the United States of America, such excess shall be invested in Eligible Investments.

                                     -206-

[**] CONFIDENTIAL TREATMENT REQUESTED

                                  ARTICLE XII
           SALE OF COLLATERAL DEBT SECURITIES; PURCHASE OF ADDITIONAL
             COLLATERAL DEBT SECURITIES; OPTIONAL PREPAYMENTS OF AND
         BORROWINGS UNDER THE CLASS A-R NOTES; CLASS A-R NOTE EXCHANGES

         Section 12.1 Sales of Collateral Debt Securities.

         (a) If no Event of Default has occurred and is continuing and subject to the satisfaction of the conditions specified in Section 10.6, as applicable, this Section 12.1 and the other Sections of this Article XII, the Issuer may, but is not obligated to, by Issuer Order direct the Trustee to sell, and the
Trustee shall sell in the manner directed by the Portfolio Manager in writing, any Collateral Debt Security and reinvest all Sale Proceeds in one or more
Additional Collateral Debt Securities so long as, (x) the conditions applicable to each sale set forth below has been satisfied and (y) any reinvestment in one or more Additional Collateral Debt Securities is in accordance with the
Reinvestment Criteria.

         (b) The following conditions shall be satisfied, as applicable, with respect to any sale of Collateral Debt Securities:

          (i) any Defaulted Security may be sold at any time; provided that a
     Defaulted Security must be sold within one year after the related
     Collateral Debt Security became a Defaulted Security (or within one year of such later date as such security may first be sold in accordance with its terms);

          (ii) any Equity Security may be sold at any time;

          (iii) any Credit Risk Security may be sold at any time; provided that during the Reinvestment Period, the Portfolio Manager shall use all commercially reasonable efforts to purchase, no later than [**] Business
     Days after the sale of such Credit Risk Security, one or more Additional
     Collateral Debt Securities having an Aggregate Principal Balance not less than the Sales Proceeds from such sale in compliance with the Reinvestment
     Criteria;

          (iv) (a) during the Reinvestment Period, any Credit Improved Security may be sold at any time; provided that the Portfolio Manager shall use all commercially reasonable efforts to purchase, no later than [**] Business
     Days after the sale of any Credit Improved Security, one or more Additional
     Collateral Debt Securities having an Aggregate Principal Balance no less than the Aggregate Principal Balance of such Credit Improved Security in compliance with the Reinvestment Criteria; and (b) after the Reinvestment
     Period, any Credit Improved Security may be sold only if the Sale

                                     -207-

[**] CONFIDENTIAL TREATMENT REQUESTED

     Proceeds from such sale will not be less than the Principal Balance of such
     Credit Improved Security; and

          (v) without limiting the foregoing, any Collateral Debt Security that is not a Defaulted Security, an Equity Security, a Credit Risk Security or
     a Credit Improved Security may be sold at any time during the Reinvestment
     Period (any such sale, a "Discretionary Sale"); provided, (a) the reinvestment of the Sale Proceeds (or the commitment to reinvest the Sale
     Proceeds, which commitment shall be evidenced by a trade confirmation) from such sale shall occur within [**] Business Days of such sale (which shall be the settlement date of such sale) and shall comply with the Reinvestment
     Criteria, and the Class D Overcollateralization Percentage after such reinvestment shall equal or exceed [**] or, as a result of such reinvestment, the Class D Overcollateralization Percentage is maintained or improved from the Class D Overcollateralization Percentage in effect immediately prior to such sale as a result of such reinvestment, (b) the
     Aggregate Principal Balance of all such sales for a given year measured from the Closing Date to but excluding the subsequent anniversary of the
     Closing Date does not exceed [**] of the Net Outstanding Portfolio
     Collateral Balance at the beginning of that year and (c) Moody's has not withdrawn its rating (including any private or confidential rating), if any, of any Class of Notes or reduced any such rating below the rating thereof in effect on the Closing Date by one or more rating subcategories
     (in the case of the Class A Notes and the Class B Notes) or two or more rating subcategories (in the case of the Class C Notes and the Class D
     Notes).

         Any Equity Security received in exchange for a Defaulted Security must be sold within one year after the related Collateral Debt Security became a
Defaulted Security (or within one year of such later date as such security may first be sold in accordance with its terms). Any other Equity Security must be sold within ten Business Days after the Issuer's receipt thereof (or within ten
Business Days of such later date as such security may first be sold in accordance with its terms). Notwithstanding the foregoing, any Equity Security acquired by the Issuer, whether in exchange for a Defaulted Security or otherwise, that is Margin Stock, must be sold within ten Business Days after the
Issuer's receipt thereof (or within ten Business Days of such later date as such security may first be sold in accordance with its terms).

         In the event of an optional redemption of the Notes, the Portfolio
Manager may direct the Trustee to sell Collateral Debt Securities without regard to the foregoing limitations; provided, that the Portfolio Manager has certified to the Trustee in writing that the proceeds therefrom will be at least sufficient to pay certain expenses and other amounts specified in Article IX hereof and redeem in whole but not in part all Notes to be redeemed simultaneously; and provided, further, that such proceeds are used to make such a redemption.

                                     -208-

[**] CONFIDENTIAL TREATMENT REQUESTED

         Section 12.2 Purchases of Additional Collateral Debt Securities.

         During the Reinvestment Period (whether or not the Issuer has a right to request any Borrowing under the Class A-R Notes) (i) collections of Principal
Proceeds, at the option of the Portfolio Manager, and (ii)(A) if the Adjusted
Overcollateralization Test is not satisfied or (B) at the option of the
Portfolio Manager, if the Preference Shares have received a Dividend Yield of
[**] on any Payment Date after the first Payment Date, Interest Proceeds available in accordance with Section 11.1, may be invested or reinvested in
Collateral Debt Securities (such Collateral Debt Securities, "Additional
Collateral Debt Securities"); provided, that immediately after such reinvestment in each Additional Collateral Debt Security, the following criteria (the
"Reinvestment Criteria") are satisfied, it being understood that no such investment or reinvestment in Additional Collateral Debt Securities will occur after the Reinvestment Period:

               (1) each Coverage Test and the Asset Quality Tests must be satisfied prior to and following any reinvestment, except to the extent provided below:

                    (A) if immediately prior to such reinvestment any of the
               Weighted Average Spread Test, the Weighted Average Coupon Test,
               the Minimum Weighted Average Recovery Test or the Weighted
               Average Life Test was not satisfied, then the results of such test must be maintained or improved after giving effect to such reinvestment; provided that, if the ratings on any of the Notes by Moody's, Standard & Poor's or Fitch have been downgraded or withdrawn (and have not been reinstated) or put on watch for downgrade, from those in existence on the Closing Date, the results of the Weighted Average Spread Test, the Weighted Average
               Coupon Test, the Minimum Weighted Average Recovery Test or the
               Weighted Average Life Test, in the case of such test or tests that were not satisfied, must be improved;

                    (B) if immediately prior to such reinvestment either of the
               Diversity Test or the Moody's Average Portfolio Rating Test was
               not satisfied, then the Diversity Score or the weighted average of the Moody's Average Portfolio Rating Test, as applicable, must be maintained or improved after giving effect to such
               reinvestment; provided that, if the ratings on any of the Notes by Moody's have been downgraded or withdrawn (and have not been reinstated) or put on watch for downgrade, from those in
               existence on the Closing Date, the Diversity Score, if the
               Diversity Test was not satisfied, or the weighted average of the
               Moody's Average Portfolio Rating Test, if such test was not satisfied, must be improved;

                                     -209-

[**] CONFIDENTIAL TREATMENT REQUESTED

                    (C) if, immediately prior to such reinvestment any of the
               Fitch Sector Score Test, the Fitch Weighted Average Rating Factor
               Test or the Fitch Minimum Weighted Average Recovery Rate Test was
               not satisfied, then the results of such test must be maintained or improved after giving effect to such reinvestment; and

                    (D) if, with respect to the reinvestment of Sale Proceeds, any Coverage Test was not satisfied immediately prior to such reinvestment, the percentage calculated for each such Coverage
               Test must be maintained or increased as a result of giving effect to such reinvestment; provided that, with respect to the Sale
               Proceeds from the sale of a Defaulted Security or recoveries from a Defaulted Security, if each of the Coverage Tests are satisfied after such sale, the Sale Proceeds from such sale may be
               reinvested in one or more Additional Collateral Debt Securities;

provided that measurements of compliance with clauses (A) through (D) above in connection with the reinvestment of any Sale Proceeds shall be measured prior to giving effect to any sale giving rise to such Sale Proceeds.

               (2) the Standard & Poor's CDO Monitor Test must be satisfied following any reinvestment, except if immediately prior to such reinvestment the Standard & Poor's CDO Monitor Test was not satisfied, the result is closer to compliance and the Issuer shall have promptly delivered to the Trustee and Standard & Poor's an officer's certificate specifying the extent to which the Standard & Poor's CDO
          Monitor Test was not satisfied.

               (3) the limits set forth in clauses (1), (2), (3), (5), (6) and
          (7) of the Eligibility Criteria must be satisfied following any reinvestment;

               (4) the criteria set forth in each other clause of the
          Eligibility Criteria must be satisfied or, if any such Eligibility
          Criteria are not satisfied, the Additional Collateral Debt Securities would not increase the degree of non-compliance with such Eligibility
          Criteria; and

               (5) all of the steps required in order to Grant to the Trustee a first priority perfected security interest in the Additional
          Collateral Debt Securities must have taken place.

                                     -210-

[**] CONFIDENTIAL TREATMENT REQUESTED

         Notwithstanding the foregoing provisions, during the Reinvestment
Period, Cash on deposit in the Collection Account may be invested in Eligible
Investments, pending reinvestment into Additional Collateral Debt Securities.

         If the Issuer has entered into a commitment to acquire a Collateral
Debt Security, then the Issuer need not comply with any of the Reinvestment
Criteria on the date of such acquisition if the Issuer complied with each of the
Reinvestment Criteria on the date on which the Issuer entered into such commitment.

         Notwithstanding the foregoing provisions, if an Event of Default will have occurred and be continuing, no Additional Collateral Debt Security may be acquired unless it was the subject of a commitment entered into by the Issuer prior to the occurrence of such Event of Default and the Reinvestment Criteria were satisfied at the time of such commitment.

         The Portfolio Manager may, with the consent of not less than a majority in number of the outstanding Preference Shares, terminate the Reinvestment
Period early if, in the reasonable business judgment of the Portfolio Manager, the Issuer is unable to reinvest collections of Principal Proceeds, collections of Interest Proceeds available for reinvestment in Additional Collateral Debt
Securities as described in clause (ii) of the first sentence of this Section
12.2, or Sales Proceeds received from the sale of Collateral Debt Securities, in
Additional Collateral Debt Securities meeting the Reinvestment Criteria on terms acceptable to the Portfolio Manager.

         If the short term debt rating of any Conduit Investor or any of its related Alternate Investors is less than "A-1" by Standard & Poor's, the Issuer may not purchase, enter into a commitment to purchase or in any way otherwise obligate itself to purchase any Collateral Debt Security or other Asset, the purchase of which is to be funded, in whole or in part, with the proceeds of a
Borrowing under the Class A-R Note Purchase Agreement, until such proceeds have been received by the Issuer. If the short term debt rating of any Conduit
Investor and its related Alternate Investors is at least "A-1" by Standard &
Poor's, the Issuer may enter into a commitment to purchase or otherwise obligate itself to purchase any Collateral Debt Security or other Asset, the purchase of which is to be funded, in whole or in part, with proceeds of a Borrowing under the Class A-R Note Purchase Agreement prior to the time such proceeds have been received by the Issuer; provided, however, that the Issuer shall be required to receive such proceeds within 7 Business Days after the date the Issuer committed or otherwise obligated itself to make such purchase. No such restrictions on the timing of any Borrowing under the Class A-R Note Purchase Agreement in connection with a commitment to purchase any Collateral Debt Security or other
Asset shall be applicable if a Conduit Investor and its related Alternate
Investors each have a short term debt rating of "A-1+".

                                     -211-

[**] CONFIDENTIAL TREATMENT REQUESTED

         The Issuer shall invest Uninvested Principal Proceeds in the Collateral
Debt Securities listed in Schedule 1 or, if the Portfolio Manager determines that any such investment not completed on the Closing Date cannot be made or should not be made, in other Collateral Debt Securities selected by the
Portfolio Manager.

         Section 12.3 Conditions Applicable to all Transactions Involving Sales
and Purchases.

         (a) Any transaction effected under this Article 12 or under Section
10.2 shall be conducted on an arm's length basis for fair market value and in accordance with the Portfolio Management Agreement. If effected with a Person affiliated with the Portfolio Manager, the Issuer or the Trustee, or any of
their respective Affiliates, such transaction shall be effected in a secondary market transaction on terms as favorable to the Indenture Securityholders as would be the case if such Person were not so affiliated; provided that (1) after the Closing Date, the Portfolio Manager will not direct the Trustee to acquire an obligation to be included as an Asset from the Portfolio Manager or any of its Affiliates as principal or to sell an obligation to the Portfolio Manager or any of its Affiliates as principal unless (a) if such Collateral Debt Security is of a type issued by the related issuer and owned by persons other than the
Issuer, the Portfolio Manager and their respective Affiliates, the purchase price thereof is not greater than the average of the bona fide bids for such
Collateral Debt Security obtained by the Portfolio Manager at the time of such acquisition from any two qualified dealers chosen by the Portfolio Manager or
(b) holders of a Majority of the Controlling Class shall have approved such acquisition, (2) if any disposition of a Collateral Debt Security is made to an
Affiliate of the Issuer or to the Portfolio Manager or any Affiliate of the
Portfolio Manager, then the sale price thereof will in no event be less than (a)
if such Collateral Debt Security is of a type issued by the related issuer and owned by persons other than the Issuer, the Portfolio Manager and their respective Affiliates, an amount equal to the average of the bona fide bids for such Collateral Debt Security obtained by the Portfolio Manager at the time of such disposition from any two qualified dealers chosen by the Portfolio Manager, or (b) if two such bids are not obtained, or if such Collateral Debt Security is not of a type owned by such other persons, an amount equal to the Purchase Price paid by the Issuer therefor, plus any additional advances made by the Issuer in respect thereof, less any repayments of principal made with respect thereto and
(3) the Portfolio Manager will not direct the Trustee to purchase any Collateral
Debt Security for inclusion in the Assets directly from any account or portfolio for which the Portfolio Manager serves as investment advisor, or direct the
Trustee to sell directly any Collateral Debt Security to any account or portfolio for which the Portfolio Manager serves as investment advisor, unless such transactions comply with the Investment Advisers Act of 1940, as amended.
The Trustee will have no responsibility to oversee compliance with the above conditions by the other parties.

         (b) In addition to any certification required pursuant to Section 10.6, upon any sale of a Collateral Debt Security, the Issuer shall certify in an
Officer's certificate (which may be signed

                                     -212-

[**] CONFIDENTIAL TREATMENT REQUESTED

by the Portfolio Manager) that such sale is in compliance with and satisfies the provisions of this Article XII. Upon any purchase pursuant to this Article XII, all of the Issuer's right, title and interest to the Additional Collateral Debt
Security shall be Granted to the Trustee pursuant to this Indenture, and the applicable action under Section 3.3(b) shall be taken. The Trustee shall also receive, not later than the applicable Subsequent Delivery Date, (i) an
Officer's certificate of the Portfolio Manager certifying that such purchase is in compliance with and satisfies the requirements and the provisions of this
Article XII and (ii) an Officer's certificate of the Issuer containing the statements set forth in Section 3.2(d) as of the date of such purchase, in each case as applied to the purchase of the applicable Additional Collateral Debt
Security or Securities. Notwithstanding the foregoing, the delivery to the
Trustee of a trade ticket signed by an Authorized Officer of the Portfolio
Manager shall be deemed the certification of the Portfolio Manager of the statements described in clauses (i) and (ii) of the preceding sentence in lieu of the delivery of the formal Officer's certificates described therein.

         (c) The failure of the Holders of the Class A-R Notes to fund a
Borrowing under (and as defined in) the Class A-R Note Purchase Agreement shall not in itself constitute an Event of Default under the Indenture.

         Section 12.4 Optional Prepayments of and Borrowings under the Class A-R
Notes.

         During the Reinvestment Period, the Issuer (acting at the direction of the Portfolio Manager acting pursuant to the Portfolio Management Agreement) may direct a Prepayment (on any Prepayment Date) on the Class A-R Notes which may be repaid (in whole or in part) pursuant to Section 11.1(a)(ii)(E) from Principal
Proceeds on deposit in the Collection Account; provided that (i) no Event of
Default has occurred and is continuing or would result from such Prepayment and
(ii) such Prepayment will not exceed the aggregate principal amount of all
Borrowings for which Interest Accrual Periods end on such Class A-R Interest
Payment Date.

         Except with respect to any Prepayment of the Class A-R Notes required to be made in accordance with Section 9.5, the aggregate principal amount of any
Prepayment shall be an integral multiple of [**]and at least [**]. The Issuer shall notify the Holders of the Class A-R Notes and the Trustee within three
Business Days after the related Determination Date of a Prepayment on the Class
A-R Notes; provided, however, no Prepayment may be made on any Payment Date if the principal amount of such Prepayment is [**] or more unless the Issuer shall have given the Trustee and the Agent at least 15 days' prior written notice of such Prepayment. Upon any Prepayment of the Class A-R Notes pursuant to Article
XI, the Aggregate Outstanding Amount of the Class A-R Notes shall be reduced and reflected in the Indenture Security Registrar's records.

                                     -213-

[**] CONFIDENTIAL TREATMENT REQUESTED

         Notwithstanding the foregoing, Class A-R Note Exchanges described in
Section 12.5 are not subject to any of the foregoing requirements applicable to
Prepayments.

         (a) On any Business Day during the Reinvestment Period, additional
Borrowings may be borrowed by the Issuer (acting at the direction of the
Portfolio Manager acting pursuant to the Portfolio Management Agreement) under the Class A-R Notes; provided that (i) no Event of Default has occurred or is continuing or would result from such Borrowing, (ii) after giving effect to such
Borrowing, the Coverage Tests will be satisfied on the date of any such
Borrowing (a "Borrowing Date") and (iii) each condition to such Borrowing specified in Section 4.02 of the Class A-R Note Purchase Agreement is satisfied on such Borrowing Date. The Trustee shall be under no duty or obligation to determine or monitor compliance with such conditions. The aggregate principal amount of any Borrowing (except for any Borrowing in an amount equal to the aggregate then unused Class A-R Facility Amount) shall be an integral multiple of [**] and at least [**].

         (b) Notice of a Borrowing shall be given by the Issuer or the Portfolio
Manager on behalf of the Issuer, at least three Business Days prior to the
Borrowing as provided in Section 2.03(d) of the Class A-R Note Purchase
Agreement (and such notice of Borrowing shall be simultaneously given to the
Trustee).

         (c) The Issuer will duly and punctually perform each of its obligations under the Class A-R Note Purchase Agreement.

         (d) The amount of any Borrowing shall be deposited into the Collection
Account for application to purchase Additional Collateral Debt Securities and for other permitted uses described herein. Upon any Borrowing, the Aggregate
Outstanding Amount of the Class A-R Notes shall be increased and reflected in the Indenture Security Registrar's records.

         (e) The Issuer may reduce the Class A-R Facility Amount as provided in the Class A-R Note Purchase Agreement and shall provide written notice of any such reductions to the Trustee and the Rating Agencies.

         (f) The Trustee, in its capacity as Indenture Security Registrar, shall maintain as part of the Indenture Security Register, based solely on information delivered to it under the Class A-R Note Purchase Agreement, including without limitation, Borrowing Requests delivered thereunder, the Commitment applicable to each Class A-R Note, the aggregate principal amount of Class A-R Advances from time to time outstanding in respect of each Class A-R Note and a copy of the Assignment and Assumption Agreement delivered to it by or on behalf of the
Issuer. Other than the maintenance of such records, the Trustee shall have no responsibility for Borrowings and advances with respect to the Class A-R Notes.

                                     -214-

[**] CONFIDENTIAL TREATMENT REQUESTED

         Terms used in this Section 12.4 and not defined herein shall have the meaning set forth in the Class A-R Note Purchase Agreement.

         Section 12.5 Class A-R Note Exchange.

         (a) If any Holder (other than a Conduit Facility Investor) of Class A-R
Notes becomes a Downgraded Class A-R Investor prior to the Class A-R Facility
Termination Time, the Issuer shall use its reasonable efforts to replace such
Holder with another entity that satisfies the Class A-R Holder Rating Criteria pursuant to an assignment agreement in which all of such Holder's rights and obligations with respect to such Class A-R Notes are assigned to the replacement
Holder. If any Downgraded Class A-R Investor is not replaced with another entity that satisfies the Class A-R Holder Rating Criteria, the Downgraded Class A-R
Investor shall be required, subject to the conditions set forth in Section
12.5(d) below, to consummate a Class A-R Note Exchange, pursuant to Sections
12.5(c) and (d) and upon completion thereof, the Commitment of such Downgraded
Class A-R Investor shall terminate.

         (b) If a Holder (or, in the case of any Class A-R Notes held by or for the benefit of a Conduit Investor, any related Alternate Investor) of any Class
A-R Note shall become a Specified Class A-R Investor, such Specified Class A-R
Investor shall be required to consummate a Class A-R Note Exchange.

         (c) Subject to the conditions set forth in Section 12.5(d):

          (i) With respect to each Specified Class A-R Investor that is not a
     Conduit Facility Investor: such Specified Class A-R Investor will be required to exchange the Class A-R Notes held by it for Class A-T Notes in an aggregate principal amount equal to its Exchanged Commitment.

          (ii) With respect to each Specified Class A-R Investor that is an
     Alternate Investor: (i) the Issuer will issue to the relevant Alternate
     Investor and/or, to the extent required under the related Class A-R Note
     Purchase Agreement, its related Conduit Investor, and such Person(s) will be required to purchase Class A-T Note(s) with an aggregate initial
     Aggregate Outstanding Amount equal to the Exchanged Commitment and (ii) the
     Commitments under the related Class A-R Note(s) shall be reduced (with such reduction subject to certain conditions allocated between the Class A-R
     Notes, if more than one is outstanding, in accordance with the related
     Class A-R Note Purchase Agreement), by an aggregate amount equal to the
     Exchanged Commitment plus (x) if the Issuer terminates the Unfunded Portion of the Commitment of such Class A-R Alternate Investor pursuant to clause
     (e) below or (y) such Specified Class A-R Investor is a Non-Renewing
     Alternate Investor, an amount equal to such Unfunded Portion. Concurrent

                                     -215-

[**] CONFIDENTIAL TREATMENT REQUESTED

     with such purchase of Class A-T Notes, the Alternate Investor shall pay to the applicable Conduit Investor such amount, if any, as is specified in the applicable Asset Funding Facility.

         Each Class A-R Note Exchange shall (A) reduce the Specified Commitment of the applicable Specified Class A-R Investor by the amount of the Exchanged
Commitment and thereby (if applicable) reduce the Commitments relating to the applicable Conduit Investor (or its affected Alternate Investors) by the amount of the applicable Exchanged Commitment; (B) reduce the Aggregate Outstanding
Amount of the Class A-R Notes by the Prior Funded Portion and (C) increase the
Aggregate Outstanding Amount of the Class A-T Notes by the Exchanged Commitment.
Such reduction in clause (A) of the immediately preceding sentence will not affect any Commitment relating to any other holder of a Class A-R Note or any other Alternate Investor but will increase the maximum aggregate principal amount of Class A-T Notes and will decrease the maximum aggregate principal amount of revolving Class A-R Notes, in each case by the amount of the applicable Exchanged Commitment (plus, in the case of a Non-Renewing Alternate
Investor, its Unfunded Portion). Such cancellation, issuance and purchase, exchange and termination or reduction will occur concurrently and in the case of a Non-Renewing Alternate Investor, will be required to occur no later than the expiry of the applicable Exchanged Commitment; provided that in the case of the
Holder of the Class A-R Note being a Conduit Facility Investor, the surrender of the Class A-R Notes and re-issuance of the Class A-T Notes reflecting the reductions thereof may occur not later than 30 days after the issuance of the applicable Class A-T Note(s). The purchase price due and payable to the Issuer for the Class A-T Note(s) issued in a Full Class A-R Note Exchange (as to which there was an Unfunded Portion) shall be the amount of the Unfunded Portion. No purchase price shall be due or payable to the Issuer for any Class A-T Notes issued in a Funded Class A-R Note Exchange. Upon payment of the purchase price of such Class A-T Note(s) or issuance of Class A-T Notes in a Funded Class A-R
Note Exchange, the Aggregate Outstanding Amount of such Class A-T Note(s) will be the amount of the applicable Exchanged Commitment (funded and unfunded).

         (d) Each Specified Class A-R Investor's obligation to consummate a
Class A-R Note Exchange shall be subject to the satisfaction of the conditions
(if any) described in Section 2.5(j) hereof. Each Specified Class A-R Investor shall consummate a Full Class A-R Note Exchange, except as follows: (i) in the event that the conditions to a Full Class A-R Note Exchange are not satisfied and are not waived by the applicable Specified Class A-R Investor, such
Specified Class A-R Investor shall consummate a Funded Class A-R Note Exchange, and (ii) in the event that the Issuer (or the Portfolio Manager on its behalf)
determines that it will require only a Funded Class A-R Note Exchange, such
Specified Class A-R Investor shall consummate a Funded Class A-R Note Exchange.

                                     -216-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (e) In connection with a Funded Class A-R Note Exchange with respect to which there is an Unfunded Portion, the Issuer (or the Portfolio Manager on its
behalf) may determine that (i) it wishes to terminate the Unfunded Portion of the Specified Commitment in which case the Commitments shall be reduced by the
Unfunded Portion, or (ii) in the case where the Specified Class A-R Investor is a Conduit Facility Investor, if the conditions to a Full Class A-R Note Exchange are not then satisfied but in the view of the Portfolio Manager may within 90 days (or the period of time agreed to by the Portfolio Manager (on behalf of the
Issuer) and the applicable Alternate Investor) be satisfied, the Unfunded
Portion of the Specified Commitment will be available for a future Class A-R
Note Exchange promptly upon satisfaction of such conditions. If such Unfunded
Portion relates to the Commitment of a Downgraded Alternate Investor, such
Downgraded Alternate Investor shall be required to enter into an Acceptable
Arrangement in an amount equal to the Unfunded Portion until such time as a future Class A-R Note Exchange may be consummated (subject to the limitations specified in the applicable Class A-R Note Purchase Agreement). A Commitment Fee
shall continue to be payable with respect to such Unfunded Portion. If such
Unfunded Portion relates to the Commitment of a Non-Renewing Alternate Investor,
such Unfunded Portion of the Specified Commitment may terminate in accordance with its terms but funds deposited pursuant to the applicable Class A-R Note
Purchase Agreement with the applicable Agent (or such other person specified therein) (such deposit arrangement a "Holdback Account"), in an amount equal to the Unfunded Portion shall be available for a future Class A-R Note Exchange
(subject to the limitations of the applicable Class A-R Note Purchase
Agreement), and the Commitment Fee shall be calculated and payable as if such
Unfunded Portion were available as a Commitment as long as such funds are so available. If the conditions precedent to a Class A-R Note Exchange are not satisfied within the applicable time period, the obligation of a Non-Renewing
Alternate Investor to effect a Class A-R Note Exchange in such amount shall terminate and such funds shall be released to such Non-Renewing Alternate
Investor. For the purposes of any such future Class A-R Note Exchange, such
Unfunded Portion shall be the Exchanged Commitment.

         (f) Subsequent Class A-R Note Exchanges may be effected at the Issuer's request with respect to the Unfunded Portions that were not part of a Funded
Class A-R Note Exchange, subject to the satisfaction of Section 2.5(j).

                                  ARTICLE XIII
                             NOTEHOLDERS' RELATIONS

         Section 13.1 Subordination.

         (a) Anything in this Indenture or the Securities to the contrary notwithstanding, the Issuer and the Holders of the Class A-M Notes, the Class B
Notes, the Class C Notes and the Class D Notes agree for the benefit of the
Holders of the Class A Senior Notes that the Class A-

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[**] CONFIDENTIAL TREATMENT REQUESTED

M Notes, the Class B Notes, the Class C Notes and the Class D Notes and the
Issuer's rights in and to the Assets (the "Subordinate Interests") shall be subordinate and junior to the Class A Senior Notes to the extent and in the manner set forth in this Indenture including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an
Event of Default specified in Section 5.1(f) or (g), the Class A Senior Notes shall be paid in full in Cash or, to the extent a Majority in Aggregate
Outstanding Amount of the Class A Senior Notes consents, other than in Cash, before any further payment or distribution is made on account of the Subordinate
Interests. The Holders of the Class A-M Notes, the Class B Notes, the Class C
Notes and the Class D Notes and the holders of equity in the Issuer agree, for the benefit of the Holders of the Class A Senior Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class A-M Notes, the Class B Notes, the Class C Notes and
the Class D Notes or hereunder until the payment in full of the Class A Senior
Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, have elapsed since such payment.

         (b) Anything in this Indenture or the Securities to the contrary notwithstanding, the Issuer and the Holders of the Class B Notes, the Class C
Notes and the Class D Notes agree for the benefit of the Holders of the Class
A-M Notes that the Class B Notes, the Class C Notes and the Class D Notes and
the Issuer's rights in and to the Assets (also, "Subordinate Interests") shall be subordinate and junior to the Class A-M Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section 11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an
Event of Default specified in Section 5.1(f) or (g), the Class B Notes, the
Class C Notes and the Class D Notes shall be paid in full in Cash or, to the extent a Majority in Aggregate Outstanding Amount of the Class A-M Notes
consents, other than in Cash, before any further payment or distribution is made on account of the Class B Notes, the Class C Notes or the Class D Notes or the
Issuer's rights in and to the Assets. The Holders of the Class B Notes, the
Class C Notes and the Class D Notes and the holders of equity in the Issuer agree, for the benefit of the Holders of the Class A-M Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class B Notes, the Class C Notes and the Class D Notes or
hereunder until the payment in full of the Class A-M Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, have elapsed since such payment.

         (c) Anything in this Indenture or the Securities to the contrary notwithstanding, the Issuer and the Holders of the Class C Notes and the Class D
Notes agree for the benefit of the Holders of the Class B Notes that the Class C
Notes, the Class D Notes and the Issuer's rights in and to the Assets (also,
"Subordinate Interests") shall be subordinate and junior to the Class B Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section

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[**] CONFIDENTIAL TREATMENT REQUESTED

11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or (g), the Class B
Notes shall be paid in full in Cash or, to the extent a Majority in Aggregate
Outstanding Amount of the Class B Notes consents, other than in Cash, before any further payment or distribution is made on account of the Class C Notes, the
Class D Notes or the Issuer's rights in and to the Assets. The Holders of the
Class C Notes, the Class D Notes and the holders of equity in the Issuer agree, for the benefit of the Holders of the Class B Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the Class C Notes and the Class D Notes or hereunder until the payment in full of the Class B Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, have elapsed since such payment.

         (d) Anything in this Indenture or the Securities to the contrary notwithstanding, the Issuer agrees for the benefit of the Holders of the Class D
Notes that the Issuer's rights in and to the Assets (also, "Subordinate
Interests") shall be subordinate and junior to the Class C Notes to the extent and in the manner set forth in this Indenture, including as set forth in Section
11.1(a) and hereinafter provided. If any Event of Default has not been cured or waived and acceleration occurs in accordance with Article 5, including as a result of an Event of Default specified in Section 5.1(f) or (g), the Class D
Notes shall be paid in full in Cash or, to the extent a Majority in Aggregate
Outstanding Amount of the Class D Notes consents, other than in Cash, before any further payment or distribution is made on account of the Issuer's rights in and to the Assets. The holders of equity in the Issuer shall agree, for the benefit of the Holders of the Class D Notes, not to cause the filing of a petition in bankruptcy against the Issuer for failure to pay to them amounts due under the
Preference Share Paying and Transfer Agency Agreement until the payment in full of the Class D Notes and not before one year and one day, or, if longer, the applicable preference period then in effect, have elapsed since such payment.

         (e) In the event that notwithstanding the provisions of this Indenture, any holder of any Subordinate Interests shall have received any payment or distribution in respect of such Subordinate Interests contrary to the provisions of this Indenture, then, unless and until the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, as the case may be, shall have been paid in full in Cash or, to the extent a Majority in Aggregate Outstanding Amount of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, as
the case may be, consent, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of Class A Notes, the Class B Notes, the
Class C Notes or the Class D Notes, as the case may be, in accordance with this
Indenture; provided that, if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including, without limitation, this Section 13.1.

                                     -219-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (f) Each Holder of Subordinate Interests agrees with all Holders of the
Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, as the
case may be, that such Holder of Subordinate Interests shall not demand, accept, or receive any payment or distribution in respect of such Subordinate Interests in violation of the provisions of this Indenture including this Section 13.1;
provided that after the Class A Notes, the Class B Notes, the Class C Notes or
the Class D Notes, as the case may be, have been paid in full, the Holders of
Subordinate Interests shall be fully subrogated to the rights of the Holders of the Class A Notes, the Class B Notes, the Class C Notes or the Class D Notes, as
the case may be. Nothing in this Section 13.1 shall affect the obligation of the
Issuer to pay Holders of Subordinate Interests.

         Section 13.2 Standard of Conduct.

         In exercising any of its or their voting rights, rights to direct and consent or any other rights as an Indenture Securityholder under this Indenture, subject to the terms and conditions of the Indenture, including, without limitation, Section 5.9, an Indenture Securityholder or Indenture
Securityholders shall not have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be taken, without regard to whether such action or inaction benefits or adversely affects any Indenture Securityholder, the Issuer, or any other Person, except for any liability to which such Indenture Securityholder may be subject to the extent the same results from such Securityholder's taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Indenture.

         Section 13.3 Right to List of Holders.

         Any Securityholder shall have the right, upon five Business Days' prior notice to the Trustee to obtain a complete list of Securityholders at such
Securityholder's Expense. As used in this section, "Securityholder" shall be deemed to include any owner of a beneficial interest in any Global Indenture
Security to the extent such owner is known to the Trustee.

                                  ARTICLE XIV
                                  MISCELLANEOUS

         Section 14.1 Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such
Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters

                                     -220-

[**] CONFIDENTIAL TREATMENT REQUESTED

and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer of the Issuer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Portfolio Manager or any other Person, stating that the information with respect to such factual matters is in the possession of the Issuer, the Portfolio Manager or such other Person, unless such Authorized Officer of the Issuer or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any
Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Issuer, stating that the information with respect to such matters is in the possession of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Issuer, then notwithstanding that the satisfaction of such condition is a condition precedent to the Issuer, rights to make such request or direction, the
Trustee shall be protected in acting in accordance with such request or direction if a Trust Officer does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).

         Section 14.2 Acts of Securityholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by
Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the
Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such

                                     -221-

[**] CONFIDENTIAL TREATMENT REQUESTED

instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this
Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 14.2.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.

         (c) The principal amount and registered numbers of Securities held by any Person, and the date of his holding the same, shall be proved by the
Security Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Securities shall bind the Holder
(and any transferee thereof) of such Security and of every Security issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such
Security.

         Section 14.3 Notices, etc.

         Any request, demand, authorization, direction, notice, consent, waiver or Act of Securityholders or other documents provided or permitted by this
Indenture to be made upon, given or furnished to, or filed with:

         (a) the Trustee by any Indenture Securityholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by telecopy in legible form, to the Trustee addressed to it at its Corporate
Trust Office, telecopy No. (312) 904-0524, Attention: CDO Trust Services
Group--ACA ABS 2003-1, Limited, or at any other address previously furnished in writing to the Issuer or Securityholders by the Trustee;

         (b) the Issuer by the Trustee or by any Indenture Securityholder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Issuer addressed to it at c/o Walkers SPV Limited, P.O. Box 908 GT, Walker House,
George Town, Grand Cayman, Cayman Islands, telecopy No. (345) 945-4757,
Attention: The Directors, or at any other address previously furnished in writing to the Trustee by the Issuer;

         (c) the Portfolio Manager by the Issuer, the Trustee or Banc of America
Securities shall be sufficient for every purpose hereunder if in writing and mailed, first class postage

                                     -222-

[**] CONFIDENTIAL TREATMENT REQUESTED

prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to the Portfolio Manager addressed to it at 140 Broadway, 47th
Floor, New York, New York 10005, telecopy No.: (212) 375-2300, or at any other address previously furnished in writing to the Issuer, the Trustee or Banc of
America Securities;

         (d) Banc of America Securities by the Issuer, the Portfolio Manager or
the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Banc of America Securities
LLC, 214 North Tryon Street, Charlotte, North Carolina 28255-0001, telecopy No.:
(704) 386-0688, Attention: Managing Director, Global Structured Finance, or at
any other address previously furnished in writing to the Issuer, the Portfolio
Manager and the Trustee by Banc of America Securities;

         (e) the Agent by the Issuer, the Portfolio Manager or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Bank of America, N.A., 214 North Tryon
Street, Charlotte, North Carolina 28255-0001, telecopy No.: (704) 388-9169,
Attention: Conduit Portfolio Management, or at any other address previously furnished in writing to the Issuer, the Portfolio Manager and the Trustee by the
Agent;

         (f) Moody's, as applicable, by the Issuer, Banc of America Securities, the Portfolio Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to Moody's addressed to it at Moody's Investor
Services, Inc., 99 Church Street, New York, New York 10007, telecopy no.: (212)
553-4170, Attention: CBO/CLO Monitoring and electronically to
CDOMONITORING@MOODYS.com;

         (g) Standard & Poor's, as applicable, by the Issuer, Banc of America
Securities, the Portfolio Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to Standard & Poor's, 55 Water Street,
41st Floor, New York, New York 10041, telecopy no. (212) 438-2506, Attention:
Structured Finance Ratings Asset Backed Securities CBO/CLO Surveillance and
electronically to: "CDO_Surveillance@Standardandpoors.com";

         (h) Fitch, as applicable, by the Issuer, Banc of America Securities, the Portfolio Manager or the Trustee shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to Fitch, 1 State Street Plaza, New York,

                                     -223-

[**] CONFIDENTIAL TREATMENT REQUESTED

New York 10004, telecopy no. (212) 514-6501, Attention: ABS CDO Surveillance,
and electronically to "abs-cdo.surveillance@fitchratings.com"; or

         (i) any Interest Rate Hedge Counterparty by the Issuer, the Portfolio
Manager or the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, to such Interest Rate
Hedge Counterparty addressed to it at the address specified in the relevant
Interest Rate Hedge Agreement or at any other address previously furnished in writing to the Issuer, the Portfolio Manager and the Trustee by such Interest
Rate Hedge Counterparty.

         Section 14.4 Notices to Securityholders; Waiver.

         Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event,

         (a) such notice shall be sufficiently given to Holders of Securities if in writing and mailed, first class postage prepaid, to each Holder of an
Indenture Security affected by such event, at the address of such Holder as it appears in the Indenture Security Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice;
and

         (b) such notice shall be in the English language.

         Notwithstanding clause (a) above, a Holder of Indenture Securities may give the Trustee a written notice that it is requesting that notices to it be given by facsimile transmissions and stating the telecopy number for such transmission. Thereafter, the Trustee shall give notices to such Holder by facsimile transmission; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above.

         The Trustee will deliver to the Holders of the Indenture Securities any readily available information required hereunder or notice requested to be so delivered by at least 25% of the Holders of any Class of Indenture Securities.

         Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder of an Indenture Security shall affect the sufficiency of such notice with respect to other Holders of Indenture
Securities.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Indenture Securityholders

                                     -224-

[**] CONFIDENTIAL TREATMENT REQUESTED

shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Indenture Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

         Section 14.5 Effect of Headings and Table of Contents.

         The Article 14 and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 14.6 Successors and Assigns.

         All covenants and agreements in this Indenture by the Issuer or the
Trustee shall bind their respective successors and assigns, whether so expressed or not.

         Section 14.7 Separability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 14.8 Benefits of Indenture.

         Nothing in this Indenture or in the Indenture Securities, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Interest Rate Hedge Counterparties and the Indenture
Securityholders, the Holders of the Preference Shares and the Portfolio Manager
any benefit or any legal or equitable right, remedy or claim under this
Indenture.

         Section 14.9 Legal Holidays.

         In the event that the date of any Payment Date or Redemption Date shall not be a Business Day, then notwithstanding any other provision of the Indenture
Securities or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date or Redemption Date, as the case may be, and, (i) with respect to any fixed rate Class of Indenture
Securities, no interest shall accrue on such payment for the period from or after any such nominal date to the next succeeding Business Day and (ii) with respect to any floating rate Class of Indenture Securities, interest shall accrue on such payment for the period from or after any

                                     -225-

[**] CONFIDENTIAL TREATMENT REQUESTED

such nominal date to the next succeeding Business Day and be payable on such
Business Day.

         Section 14.10 Governing Law.

         THIS INDENTURE AND EACH INDENTURE SECURITY SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE LAWS OF STATE OF NEW YORK APPLICABLE TO
AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAWS
PRINCIPLES.

         Section 14.11 Submission to Jurisdiction.

         The Issuer hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in
The City of New York in any action or proceeding arising out of or relating to the Indenture Securities or this Indenture, and the Issuer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The Issuer hereby irrevocably waives, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Issuer irrevocably consents to the service of any and all process in any action or proceeding by the mailing or delivery of copies of such process to it at the office of the Issuer's agent set forth in Section 7.2. The
Issuer agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 14.12 Counterparts.

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 14.13 No Petition Against the Conduit Investor.

         Each of the Issuer and the Trustee hereby covenant and agree that, prior to the date which is one year and one day after the payment in full of all outstanding commercial paper of any Conduit Investor which is a party to the
Class A-R Note Purchase Agreement or other rated indebtedness of any Conduit
Investor which is a party to the Class A-R Note Purchase Agreement, it will not institute against, or join any other Person in instituting against, such

                                     -226-

[**] CONFIDENTIAL TREATMENT REQUESTED

Conduit Investor any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under federal or state bankruptcy or similar laws.

                                   ARTICLE XV
                  ASSIGNMENT OF PORTFOLIO MANAGEMENT AGREEMENT

         Section 15.1 Assignment of Portfolio Management Agreement.

         (a) The Issuer, in furtherance of the covenants of this Indenture and as security for the Notes and amounts payable to the Indenture Securityholders hereunder and the performance and observance of the provisions hereof, hereby collaterally assigns, transfers, conveys and sets over to the Trustee for its own benefit and for the benefit of the Holders of the Notes and as agent for the
Interest Rate Hedge Counterparties, all of the Issuer's estate, right, title and interest in, to and under the Portfolio Management Agreement, including, without limitation, (i) the right to give all notices, consents and releases thereunder,
(ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Portfolio Manager thereunder, including the commencement, conduct and consummation of proceedings at law or in equity,
(iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided, the
Trustee hereby grants the Issuer a license to exercise all of the Issuer's rights pursuant to the Portfolio Management Agreement without notice to or the consent of the Trustee (except as otherwise expressly required by this
Indenture, including, without limitation, as set forth in subsection (f) of this
Section 15.1) which license shall be and is hereby deemed to be automatically revoked upon the occurrence of an Event of Default hereunder until such time, if any, as such Event of Default is cured or waived.

         (b) The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Portfolio Management
Agreement, nor shall any of the obligations contained in the Portfolio
Management Agreement be imposed on the Trustee.

         (c) Upon the retirement of the Indenture Securities and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for its own benefit and for the benefit of the
Holders of the Notes and as agent for the Interest Rate Hedge Counterparties, shall cease and terminate and all the estate, right, title and interest of the
Trustee in, to and under the Portfolio Management Agreement shall revert to the
Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.

         (d) The Issuer represents that the Issuer has not executed any assignment of the Portfolio Management Agreement other than this collateral assignment.

                                     -227-

[**] CONFIDENTIAL TREATMENT REQUESTED

         (e) The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time upon the request of the Trustee, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as the Trustee may specify.

         (f) The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Portfolio Manager in the Portfolio Management
Agreement, to the following:

               (i) the Portfolio Manager consents to the provisions of this collateral assignment and agrees to perform any provisions of this
          Indenture made expressly applicable to the Portfolio Manager pursuant to the Portfolio Management Agreement.

               (ii) the Portfolio Manager acknowledges that the Issuer is collaterally assigning all of its right, title and interest in, to and under the Portfolio Management Agreement to the Trustee for the
          benefit of the Holders of the Notes and the Portfolio Manager agrees that all of the representations, covenants and agreements made by the
          Portfolio Manager in the Portfolio Management Agreement are also for the benefit of the Trustee and the Holders of the Notes.

               (iii) the Portfolio Manager shall deliver to the Trustee
          duplicate original copies of all notices, statements, communications and instruments delivered or required to be delivered to the Issuer pursuant to the Portfolio Management Agreement.

               (iv) neither the Issuer nor the Portfolio Manager will enter into any agreement amending, modifying or terminating the Portfolio
          Management Agreement (other than in respect of an amendment or modification of the type that may be made to this Indenture without
          Securityholder consent) or selecting or consenting to a successor manager or assigning the Portfolio Management Agreement (except as permitted by, and in accordance with, Section 18 of the Portfolio
          Management Agreement), without notifying the Rating Agencies and written confirmation of each Rating Agency that such amendment, modification or termination will not cause the rating of any of the
          Notes to be reduced.

               (v) except as otherwise set forth herein and therein (including, without limitation, pursuant to Section 8 of the Portfolio Management
          Agreement), the Portfolio Manager shall continue to serve as Portfolio
          Manager under the Portfolio Management Agreement notwithstanding that the Portfolio Manager shall not have received amounts due it under the
          Portfolio Management Agreement because sufficient funds were not then available hereunder to pay such amounts pursuant to the Priority of
          Payments. The

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[**] CONFIDENTIAL TREATMENT REQUESTED

          Portfolio Manager agrees not to cause the filing of a petition in bankruptcy against the Issuer for the nonpayment of the fees or other amounts payable by the Issuer to the Portfolio Manager under the
          Portfolio Management Agreement until the payment in full of all
          Securities issued under this Indenture and the expiration of a period equal to the greater of (i) the applicable preference period under the
          Bankruptcy Code plus ten days or (ii) one year and one day following such payment.

               (vi) the Portfolio Manager and the Issuer shall consult with the
          Trustee with respect to any adverse interest or other conflict of the
          Portfolio Manager or the Issuer, or any of its Affiliates, relating to any action to be taken with respect to any Pledged Obligation. If the
          Portfolio Manager determines that it or any of its Affiliates has a conflict of interest between the Securityholders and any other account or portfolio for which the Portfolio Manager or any of its Affiliates is serving as investment adviser which relates to any action to be taken with respect to any Pledged Obligation, then the Portfolio
          Manager shall give written notice to the Securityholders briefly describing such conflict and the action it proposes to take. The
          Portfolio Manager will perform its obligations with respect to any such conflict as required under the Portfolio Management Agreement.
          The Portfolio Manager acknowledges and the Issuer agrees that UCC financing statements will be filed in connection with the collateral assignment hereunder and the Portfolio Manager will authorize the
          Issuer or the Trustee to make such filing.

               (vii) the Portfolio Manager irrevocably submits to the
          non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any
          action or proceeding arising out of or relating to the Indenture
          Securities or this Indenture, and the Portfolio Manager irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court. The
          Portfolio Manager irrevocably waives, to the fullest extent it may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Portfolio Manager irrevocably consents to the service of any and all process in any action or
          Proceeding by the mailing or delivery of copies of such process to it at 140 Broadway, 47th Floor, New York, New York 10005, Attention:
          General Counsel. The Portfolio Manager agrees that a final and non-appealable judgment by a court of competent jurisdiction in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                                     -229-

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                                  ARTICLE XVI
                         INTEREST RATE HEDGE AGREEMENTS

         Section 16.1 Issuer's Obligations Under Interest Rate Hedge Agreements.

         The Issuer will enter into one or more Interest Rate Hedge Agreements, effective on or after the Closing Date subject to the provisions below.

         (a) The Issuer shall only enter into any Interest Rate Hedge Agreement if (i) the Interest Rate Hedge Counterparty thereto (or any Affiliate of such
Interest Rate Hedge Counterparty that shall have absolutely and unconditionally guaranteed the obligations of such Interest Rate Hedge Counterparty under such
Interest Rate Hedge Agreement) shall have the Initial Counterparty Rating, (ii)
any payments subject to withholding tax would have the benefit of a gross-up requirement (subject to customary exclusions), (iii) the Issuer shall assign such Interest Rate Hedge Agreement to the Trustee pursuant to this Indenture and a Collateral Assignment of Interest Rate Hedge Agreement, (iv) the Interest Rate
Hedge Agreement terminates by its terms no later than the Stated Maturity and is governed by the laws of the State of New York, (v) the Interest Rate Hedge
Agreement contains limited recourse and non petition provisions mutatis mutandis with such provisions as set out herein and (vi) after the Closing Date, the
Issuer may enter into additional Interest Rate Hedge Agreements, or modify and amend existing Interest Rate Hedge Agreements, subject to satisfaction of the
Rating Agency Condition and the consent of the Interest Rate Hedge Counterparty.

         (b) The Trustee shall, on behalf of the Issuer and in accordance with the Note Valuation Report, pay amounts due to the relevant Interest Rate Hedge
Counterparty under each Interest Rate Hedge Agreement on any Payment Date in accordance with Section 11.1.

         (c) The Trustee shall, upon receipt of an Issuer Request, agree to any reduction in the notional amount and/or the fixed rate of any Interest Rate
Hedge Agreement; provided that, if any of the Notes are then Outstanding, the
Trustee shall first have received written confirmation from each Rating Agency that such reduction would not cause its then-current rating of any of the Notes to be reduced or withdrawn. Upon any such reduction, an amount may be payable to the Issuer by the relevant Interest Rate Hedge Counterparty pursuant to the related Interest Rate Hedge Agreement. Any amount paid by such Interest Rate
Hedge Counterparty to the Issuer in connection with such reduction shall constitute "Principal Proceeds" to the extent such proceeds exceed the cost of entering into replacement Interest Rate Hedge Agreements in accordance with the requirements set forth herein. Any payment required to be paid by the Issuer to an Interest Rate Hedge Counterparty in connection with such reduction will constitute a termination payment and will be applied in accordance with Section
11.1.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         (d) Each Interest Rate Hedge Agreement will provide for termination, and the Issuer shall terminate an Interest Rate Hedge Agreement, whether or not the Securities have been paid in full prior to such termination, if any of the following occurs: (i) certain events of bankruptcy, insolvency, conservatorship, receivership or reorganization of the Issuer or the applicable Interest Rate
Hedge Counterparty, (ii) failure on the part of the Interest Rate Hedge
Counterparty thereto or the Issuer to make any payment or delivery under such
Interest Rate Hedge Agreement when due subject to any applicable grace period, or (iii) a change in law making it illegal for either the Issuer or the Interest
Rate Hedge Counterparty to be a party to, or perform an obligation under, such
Interest Rate Hedge Agreement. In addition, each Interest Rate Hedge Agreement will provide that if an Interest Rate Hedge Counterparty no longer has the
Moody's Collateral Posting Threshold Rating, such Interest Rate Hedge
Counterparty will promptly notify the Issuer thereof and shall post collateral as provided in the Interest Rate Hedge Agreement or shall seek to obtain a replacement counterparty having the Initial Counterparty Rating to assume its obligations under the Interest Rate Hedge Agreement and this Agreement, including the obligation to post collateral if such replacement counterparty does not have (i) the Moody's Collateral Posting Threshold Rating or (ii) with respect to Standard & Poor's, the Initial Counterparty Rating required by
Standard & Poor's. Each Interest Rate Hedge Agreement shall also provide that if an Interest Rate Hedge Counterparty no longer has the Replacement Counterparty
Rating, such Interest Rate Hedge Counterparty will promptly notify the Issuer thereof and shall seek to obtain a replacement counterparty having the Initial
Counterparty Rating to assume its obligations under this Agreement, including the obligation to post collateral if such replacement counterparty does not have the Moody's Collateral Posting Threshold Rating. Each Interest Rate Hedge
Agreement shall provide that if a replacement counterparty is obtained, such
Interest Rate Hedge Counterparty agrees to effect a transfer of its rights and obligations pursuant to the transactions hereunder and under this Agreement to such replacement counterparty. Any such replacement shall be solely at such
Interest Rate Hedge Counterparty's expense. If such Interest Rate Hedge
Counterparty fails to post collateral or enter into a Qualifying Hedge
Substitute Arrangement within the time period specified in the related Interest
Rate Hedge Agreement, the Issuer may terminate such Interest Rate Hedge
Agreement; provided, that the Rating Agency Condition is satisfied. The Issuer will use all commercially reasonable efforts to cause the termination of an
Interest Rate Hedge Agreement (other than a termination resulting from the bankruptcy, insolvency or similar event with respect to the Interest Rate Hedge
Counterparty) to become effective simultaneously with the entry into a
Qualifying Hedge Substitute Arrangement.

         (e) Upon the default by an Interest Rate Hedge Counterparty in the payment when due of its obligations to the Issuer under an Interest Rate Hedge
Agreement, the Issuer shall provide telephonic notice (promptly confirmed in writing) thereof to the Trustee and, if applicable, any guarantor of such
Interest Rate Hedge Counterparty's obligations under such

                                     -231-

[**] CONFIDENTIAL TREATMENT REQUESTED

Interest Rate Hedge Agreement. Upon its receipt of such notice (or, if earlier, when the Trustee becomes aware of such default), the Trustee shall make a demand on the relevant Interest Rate Hedge Counterparty, or any guarantor, if applicable, demanding payment by 12:30 p.m., New York time, on such date (or by such time on the next succeeding Business Day if such knowledge is obtained after 11:30 a.m., New York time). The Trustee shall give notice to the Indenture
Securityholders upon the continuing failure by any Interest Rate Hedge
Counterparty to perform its obligations during the two Business Days following a demand made by the Trustee on such Interest Rate Hedge Counterparty.

         (f) If at any time any Interest Rate Hedge Agreement becomes subject to early termination due to the occurrence of an event of default or a termination event, the Issuer and the Trustee shall use reasonable efforts (following the expiration of any applicable grace period and after the expiration of the two
Business Day period referred to in clause (e) above) to enforce the rights of the Issuer and the Trustee thereunder and under the relevant Collateral
Assignment of Interest Rate Hedge Agreement as may be permitted by the terms of such Interest Rate Hedge Agreement and consistent with the terms hereof, and shall apply the proceeds of any such actions (including, without limitation, the proceeds of the liquidation of any collateral pledged by the relevant Interest
Rate Hedge Counterparty) to enter into a replacement Interest Rate Hedge
Agreement on substantially identical terms or on such other terms as each Rating
Agency may confirm in writing would not cause such Rating Agency's then-current rating of any of the Notes to be reduced or withdrawn. Any costs attributable to entering into a Qualifying Hedge Substitute Arrangement that exceed the sum of the proceeds of the liquidation of the terminated Interest Rate Hedge Agreement shall be borne solely by the Issuer and shall constitute expenses payable in accordance with the Priority of Payments. In determining the amount payable under the terminated Interest Rate Hedge Agreement, the Issuer will seek quotations from reference market-makers who satisfy the definition of Interest
Rate Hedge Counterparty herein.

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[**] CONFIDENTIAL TREATMENT REQUESTED

         IN WITNESS WHEREOF, we have set our hands as of the 20th day of May,
2003.

                                      Executed as a DEED:

                                      ACA ABS 2003-1, LIMITED, as Issuer

                                      By:  /s/ David Egglishaw
                                           ---------------------------------
                                      Name:  David Egglishaw
                                      Title: Director

                                      In the presence of:

                                      By:  /s/ Derrie Boggess
                                           ---------------------------------
                                      Name:  Derrie Boggess
                                      Title: Witness

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      as Trustee

                                      By:  /s/ Lora Peloquin
                                           ---------------------------------
                                      Name:  Lora Peloquin
                                      Title: Vice President

                                     -233-